AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 1996.



                                                       REGISTRATION NO. 333-6079

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                              -------------------
                          WINSTAR COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                              4812                             13-3585278
 (State or other jurisdiction of       (Primary standard industrial              (I.R.S. Employer
  incorporation or organization)       classification code number)            Identification Number)

                                230 PARK AVENUE
                            NEW YORK, NEW YORK 10169
                                 (212) 687-7577
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                              -------------------

                            WILLIAM J. ROUHANA, JR.
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                          WINSTAR COMMUNICATIONS, INC.
                                230 PARK AVENUE
                            NEW YORK, NEW YORK 10169
                                 (212) 687-7577
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------

                                   COPIES TO:


              DAVID ALAN MILLER, ESQ.           JERRY V. ELLIOTT, ESQ.
             GRAUBARD MOLLEN & MILLER             SHEARMAN & STERLING
                 600 THIRD AVENUE                599 LEXINGTON AVENUE
             NEW YORK, NEW YORK 10016          NEW YORK, NEW YORK 10022
             TELEPHONE: (212) 818-8800         TELEPHONE: (212) 848-4000
                FAX: (212) 818-8881               FAX: (212) 848-7179

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement become effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT
SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS (Subject to Completion)

Issued July 5, 1996

                                     [LOGO]

                                  $200,000,000
                          WinStar Communications, Inc.
                    $100,000,000     % SENIOR NOTES DUE 2006
             $100,000,000     % SENIOR SUBORDINATED NOTES DUE 2006
                              -------------------

THE SENIOR NOTES WILL BEAR INTEREST AT A RATE OF   % PER ANNUM AND THE SENIOR
SUBORDINATED NOTES WILL BEAR INTEREST AT A RATE OF
  % PER ANNUM, IN EACH CASE PAYABLE SEMI-ANNUALLY IN CASH BEGINNING JANUARY  ,
                                     2002.

THE NOTES WILL BE REDEEMABLE, AT THE OPTION OF THE COMPANY, IN WHOLE AT ANY TIME
                   OR IN PART FROM TIME TO TIME, ON OR AFTER
                                      JULY  , 2001, AT THE
                                      REDEMPTION PRICES SET
                                           FORTH HEREIN.

THE SENIOR NOTES WILL BE UNSECURED, UNSUBORDINATED OBLIGATIONS OF THE COMPANY, WILL RANK PARI PASSU IN RIGHT OF PAYMENT WITH ALL EXISTING AND FUTURE UNSECURED, UNSUBORDINATED OBLIGATIONS OF THE COMPANY AND WILL BE SENIOR IN RIGHT OF PAYMENT TO ALL EXISTING AND FUTURE SUBORDINATED INDEBTEDNESS OF THE COMPANY. THE SENIOR SUBORDINATED NOTES WILL BE UNSECURED, SENIOR SUBORDINATED OBLIGATIONS OF THE COMPANY AND WILL BE JUNIOR IN RIGHT OF PAYMENT TO ALL EXISTING AND FUTURE SENIOR INDEBTEDNESS OF THE COMPANY. AT MARCH 31, 1996, ON A PRO FORMA AS ADJUSTED BASIS GIVING EFFECT TO THE TRANSACTIONS (AS DEFINED), THE COMPANY WOULD HAVE HAD APPROXIMATELY $477.6 MILLION OF INDEBTEDNESS, INCLUDING CAPITALIZED LEASE OBLIGATIONS, OF WHICH $298.0 MILLION WOULD HAVE BEEN SENIOR INDEBTEDNESS AND NO INDEBTEDNESS SUBORDINATED TO THE SENIOR SUBORDINATED NOTES. THE COMPANY IS A HOLDING COMPANY AND THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO ALL LIABILITIES OF THE COMPANY'S SUBSIDIARIES, INCLUDING TRADE PAYABLES. AT MARCH 31, 1996, ON THE SAME PRO FORMA AS ADJUSTED BASIS, THE COMPANY'S SUBSIDIARIES WOULD HAVE HAD APPROXIMATELY $57.0 MILLION OF LIABILITIES. THE COMPANY MAY INCUR SUBSTANTIAL AMOUNTS OF INDEBTEDNESS IN THE FUTURE.

CONCURRENTLY WITH THE DEBT OFFERING, THE COMPANY WILL MAKE A PUBLIC OFFERING OF 4 MILLION SHARES OF ITS COMMON STOCK.

                              -------------------


SEE "RISK FACTORS" BEGINNINNG ON PAGE 17 OF THIS PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE
  COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

             SENIOR NOTES DUE 2006 PRICE    % AND ACCRUED INTEREST
       SENIOR SUBORDINATED NOTES DUE 2006 PRICE    % AND ACCRUED INTEREST
                              -------------------

                                                   PRICE TO    UNDERWRITING DISCOUNTS     PROCEEDS TO
                                                   PUBLIC(1)     AND COMMISSIONS(2)      COMPANY(1)(3)
                                                   --------    ----------------------    -------------
Per Senior Note.................................          %                  %                     %
  Total.........................................    $                  $                    $
Per Senior Subordinated Note....................          %                  %                     %
  Total.........................................    $                  $                    $

- ------------
   (1) Plus accrued interest on the Notes from       , 1996.
   (2) The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriter."
   (3) Before deducting expenses payable by the Company estimated at $425,000.

                              -------------------

    The Notes are offered, subject to prior sale, when, as and if accepted by the Underwriter and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriter. It is expected that delivery of the Notes
will be made on or about        , 1996, at the office of Morgan Stanley & Co.
Incorporated, New York, N.Y., against payment therefor in immediately available funds.
                              -------------------

                              MORGAN STANLEY & CO.
                                Incorporated

              , 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                          [WINSTAR COMMUNICATIONS, INC. LOGO]

[MAP]

WINSTAR WIRELESS 38 GHZ FOOTPRINT

- - Over 100 cities with populations over 100,000
- - Largest multiple channel holder with 4 or more channels in the top 30 markets
- - Over 400 million channel pops
- - FCC freeze in place while moving to possible auction or remaining unlicensed channels


[MAP]

WINSTAR PLANNED SWITCH COVERAGE IN NEXT THREE YEARS


- -  10 Planned Switch Sites
*  31 Planned Remote Nodes
- -- Switch and Remote Node Groupings. WinStar intends to provide telecom services to licensed cities within these circles, including more than 100 cities with populations exceeding 100,000.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY, TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                              -------------------

                            FOR CALIFORNIA RESIDENTS

    WITH RESPECT TO SALES OF THE NOTES BEING OFFERED HEREBY TO CALIFORNIA RESIDENTS, AS OF THE DATE OF THIS PROSPECTUS, SUCH NOTES MAY BE SOLD ONLY TO:
(1) "ACCREDITED INVESTORS" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1933, (2) BANKS, SAVINGS AND LOANS ASSOCIATIONS, TRUST COMPANIES, INSURANCE COMPANIES, INVESTMENT COMPANIES REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, PENSION AND PROFIT-SHARING TRUSTS, CORPORATIONS OR OTHER ENTITIES WHICH, TOGETHER WITH THE CORPORATION'S OR OTHER ENTITY'S AFFILIATES WHICH ARE UNDER COMMON CONTROL, HAVE A NET WORTH ON A CONSOLIDATED BASIS ACCORDING TO THEIR MOST RECENT REGULARLY PREPARED FINANCIAL STATEMENTS (WHICH SHALL HAVE BEEN REVIEWED, BUT NOT NECESSARILY AUDITED, BY OUTSIDE ACCOUNTANTS) OF NOT LESS THAN $14,000,000 AND SUBSIDIARIES OF THE FOREGOING, (3) ANY PERSON (OTHER THAN A PERSON FORMED FOR THE SOLE PURPOSE OF PURCHASING NOTES OFFERED HEREBY) WHO PURCHASES AT LEAST $1,000,000 AGGREGATE AMOUNT OF THE NOTES OFFERED HEREBY OR (4) ANY PERSON WHO (A) HAS AN INCOME OF $65,000 AND A NET WORTH OF $250,000, OR (B) HAS A NET WORTH OF $500,000 (IN EACH CASE, EXCLUDING HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES). EACH CALIFORNIA RESIDENT PURCHASING THE NOTES OFFERED HEREBY WILL BE DEEMED TO REPRESENT BY SUCH PURCHASE THAT IT COMES WITHIN ONE OF THE AFOREMENTIONED CATEGORIES AND THAT IT WILL NOT SELL OR OTHERWISE TRANSFER SUCH NOTES TO A CALIFORNIA RESIDENT UNLESS THE TRANSFEREE COMES WITHIN ONE OF THE AFOREMENTIONED CATEGORIES AND THAT IT WILL ADVISE THE TRANSFEREE OF THIS CONDITION WHICH TRANSFEREE, BY BECOMING SUCH, WILL BE DEEMED TO BE BOUND BY THE SAME RESTRICTIONS ON RESALE.

                              -------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    The indentures pursuant to which the Senior Notes and the Senior Subordinated Notes will be issued will require the Company, and the Company intends, to distribute to the registered holders of the Notes, annual reports containing audited consolidated financial statements and a report thereon by the Company's independent public accountants and quarterly reports containing unaudited condensed consolidated financial data for the first three quarters of each fiscal year.

                               TABLE OF CONTENTS

                                       PAGE                                           PAGE
                                       ----                                           ----
Incorporation of Certain Documents by        Management............................    71
Reference.............................   4   Principal Stockholders................    75
Prospectus Summary....................   5   Description of the Notes..............    77
Risk Factors..........................  17   Description of Certain Indebtedness...   107
Use of Proceeds.......................  32   Certain United States Federal Income
Capitalization........................  34   Tax Considerations....................   110
Selected Financial Data...............  35   Underwriter...........................   116
Management's Discussion and Analysis         Legal Matters.........................   116
  of Financial Condition and Results         Experts...............................   116
  of Operations.......................  37   Available Information.................   117
Business..............................  46   Index to Consolidated Financial
                                             Statements............................   F-1


                              -------------------

    Concurrently with this offering of the Notes (the "Debt Offering" or "Offering"), the Company is making a public offering of its Common Stock (the "Stock Offering") as described herein under "Prospectus Summary -- The
Company -- Financing Plan." The closings of the Debt Offering and Stock Offering are conditioned upon each other. The Debt Offering and the Stock Offering are referred to herein together as the "Offerings."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents or information have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), and are incorporated herein by reference:

        (1) Transition Report on Form 10-KSB for the ten months ended December 31, 1995;

        (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

        (3) Proxy Statement dated May 3, 1996.

    All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON TO WINSTAR COMMUNICATIONS, INC., 230 PARK AVENUE, NEW YORK, NEW YORK 10169 (TELEPHONE 212-687-7577), ATTENTION: INVESTOR RELATIONS (EXTENSION 153), A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS) WHICH HAVE BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

       WIRELESS FIBERSM IS A SERVICE MARK OF WINSTAR COMMUNICATIONS, INC.

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, (i) the information in this Prospectus, other than the historical financial information, assumes and gives effect to the Debt Offering and the Stock Offering; (ii) the information in this Prospectus does not give effect to the exercise of the U.S. Underwriters' over-allotment option in the Stock Offering; and (iii) references herein to the "Company," "WinStar" or "WCI" refer to WinStar Communications, Inc. and, where appropriate, its subsidiaries. Certain of the information contained in this summary and elsewhere in this Prospectus, including under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and information with respect to the Company's CAP and CLEC (as defined below) businesses and related strategy and financing, are forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the forward-looking statements, see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Effective January 1, 1996, the Company changed its fiscal year end from the last day in February to December 31.

                                  THE COMPANY


    The Company delivers telecommunications services in the United States as a competitive access provider ("CAP"), competitive local exchange carrier ("CLEC"), and long distance and private network services provider. Beginning in the third quarter of 1996, the Company also plans to offer Internet access services. The Company utilizes its Wireless FiberSM services as a key component of its transmission capabilities.



    Wireless Fiber services deliver high quality transmission via digital, wireless capacity in the 38.6 to 40 gigahertz portion of the radio spectrum ("38 GHz"), where the Company is the holder of the largest aggregate amount of bandwidth in the United States pursuant to licenses ("Wireless Licenses") granted by the Federal Communications Commission ("FCC"). The Wireless Licenses enable the Company to provide Wireless Fiber services in the 31 most populated Metropolitan Statistical Areas ("MSAs") in the United States, including Atlanta, Boston, Chicago, Los Angeles, New York and San Francisco, among others, and 41 of the 45 most populated MSAs. The MSAs covered by the Wireless Licenses include more than 100 cities with populations exceeding 100,000 and encompass an aggregate population of almost 110 million. The Company recently has entered into three agreements pursuant to which it has agreed to acquire a significant number of additional 38 GHz licenses as described below under "--Pending Acquisition of Milliwave" and "--Other Recent Developments--Pending Acquisition of Locate" and "--Pending Acquisition of Pinnacle." By exploiting its Wireless Fiber capabilities, the Company seeks to become a value-added, economical provider of local telecommunications services and an attractive alternative to the local exchange carriers ("LECs"), such as the regional Bell operating companies ("RBOCs"), in substantially all of the metropolitan areas covered by the Wireless Licenses.


    The Company believes that its Wireless Fiber services provide it with certain critical competitive advantages in the evolving telecommunications market. The Company's Wireless Fiber services are engineered to provide 99.999% reliability, with a 10-13 bit error rate (unfaded), performance equivalent to that provided by fiber optic-based networks and exceeding that generally provided by copper-based networks. Wireless Fiber services provide a high capacity, cost-effective solution for voice and broadband applications, providing data transfer rates equivalent to fiber-optic products and significantly exceeding those provided by the fastest dial-up modems and integrated services digital network ("ISDN") lines. The above-ground, installation-to-meet-demand nature of the Company's Wireless Fiber services enables the Company to provide services to a customer more quickly and less expensively than telecommunications providers that rely on the installation of fiber optic- or copper-based lines for connection to customer locations.

    As a CAP, the Company provides local access services that utilize the Company's Wireless Fiber services on a point-to-point basis, primarily to other telecommunications providers and large institutional end users. Since late 1994, the Company has focused on the development and initial marketing of its Wireless Fiber-based local access services. After an initial market-education phase, in which the Company demonstrated the efficacy and reliability of its Wireless Fiber services, principally though the use of field demonstrations and the installation of trial-basis Wireless Fiber links, the Company began receiving initial orders for Wireless Fiber service. Since October 1995, the number of customers utilizing the Company's Wireless Fiber-based services has increased significantly and include companies such as American Communication Services, Inc., Ameritech Cellular, Cellular One, Geotek Communications Inc., IntelCom Group (U.S.A.), Inc. ("IntelCom"), Reed Elsevier PLC, Siemens Stromberg-Carlson, Teleport Communications Group, Inc. ("Teleport") and Western Wireless Corporation. In addition, the Company has entered into master service agreements with Electric Lightwave, Inc. (a subsidiary of Citizens Utilities ("Electric Lightwave")), MCImetro Access Transmission Services, Inc. ("MCImetro," a subsidiary of MCI Communications Corp. ("MCI")) and Century Telephone Enterprises, Inc. ("Century Telephone"), under which such companies are expected to utilize the Company's Wireless Fiber services as a component of their own telecommunications networks. The Company is in the process of negotiating additional master service agreements with other telecommunications providers. Although the Company believes it has made substantial progress in the initial rollout of its CAP business, the Company currently is generating only nominal revenues from such business.


    In addition to continuing the expansion of its CAP business, the Company is implementing its CLEC business on an accelerated basis to exploit opportunities emerging as a result of the Telecommunications Act of 1996 (the "Telecommunications Act"), which was enacted in February 1996. The Telecommunications Act provides for the removal of legal barriers to entering the local exchange market on a nationwide basis and will permit CLECs, such as the Company, to offer a full range of local exchange services, including local dial tone, custom calling features and toll services within Local Access Transport Areas ("LATAs"), to both business and residential customers.


    The Company recently initiated its CLEC business, offering local exchange services to end users on a retail basis. An integral part of the Company's CLEC business strategy is the creation of a Wireless Fiber-based infrastructure on a city-by-city basis that will allow the Company to provide a broad range of local exchange services within cities covered by the Wireless Licenses. This infrastructure will utilize the Company's Wireless Fiber capabilities, together with switches that will be acquired by the Company and facilities leased or purchased from other carriers, to originate and terminate local traffic. The Company believes that its Wireless Fiber capabilities will provide it with a critical economic advantage over many other service providers because of the high costs such other service providers encounter in connecting end users to fiber optic backbone. In building its infrastructure, the Company is following a building-centric network plan, pursuant to which the Company is identifying strategically-located buildings in areas covered by its Wireless Licenses that can serve as hubs for its network in each city. These hub sites will be connected via Wireless Fiber links to end user customers and fiber optic facilities leased or purchased from other carriers. The Company believes that the establishment of a limited number of hub buildings (generally less than a dozen) in each metropolitan area where it has Wireless Licenses will allow it to address the vast majority of all commercial buildings targeted by the Company in that area. The buildings the Company is initially targeting each have more than 100,000 square feet of space and are not served by other CAPs or CLECs. The Company estimates that there are more than 8,000 buildings in this target group, populated by approximately 9.7 million people using more than 2.1 million phone lines, and that these buildings represent an aggregate local exchange service market exceeding $3.3 billion per annum. These estimates do not include multi-dwelling residential buildings, universities, hospitals or buildings occupied by a single tenant, and account only for voice lines and not data lines. The Company expects to make capital expenditures of $34 million during the last nine months of 1996 and $212 million during 1997 in connection with the development of its CLEC business.

STRATEGY

    By exploiting its Wireless Fiber capabilities, the Company seeks to become a leading provider of integrated telecommunications services in the United States. Key elements of the Company's strategy include:


    Accelerating Rollout of CLEC Services and Leveraging of Wireless Fiber Capabilities. The Company has commenced offering local exchange services on a limited, resale basis in New York City and it is anticipated that the Company will begin offering such services in at least five additional cities during the next nine months. As the Company commences its CLEC business in each city, in order to gain initial market penetration in that city, it intends to initially resell the local exchange services of other service providers, such as other CLECs and the incumbent LECs, until it has established the Wireless Fiber and switch-based infrastructure required to provide its own local exchange services in that city. The Company currently intends to install 10 main switches and 31 remote nodes during the next three years and plans to install its first main switch in New York City by October 1996. The Company is hiring sales and marketing personnel to commence marketing efforts that will target businesses located in those buildings in which the Company's Wireless Fiber services can be utilized for rapid, cost-effective, high-capacity linkage to fiber-based networks. By utilizing its Wireless Fiber services to originate and terminate customer traffic without connecting to end users through the extension of costly fiber-optic lines or using the facilities of the LECs, the Company believes that it will be able to provide many types of bundled local exchange, long distance, Internet access, enhanced communications and information services to its target customers at lower cost than many of its competitors, with equal or better quality.


    Continuing to Market CAP Services to Other Telecommunications Providers. The Company is continuing to target other telecommunications service providers in marketing its Wireless Fiber-based local access services. The Company believes that its Wireless Fiber services present an attractive, economical vehicle for other telecommunications service providers to extend their own networks and service territories, especially as they seek to rapidly penetrate new markets opening up to them as a result of the Telecommunications Act. By having its Wireless Fiber services packaged with the service offerings of other telecommunications providers or utilized as a seamless component of such providers' own telecommunications networks, the Company also hopes to leverage the marketing and distribution capabilities of such providers. The Company currently offers its Wireless Fiber services to long distance carriers; other CAPs and CLECs; providers of personal communications services ("PCS") and cellular and specialized mobile radio services (collectively "CMRS providers"); and LECs. The Company also offers its Wireless Fiber services to telecommunications service providers as viable, cost-efficient alternate routes for their telecommunications traffic in situations where primary routes are incapacitated and/or network reliability concerns require alternate telecommunications paths.

    Providing Wireless Internet Access and Private Network Services. The Company is marketing its Wireless Fiber services to take advantage of the characteristics that make it an attractive solution for entities seeking cost-effective, high capacity Internet access and private voice and data network services. The total amount of bandwidth of each 38 GHz channel is 100 MHz, which supports high broadband capability. One Wireless Fiber DS-3 link provides transfer rates which are over 1,500 times the rate of the fastest dial-up modem currently in use and over 350 times the rate of the fastest ISDN line currently in use. In addition to accommodating standard voice and data requirements, Wireless Fiber services can allow end users to receive real time, full motion video and 3-D graphics and to utilize highly interactive applications on the Internet and other networks. The Company offers its Wireless Fiber services to businesses, government agencies and institutions with multiple locations that seek to establish their own independent local telecommunications systems for dedicated private line voice and data networks, including LAN and WAN applications. The Company also recently established its first major relationship with an Internet service provider (as described below under "--Recent Developments -- Agreement with Digex") and is actively pursuing relationships with additional Internet service providers.


    Exploiting First to Market and Leading Spectrum Holder Advantages. The Company currently enjoys a "first-to-market" advantage as one of the few holders of 38 GHz licenses with an established operating and management infrastructure and the capital necessary to rapidly exploit and roll out its 38 GHz services on a commercial basis. The Company believes that its competitive advantage is further strengthened by its position as the holder of the largest aggregate amount of 38 GHz bandwidth capacity in the United States and by the broad geographic scope allocated under its Wireless Licenses. The Company holds 43 Wireless Licenses, 30 of which provide for 400 MHz of bandwidth capacity per licensed area and 13 of which provide for 100 MHz of bandwidth capacity per licensed area, and which allow the Company to address an aggregate of more than 400 million channel pops (i.e, the aggregate population in the areas covered by the Wireless Licenses multiplied by the aggregate number of 100 MHz channels allocated under those licenses). Based on existing and proposed FCC regulations, the Company believes that it will be difficult, in the near term, for other entities seeking to provide wireless local telecommunications services similar to those of the Company to obtain the aggregate bandwidth capacity and widespread geographic coverage afforded to the Company under its Wireless Licenses.


    Expanding and Improving the Company's Long Distance Operations. The Company is seeking to expand and improve its long distance operations by (i) bundling its resale of long distance services with its local telecommunications services,
(ii) broadening its business customer base and increasing customer retention rates, (iii) improving operating efficiencies by reducing costs associated with the provision of its long distance services, (iv) differentiating its long distance services, most notably, in the near term, through the use of less complicated billing systems, (v) using intelligent network platforms for the provision of enhanced telecommunications services, and (vi) acquiring and integrating customer bases from other telecommunications providers. The Company also anticipates that it will be able to leverage upon the billing systems and intelligent network platforms developed in connection with its long distance services to enhance the marketability of its local telecommunications services.

    Acquiring Content to Complement Telecommunications Service Offerings. The Company believes that, over time, participants in the telecommunications market increasingly will seek to offer "content" -- from information programming, sports, weather, business and stock market information to music, films and literature -- to differentiate their services and attract traffic onto their transmission networks and that the ability to deliver entertainment and information content to consumers will play an increasingly important role in consumers' choice of a telecommunications provider. Accordingly, as a complement to its telecommunications service offerings, the Company produces and distributes information and entertainment content, focusing on niche programming such as documentaries, foreign films and multimedia sports programming. The Company believes that, in the future, it will be able to bundle proprietary content that it controls with various telecommunications services it offers to provide higher-margin products and services.


PENDING ACQUISITION OF MILLIWAVE



    In June 1996, the Company entered into certain agreements to acquire (the "Milliwave Acquisition") all of the oustanding partnership interests in Milliwave Limited Partnership ("Milliwave"), a holder of 38 GHz licenses (the "Milliwave Licenses") that allow for the provision of services in more than 80 major markets, encompassing an aggregate population of greater than 160 million. The purchase price for the Milliwave Acquisition will be $40 million in cash and
3.4 million shares of Common Stock (which had an aggregate market value of $85 million based on a $25 per share market price at the time the agreements were executed). The number of shares to be issued in connection with the Milliwave Acquisition is subject to upward or downward adjustment depending on the market price of the Common Stock at the time the transaction is closed; provided, however, that the Company may determine not to consummate the transaction if the adjustment results in the Company being required to issue in excess of 4.5 million shares. The Milliwave Acquisition is subject to certain regulatory approvals, but is expected to be consummated in the second quarter of 1997. Milliwave has generated no revenues to date. The agreements provide for the Company to assist in the development and management of the Milliwave Licenses during the interim period prior to the consummation of the Milliwave Acquisition. Upon consummation of the Milliwave Acquisition, Dennis Patrick, Chief Executive Officer of Milliwave and former Chairman of the FCC, is expected to join the Company's Board of Directors.



    The Company expects that the Milliwave Acquisition will expand its geographic coverage, provide additional capacity in existing markets, provide economies of scale and permit the Company to achieve greater network efficiency. The following chart sets forth the change in the Company's Wireless License asset base after giving effect to the consummation of the Milliwave Acquisition:



                                                                                           WINSTAR
                                                                  WINSTAR    MILLIWAVE    PRO FORMA
                                                                  -------    ---------    ---------
Population Coverage (millions).................................     109         160          170(1)
Channel Pops (millions)........................................     413         160          573
Licensed Areas with Multiple Channels..........................      30           0           39(2)



- ------------



(1) Pro forma population coverage is not additive because of overlapping licensed areas.

(2) Milliwave has only one channel in each of its licensed areas; however, when combined with WinStar, the overlapping single channel licensed areas increase WinStar's pro forma multiple channel coverage by nine licensed areas, bringing the aggregate population covered by multiple channels to over 100 million.



OTHER RECENT DEVELOPMENTS

    In furtherance of its strategy, the Company recently has accomplished the following:

    Commencement of Rollout of CLEC Services. In April 1996, the Company commenced providing local exchange services to customers in New York City. The Company also commenced a program designed to obtain, by the end of 1999, authorization to operate as a CLEC in substantially all of the states where the Company has Wireless Licenses. The Company currently is authorized to operate as a CLEC in California, Connecticut, Florida, Georgia, Illinois, Massachusetts, Michigan, New York, Tennessee, Texas and Washington; is in the process of seeking authorization to operate as a CLEC in four additional states; and intends to seek such authorization in nine additional states during 1996. It also is in the process of negotiating interconnection agreements with various local exchange service providers, including incumbent LECs, under which the Company will obtain services on an unbundled basis. In June 1996, the Company entered into its first interconnection agreement, a three-year agreement with Ameritech Corp. ("Ameritech") covering the state of Illinois.



    Prequalification of Wireless Fiber Link Sites. In connection with the development of its Wireless Fiber capacity for both its CAP and CLEC businesses, the Company has been following a plan pursuant to which it seeks to negotiate, prior to receipt of actual service orders, roof rights ("Roof Rights") for the installation of Wireless Fiber links on buildings specifically identified by existing and potential customers in the metropolitan areas covered by the Wireless Licenses, including buildings that can provide interconnection access to long distance carriers' points of presence ("POPs"), switch locations and local access nodes. As of May 31, 1996, the Company has secured Roof Rights on more than 280 buildings. Further, the Company, in consultation with existing and potential customers, has identified more than 2,200 additional buildings in the metropolitan areas covered by the Wireless Licenses for which it is in the process of seeking Roof Rights.



    Establishment of New Relationships with Other Service Providers and Customers. In addition to an existing master service agreement with Electric Lightwave, the Company recently has entered into master service agreements with each of MCImetro and Century Telephone. The master service agreements contemplate that the carriers will utilize the Company's Wireless Fiber services as a component of their own networks and set forth the general terms of the relationship between the Company and each carrier, including the initial term of the relationship, basic pricing schedules and service and installation parameters. The Company also recently began to provide Wireless Fiber services to the City of New York as a back-up disaster recovery system for certain of its facilities, providing it with redundancy in the event that the city's land-based telecommunications service fails for any reason.



    Agreement with Digex. In June 1996, the Company entered into a six-year agreement ("Digex Agreement") with Digex, Inc. ("Digex"), a provider of Internet access services that primarily serves commercial, governmental and institutional end users as well as Internet access resellers. Pursuant to the Digex Agreement, the Company has the right of first refusal to provide all of Digex's local access and/or customer interconnection requirements through the use of the Company's Wireless Fiber services or the resale of other facilities, as appropriate. The Company also will purchase from Digex, during the next six years, a minimum of $5 million of Internet access services with the right to purchase additional amounts, in each case on a discounted basis. The Company intends to resell these Internet access services under the Company's own brand name, including through the bundling of such services with the Company's other telecommunications services.



    Pending Acquisition of Locate. In April 1996, the Company entered into an agreement to acquire (the "Locate Acquisition") the assets of Local Area Telecommunications, Inc. ("Locate") comprising its business as a CAP providing microwave-based local access services to corporations and long distance and other common carriers (the "Locate Business"), for a purchase price of $17.5 million. The Locate Acquisition is subject to certain regulatory approvals, but is expected to be consummated in the last quarter of 1996. Among Locate's key assets are two 38 GHz licenses, each providing 100 MHz of bandwidth, for the New York City metropolitan area, including Long Island and Northern New Jersey. In addition, Locate, together with its existing customers, has access to the roofs of numerous buildings, including the World Trade Center and other key sites in New York City, which the Company anticipates using in its CAP and CLEC operations. As part of the Locate Acquisition, the Company also will acquire from Locate certain link-specific licenses for the provision of point-to-point services in other portions of the radio spectrum, including, among others, 12, 16 and 18 GHz.



    Pending Acquisition of Pinnacle. In June 1996, the Company entered into an agreement (the "Pinnacle Agreement") to acquire (the "Pinnacle Acquisition") the outstanding membership interests of Pinnacle Nine Communications LLC ("Pinnacle") which is the holder of three 38 GHz licenses, providing for 100 MHz of bandwidth in each of Baltimore, Dallas and Philadelphia. The Pinnacle Acquisition is subject to certain regulatory approvals, but is expected to be consummated in the last quarter of 1996.



    Acquisition of Content and Information Providers. In April 1996, the Company acquired an 80% equity interest in Fox/Lorber Associates, Inc. ("Fox/Lorber"), an independent distributor of films, entertainment series and documentaries in the television and home video markets. Also, in April 1996, the Company acquired a 65% equity interest in The Winning Line, Inc. ("TWL"), which operates the SportsFan Radio Network ("SportsFan"). SportsFan is a multimedia sports programming and production company which provides live sports programming to more than 200 sports and talk format radio stations across the United States, up to 24 hours a day, including to stations in 90 of the top 100 United States markets. SportsFan owns and operates The Pete Rose Show and The Bob Golic Show, among others, and also has interests in television and on-line distribution channels. In June 1996, the Company entered into an agreement with Source Media Inc. ("Source Media"), a provider of interactive technology and programming. Pursuant to this agreement, the Company has the exclusive right, in the 38 GHz spectrum, to use Source Media's technology and programming in connection with entertainment and information services the Company may offer.

OTHER BUSINESS

    Prior to the Company's entry into the telecommunications industry, it marketed and distributed consumer products, including personal care and bath and beauty products, through a subsidiary acquired in 1992. The Company continues to sell such products, primarily to large retailers, mass merchandisers, discount stores, department stores, national and regional drug store chains and other regional chains.

FINANCING PLAN

    In October 1995, to finance the initial rollout of its CAP business, the Company raised net proceeds of $214.5 million from a private placement ("1995 Debt Placement") of units, each unit consisting of two 14% Senior Discount Notes due 2005 ("Old Senior Notes") and one 14% Convertible Senior Subordinated Discount Note due 2005 ("Old Convertible Notes," and together with the Old Senior Notes, the "Old Notes").

    The passage of the Telecommunications Act has resulted in opportunities that have caused the Company to accelerate the development and expansion of its telecommunications businesses. To capitalize on these opportunities, the Company has undertaken an expanded capital expenditure program. Prior to the enactment of the Telecommunications Act, the Company's planned capital expenditures for 1996 and 1997 were estimated at $36 million and $52 million, respectively. As a result of the Company's accelerated strategy, the Company now plans capital expenditures of $50 million and $280 million for 1996 and 1997, respectively.


    Concurrently with this Debt Offering, the Company will consummate the Stock Offering, consisting of a public offering of 4,000,000 shares of Common Stock, all of which are being sold by the Company. The closings of the Debt Offering and the Stock Offering are conditioned upon each other. Management anticipates, based on current plans and assumptions relating to its operations, that the net proceeds from the Offerings, together with existing financial resources (including proceeds raised in the 1995 Debt Placement) and equipment financing arrangements which the Company intends to seek, will be sufficient to fund the Company's growth and operations for approximately 36 to 48 months following consummation of the Offerings. In the event the Company's plans or assumptions change or prove to be inaccurate, or if the Company consummates any acquisitions of businesses or assets (including additional 38 GHz licenses, by auction or otherwise), or if the Company does not generate substantial positive cash flows from operations, the Company may be required to seek additional sources of capital sooner than currently anticipated. See "Use of Proceeds" and "Risk Factors -- Significant Capital Requirements" and " -- Risks Related to CLEC Strategy; Anticipated Initial Negative Operating Margins in CLEC Business."

                                  THE OFFERING

Securities Offered...........................  $100,000,000    % Senior Notes due 2006 (the
                                               "Senior Notes") and $100,000,000    % Senior
                                               Subordinated Notes due 2006 (the "Senior
                                               Subordinated Notes" and, together with the
                                               Senior Notes, the "Notes").

Maturity.....................................  July   , 2006.

Yield and Interest...........................  The Senior Notes will bear interest at a rate of % per annum and the Senior Subordinated
                                               Notes will bear interest at a rate of    %
                                               per annum. There will not be any payment of
                                               interest on the Notes prior to January   ,
                                               2002. For a discussion of the federal income
                                               tax treatment of the Notes under the original
                                               issue discount rules, see "Certain United
                                               States Federal Income Tax Consequences."
                                               Until July   , 2001, interest on the Notes
                                               will accrue and be compounded semi-annually
                                               but will not be payable in cash. From and
                                               after July   , 2001, interest on the sum of
                                               the principal amount of each Note and accrued
                                               but unpaid interest thereon will be payable
                                               semi-annually in cash on July   and January
                                               of each year, commencing January   , 2002.
                                               See "Description of the Notes--General."

Optional Redemption..........................  On and after July   , 2001, the Senior Notes
                                               and the Senior Subordinated Notes will be
                                               redeemable, at the option of the Company, in
                                               whole at any time or in part from time to
                                               time, at the redemption prices set forth
                                               herein. See "Description of the
                                               Notes--Optional Redemption."

Change of Control............................  Upon a Change of Control (as defined below), the Company is required to make an offer to
                                               purchase the Notes at a purchase price equal
                                               to 101% of their principal amount plus
                                               accrued interest, if any. See "Description of
                                               the Notes--Repurchase of Notes upon a Change
                                               of Control."

Ranking......................................  The Senior Notes will be unsecured, unsubordinated indebtedness of the Company,
                                               will rank pari passu in right of payment with
                                               all existing and future unsecured,
                                               unsubordinated indebtedness of the Company
                                               and will be senior in right of payment to all
                                               existing and future subordinated indebtedness
                                               of the Company, including the Senior
                                               Subordinated Notes and the Old Convertible
                                               Notes. The Senior Subordinated Notes will be
                                               unsecured, senior subordinated indebtedness
                                               of the Company and will be junior in right of
                                               payment to all existing and future
                                               unsubordinated indebtedness of the Company,

                                               including the Senior Notes and the Old Senior
                                               Notes. At March 31, 1996, on a pro forma as
                                               adjusted basis giving effect to the
                                               Transactions (as defined), the Company would
                                               have had approximately $477.6 million of
                                               indebtedness, including capitalized lease
                                               obligations, $298.0 million of which would
                                               have been senior indebtedness, of which $20.6
                                               million would have been secured by
                                               substantially all of the assets of the
                                               Company and its subsidiaries, and there would
                                               have been no indebtedness junior to the
                                               Senior Notes, except for the Senior
                                               Subordinated Notes and the Old Convertible
                                               Notes. The Company is a holding company and
                                               the Notes will be effectively subordinated to
                                               all liabilities of the Company's
                                               subsidiaries, including trade payables. At
                                               March 31, 1996, on the same pro forma as
                                               adjusted basis, the Company's subsidiaries
                                               would have had approximately $57.0 million of
                                               liabilities (except intercompany payables to
                                               the Company or any of its subsidiaries). The
                                               Senior Notes will rank pari passu in right of
                                               payment with the Old Senior Notes, and the
                                               Senior Subordinated Notes will rank pari
                                               passu in right of payment with the Old
                                               Convertible Notes. The Company may incur
                                               substantial amounts of additional
                                               indebtedness in the future. See "Risk
                                               Factors--Substantial Indebtedness; Ability to
                                               Service Indebtedness."

Certain Covenants............................  The Indentures under which the Notes will be issued (the "Indentures") will contain
                                               certain covenants which, among other things,
                                               will restrict the ability of the Company and
                                               its Restricted Subsidiaries (as defined
                                               below) to: incur additional indebtedness;
                                               create liens; engage in sale-leaseback
                                               transactions; pay dividends or make
                                               distributions in respect of their capital
                                               stock; make investments or make certain other
                                               restricted payments; sell assets; issue or
                                               sell stock of Restricted Subsidiaries; enter
                                               into transactions with stockholders or
                                               affiliates; acquire assets or businesses not
                                               constituting Telecommunications Assets (as
                                               defined below); or consolidate, merge or sell
                                               all or substantially all of their assets. The
                                               covenants contained in the Indentures are
                                               subject to exceptions and the Company's new
                                               media and consumer products subsidiaries will
                                               be classified as Unrestricted Subsidiaries
                                               (as defined below) and, therefore, will not
                                               be subject to these covenants, although the
                                               Company's ability to invest in Unrestricted
                                               Subsidiaries will be limited. See
                                               "Description of the Notes--Covenants."

Use of Proceeds..............................  The Company intends to use the net proceeds of the Offerings (together with funds raised
                                               in the 1995 Debt Placement) for the expansion
                                               of its telecommunications operations in
                                               multiple markets, including the purchase of
                                               switching equipment, customer site equipment
                                               and related software, the acquisition of Roof
                                               Rights, the hiring of sales, marketing,
                                               engineering and customer service personnel,
                                               the development of operating and management
                                               systems, acquisitions of businesses or assets
                                               (including additional 38 GHz licenses, by
                                               auction or otherwise), other capital
                                               expenditures and for working capital and
                                               general corporate purposes, including the
                                               funding of operating losses. As a complement
                                               to its telecommunications service offerings,
                                               the Company also may use a portion of the
                                               proceeds of the Offerings to acquire rights
                                               to, develop and control certain information
                                               and entertainment content and services. The
                                               Company intends to invest approximately $35
                                               million of the proceeds from the Stock
                                               Offering in Unrestricted Subsidiaries (as
                                               defined in the Company's Indentures) promptly
                                               upon consummation of the Offerings. Such $35
                                               million subsequently may be utilized without
                                               regard to the restrictions imposed by such
                                               Indentures, including for investments in
                                               highly leveraged subsidiaries, for minority
                                               investments and for investments in assets
                                               which are not "Telecommunications Assets" (as
                                               defined in such Indentures). See "Use of
                                               Proceeds."

                             SUMMARY FINANCIAL DATA

    The summary financial data presented below, as of and for the two years ended February 28, 1994 and 1995 and for the ten months ended December 31, 1995, have been derived from the Company's audited financial statements and the summary financial data presented below as of and for the three months ended March 31, 1995 and 1996 and the ten months ended December 31, 1994 have been derived from unaudited consolidated financial statements of the Company included elsewhere in this Prospectus. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. This data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the pro forma and historical consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                 TEN MONTHS ENDED                    THREE MONTHS ENDED
                                                                   DECEMBER 31,                          MARCH 31,
                                                     -----------------------------------------   --------------------------
                                     YEAR ENDED                                         PRO
                                    FEBRUARY 28,          ACTUAL            PRO       FORMA AS        ACTUAL          PRO
                                  ----------------   -----------------     FORMA      ADJUSTED   ----------------    FORMA
                                   1994     1995      1994      1995     1995(1)(2)   1995(2)(3)  1995    1996(4)   1996(1)
                                  ------   -------   -------   -------   ----------   --------   ------   -------   -------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales:
 Telecommunications(5)..........  $8,505   $14,909   $13,420   $13,136    $  19,266   $19,266    $2,219   $10,217   $11,433
 Information services...........    --         474       193     2,648       10,308    10,308       844       771     2,942
 Merchandising..................   7,120    10,182     8,405    13,987       13,987    13,987     3,095     3,521     3,521
                                  ------   -------   -------   -------   ----------   --------   ------   -------   -------
   Total net sales..............  15,625    25,565    22,018    29,771       43,561    43,561     6,158    14,509    17,896
Operating income (loss):
 Telecommunications                 (744)   (3,423)   (2,067)   (6,945)     (10,599)  (10,599 )  (1,381)   (2,917)   (3,626)
 Information services...........    --        (117)     (115)      238       (1,154)   (1,154 )      66       (30)     (452)
 Merchandising..................     223       307       329       756          756       756        79       100       100
 General corporate..............  (1,547)   (2,378)   (1,609)   (3,861)      (3,861)   (3,861 )  (1,033)   (1,771)   (1,771)
                                  ------   -------   -------   -------   ----------   --------   ------   -------   -------
   Total operating loss.........  (2,068)   (5,611)   (3,462)   (9,812)     (14,858)  (14,858 )  (2,269)   (4,618)   (5,749)
Interest expense................     744       637       505     7,630       30,645    54,853       184     8,815     8,966
Interest income.................    (109)     (385)     (297)   (2,890)      (2,581)   (2,581 )    (125)   (3,057)   (2,217)
Other expenses, net.............   5,687     1,367       948     1,305          988       988       599       194       318
Net loss........................  (8,195)   (7,230)   (4,618)  (15,857)     (43,910)  (68,118 )  (2,927)  (10,699)  (12,944)
Net loss per common share.......  $(1.06)  $ (0.42)  $ (0.28)  $ (0.70)   $   (1.64)  $ (2.21 )  $(0.15)  $ (0.39)  $ (0.42)
Weighted average common shares
outstanding.....................   7,719    17,122    16,609    22,770       26,812    30,812    19,935    27,214    30,682

OTHER FINANCIAL DATA:
Capital expenditures............  $  307   $ 1,816   $ 1,465   $ 8,652    $  12,310   $12,310    $  555   $ 2,588   $ 2,671
EBITDA(6).......................  (1,845)   (5,179)   (3,116)   (8,952)     (11,554)  (11,554 )  (2,138)   (3,771)   (4,250)

                                    PRO
                                  FORMA AS
                                  ADJUSTED
                                  1996(3)
                                  --------
STATEMENT OF OPERATIONS DATA:
Net sales:
 Telecommunications(5)..........  $11,433
 Information services...........    2,942
 Merchandising..................    3,521
                                  --------
   Total net sales..............   17,896
Operating income (loss):
 Telecommunications                (3,626 )
 Information services...........     (452 )
 Merchandising..................      100
 General corporate..............   (1,771 )
                                  --------
   Total operating loss.........   (5,749 )
Interest expense................   16,039
Interest income.................   (2,217 )
Other expenses, net.............      318
Net loss........................  (20,017 )
Net loss per common share.......  $ (0.58 )
Weighted average common shares
outstanding.....................   34,682
OTHER FINANCIAL DATA:
Capital expenditures............  $ 2,671
EBITDA(6).......................   (4,250 )


                                                                                  AS OF MARCH 31, 1996
                                                                       ------------------------------------------
                                                                                                     PRO FORMA
                                                                        ACTUAL     PRO FORMA(7)    AS ADJUSTED(8)
                                                                       --------    ------------    --------------
                                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and short term investments...................   $203,503      $163,866         $461,064
Property and equipment, net.........................................     18,089        27,861           27,861
Total assets........................................................    280,473       393,546          698,670
Current portion of long-term debt and capital lease obligations.....     10,314        28,821           28,821
Long-term debt and capital lease obligations, less current portion
and discount........................................................    248,037       248,441          448,441
Stockholders' equity................................................     10,952        97,122          201,396


                                                  (footnotes begin on next page)

- ------------


(1) Gives effect to the acquisitions of Milliwave, Locate, Fox/Lorber, TWL and Avant-Garde Telecommunications, Inc. ("Avant-Garde") and financings thereof, a financing (the "Everest Financing") provided to the Company by Everest Capital Limited and certain of its affiliates (as described under "Description of Certain Indebtedness") and the issuance of the Old Notes as if they occurred as of the beginning of the respective periods. See notes 2, 8, 17, 18 and 28 to the Consolidated Financial Statements. Excludes the Pinnacle Acquisition because of its immaterial effect on the pro forma amounts. Milliwave, Locate, Pinnacle and Avant-Garde have not generated material revenues to date. Assumes the issuance of 3.4 million shares of Common Stock in connection with the Milliwave Acquisition.


(2) On a pro forma basis giving effect to the acquisitions and financings described in footnote (1) above, pro forma sales, operating loss, interest expense, net loss and negative EBITDA for the twelve months ended December 31, 1995 amounted to $49.4 million, $16.1 million, $37.3 million, $51.5 million and $12.2 million, respectively. On a pro forma as adjusted basis giving effect to the acquisitions and financings described in footnote (1) above, and the issuance of the Notes, interest expense and net loss for the twelve months ended December 31, 1995 amounted to approximately $66.5 million and $80.7 million, respectively.


(3) Adjusted to reflect the acquisitions and financings referred to in footnote
    (1) above and the Stock Offering and Debt Offering (collectively, the "Transactions") as if they occurred as of the beginning of the respective periods. Interest expense has been adjusted to include approximately $24.2 million and $7.1 million consisting of (i) interest on the Notes for the ten months ended December 31, 1995 and the three months ended March 31, 1996, respectively, at an assumed interest rate of 13.5% on the Senior Notes and 14% on the Senior Subordinated Notes and (ii) amortization of the $7.9 million of debt offering costs and other related fees using an amortization period of ten years, but not to include interest income earned on additional available cash. If the interest rate on the Notes changed by 0.5%, interest expense would change by approximately $0.9 million and $0.3 million for the ten months ended December 31, 1995 and the three months ended March 31, 1996, respectively. Assumes the issuance of 3.4 million shares of Common Stock in connection with the Milliwave Acquisition.


(4) In the first quarter of 1996, the Company settled a dispute with another carrier regarding the unauthorized switching of the Company's customers to the other carrier. The Company recognized revenue of approximately $1.5 million and cost of sales of approximately $850,000 in connection with this settlement, the majority of which related to minutes of use during that quarter.

(5) The Company has generated nominal revenues from its Wireless Fiber services.

(6) EBITDA consists of loss before interest, income taxes, depreciation and amortization and other income and expense (see footnote (3) to "Selected Financial Data"). EBITDA is provided because it is a measure commonly used in the telecommunications industry. It is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the periods indicated. See the Company's consolidated financial statements contained elsewhere in this Prospectus.


(7) Gives effect to the acquisitions of Milliwave, Locate, Fox/Lorber and TWL and financings thereof as if they occurred on March 31, 1996. Excludes the Pinnacle Acquisition because of its immaterial effect on the pro forma amounts.



(8) Adjusted to reflect the acquisitions referred to in footnote (7) above and financings thereof, and the Stock Offering (at an assumed offering price of $27.625 per share) and Debt Offering as if they occurred on March 31, 1996.

                                  RISK FACTORS

    An investment in the Notes involves a significant degree of risk. In determining whether to make an investment in the Notes, prospective investors should consider carefully all of the information set forth in this Prospectus and, in particular, the following risk factors.

HISTORICAL AND ANTICIPATED FUTURE NET AND OPERATING LOSSES AND NEGATIVE EBITDA


    The Company has incurred significant operating and net losses attributable in substantial part to the development of its telecommunications businesses. The Company historically has had net losses and negative EBITDA, including a net loss and negative EBITDA of approximately $15.9 million and $9.0 million, respectively, for the ten months ended December 31, 1995, and $10.7 million and $3.8 million, respectively, for the three months ended March 31, 1996. The Company has been offering local access services as a CAP only since December 1994, and local exchange services as a CLEC only since April 1996, and has made and is making significant expenditures in the development of its wireless local telecommunications services operations, including expenditures associated with establishing an operating infrastructure and introducing and marketing its telecommunications services. The Company expects to continue to incur significant and increasing operating and net losses and to generate increasingly negative EBITDA while it develops and expands its telecommunications businesses and until such time that it establishes a sufficient revenue-generating customer base. As a result of expenses, principally relating to an increase in the number of employees, in connection with the rollout of CLEC services, there will be substantial increases in the Company's net loss, operating loss and negative EBITDA in the second quarter of 1996 as compared to prior quarters. There can be no assurance that the Company will achieve or sustain positive EBITDA or profitability or at any time have sufficient financial resources to make principal and interest payments on its outstanding debt. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


SUBSTANTIAL INDEBTEDNESS; ABILITY TO SERVICE INDEBTEDNESS


    At March 31, 1996, on a pro forma as adjusted basis giving effect to the Transactions, the Company would have had, on a consolidated basis, approximately $477.6 million of indebtedness, including capitalized lease obligations. The accrual of interest on the Notes and the accretion of original issue discount on the Old Notes will significantly increase the Company's liabilities (except to the extent that the Old Convertible Notes are converted to Common Stock). Although the net proceeds from the Offerings are expected to further enhance liquidity and improve the Company's financial flexibility in the near term, the Company has significant indebtedness and interest expense as a result of the 1995 Debt Placement, which will be substantially increased as a result of the Debt Offering. The indentures under which the Old Senior Notes and the Old Convertible Notes were issued (the "Old Note Indentures") limit, but do not prohibit, and the Indentures will limit, but will not prohibit, the incurrence of additional indebtedness by the Company and subsidiaries. Additionally, the Old Note Indentures do not, and the Indentures will not, limit the amount of indebtedness that may be incurred by the Company's new media and consumer products subsidiaries.


    The level of the Company's indebtedness could have important consequences, including the following: (i) the combined debt service requirements of the Old Notes and the Notes could make it more difficult for the Company to make payments on the Notes; (ii) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes may be limited; (iii) a substantial portion of the Company's cash flow from operations, if any, must be dedicated to the payment of principal and interest on its indebtedness and other obligations and will not be available for use in the Company's business; (iv) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to changes in, its business; (v) the Company is more highly leveraged than many of its competitors, which may place it at a competitive disadvantage; and (vi) the Company's high degree of indebtedness could make it more vulnerable in the event of a downturn in its business or if operating cash flow does not significantly increase.


    The Company had net losses and negative EBITDA during the ten months ended December 31, 1995 (and prior fiscal years) and the first three months of 1996 and management anticipates that such net losses and negative EBITDA will continue (and increase) in the foreseeable future. For the same periods, on a pro forma as adjusted basis after giving effect to the Transactions, the Company's earnings before fixed charges would have been insufficient to cover fixed charges by approximately $68.1 million and $19.9 million, respectively. In addition, for the same periods on the same pro forma as adjusted basis, the Company's EBITDA minus capital expenditures and interest expense would have been negative $78.7 million and negative $23.0 million, respectively. As the Company expands its operations, it expects to continue to experience increasing net and operating losses and negative EBITDA. There can be no assurance that the Company will be able to attain profitability or positive EBITDA or that the Company will be able to meet its debt service obligations. If the Company's cash flow is inadequate to meet its obligations or fund its operations, the Company could face substantial liquidity problems. If the Company is unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments or, if the Company otherwise fails to comply with the material terms of its indebtedness, it would be in default thereunder, which would permit the holders of such indebtedness to accelerate the maturity of such indebtedness and could cause defaults under other indebtedness of the Company, including the Notes. Such defaults would delay or preclude payments on the Notes. The ability of the Company to meet its obligations will be dependent upon the future performance of the Company, which will be affected by prevailing economic conditions and to financial, business and other factors, including factors beyond the control of the Company. See "Description of the Notes" and "Description of Certain Indebtedness."


HOLDING COMPANY STRUCTURE; RANKING OF THE NOTES, SECURED INDEBTEDNESS


    The Company is a holding company and its only material assets consist of the common stock of its operating subsidiaries and the proceeds raised from certain private placements of equity and debt securities, all of which the Company has loaned or contributed or intends to loan or contribute to its subsidiaries. The Company must rely upon dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Notes. The subsidiaries, however, are legally distinct from the Company and have no obligation, contingent or otherwise, to pay amounts due pursuant to the indebtedness, including such indebtedness evidenced by the Notes or to make funds available for such payment. The Company's subsidiaries have not guaranteed the Notes. The ability of the Company's subsidiaries to make such payments to the Company is subject to, among other things, the availability of funds, the terms of such subsidiaries' indebtedness and applicable state laws. In particular, the Company's subsidiaries have entered into credit facilities, which are guaranteed in part by the Company, certain of which prohibit or restrict the payment of dividends or other funds by those subsidiaries to the Company. Since the Company's new media and consumer products subsidiaries are not subject to the covenants contained in the Indentures, they may in the future incur indebtedness that prohibits or limits payments by such subsidiaries to the Company. In addition, the Company has entered into an agreement with a lender to WinStar Gateway (as defined below) that requires the Company to make periodic capital contributions to WinStar Gateway to fund WinStar Gateway's net losses and capital expenditures. Claims of creditors of the Company's subsidiaries, including trade creditors, will generally have priority as to the assets of such subsidiaries over the claims of the Company and the holders of the Company's indebtedness, including the Notes. Accordingly, the Notes are and will be effectively subordinated to all liabilities (including trade payables) of the subsidiaries of the Company. At March 31, 1996, on a pro forma as adjusted basis giving effect to the Transactions, the subsidiaries of the Company would have had approximately $57.0 million of liabilities (excluding intercompany payables to the Company), including $38.8 million of indebtedness. See "Description of the Notes."

    The Notes will be unsecured indebtedness of the Company. At March 31, 1996, on a pro forma as adjusted basis giving effect to the Transactions, the Company would have had an aggregate of approximately $477.6 million of indebtedness, including capitalized lease obligations, $20.6 million of which were secured by liens on substantially all of the Company's assets. In the event such secured indebtedness goes into default and the holders thereof foreclose on the collateral, the holders of secured indebtedness will be entitled to payment out of the proceeds of their collateral prior to any holders of general unsecured indebtedness, including the Notes, notwithstanding the existence of any event of default with respect to the Notes. The Old Note Indentures also permit, and the Indentures will permit, the Company to incur additional secured indebtedness and to grant additional liens. In the event of bankruptcy, liquidation or reorganization of the Company, holders of secured indebtedness will have a claim, prior to the claim of the holders of the Notes, on the assets of the Company securing such indebtedness. In addition, to the extent that the value of such collateral is insufficient to satisfy such secured indebtedness, holders of amounts remaining outstanding on such secured indebtedness (as well as other unsubordinated creditors of the Company) are entitled to share pari passu with the Old Senior Notes and Senior Notes with respect to any other assets of the Company. Assets remaining after satisfaction of the claims of holders of secured indebtedness may not be sufficient to pay all or any portion of amounts due on the Notes then outstanding.



    In addition, the Senior Subordinated Notes are subordinated to all senior indebtedness of the Company, including indebtedness under the Senior Notes, the Old Senior Notes and its guarantees under the Equipment Lease Financing, the Everest Notes, the Century Credit Facility and the CIT Credit Facility (each as defined in "Description of Certain Indebtedness"). Therefore, in the event of bankruptcy, liquidation or reorganization of the Company, the assets of the Company will be available to pay obligations on the Senior Subordinated Notes only after all senior indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on the Senior Subordinated Notes. At March 31, 1996, on a pro forma as adjusted basis giving effect to the Transactions, the amount of outstanding senior indebtedness of the Company would have been approximately $298.0 million. See "Description of the Notes -- Ranking."


RISKS RELATED TO CLEC STRATEGY; ANTICIPATED INITIAL NEGATIVE OPERATING MARGINS IN CLEC BUSINESS


    The Company is pursuing an aggressive strategy to enter the local exchange services market as a CLEC in the metropolitan areas in which it has Wireless Licenses and to develop and obtain the facilities necessary to provide its own local exchange services. The Company has virtually no experience providing local exchange services and there can be no assurance that the Company's CLEC strategy will be successful. In addition, local exchange service providers have never utilized 38 GHz wireless-based systems as a significant segment of their local exchange services facilities and there can be no assurance that the Company will be successful in implementing its Wireless Fiber-based system. The Company's CLEC strategy is subject to risks relating to: the receipt of necessary regulatory approvals; the negotiation of resale agreements with LECs and other CLECs; the negotiation of interconnection agreements with RBOCs and other incumbent LECs; the ability of third-party equipment providers and installation and maintenance contractors to meet the Company's accelerated switch and remote node rollout schedule; the recruitment of additional personnel in a timely manner, so as to be able to attract and service new customers but not incur excessive personnel costs in advance of the rollout; the Company's ability to attract and retain new customers and to deliver high quality services; the potential adverse reaction to the Company's services by the Company's carrier customers, who may view the Company as a competitor; and the Company's ability to manage the simultaneous implementation of its plan in multiple markets. The Company currently does not have any local exchange services facilities in place, but plans to install its first main switch by October 1996. The Company commenced marketing of its local exchange services in April 1996 and currently offers such services only in New York City and only on a resale basis. As a new participant in the CLEC business, without an existing infrastructure or recognized brand name, the Company may need to offer lower prices than its competitors to attract customers.

    Although the Company's initial implementation of its CLEC strategy often will entail the resale of the facilities and services of other service providers, which itself is dependent on the negotiation and availability of satisfactory resale arrangements, the principal component of the Company's CLEC strategy will require significant capital investment related to the purchase and installation of numerous main switches and remote nodes and the interconnection of these facilities to customers' buildings and leased local networks, including through the installation of Wireless Fiber links and build out of other facility infrastructure, in advance of generating material revenues. The Company has budgeted $34 million for the last nine months of 1996 and $212 million for 1997 for capital expenditures for the development of its CLEC business.

    Given the opportunities arising from recent procompetitive legislative and regulatory initiatives, numerous other companies are entering the CLEC business. The Company believes that successful CLECs will need to establish their infrastructure and commence operations over a limited period of time. Accordingly, the Company is subject to the risk that its competitors will establish their CLEC businesses before the Company and will have substantial "first to market" advantages.


    As the Company rolls out its CLEC operations, it anticipates experiencing negative operating margins while it develops its facilities. After initial rollout of its CLEC services in a particular city, the Company expects operating margins for such operations to improve only when and if (i) sales efforts result in sufficiently increased volumes of traffic originated and terminated over the Company's Wireless Fiber facilities instead of LEC or other CLEC facilities and
(ii) higher margin-enhanced services are provided to and accepted by customers. While the Company believes that the unbundling and resale of LEC services and the implementation of local telephone number portability, which are mandated by the Telecommunications Act, will reduce the Company's costs of providing local exchange services and facilitate the marketing of such services, there can be no assurance that the Company's CLEC operations will become profitable due to, among other factors, lack of customer demand, competition from other CLECs and pricing pressure from the LECs and other CLECs. The Company does not expect to generate significant revenues from its CLEC business during 1996. The Company's failure to implement its CLEC strategy successfully would have an adverse effect on the Company's operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Strategy for Telecommunications Business Growth" and "-- Telecommunications Services -- CLEC Services."


NEGATIVE OPERATING MARGINS IN THE INITIAL PROVISION OF WIRELESS FIBER-BASED CAP SERVICES


    The Company has experienced negative operating margins in connection with the development and initial provision of its Wireless Fiber-based CAP services and expects to continue to experience negative operating margins until it develops a revenue-generating customer base sufficient to fund operating expenses attributable to the provision of such services. In order to demonstrate the efficacy of Wireless Fiber, the Company occasionally has provided complementary service on a trial basis. The Company expects to improve operating margins in the provision of its CAP services over time by (i) obtaining appropriate sites for its operations, (ii) acquiring and retaining an adequate customer base, (iii) placing telecommunications traffic of new customers and additional telecommunications traffic of existing customers across Wireless Fiber links, (iv) inducing providers of telecommunications services to utilize and market the Company's Wireless Fiber services as part of their own networks, systems and services, thereby reducing the Company's related marketing costs and
(v) taking advantage of recent procompetitive regulatory initiatives and changes that permit the Company to provide additional local telecommunications services, thereby facilitating the marketability of higher-margin enhanced and premium services utilizing the Company's Wireless Fiber capabilities. If the Company fails to accomplish any of the foregoing, particularly acquiring and retaining an adequate customer base, it will not be able to improve the operating margins of its CAP business. There can be no assurance that the Company will be able to achieve or sustain positive operating margins. Failure to achieve positive operating margins would have an adverse effect on the Company's ability to service its debt, including the Notes. For a discussion of factors that affect results described in the forward-looking statements contained in this paragraph, see "-- Competition," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business -- Competition in the Telecommunications Industry" and "-- Telecommunications Services -- CAP Services -- Marketing."


RISKS ASSOCIATED WITH RAPID EXPANSION AND ACQUISITIONS



    The Company intends to pursue a strategy of aggressive and rapid growth, including the accelerated rollout of its CLEC services, acquisitions of businesses and assets, continued aggressive marketing of its CAP services and the hiring of additional management, technical and marketing personnel, all of which will result in significantly higher operating expenses. Rapid expansion of the Company's operations may place a significant strain on the Company's management, financial and other resources. The Company's ability to manage future growth, should it occur, will depend upon its ability to monitor operations, control costs, maintain effective quality controls and significantly expand the Company's internal management, technical and accounting systems. Any failure to expand these areas and to implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with the growth of the Company's business could have a material adverse effect on the Company's business, financial condition and results of operations. As part of its strategy, the Company may acquire complementary assets or businesses and may use a portion of the proceeds from the Offerings for such acquisitions. The pursuit of acquisition opportunities will place significant demands on the time and attention of the Company's senior management and will involve considerable financial and other costs with respect to identifying and investigating acquisition candidates, negotiating acquisition agreements and integrating the acquired businesses with the Company's existing operations. Employees and customers of acquired businesses may sever their relationship with such businesses during or after the acquisition. In particular, telecommunications providers generally experience higher customer turnover rates during and after an acquisition. There can be no assurance that the Company will be able to successfully consummate any acquisitions or integrate any business or assets which it may acquire into its operations. See "Use of Proceeds" and "Business -- Strategy for Telecommunications Business Growth."


PAYMENTS DUE ON OTHER INDEBTEDNESS PRIOR TO MATURITY OF NOTES; REFINANCING RISK


    At March 31, 1996, on a pro forma basis giving effect to the Transactions other than this Offering, an aggregate of approximately $277.6 million of indebtedness was outstanding which matures prior to July 2006, which the Company does not expect to be able to repay from operating cash flow. In addition, the accretion of original issue discount on the Old Notes from March 31, 1996 until October 2000 will increase the Company's liabilities by $202.5 million (unless the Convertible Notes are converted). The Company anticipates incurring substantial additional indebtedness, which could place additional payment obligations on the Company prior to such time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and notes 15, 16, 17 and 18 to the Company's Consolidated Financial Statements. The Company believes that its existing financial resources and the proceeds from the Offerings will provide sufficient funds necessary for the Company to expand its business as planned and to fund its operating expenses for the next 36 to 48 months, at which time the Company anticipates it will require additional funds to further expand its business. Accordingly, the Company may have to refinance a substantial amount of indebtedness prior to July 2006. The Company's ability to do so will depend on, among other things, its financial condition at the time, the restrictions in the instruments governing its indebtedness and other factors, including market conditions, beyond the control of the Company. There can be no assurance that the Company will be able to refinance such indebtedness or obtain such additional funds. If the Company is unable to effect such refinancings or obtain additional funds, the Company's ability to make payments on the Notes would be adversely affected. See "Description of the Notes" and "Description of Certain Indebtedness."

COMPETITION

    The Company is subject to intense competition in each of the areas in which it operates. Many of the Company's competitors have longer-standing relationships with customers and suppliers in their respective industries, greater name recognition and significantly greater financial, technical and marketing resources than the Company.


    Local Telecommunications Market. The local telecommunications market is intensely competitive and currently is dominated by the RBOCs and LECs. The Company has been marketing local access services as a CAP only since December 1994 and local exchange services as a CLEC only since April 1996, and the Company has not obtained a significant market share in any of the areas where it offers such services, nor does it expect to do so given the size of the local telecommunications services market, the intense competition and the diversity of customer requirements. In each area covered by the Wireless Licenses, the services offered by the Company compete with those offered by the LECs, such as the RBOCs, which currently dominate the provision of local services in their markets. The LECs have long-standing relationships with their customers, have the ability to subsidize competitive services with revenues from a variety of other services and benefit from existing state and federal regulations that currently favor the LECs over the Company in certain respects. While legislative and regulatory changes have provided increased business opportunities for competitive telecommunications providers such as the Company, these same decisions have given the LECs increased flexibility in their pricing of services. This may allow the LECs to offer special discounts to the Company's (and other CLECs') customers and potential customers. Further, as competition increases in the local telecommunications market, the Company anticipates that general pricing competition and pressures will increase significantly. As LECs lower their rates, other telecommunications providers will be forced by market conditions to charge less for their services in order to compete, which could have an adverse effect on the Company.



    In addition to competition from the LECs, the Company also faces competition from a growing number of new market entrants, such as other CAPs and CLECs, competitors offering wireless telecommunications services, including leading telecommunications companies, such as AT&T Wireless, and other entities that hold or have applied for 38 GHz licenses or which may acquire such licenses or other wireless licenses from others or the FCC. There is at least one other CAP and/or CLEC in each metropolitan area covered by the Company's Wireless Licenses, including, in many such areas, companies such as IntelCom, MCImetro, MFS Communications Company, Inc. ("MFS"), Teleport and Time Warner, Inc. ("Time Warner"). Many of these entities (and the LECs) already have existing infrastructure which allows them to provide local telecommunications services with lower marginal costs than the Company can currently attain and which could allow them to exert significant pricing pressure in the markets where the Company provides or seeks to provide telecommunications services. In addition, many CAPs and CLECs have acquired or plan to acquire switches in order to offer a broad range of local telecommunications services.


    The Company currently faces competition from other entities which offer, or are licensed to offer, 38 GHz services, such as Advanced Radio Telecom Corp. ("ART") and BizTel Communications, Inc. ("BizTel"), and could face competition in certain aspects of its existing and proposed businesses from competitors providing wireless services in other portions of the radio spectrum, such as CAI Wireless Systems, Inc. ("CAI"), a provider of wireless Internet access services, and CellularVision USA, Inc. ("CellularVision"), a provider of wireless television services which, in the future, also may provide wireless Internet access and other local telecommunications services. In many instances, these service providers hold 38 GHz licenses or licenses for other frequencies in geographic areas which encompass or overlap the Company's market areas. Additionally, some of these entities enjoy the substantial backing of, or include among their stockholders, major telecommunications entities, such as Ameritech with respect to ART, Teleport with respect to BizTel, and NYNEX and Bell Atlantic with respect to CAI. Due to the relative ease and speed of deployment of 38 GHz and some other wireless-based technologies, the Company could face intense price competition from these and other wireless-based service providers. Furthermore, a notice of proposed rulemaking ("NPRM") issued by the FCC contemplates an auction of the lower 16 channels in the 38 GHz spectrum band, which have not been previously available for commercial use. The grant of additional licenses by the FCC in the 38 GHz band, or other portions of the spectrum with similar characteristics, as well as the development of new technologies, could result in increased competition. The Company believes that, assuming the adoption of the NPRM as currently proposed, entities having greater resources than the Company could acquire licenses to provide 38 GHz services.


    The Company also may face competition in the provision of local telecommunications services from cable companies, electric utilities, LECs operating outside their current local service areas and long distance carriers. The great majority of these entities provide transmission services primarily over fiber optic-, copper-based and/or microwave networks, which, unlike the Company's Wireless Fiber services, enjoy proven market acceptance for the transmission of telecommunications traffic. Moreover, the consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, which are expected to accelerate as a result of the passage of the Telecommunications Act, could give rise to significant new or stronger competitors. For example, Time Warner recently entered into a nine-state interconnection agreement with Bell South. There can be no assurance that the Company will be able to compete effectively in any of its markets.


    The Company's Internet access services also are likely to face competition from cable television operators deploying cable modems, which provide high speed data capability over existing coaxial cable television networks. Although cable modems currently are not widely available and do not provide for two-way data transfer rates that are as rapid as those which can be provided by Wireless Fiber services, the Company believes that the cable industry may support the deployment of cable modems to residential cable customers through methods such as price subsidies. Notwithstanding the cable industry's interest in rapid deployment of cable modems, the Company believes that in order to provide broadband capacity to a significant number of business and government users, cable operators will be required to spend significant time and capital in order to upgrade their existing networks to a more advanced hybrid fiber coaxial network architecture. However, there can be no assurance that cable modems will not emerge as a source of competition to the Company's Internet access business. Further, Internet access services based on existing technologies such as ISDN and, in the future, on such technologies as asymmetrical digital subscriber loop ("ADSL") and high speed digital subscriber loop ("HDSL") will likely provide additional sources of competition to the Company's Internet access services. Additionally, the Company believes that many LECs and CLECs already are promoting other Internet access services. See "Business -- Competition in the Telecommunications Industry -- Local Telecommunications Market" and "-- Government Regulation of Telecommunications Operations."


    Long Distance Market. The long distance market has relatively insignificant barriers to entry, numerous entities competing for the same customers and a high (and increasing) average churn rate (especially among residential customers, which the Company historically has emphasized in its long distance reselling business, and customers acquired in mergers and acquisitions, which are part of the Company's business strategy), as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. The Company recently has terminated several "contest" marketing programs conducted by marketing agents, which were responsible for generating a substantial majority of the Company's telecommunications revenues during the 12 months ended March 31, 1996. These programs had been extremely successful in generating new long distance business primarily from consumers and were instrumental in allowing the Company to rapidly expand its customer base. However, the Company recently experienced a significant increase in consumer and regulatory complaints arising from these programs. As a result, on May 10, 1996, the Company adopted a policy of mandatory independent verification of all written letters of authorization ("LOAs") arising from these programs, and effective as of June 10, 1996, no longer accepts LOAs submitted from these programs. Although the Company is considering several alternative marketing programs, it does not expect that such alternative programs will, individually or in the aggregate, be as successful as the contest programs in the short term in attracting and retaining customers. Accordingly, the Company expects to experience lower (and potentially negative) rates of growth in its long distance business in the near term and expects a reduction in long distance revenues in the third quarter of 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Revenues." The Company competes with major carriers such as AT&T Corp. ("AT&T"), MCI and Sprint, as well as other national and regional long distance carriers and resellers, many of whom own substantially all of their own facilities and are able to provide services at costs lower than the Company's current costs since the Company generally leases its access facilities. The Company believes that the RBOCs also will become significant competitors in the long distance telecommunications industry. The Company believes that the principal competitive factors affecting its market share are sales and marketing programs, pricing, customer service, accurate billing, clear pricing policies and, to a lesser extent, variety of services. The ability of the Company to compete effectively will depend upon its ability to maintain high quality, market-driven services at prices generally perceived to be equal to or below those charged by its competitors. In 1995, the FCC announced a decision pursuant to which AT&T no longer will be regulated as a dominant long distance carrier. This decision is expected to increase AT&T's flexibility in competing in the long distance telecommunications services market and, in particular, will eliminate the longer advance tariff notice requirements previously applicable only to AT&T. To maintain its competitive posture, the Company believes that it must be in a position to reduce its prices in order to meet reductions in rates, if any, by others. Any such reductions could adversely affect the Company. In addition, LECs have been obtaining additional pricing flexibility. This may enable LECs to grant volume discounts to larger long distance companies, which also could put the Company's long distance business at a disadvantage in competing with larger providers. See "Business -- Competition in the Telecommunications Industry -- Long Distance Market."


    New Media Business. The industry in which the Company's new media subsidiary competes consists of a very large number of entities producing, owning or controlling news, sports, entertainment, educational and informational content and services, including telecommunications companies, television broadcast companies, sports franchises, film and television studios, record companies, newspaper and magazine publishing companies, universities and on-line computer services. Competition is intense for timely and highly marketable or usable information and entertainment content. Almost all of the entities with which the Company's new media subsidiary competes have significantly greater presence in the various media markets and greater resources than the Company, including existing content libraries, financial resources, personnel and existing distribution channels. There can be no assurance that the Company will be able to compete successfully in the emerging new media industry. See "Business -- New Media Business."

    Consumer Products Business. The consumer products industry is subject to changes in styles and consumer tastes. An unanticipated change in consumer preferences inconsistent with the Company's merchandise lines could have a serious and adverse effect upon its operations. The Company's product lines are subject to intense competition with numerous manufacturers and distributors of hair, beauty and bath products. Mass merchandisers, drug store chains, and other mass volume retailers typically utilize freestanding pegboard fixtures or pegboard wall fixtures, as well as in-line shelving and end-cap displays, to display their products. Competition for shelf and wall space for product placement is intense, as many companies seek to have their products strategically placed within the store. Competition also exists with respect to product name recognition and pricing, since retailers and consumers often choose products on the basis of name brand, cost and value. Many of the Company's competitors have greater product and name recognition than it does, as well as much larger and more sophisticated sales forces, product development, marketing and advertising programs and facilities. The Company generally competes by attempting to offer retail customers quality, service and products at reasonable prices. See "Business -- Consumer Products -- Competition."

LIMITED OPERATING HISTORY IN TELECOMMUNICATIONS INDUSTRY



    The Company shifted its business focus in 1992 from marketing consumer products to providing telecommunications services in order to capitalize on emerging opportunities in the evolving telecommunications industry. The Company began reselling long distance telecommunications services in 1993. The Company began marketing its local access services as a CAP in December 1994 and offering local exchange services as a CLEC in April 1996 and currently offers such CLEC services only in New York City and only on a resale basis. To date, the Company's CAP and CLEC operations have generated only nominal revenues. Although a number of persons comprising the Company's senior management team have extensive experience in the telecommunications industry, the Company has a limited operating history in the telecommunications industry. The Company's prospects, therefore, must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in an evolving industry characterized by intense competition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


SIGNIFICANT CAPITAL REQUIREMENTS


    The expansion of the Company's telecommunications operations and the continued funding of operating expenses will require substantial capital investment. Additionally, as part of its strategy, the Company may seek to acquire complementary assets or businesses (including additional 38 GHz licenses, by auction or otherwise), which also could require substantial capital investment. The Company's decision to accelerate the development of its CLEC operations in response to the Telecommunications Act has substantially increased the Company's capital requirements and the Company has undertaken the Stock Offering and Debt Offering to address these increased requirements. Management anticipates, based on current plans and assumptions relating to its operations, that the net proceeds from the Stock Offering and Debt Offering, together with existing financial resources (including proceeds raised in the 1995 Debt Placement) and equipment financing arrangements which the Company intends to seek, will be sufficient to fund the Company's growth and operations for approximately 36 to 48 months following consummation of the Offerings. Management believes that the Company's capital needs at the end of such period will continue to be significant and the Company will continue to seek additional sources of capital. Further, in the event the Company's plans or assumptions change or prove to be inaccurate, or if the Company consummates any acquisitions of businesses or assets (including additional 38 GHz licenses, by auction or otherwise), or, if the Company does not generate substantial positive cash flows from operations, the Company may be required to seek additional sources of capital sooner than currently anticipated. Sources of additional capital may include public and private equity and debt financings, sales of nonstrategic assets and other financing arrangements. There can be no assurance that the Company will be able to obtain additional financing, or, if such financing is available, that the Company will be able to obtain it on acceptable terms. Failure to obtain additional financing, if needed, could result in the delay or abandonment of some or all of the Company's development and expansion plans, which would have a material adverse effect on the Company's business and could adversely affect the Company's ability to service its existing debt and make interest and principal payments on the Notes. For a discussion of other factors that could affect the forward-looking statements contained in this paragraph, see the other risk factors and "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Company Overview" and "-- Liquidity and Capital Resources."


GOVERNMENT REGULATION

    The Company's telecommunications services are subject to varying degrees of federal, state and local regulation. The FCC exercises jurisdiction over all telecommunications services providers to the extent such services involve the provision of jurisdictionally interstate or international telecommunications, including the resale of long distance services, the provision of local access services necessary to connect callers to long distance carriers, and the use of electromagnetic spectrum (i.e., wireless services). The state regulatory commissions retain nonexclusive jurisdiction over the provision of telecommunications services to the extent such services involve the provision of jurisdictionally intrastate telecommunications. Municipalities also may regulate limited aspects of the Company's business by, for example, imposing zoning requirements or right-of-way permit procedures, certain taxes or franchise fees.

    The Telecommunications Act is intended to remove the formal barriers between the long distance and local telecommunications services markets, allowing service providers from each market (as well as providers of cable television and other services) to compete in all communications markets. The Telecommunications Act will permit the RBOCs to compete in the provision of interLATA long distance services. Additionally, the FCC must promulgate new regulations over the next several years to address mandates contained in the Telecommunications Act, which may change the regulatory environment significantly. The Telecommunications Act generally requires LECs to provide competitors with interconnection and nondiscriminatory access to the LEC network on more favorable terms than have been available in the past. However, such interconnection and the terms thereof are subject to negotiations with each LEC, which may involve considerable delays, and may not necessarily be obtained on terms and conditions that are acceptable to the Company. In such instances, although the Company may petition the proper regulatory agency to arbitrate disputed issues, there can be no assurance that the Company will be able to obtain acceptable interconnection agreements.

    The Company is unable to predict what effect the Telecommunications Act will have on the telecommunications industry in general and on the Company in particular. No assurance can be given that any regulation will broaden the opportunities available to the Company or will not have a material adverse effect on the Company and its operations. Further, there can be no assurance that the Company will be able to comply with additional applicable laws, regulations and licensing requirements or have sufficient resources to take advantage of the opportunities which may arise from this dynamic regulatory environment.

    Although the Company believes that it is in substantial compliance with all material laws, rules and regulations governing its operations and has obtained, or is in the process of obtaining, all licenses and approvals necessary and appropriate to conduct its operations, changes in existing laws and regulations, including those relating to the provision of wireless local telecommunications services via 38 GHz and/or the future granting of 38 GHz licenses, or any failure or significant delay in obtaining necessary regulatory approvals, could have a material adverse effect on the Company. On November 13, 1995, the FCC released an order freezing the acceptance for filing of new applications for 38 GHz frequency licenses. On December 15, 1995, the FCC announced the issuance of an NPRM, pursuant to which it proposed to amend its current rules relating to 38 GHz, including, among other items, the imposition of minimum construction and usage requirements and an auction procedure for issuance of licenses in the 37- 40 GHz band where mutually exclusive applications have been filed. In addition, the FCC ordered that those applications that are subject to mutual exclusivity with other applicants or that were placed on public notice by the FCC after September 13, 1995 would be held in abeyance and not processed by the FCC pending the outcome of the proceeding initiated by the NPRM. Final rules with respect to the changes proposed by the NPRM have not been adopted and the changes proposed by the NPRM have been, and are expected to continue to be, the subject of numerous comments by members of the telecommunications industry and others. Consequently, there can be no assurance that the NPRM will result in the issuance of rules consistent with the rules initially proposed in the NPRM, or that any rules will be adopted. Until final rules are adopted, the rules currently in existence remain in effect with respect to outstanding licenses.

    Additionally, providers of long distance services, including the major interexchange carriers, as well as resellers, such as the Company, are coming under intensified scrutiny for marketing activities by them or their agents that result in alleged unauthorized switching of customers from one long distance provider to another. The FCC and a number of state authorities are seeking to introduce more stringent regulations to curtail the intentional or erroneous switching of customers, which could include the imposition of fines, penalties and possible operating restrictions on entities which engage in unauthorized switching activities. In addition, the Telecommunications Act requires the FCC to prescribe regulations imposing procedures for verifying the switching of customers and additional remedies on behalf of carriers for unauthorized switching of their customers. The effect, if any, of the adoption of any such proposed regulations on the long distance industry and the manner of doing business therein, cannot be anticipated. Statutes and regulations which are or may become applicable to the Company as it expands could require the Company to alter methods of operations, at costs which could be substantial, or otherwise limit the types of services offered by the Company.


    The Company plans to operate as a CLEC in numerous states and to offer a full range of local exchange services. However, the Company must obtain the approval of state regulatory authorities prior to offering CLEC services in each state. The Company currently is authorized to operate as a CLEC in California, Connecticut, Florida, Georgia, Illinois, Massachusetts, Michigan, New York, Tennessee, Texas and Washington, and is seeking or intends to seek authorization in numerous other states. However, there can be no assurance that the Company will obtain or retain such state authorization. Further, as a CLEC, the Company will be subject to additional state regulatory and service parameters, including those relating to quality control and the adequate provision of customer service. The FCC is considering substantial mandatory reductions in the rates charged by LECs to long distance service providers for local "access" (i.e., the transmission of a long distance call from the caller's location to the long distance provider's POP and from the terminating POP to the recipient of the call). CAPs, such as the Company, provide local access at rates that are discounted from the rates charged by LECs. If the FCC were to mandate reductions in LECs' local access charges, CAPs might be forced to substantially reduce the rates they charge long distance providers, resulting in lower gross margins (which, in the case of the Company, are currently negative). This could have a material adverse effect on the Company and its prospects, as well as the Company's ability to make payments on the Notes. See "Business -- Telecommunications Industry Overview," "-- Government Regulation of Telecommunications Operations" and "-- Competition in the Telecommunications Industry."



FINITE INITIAL TERM OF WIRELESS LICENSES; POTENTIAL LICENSE RENEWAL COSTS; FLUCTUATIONS IN THE VALUE OF WIRELESS LICENSES; BUILDOUT REQUIREMENTS FOR MILLIWAVE AND OTHER NEW LICENSES; TRANSFER OF CONTROL



    The FCC's current policy is to align the expiration dates of all 38 GHz licenses such that all such licenses mature concurrently and then to renew all such licenses for ten years. The initial term of all currently outstanding 38 GHz licenses, including the Company's licenses, expires in February 2001. While the Company believes that all of its Wireless Licenses will be renewed based upon FCC custom and practice establishing a presumption in favor of licensees that have complied with their regulatory obligations during the initial license period, there can be no assurance that any Wireless License will be renewed upon expiration of its initial term.


    In the NPRM, the FCC proposed auctioning licenses for currently unallocated 38 GHz channels. Given the current political climate with respect to balancing the federal budget, there is a risk that the FCC will require significant payments upon renewal of the Company's Wireless Licenses. The FCC's failure to renew, or imposition of significant charges for renewal of, one or more Wireless Licenses could have a material adverse effect on the Company.


    The Wireless Licenses are a significant asset of the Company, the value of which will depend significantly upon the success of the Company's wireless telecommunications operations and the future direction of the wireless telecommunications segment of the telecommunications industry. The value of licenses to provide wireless services also may be affected by fluctuations in the level of supply and demand for such licenses. Any assignment of a license or transfer of control by an entity holding a license is subject to certain limitations relating to the identity and status of the transferee and prior FCC approval (and in some instances state regulatory approval as it relates to the provision of telecommunications services in that state), thereby possibly diminishing the value of the Wireless

Licenses. A holder of a 38 GHz license is required to satisfy the FCC's rules and regulations relating to construction within 18 months from the license's date of grant in order to prevent revocation of the license. Of the Milliwave Licenses, 34 require such buildout prior to October 1996. The Company currently is providing construction and support services to Milliwave in connection with its buildout of the Milliwave Licenses under the terms of a services agreement between the Company and Milliwave. As the Company has secured Roof Rights in many of the cities covered by the Milliwave Licenses and anticipates securing Roof Rights in the other remaining cities, it is anticipated that all buildout requirements relating to the Milliwave Licenses will be met. There can be no assurance, however, that this will be the case.



    The Company has entered into acquisition and related agreements with each of Milliwave, Locate and Pinnacle. The transfer of licenses issued by the FCC, including 38 GHz licenses (as well as a change of control of entities holding licenses), is subject to the prior consent of the FCC, which consent generally turns on a number of factors including the identity, background and qualifications of the transferee and the satisfaction of certain other regulatory requirements. In addition, the existence of proposed channel limitations in the NPRM, which in at least one licensed area may result in the Company exceeding the proposed maximum number of licenses for that area, may result in the FCC denying consent for one or more license transfers. In light of the foregoing, there can be no assurance that the FCC will approve all or any of the proposed acquisitions or, if approved, that the FCC will not impose limitations on the ultimate number of licenses held by the Company in any particular licensed area. See "Business -- Telecommunications Services -- Wireless Fiber -- Wireless Licenses" and "-- Government Regulation of Telecommunications Operations."


CHANGES IN TECHNOLOGY, SERVICES AND INDUSTRY STANDARDS

    The telecommunications industry has been characterized by rapid technological change, changing end-user requirements, frequent new service introductions and evolving industry standards. The Company believes that its future success will depend on its ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet these evolving industry standards. The extent to which competitors using existing or currently undeployed methods of delivery of local telecommunications services will compete with the Company's Wireless Fiber services cannot be anticipated. There can be no assurance that existing, proposed or as yet undeveloped technologies will not become dominant in the future and render 38 GHz-based systems less profitable or less viable. For example, there are several existing technologies that may be able to allow the transmission of high bandwidth traffic over existing copper lines. There can be no assurance that the Company will have sufficient resources to make the investments necessary to acquire new technologies or to introduce new services that could compete with future technologies or that equipment held by the Company in inventory will not be rendered obsolete. See "Business -- Telecommunications Industry Overview."

CERTAIN FINANCIAL AND OPERATING RESTRICTIONS

    The indebtedness of the Company imposes significant operating and financial restrictions on the Company, affecting, and in certain cases limiting, among other things, the ability of the Company to incur additional indebtedness or create liens on its assets, pay dividends, sell assets, engage in mergers or acquisitions or make investments. Failure to comply with any such restrictions could limit the availability of borrowings or result in a default under the terms of any such indebtedness, and there can be no assurance that the Company will be able to comply with such restrictions. A default could result in acceleration of the Notes, in which case holders of the Notes may not be paid in full. Moreover, these restrictions could limit the Company's ability to engage in certain business transactions which the Company may desire to consummate. The Company's inability to consummate any such transaction could have an adverse effect on the Company's operations. See "Description of the Notes -- Covenants" and "Description of Certain Indebtedness."

ORIGINAL ISSUE DISCOUNT; POSSIBLE UNFAVORABLE TAX AND OTHER LEGAL CONSEQUENCES FOR HOLDERS OF NOTES AND THE COMPANY

    Although there will be no periodic payments in cash of interest on the Notes
prior to January       , 2002, original issue discount (the difference between
the stated redemption price at maturity and the issue price of the Notes) will accrue from the issue date of the Notes. Original issue discount will be included as interest income periodically (including for periods ending prior to
July       , 2001) in a United States noteholder's gross income for United
States federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain United States Federal Income Tax Considerations" for a more detailed discussion of the United States federal income tax consequences to the holders of a Note regarding the purchase, ownership and disposition of the Notes.

    Further, the Senior Notes and the Senior Subordinated Notes may be subject to the high yield discount obligation rules, in which case the Company would not be able to deduct the original issue discount attributable to the Senior Notes and the Senior Subordinated Notes until paid in cash or property. As explained in, and subject to, the discussion under "Certain United States Federal Income Tax Consequences -- Tax Consequences to U.S. Holders -- Applicable High Yield Discount Rules," the Senior Notes and the Senior Subordinated Notes each will be subject to these rules if their yield to maturity equals or exceeds a Treasury-based interest rate in effect for the month of their issuance plus five percentage points. For mid-term debt instruments issued in June 1996, such Treasury-based interest rate plus five percentage points is 11.48%, compounded semi-annually. Moreover, if the yield to maturity of the Senior Notes and the Senior Subordinated Notes each exceeds a Treasury-based interest rate in effect for the month of their issuance plus six percentage points, a portion of the original issue discount attributable to the Senior Notes and the Senior Subordinated Notes will not be deductible at all. For mid-term debt instruments issued in June 1996, such Treasury-based interest rate plus six percentage points is 12.48%, compounded semi-annually. If these high yield discount rules apply, the Company's after tax cash flow might be less than if such original issue discount were deductible when accrued.

    If a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code after the issuance of the Notes, the claim of a holder of a Note with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code. Any original issue discount that was not amortized as of any such bankruptcy filing would constitute "unmatured interest."

DEPENDENCE ON THIRD PARTIES FOR SERVICE AND MARKETING; POSSIBLE SERVICE INTERRUPTIONS AND EQUIPMENT FAILURES


    The Company's long distance resale business is dependent on utilizing the facilities of major long distance carriers to carry its customers' long distance telephone calls and, in many instances, especially during initial market penetrations, the Company's CLEC business will be dependent on the facilities of the LECs and other local exchange service providers to carry its customers' local telephone calls. The Company has agreements with long distance carriers that provide it with access to such carriers' networks and has entered or is entering into interconnect agreements with various LECs, and other CLECs, to access their local exchange facilities. Although the Company believes that it currently has sufficient access to long distance networks and will be able to obtain sufficient access to local exchange facilities, any increase in the rates or access fees charged by the owners of such facilities or their unwillingness to provide access to such facilities to the Company, as well as potential reticence of the LECs to honor appropriate provisioning and service intervals with respect to interconnection arrangements, could materially adversely affect the Company's operations. Failure to obtain continuing access to such networks and facilities also would have a material adverse effect on the Company, and could require the Company to significantly curtail or cease its operations. Further, the Company's CLEC operations will rely on leasing transmission facilities from LECs to some extent. These facilities often use copper wire for "last mile" access to end users. To the extent that the Company leases LEC facilities that use copper wire, the Company will not be able to offer potential customers the benefits of Wireless Fiber with respect to high transmission capacity. In addition, the Company's operations require that the networks leased by it, and any facilities which may be developed by the Company, operate on a continuous basis. It is not atypical for networks and switching facilities to experience periodic service interruptions and equipment failures. It is therefore possible that the networks and facilities utilized by the Company may from time to time experience service interruptions or equipment failures resulting in material delays which would adversely affect consumer confidence as well as the Company's business operations and reputation. See "Business -- Telecommunications Services -- Long Distance Services."



    The Company utilizes, in certain cases, third parties for marketing its Wireless Fiber services and maintaining its operational systems. The Company has entered into master service agreements with each of Electric Lightwave, MCImetro and Century Telephone, which allow those companies to utilize and resell the Company's Wireless Fiber services to their own customers. The Company also has an agreement with Lucent Technologies, Inc. ("Lucent") to provide field service for and network monitoring of the Company's Wireless Fiber facilities. The failure of any of these third parties to perform under their respective agreements or the loss of any of these agreements could have a material adverse effect on the Company's results of operations or its ability to service its customers. The Company plans to enter into master service agreements with other telecommunications service providers, and the failure to do so could have an adverse effect on the Company's development and results of operations. See "Business -- Telecommunications Services -- CAP Services -- Marketing."


RELIANCE ON EQUIPMENT SUPPLIER


    The Company currently purchases substantially all of its wireless telecommunications equipment, including transceivers and network monitoring equipment, from a single supplier even though there are other manufacturers of such equipment. Any reduction or interruption in supply from this supplier could have a material adverse effect on the Company until sufficient alternative supply sources are established. The Company does not manufacture, nor does it have the capability to manufacture, any of its telecommunications equipment. Although there are other manufacturers who have, or are developing, equipment that would satisfy the Company's needs, there can be no assurance that the Company would be able to replace its current primary supplier on commercially reasonable terms. In addition, no industry standard or uniform protocol currently exists for 38 GHz equipment. Consequently, a single manufacturer's equipment must be used in establishing each link. See "Business -- Telecommunications Services -- Wireless Fiber -- Wireless Fiber Links."


LINE OF SIGHT; DISTANCE LIMITATIONS IMPOSED BY RAINFALL CONDITIONS IN CERTAIN GEOGRAPHIC AREAS; ROOF RIGHTS


    In order to provide quality transmission, Wireless Fiber services require an unobstructed line of sight between two transceivers comprising a link, with a maximum distance between any two corresponding transceivers of five miles (or shorter distances in certain areas; weather conditions may necessitate distances as short as 1.1 miles between transceivers to maintain desired transmission quality). The areas in which such shorter distances are required are those where rainfall intensity and the size of the raindrops adversely impact transmission quality at longer distances. Other weather conditions, such as snow, electrical storms and high winds, have not, in the Company's experience, affected Wireless Fiber services. The establishment of Wireless Fiber services may require additional transceivers to triangulate around obstacles (such as buildings). Similarly, to establish Wireless Fiber services covering a distance in excess of five miles, additional transceivers are required to establish a chain with links no more than five miles apart. The cost of additional transceivers where required by weather, physical obstacles or distance may render Wireless Fiber uneconomical in certain instances. The Company must obtain Roof Rights (or rights to access other locations where lines of sight are available) in each building where a transceiver will be placed. The Company seeks to prequalify and obtain Roof Rights at buildings targeted by potential customers in its licensed areas in advance of anticipated orders. There can be no assurance, however, that the Company will be successful in obtaining Roof Rights necessary to establish its Wireless Fiber services in its potential markets. The Company's prequalification activities often require the payment of option fees to the owners of buildings that are being prequalified. Notwithstanding its prequalification activities, there can be no assurance that the Company will receive orders for Wireless Fiber services which allow the Company to utilize Roof Rights it obtains. See "Business -- Telecommunications Services -- Wireless Fiber -- Wireless Fiber Links."

UNCERTAINTY OF MARKET ACCEPTANCE OF WIRELESS FIBER SERVICES

    The Company has been marketing its Wireless Fiber services since December 1994 and such services currently are generating revenues that are insignificant. The Company has not obtained a significant market share in any of the licensed areas where it offers Wireless Fiber services. The provision of wireless local telecommunications services over 38 GHz represents an emerging sector of the telecommunications industry and the demand for and acceptance of Wireless Fiber services are subject to a high level of uncertainty. Despite the Company's initial success in attracting customers, there can be no assurance that substantial markets will develop for wireless local telecommunications services delivered over 38 GHz, or that, even if such markets develop, the Company will be able to succeed in positioning itself as a provider of such services or provide such services profitably. The Company's success in providing wireless broadband services is subject to a number of factors beyond the Company's control. These factors include, without limitation, historical perceptions of the unreliability and lack of security of previous microwave radio technologies, changes in general and local economic conditions, availability of equipment, changes in telecommunications service rates charged by other service providers, changes in the supply and demand for wireless broadband services, competition from wireline and wireless operators in the same market area, changes in the federal and state regulatory schemes affecting the operations of telecommunications service providers in general and wireless broadband systems in particular (including the enactment of new statutes and the promulgation of changes in the interpretation or enforcement of existing or new rules and regulations). In addition, the extent of the potential demand for wireless broadband services in the Company's market areas cannot be estimated with certainty. There can be no assurance that one or more of these factors will not have an adverse effect on the Company's financial condition and results of operations. See "Business -- Telecommunications Services."

RELIANCE ON KEY PERSONNEL

    The efforts of a small number of key management and operating personnel will largely determine the Company's success. The loss of any of such personnel could adversely affect the Company. The Company's success also depends in part upon its ability to hire and retain highly skilled and qualified operating, marketing, financial and technical personnel. The competition for qualified personnel in the telecommunications industry is intense and, accordingly, there can be no assurance that the Company will be able to hire or retain necessary personnel. See "Management."

ABSENCE OF PUBLIC MARKET

    Prior to the Offering, there has been no public market for the Notes, and the Company does not intend to apply for listing of such securities on any national securities exchange or automated quotation system. Although the Underwriter currently intends to make a market in the Notes, it is not obligated to do so, and any such market-making activities may be discontinued at any time without notice, in its sole discretion. Accordingly, no assurance can be given as to the liquidity of, or the existence of trading markets for, the Notes. See "Underwriter." The liquidity of, and trading markets for, the Notes may also be adversely affected by declines in the market for high yield securities generally and by the financial performance and prospects of the Company.

                                USE OF PROCEEDS


    The net proceeds to the Company of the Debt Offering are estimated to be approximately $192.1 million, after deducting estimated underwriting discounts and commissions and other expenses payable by the Company. The net proceeds to the Company of the Stock Offering are estimated to be approximately $104.3 million (approximately $120.0 million if the U.S. Underwriters' over-allotment option is exercised in full) after deducting estimated underwriting discounts and commissions and other expenses payable by the Company.


    The passage of the Telecommunications Act has resulted in opportunities that have caused the Company to accelerate the development and expansion of its telecommunications businesses. To capitalize on these opportunities, the Company has undertaken an expanded capital expenditure program. Prior to the enactment of the Telecommunications Act, the Company's planned capital expenditures for 1996 and 1997 were $36 million and $52 million, respectively. As a result of the Company's accelerated strategy, the Company now plans capital expenditures of $50 million and $280 million for 1996 and 1997, respectively. In addition to fueling the growth of the Company's businesses, the Company believes that its existing capital resources, which will be enhanced substantially by the proceeds of the Offerings, will allow it to negotiate more effectively with equipment suppliers and attract talented telecommunications personnel, while also providing assurance to potential customers.


    The Company intends to use the net proceeds of the Offerings (together with funds raised in the 1995 Debt Placement) for the expansion of its telecommunications operations in multiple markets, including the purchase of switching equipment, customer site equipment and related software, the acquisition of Roof Rights, the hiring of sales, marketing, engineering and customer service personnel, the development of operating and management systems, acquisitions of businesses or assets (including additional 38 GHz licenses, by auction or otherwise), other capital expenditures, and for working capital and general corporate purposes, including the funding of operating losses. As a complement to its telecommunications services, the Company may also use a portion of the proceeds to acquire rights to, develop and control certain information and entertainment content and services. The Company intends to invest approximately $35 million of the proceeds from the Stock Offering in Unrestricted Subsidiaries promptly after consummation of the Offerings. Such $35 million subsequently may be utilized without regard to the restrictions imposed by the Indentures, including for investments in highly leveraged subsidiaries, for minority investments and for investments in assets which are not "Telecommunications Assets" (as defined in the Indentures). A portion of the Company's expansion may occur through acquisitions (utilizing cash or securities of the Company) as an alternative to direct investment in the assets required to facilitate the Company's growth strategy and a portion of the net proceeds of the Offerings may be used in connection with such acquisitions. The businesses that the Company may acquire would likely consist of entities that own or control existing telecommunications facilities or entertainment and information content and services, customers or licenses to provide telecommunications services. Under agreements relating to the Milliwave and Pinnacle Acquisitions, the Company is committed to pay an aggregate of approximately $41 million in cash upon consummation of such acquisitions. Further, if the Locate Acquisition is consummated, the Company may use a portion of the proceeds of the Offerings to pay the $17.5 million promissory note to be issued to the seller (if the Company does not elect to convert the note into Common Stock). As of the date of this Prospectus, the Company has no agreement with any person to acquire or effect any acquisition of a material business or assets, except as relating to the Milliwave, Locate and Pinnacle Acquisitions.


    Management anticipates, based on current plans and assumptions relating to its operations, that the net proceeds from the Stock Offering and Debt Offering, together with existing financial resources (including proceeds raised in the 1995 Debt Placement and equipment financing arrangements which the Company intends to seek), will be sufficient to fund the Company's growth and operations for approximately 36 to 48 months following consummation of the Offerings. Management believes that the Company's capital needs at the end of such period will continue to be significant and the Company will continue to seek additional sources of capital. See "Risk Factors -- Significant Capital Requirements," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Company Overview" and "-- Liquidity and Capital Resources."

    The following table sets forth (in millions) the estimated sources and uses of funds from the Offerings:

SOURCES OF FUNDS:



Gross proceeds from the Debt Offering...............................   $200
Gross proceeds from the Stock Offering..............................    111
                                                                       ----
      Total sources of funds........................................   $311
                                                                       ----
                                                                       ----


USES OF FUNDS:



Expansion of its telecommunications operations in multiple markets, acquisitions (including additional 38 GHz licenses, by auction or otherwise), other capital expenditures and for working capital and general corporate purposes, including the funding of operating losses, and, in certain instances, for the acquisition of rights to, development and control of certain information and
  entertainment content and services................................   $221
Acquisition commitments.............................................     41
Investment in Unrestricted Subsidiaries.............................     35
Transaction fees and expenses.......................................     14
                                                                       ----
      Total uses of funds...........................................   $311
                                                                       ----
                                                                       ----

                                 CAPITALIZATION


    The following table sets forth the cash and capitalization of the Company as of March 31, 1996: (i) on a historical basis, (ii) on a pro forma basis that gives effect to the acquisitions of Milliwave, Locate, Fox/Lorber and TWL as if they occurred on March 31, 1996 (assuming that the Company does not elect to convert the $17.5 million note to the sellers of Locate into Common Stock) and
(iii) on a pro forma as adjusted basis that gives effect to the Offerings (assuming no exercise of the U.S. Underwriters' over-allotment option in the Stock Offering) as if they occurred on March 31, 1996 (and assuming an offering price of $27.625 per share of Common Stock). This table should be read in conjunction with the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.


                                                                         MARCH 31, 1996
                                                              ------------------------------------
                                                                                        PRO FORMA
                                                               ACTUAL     PRO FORMA    AS ADJUSTED
                                                              --------    ---------    -----------
                                                                         (IN THOUSANDS)
Cash, cash equivalents and short term investments..........   $203,503    $ 163,866     $ 461,064
                                                              --------    ---------    -----------
                                                              --------    ---------    -----------
Current portion of long-term debt and capital lease
obligations................................................   $ 10,314    $  28,821     $  28,821
                                                              --------    ---------    -----------
                                                              --------    ---------    -----------
Long-term debt and capital lease obligations:
  Old Senior Notes.........................................   $159,194    $ 159,194     $ 159,194
  Senior Notes offered hereby..............................      --          --           100,000
  Senior Subordinated Notes offered hereby.................      --          --           100,000
  Old Convertible Notes....................................     79,597       79,597        79,597
  Other notes..............................................      3,436        3,603         3,603
  Capital lease obligations, net of current portion........      5,810        6,047         6,047
                                                              --------    ---------    -----------
    Total long-term debt and capital lease obligations.....    248,037      248,441       448,441
                                                              --------    ---------    -----------
Stockholders' equity:
  Preferred stock of the Company, 15,000,000 shares
    authorized, 689 shares issued and held in treasury, 0
outstanding................................................        689          689           689
  Common Stock, $.01 par value, 75,000,000 shares
    authorized, 29,740,306 shares issued and 27,233,543
    shares outstanding, 33,207,739 shares issued and
    30,700,976 shares outstanding on a pro forma basis,
    37,207,739 shares issued and 34,700,976 shares
    outstanding on an as adjusted basis (1)................        297          332           372
  Additional paid-in capital...............................    103,989      190,124       294,358
  Accumulated deficit......................................    (52,010)     (52,010)      (52,010)
                                                              --------    ---------    -----------
                                                                52,965      139,135       243,409
  Less: treasury stock.....................................    (39,677)     (39,677)      (39,677)
       Deferred compensation...............................       (997)        (997)         (997)
       Unrealized loss on long term investments............     (1,339)      (1,339)       (1,339)
                                                              --------    ---------    -----------
  Total stockholders' equity...............................     10,952       97,122       201,396
                                                              --------    ---------    -----------
    Total capitalization...................................   $258,989    $ 345,563     $ 649,837
                                                              --------    ---------    -----------
                                                              --------    ---------    -----------


- ------------


(1) Does not include (i) an aggregate of 1,075,299 shares of Common Stock issuable upon exercise of options granted or which may be granted under the 1992 Plan, (ii) an aggregate of 3,500,000 shares of Common Stock issuable upon exercise of options granted or which may be granted under the 1995 Plan, (iii) 6,026,250 shares of Common Stock issuable upon exercise of other outstanding options and warrants and (iv) 4,699,211 shares of Common Stock which may be issued upon conversion of the Old Convertible Notes (assuming they are converted on October 23, 1996, the first date on which conversion may occur) and certain other convertible debt. See "Description of Certain Indebtedness" and notes 17, 18 and 22 to the Consolidated Financial Statements. The exercise and conversion prices of the foregoing securities are all below the current market price of the Common Stock as of the date of this Prespectus. Assumes the issuance of 3,400,000 shares of common stock in connection with the Milliwave Acquisition.

                            SELECTED FINANCIAL DATA

    The selected financial data presented below, as of and for the two years ended February 28, 1994 and 1995 and for the ten months ended December 31, 1995, have been derived from the Company's consolidated financial statements which have been audited by Grant Thornton LLP, independent certified public accountants. The selected financial data presented below as of and for the three months ended March 31, 1995 and 1996 and the ten months ended December 31, 1994 have been derived from unaudited consolidated financial statements of the Company. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. This data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the pro forma and historical consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                               YEAR ENDED         TEN MONTHS ENDED      THREE MONTHS ENDED
                                              FEBRUARY 28,          DECEMBER 31,             MARCH 31,
                                           ------------------    -------------------    -------------------
                                            1994       1995       1994        1995       1995      1996(1)
                                           -------    -------    -------    --------    -------    --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales:
 Telecommunications(2)..................   $ 8,505    $14,909    $13,420    $ 13,136    $ 2,219    $ 10,217
 Information services...................     --           474        193       2,648        844         771
 Merchandising..........................     7,120     10,182      8,405      13,987      3,095       3,521
                                           -------    -------    -------    --------    -------    --------
     Total net sales....................    15,625     25,565     22,018      29,771      6,158      14,509
Operating income (loss):
 Telecommunications.....................      (744)    (3,423)    (2,067)     (6,945)    (1,381)     (2,917)
 Information services...................     --          (117)      (115)        238         66         (30)
 Merchandising..........................       223        307        329         756         79         100
 General corporate......................    (1,547)    (2,378)    (1,609)     (3,861)    (1,033)     (1,771)
                                           -------    -------    -------    --------    -------    --------
     Total operating loss...............    (2,068)    (5,611)    (3,462)     (9,812)    (2,269)     (4,618)
Interest expense........................       744        637        505       7,630        184       8,815
Interest income.........................      (109)      (385)      (297)     (2,890)      (125)     (3,057)
Other expenses, net(3)..................     5,687      1,367        948       1,305        599         194
Net loss(4).............................    (8,195)    (7,230)    (4,618)    (15,857)    (2,927)    (10,699)
Net loss per common share(4)............   $ (1.06)   $ (0.42)   $ (0.28)   $  (0.70)   $ (0.15)   $  (0.39)
Weighted average common shares
outstanding.............................     7,719     17,122     16,609      22,770     19,935      27,214

OTHER FINANCIAL DATA:
Capital expenditures....................   $   307    $ 1,816    $ 1,465    $  8,652    $   555    $  2,588
EBITDA(5)(6)............................    (1,845)    (5,179)    (3,116)     (8,952)    (2,138)     (3,771)
Ratio of earnings to fixed charges(7)...     --         --         --          --         --          --

                                                               AS OF              AS OF          AS OF
                                                            FEBRUARY 28,       DECEMBER 31,    MARCH 31,
                                                         ------------------    ------------    ---------
                                                          1994       1995          1995          1996
                                                         -------    -------    ------------    ---------
                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Cash, cash equivalents and short term investments.....   $   719    $ 3,156      $211,701      $ 203,503
Property and equipment, net...........................     1,301      2,663        15,898         18,089
Total assets..........................................    14,610     29,509       285,363        280,473
Current portion of long-term debt and capital lease
obligations...........................................     2,851        332         9,643         10,314
Long-term debt and capital lease obligations, less
 current portion and discount.........................     3,084      5,165       240,455        248,037
Stockholders' equity..................................     4,719     18,280        21,752         10,952


                                                  (footnotes begin on next page)

- ------------

(1) In the first quarter of 1996, the Company settled a dispute with another carrier regarding the unauthorized switching of the Company's customers to the other carrier. The Company recognized revenue of approximately $1.5 million and cost of sales of approximately $850,000 in connection with this settlement, the majority of which related to minutes of use during that quarter.

(2) The Company has generated nominal revenues from its Wireless Fiber services.

(3) For the year ended February 28, 1994, principally represents noncash expense of $5.3 million consisting of the difference between the exercise prices of certain options granted in connection with the Company's initial public offering in April 1991 and the market value of the underlying shares of Common Stock on the date such options became exercisable.

(4) For the year ended February 28, 1994, net loss includes an extraordinary gain of approximately $0.2 million from the extinguishment of debt ($.03 per share).

(5) EBITDA consists of loss before interest, income taxes, depreciation and amortization and other income and expense (see footnote (3) above). EBITDA is provided because it is a measure commonly used in the telecommunications industry. It is presented to enhance an understanding of the Company's operating results and is not intended to represent cash flow or results of operations in accordance with generally accepted accounting principles for the periods indicated. See the Company's Consolidated Financial Statements contained elsewhere in this Prospectus.

(6) EBITDA was insufficient to cover interest expense for the years ended February 28, 1994 and 1995, the ten months ended December 31, 1994 and 1995 and the three months ended March 31, 1995 and 1996.


(7) For the years ended February 28, 1994 and 1995, the ten months ended December 31, 1994 and 1995 and the three months ended March 31, 1995 and 1996, earnings were insufficient to cover fixed charges by $8.5 million, $7.2 million, $4.6 million, $15.9 million, $2.9 million and $10.6 million, respectively. On a pro forma basis, giving effect to the acquisitions of Milliwave, Locate, Fox/Lorber, TWL and Avant-Garde, the Everest Financing and the issuance of the Old Notes, as if they occurred at the beginning of the respective periods, earnings were insufficient to cover fixed charges by $43.9 million and $12.8 million for the ten months ended December 31, 1995 and the three months ended March 31, 1996, respectively, and $68.1 million and $19.9 million on a pro forma as adjusted basis giving effect to the Transactions for the ten months ended December 31, 1995 and the three months ended March 31, 1996, respectively. Fixed charges consist of interest charges and amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized, and that portion of rental expense (one-third) that the Company believes to be representative of interest. For the twelve months ended December 31, 1995 on a pro forma basis and a pro forma as adjusted basis giving effect to the Transactions, earnings were insufficient to cover fixed charges by $51.5 million and $80.7 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion includes certain forward-looking statements. For a discussion of important factors, including, but not limited to, continued development of the Company's businesses, actions of regulatory authorities and competitors, and other factors that could cause actual results to differ materially from the forward-looking statements, see "Risk Factors" and the Company's periodic reports incorporated herein by reference.

COMPANY OVERVIEW

    The Company provides local and long distance telecommunication services in the United States. As a complement to its telecommunications operations, the Company produces and distributes information and entertainment content. The Company also maintains a consumer products company with distribution through national retailers in the United States and Canada.

    The Company operates its businesses through its wholly-owned subsidiaries as follows:

        . WinStar Wireless, Inc. ("WinStar Wireless") is a CAP that provides Wireless Fiber-based local access services in many major metropolitan areas via the Company's digital wireless capacity in the 38 GHz portion of the radio spectrum. Wireless Fiber services currently are marketed to long distance carriers, CAPs, CLECs, CMRS service providers and LECs, as well as businesses, government agencies and institutions.

        . WinStar Telecommunications, Inc. ("WinStar Telecom") is a CLEC that recently commenced providing local exchange services and seeks to become a value-added, economical alternative to the LECs, particularly through the exploitation of the Company's Wireless Fiber capabilities, in substantially all of the metropolitan areas covered by the Company's Wireless Licenses. WinStar Telecom markets its services primarily to small- and medium-sized businesses.

        . WinStar Gateway Network, Inc. ("WinStar Gateway") is a long distance telecommunications services reseller that provides service primarily to residential customers.

        . WinStar New Media Company, Inc. ("WinStar New Media") produces and distributes, domestically and abroad, information and entertainment content, principally nonfiction and international programming and nationally syndicated sports radio programming.

        . WinStar Global Products, Inc. ("WinStar Global Products"), which was acquired by the Company prior to its entry into the telecommunications industry, designs, manufactures, markets and distributes personal care products, principally bath and hair care products, and sells primarily through large retailers, including mass merchandisers, discount stores, department stores and national and regional drug store chains.

    Perceiving emerging opportunities in an increasingly procompetitive telecommunications industry, the Company shifted its focus in 1992 from marketing consumer products to providing telecommunications services, and entered the telecommunications business in 1993 with its acquisition of WinStar Gateway. Substantially all of the Company's revenues have historically been generated through its long distance telecommunications, information and entertainment, and consumer products businesses. In 1994, the Company positioned itself for entrance into the local telecommunications market with the acquisition of Avant-Garde, the original holder of many of the Wireless Licenses. Utilizing the Wireless Licenses, the Company (through WinStar Wireless) entered the local access services market as a CAP in December 1994 and currently provides Wireless Fiber-based local access services to a limited number of customers, generating nominal revenues to date. In April 1996, the Company (through WinStar Telecom) entered the local exchange services market as a CLEC, and currently provides such services only on a resale basis in New York City.

    The passage of the Telecommunications Act of 1996 has resulted in opportunities that have caused the Company to accelerate the development and expansion of its telecommunications businesses. The Company's entry into the local exchange services market, along with the continued development and expansion of the Company's local access business, will require significantly larger amounts of capital expenditures for the construction of Wireless Fiber and switch-based infrastructure on a city-by-city basis, for working capital and for funding of operating losses during the next several years. In connection with its CLEC business, the Company will seek to install its own switches and remote nodes and utilize its Wireless Fiber capacity, together with facilities leased or purchased from other carriers, to originate and terminate local traffic. The faster the Company's rollout of its CLEC business, the greater the near term operating losses and capital expenditures will be. In addition, the Company intends to expand its Wireless Fiber-based CAP business because its CAP business will serve a significant portion of the local access needs of the Company's CLEC business, including for backbone interconnections of hub, main switch and local nodes sites to be created by the Company in connection with its CLEC operations, and for the origination and termination of local traffic generated by the Company's local exchange customers.

REVENUES

    The Company anticipates that the revenues generated by the operations of its telecommunications businesses will represent an increasingly larger percentage of the Company's consolidated revenue as the Company expands into the local telecommunications services market. Factors driving the mix of revenues are as follows:


        . CLEC revenues will be driven primarily by the number of local exchange circuits installed and in service. Customers generally are billed a flat monthly fee plus a per-minute usage charge or fraction thereof. Revenue growth depends on the introduction of local exchange services in new cities, the purchase and installation of switches to service those areas, and the addition of new customers. Additionally, if bundled services, such as long distance and Internet access, are purchased by the Company's customers, revenue per circuit will increase. Other anticipated sources of revenue include resale agreements for CMRS services, advanced data services, broadband data transmission services and video conferencing. The Company believes that as its local exchange services business grows, it will become the most significant component of the Company's revenues. The Company currently is generating revenues from this business that are insignificant. The Company does not expect significant revenues from its CLEC business during 1996. Local exchange services that are offered by the Company on a resale basis can be provided, and revenues generated thereby, shortly after receipt of customer orders. Currently, the sales cycle for the resale of local exchange services is approximately one to three weeks in duration. The Company anticipates that the sales cycle for local exchange services provided using its Wireless Fiber capabilities and its own switches will be approximately the same duration as that experienced in the resale of local exchange services. CLECs, including the Company, currently set prices at a discount to those charged by LECs. The Company anticipates significant ongoing price reductions for provision of local exchange services, including those provided by the Company, in the future.



        . CAP revenues are driven primarily by the number of Wireless Fiber links in service and the capacity of each link (i.e., T-1s or DS-3s). Customers generally are billed at a fixed monthly rate per unit of capacity. Since the Company's local access customers have been, and will likely continue to be, predominantly telecommunications service providers, the addition or loss of several major customers would have a material impact on this business. The Company currently is generating revenues from this business that are insignificant. The Company does not expect significant revenues from its CAP business during 1996. The Company's local access services are sold through a sales cycle that has averaged 9 to 12 months in duration because of the need to (i) demonstrate the efficacy and reliability of Wireless Fiber-based services to potential customers, as such services involve technology that is relatively new to the United States telecommunications industry and (ii) acquire the Roof Rights to install the Wireless Fiber links necessary to address the specific requirements of a customer. The Company believes that this sales cycle will become shorter going forward as (i) the efficacy and reliability of Wireless Fiber services become more widely accepted in the industry (thereby shortening or eliminating the customer education phase of the sales cycle), (ii) the Company's strategy of prequalifying buildings for Roof Rights results in the acquisition of key locations that will enable the Company to more rapidly address the specific requirements of many potential customers and (iii) existing customers broaden their use of the Company's Wireless Fiber services, especially those which have entered into master service agreements with the Company. CAPs, including the Company, currently set prices at a discount to those charged by LECs. The Company anticipates significant ongoing price reductions for CAP services, including those provided by the Company, in the future. See "Risk Factors--Uncertainty of Market Acceptance of Wireless Fiber Services."



        . Long distance telecommunications services revenues are driven principally by the size and type of the customer base, with the largest percentage of the Company's long distance telecommunications services revenues currently derived from residential customers. Customers are billed on the basis of minutes or fractions thereof. New customers are generated through agent programs, affinity group programs and direct marketing. It is expected that in the future, larger percentages of the Company's long distance telecommunications service revenues will be derived from direct sales efforts to smaller- and medium-sized businesses as well as from customers which are purchasing local exchange services through the Company's CLEC business. In addition, the Company has established strict guidelines on agent marketing programs which it anticipates may make it less attractive as an underlying carrier to those independent marketing companies which primarily rely on contests and similar programs in marketing to long distance service customers. These programs in the past have been responsible for providing the substantial majority of the Company's long distance revenues. Therefore, the discontinuance of these programs will make it substantially more difficult to replace lost customers and to generate new customers until the Company has developed and implemented satisfactory replacement programs. The Company expects that long distance telecommunications revenues will decrease in the third quarter of 1996.
    See "Risk Factors - Competition."



        . Information and entertainment content revenues are generated principally by (i) sales of content, such as documentaries and foreign films, to traditional content customers, such as cable networks, (ii) sales of content to new media distribution channels, such as on-line services,
    (iii) sales of advertising and (iv) the bundling of content with the Company's telecommunications services. Revenues also are driven by the size and quality of the Company's programming library and the release of new programs, which affects quarter to quarter comparability.



        . Consumer products revenues are driven principally by the number of national retailers in the Company's customer base. The Company obtains shelf space through such large retailers, and the addition or loss of several large retailers can have a significant effect on the revenues of the Company's consumer products business. Product sell-through and new product introductions also play an important role in the Company's relationships with its customers.


COSTS

    Factors relating to costs are as follows:


        . Costs associated with the Company's CLEC business will include significant up-front capital expenditures for the development of the infrastructure required to provide the Company's own local exchange services, including expenditures relating to interconnection (i.e., the use of LEC facilities to terminate calls), purchases of switching equipment, 38 GHz radios and site acquisition fees and expenses (including option fees for the prequalification of buildings for Roof Rights). In addition, the Company will have substantial start-up costs related to its CLEC business that will not be capitalized, including costs of engineering, marketing, administrative and other personnel, who will be needed in advance of related revenues. When the Company commences operations in a city, it will initially resell the local exchange services of LECs or other CLECs. The Company will carry more of its traffic on its own facilities as it develops and installs the switches, radios and interconnections required to provide services in a particular city. However, the Company always will carry significant amounts of its traffic over leased facilities at lower margins. The resale of local exchange services typically will result in greater operating costs than the provision of services over the Company's own facilities and such costs will therefore decrease as a percentage of total CLEC operating costs as the Company begins to provide more services over its own facilities. Additionally, site acquisition and switch costs will become a lower percentage of cost per minute of service as more buildings are connected and as the Company increases the number of customers and lines per building. The Company is following a city-by-city, building-centric network plan to establish its own local exchange services facilities. The up-front capital costs of establishing the initial infrastructure required for the Company to provide its own local exchange services are substantial and much greater than those relating to the Company's CAP business.



        . Costs associated with the Company's CAP business include site acquisition (including option fees for the prequalification of buildings for Roof Rights) and equipment related fees and expenses, including costs incurred in connection with the acquisition of Roof Rights and the purchase of 38 GHz radios. In addition, the Company will continue to incur substantial start-up costs related to its CAP business that will not be capitalized, including costs of engineering, marketing, administrative and other personnel who will be needed in advance of related revenues. The Company anticipates that the cost per Wireless Fiber link will be reduced as increased traffic is generated in buildings in which the Company already has established service and the Company qualifies for volume discounts from its principal equipment vendors. The Company also expects that equipment costs will continue to drop as technological improvements are made and more vendors begin to offer 38 GHz radios and other equipment. The initial costs to complete a Wireless Fiber link and initiate services across that link are much less than those required by the Company's CLEC business because of the additional costs related to establishing CLEC services, such as those related to the purchasing of switches and customer-site equipment.


        . Costs associated with the Company's long distance business include expenses related to resalable minutes purchased from major carriers, and accordingly fluctuate with revenue. Typically, reductions of such costs are achieved through negotiated volume rebates and competitive contract pricing. Generally, the Company is obligated to generate certain minimum monthly usage with its long distance carriers and may be required to pay an underutilization fee in addition to its monthly bill equal to a certain percentage of the difference between such minimum commitments and the traffic actually generated by the Company. The Company has never paid or been required to pay any underutilization charges.


        . The Company's information services businesses have both production and distribution costs. Film production costs include those related to producing original products and licensing third-party products and are capitalized as incurred and are expensed as productions are completed. Overhead costs in the production division are also capitalized and allocated to films in progress, and are subsequently expensed as such films are completed. The distribution divisions incur royalty costs payable to third-party producers and selling costs, both of which vary directly with sales of acquired product, as well as administrative costs, substantially personnel related costs, which are primarily fixed in nature and which are expensed as incurred.


        . Costs associated with the Company's consumer product business fluctuate with material and labor component pricing. A large percentage of material components are sourced overseas, and are purchased in United States dollars. The Company seeks to lower product costs through improved material sourcing. See "-- Liquidity and Capital Resources."

RESULTS OF OPERATIONS

    THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31, 1995

    Net sales for the three months ended March 31, 1996 increased by $8,351,000, or 136%, to $14,509,000, from $6,158,000 for the three months ended March 31, 1995. This increase was principally attributable to increased revenues generated by the Company's telecommunications businesses, which had revenues of approximately $10.2 million during the three months ended March 31, 1996, compared with $2.2 million for the three months ended March 31, 1995. In the first quarter of 1996, the Company settled a dispute with another carrier regarding the unauthorized switching of the Company's customers to the other carrier. The Company recognized revenue of approximately $1.5 million and cost of sales of approximately $850,000 in connection with the settlement, the majority of which related to minutes of use during that quarter.

    Cost of sales for the three months ended March 31, 1996 increased by $3,975,000, or 86%, to $8,573,000, from $4,599,000 for the first three months ended March 31, 1995. The increase is principally attributable to costs of purchasing additional long distance minutes from third-party carriers to support increased telecommunications traffic.

    Gross profit for the three months ended March 31, 1996 increased by $4,376,000, or 280%, to $5,936,000, from $1,559,000 for the three months ended
March 31, 1995. Gross profit as a percentage of net sales increased to 40.9% for the three months ended March 31, 1996, from 25.3% for the three months ended March 31, 1995. The increase was primarily attributable to improving margins in the Company's telecommunications businesses, which was positively impacted during the first quarter by lower cost of sales for its long distance business achieved through reduced carrier costs and volume rebates resulting from renegotiated contracts with long distance service carriers.

    Selling, general and administrative expenses increased by $6,422,000 to $10,192,000 or 70.2% of net sales, for the three months ended March 31, 1996, from $3,770,000, or 61.2% of net sales, for the comparable period of the prior year. The increase in personnel employed in the telecommunications businesses, along with selling costs associated with increased revenues in the long distance telephone business, accounted for approximately 86% of the increase. Corporate general and administrative expenses accounted for approximately 11% of the total increase, reflecting the expense of continued expansion of the Company's executive, finance, information and human resource personnel and systems. For the reasons noted above, the operating loss for the three months ended March 31, 1996 was $4,618,000, compared with $2,269,000 for the three months ended March 31, 1995.

    Interest expense for the three months ended March 31, 1996 was $8,815,000, compared with $184,000 for the three months ended March 31, 1995. The increase was primarily attributable to $7,834,000 in interest accreted on the Old Notes but not payable in cash during the current quarter.

    Interest income for the three months ended March 31, 1996 increased by $2,932,000, to $3,057,000, from $125,000 for the three months ended March
31, 1995. The increase is attributable to earnings on the proceeds of the 1995 Debt Placement, which raised net proceeds of $214.5 million.

    Other expense generally consists of amortization of intangibles, equity in income (loss) of unconsolidated subsidiaries and various other items. Other expense, net, for the three months ended March 31, 1996 decreased by $405,000, to $195,000, from $599,000 for the three months ended March 31, 1995. During the three months ended March 31, 1995, the Company recorded an expense of $537,000 representing its equity interest in the losses of Avant-Garde. As a result of the merger of Avant-Garde into a subsidiary of the Company, the Company began to include all of Avant-Garde's revenues and expenses in its consolidated statement of operations effective July 17, 1995, and therefore this expense does not appear in the statement of operations for the quarter ended March 31, 1996. In addition, the cost of the acquisition of Avant-Garde has been allocated primarily to licenses, and the amortization of this asset caused an increase in amortization expense from $63,000 for the three months ended March 31, 1995 to $195,000 for the three months ended March 31, 1996.

    For the reasons noted above, the net loss for the three months ended March 31, 1996 was $10,699,000, compared with a net loss of $2,927,000 for the first three months of 1995.

    TEN MONTHS ENDED DECEMBER 31, 1995 COMPARED TO THE TEN MONTHS ENDED DECEMBER 31, 1994

    Net sales for the ten months ended December 31, 1995 increased by $7,753,366, or 35.2%, to $29,771,472, from $22,018,106 in the comparable period of the prior year. This increase was attributable to increased revenues in the Company's information and entertainment services and consumer products merchandising subsidiaries. During the ten months ended December 31, 1995, WinStar Wireless had only nominal revenues. WinStar New Media, which reported nominal revenues in the prior year, had revenues of approximately $2,648,000 for the ten months ended December 31, 1995, related primarily to the completion of certain documentary television products. WinStar Global Products also experienced an increase in revenue of approximately $5,664,000, primarily due to the growth in sales volume of its bath and body product lines.

    Cost of sales for the ten months ended December 31, 1995 increased by $4,785,000, or 32%, to $19,546,000, from $14,761,000 for the ten months ended
December 31, 1994. The increase was principally attributable to the growth in the Company's information services and consumer products businesses.

    Gross profit for the ten month ended December 31, 1995 increased by $2,968,000, or 41%, to $10,225,000, from $7,257,000 for the ten months ended
December 31, 1994. Gross profit as a percentage of sales increased to 34.3% for the ten months ended December 31, 1995, compared to 33.0% in the comparable period of the prior year. The increase was principally attributable to an increase in gross margins at WinStar Global Products resulting from sales price increases and product cost decreases relating to better material pricing and factory efficiencies.

    Selling, general and administrative expenses increased by $9,292,277 to $19,266,466, or 64.7% of net sales, for the ten months ended December 31, 1995, from $9,974,189, or 45.3% of net sales, in the comparable period of the prior year. The acquisition of Avant-Garde and the consolidation of that entity's results of operations into the Company's financial statements from July 17, 1995 onward, as well as the growth in the administrative infrastructure at WinStar Wireless, accounted for approximately 36% of the total increase. In particular, expenses were incurred to develop operating systems, to market services to targeted customers and to prepare for future growth in the wireless business. Corporate general and administrative expenses accounted for approximately 23% of the total increase because of the hiring of additional personnel and the expansion of the Company's infrastructure to manage future growth in the wireless business. Selling and marketing expenses incurred by WinStar Global Products to service increased revenues accounted for approximately 22% of the total increase.

    For the reasons noted above, the operating loss for the ten months ended December 31, 1995, was $9,811,629, compared to an operating loss of $3,462,037 in the comparable period of the prior year.

    Interest expense increased by $7,125,000 to $7,630,000 for the ten months ended December 31, 1995, from $505,000 for the ten months ended December 31, 1994, reflecting principally the non-cash accretion of interest to the Old Notes.

    Interest income for the ten months ended December 31, 1995 increased by $2,593,000, to $2,890,000, compared with $297,000 for the same period during the prior year. The increase was attributable to earnings on the 1995 Debt Placement, which raised net proceeds of $214.5 million.

    Other expense, net, for the ten months ended December 31, 1995 increased by $357,000, to $1,306,000, compared with $949,000 for the same period of the prior year. The cost of the acquisition of Avant-Garde has been allocated primarily to the 38 GHz licenses held by Avant-Garde at the time of the acquisition, and the amortization of this asset beginning in June 1995, when such licenses were placed into service, caused an increase in amortization expense of $258,000.

    For the reasons noted above, the Company reported a net loss of $15,857,459 for the ten months ended December 31, 1995, compared to a net loss of $4,618,358 in the comparable period of the prior year.

    YEAR ENDED FEBRUARY 28, 1995 COMPARED TO YEAR ENDED FEBRUARY 28, 1994

    Net sales for the year ended February 28, 1995, were $25,564,760, up 63.6% from the prior year's sales of $15,625,019. During the year ended February 28, 1995, WinStar Gateway reported net sales of $14,909,225, compared to net sales of $8,505,282 in the year ended February 28, 1994, an increase of 75.3%. Sales growth resulted primarily from growth in the customer base at WinStar Gateway. WinStar Global Products also experienced substantial sales growth, from $7,119,737 in the year ended February 28, 1994, to $10,182,143 in the year ended February 28, 1995, an increase of 43%. This increase was attributable to approximately $3,600,000 in additional sales from the bath and body product line acquired in the year ended February 28, 1994, as well as growth in the personal care products line. These sales increases were offset by a reduction of approximately $1,200,000 in sales from discontinued business lines. WinStar New Media generated $473,392 in sales in the year ended February 28, 1995, its first year of operation.

    Cost of sales for the year ended February 28, 1995 increased by $6,990,000, or 65%, to $17,703,000, from $10,712,000 for the year ended February 28, 1994.
The increase is principally attributable to the growth in the Company's long distance telephone and consumer products businesses.

    Gross profit for the year ended February 28, 1995 increased by $2,949,000, or 60%, to $7,862,000, from $4,913,000 for the year ended February 28, 1994.
Gross profit as a percentage of sales was 30.8% in the year ended February 28, 1995, compared to 31.4% in the prior year. The slight decrease is attributable to certain one-time charges recorded at WinStar Gateway relating to contractual payments due to the Company's telecommunications providers.

    Selling, general and administrative expenses increased by $5,800,946 to $12,688,859, or 49.6% of net sales, for the year ended February 28, 1995, from $6,887,913, or 44.1% of net sales, for the prior year. The increase was attributable to increased operating expenses related to the growth of WinStar Gateway and WinStar Global Products, the build up of the corporate infrastructure to identify, acquire and manage opportunities for the Company's continued telecommunications growth, and start-up expenses associated with WinStar Wireless, offset by a reduction of expenses related to discontinued business lines. The Company also recorded a restructuring charge of $607,609 and other non-recurring charges of $481,872 in the year ended February 28, 1995, related to its WinStar Gateway subsidiary. These charges include termination costs for previous executive, management, and staff personnel as well as other charges taken in connection with sales programs and other initiatives implemented by previous management. For the reasons noted above, the operating loss for the year ended February 28, 1995, was $5,611,436, compared to an operating loss of $2,067,521 in the prior year.

    Interest expense decreased to $637,000 in the year ended February 28, 1995 from $744,000 in the prior year. This improvement was due to the use of approximately $2,000,000 in promissory notes by the holders thereof for the payment of the exercise price of certain warrants.

    Other expense, net, for the year ended February 28, 1995 decreased by $4,321,000, to $1,366,000, from $5,687,000 for the year ended February 28, 1994.
In the year ended February 28, 1994, the Company recorded a non-cash expense of $5,316,667 related to certain stock options issued in connection with the Company's initial public offering in 1991, and an expense of $292,376 related to discontinued business lines. The Company also recorded an extraordinary gain of $194,154 resulting from the settlement of debt at a discount. These situations did not recur in the year ended February 28, 1995. This decrease in other expense was offset in part by the Company's proportionate share of expenses incurred by Avant-Garde, aggregating $1.1 million.

    For the reasons noted above, the Company reported a net loss of $7,230,195 for the year ended February 28, 1995, compared to a net loss of $8,195,468 for the year ended February 28, 1994.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has incurred significant operating and net losses due in large part to the development of its telecommunications services business, and anticipates that such losses will increase as the Company accelerates its growth strategy. Historically, the Company has funded its operating losses and capital expenditures through public and private offerings of debt and equity securities and from credit facilities. Cash used to fund negative EBITDA during the three months ended March 31, 1996, the ten months ended December 31, 1995 and the fiscal years ended February 28, 1995 and 1994 was $3.7 million, $9.0 million, $5.2 million and $1.8 million, respectively. The Company raised net proceeds of approximately $214.5 million from the 1995 Debt Placement to fund the expansion of its CAP business. Interest expense on that debt does not require payments of cash for the first five years. At March 31, 1996 and December 31, 1995, working capital was $209 million and $215 million, respectively, including cash, cash equivalents and short term investments of $204 million and $212 million, respectively.

    The passage of the Telecommunications Act has resulted in opportunities that have caused the Company to accelerate the development and expansion of its telecommunications businesses. To capitalize on these opportunities, the Company has undertaken a plan to expand and accelerate its capital expenditure program. Capital expenditures for the three months ended March 31, 1996, the ten months ended December 31, 1995 and the fiscal years ended February 28, 1995 and 1994 were $2.6 million, $8.7 million, $1.8 million and $0.3 million, respectively, and, prior to the enactment of the Telecommunications Act, the Company's planned capital expenditures for 1996 and 1997 were estimated at $36 million and $52 million, respectively. As a result of the acceleration of the development and expansion of the Company's telecommunications businesses, the Company now plans capital expenditures of $50 million and $280 million for 1996 and 1997, respectively.

    A significant portion of the Company's increased capital requirements will result from the rollout of the Company's CLEC business on a nationwide basis. The Company has begun to build a direct sales force, has opened its first sales office in New York City and is in the process of expanding into other metropolitan areas. Additionally, the Company is in the process of ordering switching and other network equipment to be placed in key markets. Accordingly, the Company expects that its working capital, capital expenditure needs and selling, general and administrative expenses will continue to increase as this expansion takes place, which will accelerate the Company's need for additional capital.

    The Company has two credit facilities and an equipment lease financing facility, with a total of $14.6 million outstanding thereunder as of March 31, 1996. Management believes that upon expiration in 1996, these facilities will be either renewed or replaced. In the event that they are not renewed or replaced, the Company will repay amounts outstanding with cash on hand.


    The Company also has commitments (i) to purchase $15.6 million of 38 GHz radios from P-Com (as defined below), (ii) to purchase up to $5 million of Internet access services from Digex, (iii) to pay an aggregate of approximately $41 million upon consummation of the Milliwave Acquisition and Pinnacle Acquisition and (iv) to pay $17.5 million upon consummation of the Locate Acquisition.



    The proceeds of the Offerings will be used principally to fund the capital expenditures and operating losses resulting from the accelerated development and expansion of the Company's telecommunications businesses and for investments in Unrestricted Subsidiaries. In addition to enabling the growth of the Company's businesses, the Company believes that its existing capital resources, which will be enhanced substantially by the proceeds of the Offerings, will allow it to negotiate more effectively with equipment suppliers and attract talented telecommunications personnel, while also providing assurance to potential customers. Management anticipates, based on current plans and assumptions relating to its operations, that the net proceeds from the Stock Offering and Debt Offering, together with existing financial resources (including proceeds raised in the 1995 Debt Placement) and equipment financing arrangements which the Company intends to seek, will be sufficient to fund the Company's growth and operations for approximately 36 to 48 months following the consummation of the Offerings.

Management believes that the Company's capital needs at the end of such period will continue to be significant and the Company will continue to seek additional sources of capital. The Company anticipates that it will be able to raise sufficient capital to implement its accelerated plan. Further, in the event the Company's plans or assumptions change or prove to be inaccurate, or if the Company successfully consummates any acquisitions of businesses or assets (including additional 38 GHz licenses, by auction or otherwise), the Company may be required to seek additional sources of capital sooner than currently anticipated. Sources of additional capital may include public and private equity and debt financings, sales of nonstrategic assets and other financing arrangements. There can be no assurance that the Company will be able to obtain financing, or, if such financing is available, that the Company will be able to obtain it on acceptable terms. Failure to obtain additional financing, if needed, could result in the delay or abandonment of some or all of the Company's development and expansion plans, which would have a material adverse effect on the Company's business and could adversely affect the Company's ability to service its debt.

                                    BUSINESS

GENERAL


    The Company delivers telecommunications services in the United States as a CAP, CLEC, and long distance and private network services provider. Beginning in the third quarter of 1996, the Company also plans to offer Internet access services. The Company utilizes its Wireless Fiber services as a key component of its transmission capabilities. As a complement to its telecommunications operations, the Company produces and distributes information and entertainment content.


    Wireless Fiber services deliver high quality transmission via digital, wireless capacity in the 38 GHz portion of the radio spectrum, where the Company is the holder of the largest aggregate amount of 38 GHz bandwidth in the United States pursuant to Wireless Licenses granted by the FCC. The Wireless Licenses enable the Company to provide Wireless Fiber services in the 31 most populated MSAs in the United States, including Atlanta, Boston, Chicago, Los Angeles, New York and San Francisco, among others, and 41 of the 45 most populated MSAs. The MSAs covered by the Wireless Licenses include more than 100 cities with populations exceeding 100,000, and encompass an aggregate population of almost 110 million. By exploiting its Wireless Fiber capabilities, the Company seeks to become a value-added, economical provider of local telecommunications services and an attractive alternative to the LECs, such as the RBOCs, in substantially all of the metropolitan areas covered by the Wireless Licenses.

    The Company believes that its Wireless Fiber services provide it with certain critical competitive advantages in the evolving telecommunications market. The Company's Wireless Fiber services are engineered to provide 99.999% reliability, with a 10-13 bit error rate (unfaded), performance equivalent to that provided by fiber optic-based networks and exceeding that generally provided by copper-based networks. The Company's Wireless Fiber services provide a high capacity, cost-effective solution for voice and broadband applications, providing data transfer rates equivalent to fiber-optic products and significantly exceeding those provided by the fastest dial-up modems and ISDN lines. The above-ground, installation-to-meet-demand nature of the Company's Wireless Fiber services enables the Company to provide services to a customer more quickly and less expensively than telecommunications providers that rely on the installation of fiber optic- or copper-based lines for connection to customer locations.

TELECOMMUNICATIONS INDUSTRY OVERVIEW

    The telecommunications industry is being reshaped by the deregulation of telecommunications markets, growing demand for high speed, high capacity digital telecommunications services and rapid advances in wireless technologies, including 38 GHz-based technology. The long distance market has been opened to competition for more than a decade and current deregulation is now allowing new competitors to enter into the local telecommunications markets to compete with the incumbent LECs in all aspects of local telecommunications services. The accelerating growth of LANs, WANs, Internet services and video teleconferencing, and the ongoing revolution in microprocessor power, are significantly increasing the volume of broadband telecommunications traffic. The convergence of these factors is creating significant opportunities for competitive telecommunications service providers such as the Company.

    GENERAL

    The present structure of the telecommunications marketplace was shaped principally by the court-directed divestiture ("Divestiture") of the Bell System in 1984. In connection with the Divestiture, the United States was divided into 194 local regions known as LATAs and the Bell System was separated into a long distance carrier, AT&T, to provide long distance services between LATAs, and seven RBOCs, including, for example, Bell Atlantic and NYNEX, to provide local telecommunications services. Long distance services involve the carriage of telecommunications traffic between LATAs. Local telecommunications services involve the provision of switched local traffic (local exchange services) and short-haul (or intraLATA) toll service and the provision of local network access to long distance carriers by the LECs, including the RBOCs, and independent long distance carriers and resellers, thereby allowing long distance traffic to reach end users in a different LATA (local access).

    While the Divestiture facilitated competition in the long distance segment of the telecommunications market, each LEC initially continued to enjoy a monopoly in the provision of local telecommunications services in its respective geographic service area. Beginning in the mid-1980s, however, certain entities began constructing their own local networks and providing local access and dedicated services designed to allow users to bypass a portion of a particular LEC's local network. CAPs were the first alternative providers of these types of services and the first competitors in the local telecommunications services market. The demand for alternative local telecommunications services providers in the past has been driven in large part by the significant charges levied by the LECs on the long distance carriers for access to such LECs' local networks (access charges), which have represented approximately 45% of such carriers' long distance revenues. The CAPs' local networks typically consist of fiber optic-based facilities connecting long distance carriers' POPs within a metropolitan area, connecting end users (primarily large businesses and government agencies) with long distance carriers' POPs and connecting different locations of a particular customer. CAPs take advantage of the digital technology employed by fiber optics and the substantial capacity and economies of scale inherent in their networks to offer customers service that is generally less expensive and of higher quality than that obtained from the LECs.

    The Telecommunications Act opens the local exchange services market to competition on a nationwide basis. The Telecommunications Act provides for the removal of legal barriers to competition in the local exchange market and will permit CLECs, such as the Company, to offer a full range of local exchange services, including local dial tone, custom calling features and intraLATA toll services, to both business and residential customers. It requires LECs to allow alternate carriers, such as the Company, to interconnect with their networks and establishes additional procompetitive obligations upon the incumbent LECs. These obligations include allowing unbundled access to the incumbent LECs' networks, resale of local exchange services, number portability, dialing parity, access to rights-of-way and mutual compensation for the termination of switched local traffic. In addition, the legislation codifies the LECs' equal access and nondiscrimination obligations and preempts inconsistent state regulation. The Telecommunications Act also contains certain provisions that ultimately will eliminate the restrictions that currently prohibit the RBOCs from providing interLATA services.

    The full extent of the effects of the Telecommunications Act on the Company and other telecommunications companies is as of yet unknown, particularly because it contains many provisions that require enabling regulations, the vast majority of which have not yet been promulgated. However, the Company believes that both competition and opportunity in the telecommunications industry will be increased by the Telecommunications Act, as telecommunications providers seek to enter quickly into newly-opened markets. The Company believes that such opportunity is amplified by (i) growing consumer interest, especially among business users, in alternatives to their existing carriers for more capacity in the form of broader bandwidth channels to customer premises, better pricing terms and route diversity, (ii) long distance carriers' desire to connect their long distance networks to local origination and termination points at rates lower than the incumbent LECs' local access charges, (iii) a monopoly position and pricing structure in the local exchange services market which historically has provided little economic incentive for the incumbent LECs to upgrade their existing networks or to provide specialized services, (iv) technological advances in data and video services and products requiring greater transmission capacity and reliability and (v) ongoing regulatory initiatives to allow other providers of local telecommunications services to interconnect their networks with those owned by the incumbent LECs.

    38 GHZ TECHNOLOGY

    An aggregate of fourteen 100 MHz channels in 38 GHz currently are allocated by the FCC in each 38 GHz licensed area with certain additional 100 MHz channels available for future licensing. Although FCC rules specify that 38 GHz be used for point-to-point transmissions, it has not mandated any particular commercial services for such frequency. Prior to 1993, the 38 GHz portion of the radio spectrum remained largely unassigned for commercial use in the United States due to, among other factors, the lack of available technology to efficiently utilize 38 GHz for commercial purposes. In the early 1990s, however, technology became available which allowed for the provision of non-switched wireless telecommunications links between two fixed points for the carriage of telecommunications traffic. 38 GHz technology was first employed in Europe on a commercial basis by PCS providers for the interconnection of their cell sites.

    By early 1994, technological advances combined with growing use in Europe led to increasing awareness of and interest in the potential uses of 38 GHz in the United States. After Avant-Garde (which was acquired by the Company in July 1995 and which was the original recipient of many of the Company's Wireless Licenses) received its initial 30 multiple-channel 38 GHz licenses in September 1993 (each license providing for four channels for an aggregate of 400 MHz of bandwidth capacity), other entities, including several large telecommunications companies such as Pacific Telesis, Inc., GTE Telecommunication Services, Inc. and MCI, sought similar multiple-channel 38 GHz licenses for the provision of wireless local telecommunications services. However, in September 1994, the FCC began to follow new procedures with respect to the granting of 38 GHz licenses, including limiting bandwidth capacity to a single 100 MHz channel per licensee in a particular licensed geographic area. See "-- Government Regulation of Telecommunications Operations."

    Point-to-point wireless local telecommunications services can be offered in many portions of the radio spectrum. However, 38 GHz has several characteristics that make it particularly well suited for the provision of such services, including:

    Efficient Channel Reuse Allowing for Dense and Controlled Network
Designs. Certain characteristics of 38 GHz, including the small amount of dispersion (i.e., scattering) of the radio beam as compared to the more dispersed radio beams produced in lower frequencies, allow for the reuse of bandwidth capacity in a licensed area. The ability to reuse capacity allows the 38 GHz license holder to densely deploy its 38 GHz services in a given geographic area, providing services to multiple customers over the same 38 GHz channel and conserving bandwidth capacity, thereby enhancing the types of services that can be provided and increasing the number of customers to which such services can be provided. Due to the limited dispersion characteristics of 38 GHz, numerous T-1s can be placed in close proximity without interfering with each other. The Company believes that the use of multiple 100 MHz channels allows, and in many instances is required, for dense reuse where multiple DS-3 are being deployed in a given area.

    38 GHz licenses have been granted by the FCC on a geographic basis and cover areas originally defined by the applicant, allowing the license holder to install and operate as many transmission links as can be engineered in the entire licensed area without obtaining further approval from the FCC. This is a significant difference from most other comparable portions of the radio spectrum (i.e., those that are used for other commercial point-to-point applications), which are typically licensed on a link-by-link basis following frequency coordination. Frequency coordination is often time consuming and problematic at frequencies lower than 38 GHz because such frequencies are widely used and signals at such frequencies are more dispersed. The exclusive right to use a particular channel or channels within a broad geographic area gives the licensee much greater control and flexibility over its network design. A 38 GHz licensee can save costs, ensure interference-free operations and increase quality and reliability by designing efficient 38 GHz networks in advance of their deployment.

    Higher Data Transfer Rates. The total amount of bandwidth for each 38 GHz channel is 100 MHz, which exceeds the bandwidth of any other present terrestrial wireless channel allotment and supports full broadband capability. For example, one 38 GHz DS-3 channel at 45 Mbps today can transfer data at a rate which is over 1,500 times the rate of the fastest dial-up modem currently in use (28.8
Kbps) and over 350 times the rate of the fastest ISDN line currently in use (128
Kbps). Data transfer rates of a 38 GHz DS-3 channel even exceed the data transfer rates of cable modems (30 Mbps). The broadband capacity of 38 GHz transmission provides improved speed and quality in transmissions, as compared to transmissions that are carried over a "last mile" consisting of copper wire. In addition to accommodating standard voice and data requirements, 45 Mbps data transmission rates allow end users to receive full motion video and 3-D graphics and to utilize highly interactive applications on the Internet and other networks.

    Rapid Deployment. 38 GHz technology generally can be deployed considerably more rapidly than wireline (because of permit procedures and construction time required for wireline buildout) and many other wireless technologies (because of the need to follow FCC frequency coordination procedures in connection with the installation of most wireless facilities).

    Ease of Installation. The equipment used for point-to-point applications in 38 GHz (i.e., antennae, transceivers and digital interface units) is typically smaller, less obtrusive, less expensive and uses less power than equipment used for similar applications at lower frequencies, making it often relatively easier to obtain the Roof Rights required to install transceivers and less costly to initiate 38 GHz-based services.

    Additional Advantages Over Other Portions of Radio Spectrum. At frequencies above 38 GHz, point-to-point applications become less practical because the maximum distance between transceivers continually decreases as attenuation increases. Additionally, the FCC has specified the use of many portions of the spectrum for applications other than point-to-point, such as satellite and wireless cable services, and, accordingly, these portions of the radio spectrum often are not available for point-to-point applications. Finally, 38 GHz has characteristics which provide better signal quality and performance in inclement weather than those offered in the immediately surrounding portions of the radio spectrum.

STRATEGY FOR TELECOMMUNICATIONS BUSINESS GROWTH

    By exploiting its Wireless Fiber capabilities, the Company seeks to become a leading provider of integrated telecommunications services in the United States. Key elements of the Company's strategy include:


    Accelerating Rollout of CLEC Services and Leveraging of Wireless Fiber Capabilities. In response to the Telecommunications Act, the Company is accelerating the rollout of its local exchange CLEC services. The Company has commenced offering local exchange services on a limited, resale basis in New York City and it is anticipated that the Company will begin offering such services in at least five additional cities during the next nine months. As the Company commences its CLEC business in each city, in order to gain initial market penetration in that city, it intends to initially resell the local exchange services of other service providers, such as other CLECs and the incumbent LECs, until it has established the Wireless Fiber and switch-based infrastructure required to provide its own local exchange services in that city. In June 1996, the Company entered into a three-year interconnection agreement with Ameritech which enables the Company to utilize Ameritech's network and to resell Ameritech's services on an unbundled basis to customers in Illinois. This agreement also will enable the Company to mutually exchange local and intraLATA toll traffic with Ameritech in Illinois. The Company is following a city-by-city, building-centric network plan to establish its own local exchange services facilities which will utilize the Company's own switches and Wireless Fiber services to link end user customers and fiber optic facilities leased or purchased from service providers. By utilizing its Wireless Fiber services to originate and terminate customer traffic without connecting to end users through the extension of costly fiber-optic lines or using the facilities of the LECs, the Company believes that it will be able to provide many types of bundled local exchange, long distance, Internet access, enhanced communications and information services to its target customers at lower cost than many of its competitors, with equal or better quality. See "-- Telecommunications Services -- CLEC Services."

    Continuing to Market CAP Services to Other Telecommunications Providers. The Company is continuing to target other telecommunications service providers in marketing its Wireless Fiber-based local access services. The Company believes that its Wireless Fiber services present an attractive, economical vehicle for other telecommunications service providers to extend their own networks and service territories, especially as they seek to rapidly penetrate new markets opening up to them as a result of the Telecommunications Act. By having its Wireless Fiber services packaged with the service offerings of other telecommunications providers or utilized as a seamless component of such providers' own telecommunications networks, the Company also hopes to leverage the marketing and distribution capabilities of such providers. The Company currently offers its Wireless Fiber services to long distance carriers; other CAPs and CLECs; CMRS providers; and LECs. The Company also offers its Wireless Fiber services to all types of telecommunications service providers as viable, cost-efficient alternate routes for their telecommunications traffic in situations where primary routes are incapacitated and/or network reliability concerns require alternate telecommunications paths. See "-- Telecommunications Services -- CAP Services."

    Providing Wireless Internet Access and Private Network Services. The Company is marketing its Wireless Fiber services to take advantage of the characteristics that make it an attractive solution for entities seeking cost-effective, high capacity Internet access and private voice and data network services. The total amount of bandwidth of each 38 GHz channel is 100 MHz, which supports high broadband capability. One Wireless Fiber DS-3 link provides transfer rates which are over 1,500 times the rate of the fastest dial-up modem currently in use and over 350 times the rate of the fastest ISDN line currently in use. In addition to accommodating standard voice and data requirements, Wireless Fiber services can allow end users to receive real time, full motion video and 3-D graphics and to utilize highly interactive applications on the Internet and other networks. The Company offers its Wireless Fiber services to businesses, government agencies and institutions with multiple locations that seek to establish their own independent local telecommunications systems for dedicated private line voice and data networks, including LAN and WAN applications. The Company also recently established its first major relationship with an Internet service provider and is actively pursuing relationships with additional Internet service providers. See "-- Telecommunications Services -- CAP Services."


    Exploiting First to Market and Leading Spectrum Holder Advantages. The Company currently enjoys a first-to-market advantage as one of the few holders of 38 GHz licenses with an established operating and management infrastructure and the capital necessary to rapidly exploit and roll out its 38 GHz services on a commercial basis. The Company believes that its competitive advantage is further strengthened by its position as the holder of the largest aggregate amount of 38 GHz bandwidth capacity in the United States and by the broad geographic scope allocated under its Wireless Licenses. The Company holds 43 Wireless Licenses, 30 of which provide for 400 MHz of bandwidth capacity per licensed area and 13 of which provide for 100 MHz of bandwidth capacity per licensed area, and which allow the Company to address an aggregate of more than 400 million channel pops. The Company will acquire a significant number of additional 38 GHz licenses upon consummation of the Milliwave, Locate and Pinnacle Acquisitions, which will enable the Company to address more than 175 million additional channel pops. Based on existing and proposed FCC regulations, the Company believes that it will be difficult, in the near term, for other entities seeking to provide wireless local telecommunications services similar to those of the Company to obtain the aggregate bandwidth capacity and widespread geographic coverage afforded to the Company under its Wireless Licenses. The Company seeks to acquire other 38 GHz licenses as opportunities arise, which may include the acquisition of interests in other licensees and participation in any auction procedure for 38 GHz licenses that the FCC establishes. See "-- Telecommunications Services -- Wireless Fiber -- Wireless Licenses."

    Expanding and Improving the Company's Long Distance Operations. The Company is seeking to expand and improve its long distance operations by (i) bundling its resale of long distance services with its local telecommunications services,
(ii) broadening its business customer base and increasing customer retention rates, (iii) improving operating efficiencies by reducing costs associated with the provision of its long distance services, (iv) differentiating its long distance services, most notably, in the near term, through the use of less complicated billing systems, (v) using intelligent network platforms for the provision of enhanced telecommunications services, and (vi) acquiring and integrating customer bases from other telecommunications providers. The Company also anticipates that it will be able to leverage upon the billing systems and intelligent network platforms developed in connection with its long distance services to enhance the marketability of its local telecommunications services. See "-- Telecommunications Services -- Long Distance Services."

    Acquiring Content to Complement Telecommunications Service Offerings. The Company believes that, over time, participants in the telecommunications market increasingly will seek to offer "content" -- from information programming, sports, weather, business and stock market information to music, films and literature -- to differentiate their services and attract traffic onto their transmission networks and that the ability to deliver entertainment and information content to consumers will play an increasingly important role in consumers' choice of a telecommunications provider. Accordingly, as a complement to its telecommunications service offerings, the Company produces and distributes information and entertainment content, focusing on niche programming such as documentaries, foreign films and multimedia sports programming. The Company believes that, in the future, it will be able to bundle proprietary content that it controls with various telecommunications services it offers to provide higher-margin products and services. See "-- New Media Business."

TELECOMMUNICATIONS SERVICES

    Since late 1994, the Company has focused primarily on the development and initial marketing of its Wireless Fiber-based local access services. After an initial market-education phase, in which the Company demonstrated the efficacy and reliability of its Wireless Fiber services, principally though the use of field demonstrations and the installation of trial-basis Wireless Fiber links, the Company began receiving initial orders for Wireless Fiber-based services. In addition to continuing the expansion of its CAP business, the Company is implementing its CLEC business on an accelerated basis. The Company seeks to develop its CLEC business into a value-added, economical alternative to the LECs, particularly through the exploitation of the Company's Wireless Fiber capabilities.

    WIRELESS FIBER

    The Company utilizes its Wireless Fiber capacity in connection with its CAP business. The Company also will employ its Wireless Fiber capacity as an integral component of its planned CLEC facilities to originate and terminate local traffic and to interconnect hub, switch and local node sites constructed by the Company.

    Wireless Fiber Links. Each Wireless Fiber link currently provides up to four T-1s of capacity (equivalent to 96 voice lines) or one DS-3 of capacity (equivalent to 672 voice lines). The Company believes that with future developments in 38 GHz technology there will be substantial increases in the capacity of each Wireless Fiber link. The Company's Wireless Fiber links meet or exceed general telephone industry standards, provide transmission quality equivalent to that produced by fiber optic-based facilities, and address the growing demand for high speed, high capacity, digital telecommunications services for voice, data and video applications, including traditional local access, Internet access and network interconnection services. Accordingly, the Company believes that its Wireless Fiber capacity meets or exceeds the majority of potential customers' requirements in the Company's present and future target markets.

    Each Wireless Fiber path consists of transmission links, which are paired digital millimeter wave radio transceivers placed at a distance of up to five miles from one another within a direct, unobstructed line of sight. The transceivers currently used by the Company to create its Wireless Fiber paths are primarily the Tel-Link 38 Radio Systems supplied by P-Com, Inc. ("P-Com") pursuant to a four-year nonexclusive supply agreement ("Tel-Link Agreement") executed in November 1994, which may be terminated by the Company upon 90 days' notice to P-Com (subject to certain liquidated damages provisions if certain purchase minimums are not met). The transceivers are installed where lines of sight can be established between transceivers, such as on rooftops or towers or in windows. The Tel-Link Agreement includes provisions whereby the Company pays a higher price per link at the beginning of the contract period, with the excess recoverable by the Company in the form of significantly discounted links once certain volume levels have been achieved. The contract also stipulates certain minimum annual volume levels which must be met in order to maintain the agreed upon pricing structure. The Company has entered into an amendment to the Tel-Link Agreement with P-Com, pursuant to which the requirements for volume discount pricing were revised. The Company has not yet qualified for significant volume discounts. The amendment also added another year to such term, reduced the purchase commitment provisions upon termination, and revised the type of Tel-Links to be provided by P-Com such that a greater proportion of higher capacity transceivers (including DS-3 capable transceivers), will be delivered under the agreement. As of March 31, 1996, the Company's noncancellable purchase commitment under the Tel-Link Agreement was approximately $15.6 million.

    The Company's Wireless Fiber services are reliable and cost-efficient. Significant features of the Company's Wireless Fiber services include: (i) 38 GHz digital millimeter wave transmissions having narrow beam width, reducing the potential of channel interference; (ii) at least 100 MHz bandwidth in each channel, allowing for high subdivision of voice and data traffic; (iii) a range of up to five miles between transmission links; (iv) performance engineered to provide 99.999% reliability, as tested; (v) transmission accuracy engineered to provide bit error rates of 10-13 (unfaded); (vi) 24-hour network monitoring by the Company's and Lucent's System Operations Control Centers ("SOCCs"); (vii) optional safeguards from link outages by installation of hot standbys that remain powered up and switch "on line" if the primary link fails; (viii) optional forward error correction ensuring the integrity of transmitted data over Wireless Fiber paths; and (ix) relatively low cost (installed) for each pair of transceivers comprising a transmission link.

    In August 1995, the Company entered into a three-year service contract with Lucent, pursuant to which Lucent has agreed to provide site survey, installation, maintenance and network management services for the Company's Wireless Fiber services 24-hours a day, 365 days a year, as required. The Company also is in the process of expanding its own installation, maintenance and network management capabilities, which expansion includes the development of management and operating systems and the hiring of qualified personnel.

    Transmission links in the Company's Wireless Fiber paths are connected via dial-up modems to both the Company-maintained SOCC in Virginia and Lucent's SOCC in Maryland. The SOCCs provide the Company with points of contact for network monitoring, troubleshooting and dispatching repair personnel in each MSA. The SOCCs provide a wide range of network surveillance functions for each Wireless Fiber path, providing the Company with the ability to remotely receive data regarding the diagnostics, status and performance of its transmission links.

    In order to provide quality transmission, Wireless Fiber services require an unobstructed line of sight between two transceivers comprising a link, with a maximum distance between any two corresponding transceivers of up to five miles (or shorter distances in certain areas; as weather conditions may necessitate distances as short as 1.1 miles between transceivers to maintain desired transmission quality). The areas in which such shorter distances are required are those where rainfall intensity and the size of the raindrops adversely impact transmission quality at longer distances. Other weather conditions, such as snow, electrical storms and high winds, have not, in the Company's experience, affected Wireless Fiber services. The establishment of Wireless Fiber may require additional transceivers to triangulate around obstacles (such as buildings). Similarly, to establish Wireless Fiber services covering a distance in excess of five miles, additional transceivers are required to establish a chain whose links are no more than five miles apart at any given point. The cost of additional transceivers where required by weather, physical obstacles or distance may render the provision of Wireless Fiber services uneconomical in certain instances.

    The Company must obtain Roof Rights (or rights to access other similar locations where unobstructed lines of sight are available) on each building where a transceiver will be placed. The Company's prequalification activities often require the payment of option fees for the buildings that are being prequalified. In connection with the development of its Wireless Fiber capacity for both its CAP and CLEC businesses, the Company has been following a plan pursuant to which it seeks to negotiate, prior to receipt of actual service orders, Roof Rights for the installation of Wireless Fiber links on buildings specifically identified by existing and potential customers in the metropolitan areas covered by the Wireless Licenses, including buildings that can provide interconnection access to long distance carriers' points of presence, switch locations and local access nodes. As of May 31, 1996, the Company has secured Roof Rights on more than 280 buildings. Further, the Company, in consultation with existing and potential customers, has identified more than 2,200 additional buildings in the metropolitan areas covered by the Wireless Licenses for which it is in the process of seeking Roof Rights. In addition, upon consummation of the Locate Acquisition, it is anticipated that the Company will gain roof access to a number of buildings, including the World Trade Center and other key sites in New York City, which the Company anticipates using in its CAP and CLEC operations.


    Wireless Licenses. The Wireless Licenses allow the Company to provide Wireless Fiber services in the 31 most populated MSAs in the United States and 41 of the 45 most populated MSAs, which include more than 100 cities with populations exceeding 100,000 and encompasses an aggregate population of almost 110 million people. The Company has the largest aggregate amount of 38 GHz bandwidth capacity in the United States, holding 43 Wireless Licenses, 30 of which provide for 400 MHz of bandwidth capacity per licensed area ("400 MHz Wireless Licenses"). The 400 MHz Wireless Licenses allow for the provision of wireless local telecommunications services over four of the fourteen 38 GHz channels allocated in each of the following metropolitan areas: Atlanta, Baltimore, Boston, Buffalo, Chicago, Cincinnati, Cleveland, Dallas, Denver, Detroit, Houston, Kansas City, Los Angeles, Miami, Milwaukee, Minneapolis/St.Paul, New York (Long Island), New York City, New York West (Newark and Northern New Jersey), Oakland, Philadelphia, Phoenix, Pittsburgh, San Diego, San Francisco, Seattle, Spokane, St. Louis, Tacoma, Tampa Bay and Washington, D.C. The Company's remaining 13 Wireless Licenses, providing for 100 MHz of bandwidth capacity per licensed area ("100 MHz Wireless Licenses"), were issued under FCC procedures adopted in September 1994 which have limited recent grants of 38 GHz licenses to 100 MHz of bandwidth capacity per licensee in a particular licensed area. The 100 MHz Wireless Licenses allow for the provision of wireless local telecommunications services over one of the fourteen 38 GHz channels in each of the following metropolitan areas: Austin-San Marcos, Boise, Charlotte, Indianapolis, Jacksonville, Memphis, New Orleans, Norfolk, Oklahoma City, Omaha, Portland (Oregon), San Antonio and Stamford.



    Upon consummation of the Milliwave Acquisition, the Company will obtain 88 additional 38 GHz licenses, each providing for 100 MHz of bandwidth. The Milliwave Licenses allow for the provision of service in more than 80 major markets, encompassing an aggregate population of greater than 160 million.
The cities covered by the Milliwave Licenses include many already serviceable by the Company under its existing Wireless Licenses, such as Boston, Chicago, Dallas, Los Angeles and New York, among others, which will increase the Company's aggregate bandwidth capacity in each such city. The Milliwave Licenses also cover many cities which currently are not serviceable by the Company under its existing Wireless Licenses, including, among others, Honolulu, Nashville, Orlando, Raleigh/Durham and Rochester (New York). The Company also has entered into a (i) services agreement with Milliwave pursuant to which it has agreed to provide services to Milliwave in connection with the buildout by Milliwave of its licensed areas in consideration for payment of monthly site access and management fees, as well as installation fees, and (ii) a two-year transmission path lease agreement with Milliwave permitting the Company to use up to 488 radio links in Milliwave's licensed areas.

    Upon the consummation of the Locate Acquisition, the Company will acquire two additional 38 GHz licenses, each providing 100 MHz of bandwidth, for the New York City metropolitan area, including portions of Long Island and northern New Jersey. Additionally, upon consummation of the Pinnacle Acquisition, the Company will acquire three additional 38 GHz licenses, each providing 100 MHz of bandwidth, for the Baltimore, Dallas and Philadelphia areas.



    The 400 MHz Wireless Licenses were granted in September 1993. Under each 400 MHz Wireless License, Avant-Garde, the original licensee, was required to construct a Wireless Fiber link in each geographic area covered by a Wireless License by March 15, 1995 in order to prevent possible revocation of the license. On or before March 15, 1995, Avant-Garde was operational in each of the areas covered by the 400 MHz Licenses and it filed a certificate of completion (FCC Form 494A) for each 400 MHz Wireless License with the FCC on March 15, 1995. The 100 MHz Wireless Licenses have been granted since June 1995. Under each 100 MHz Wireless License, WinStar Wireless is required to construct a Wireless Fiber link in each geographic area covered by a Wireless License within 18 months from its date of grant in order to prevent possible revocation of the license. This has occurred for all but the most recently granted Wireless License, which covers an area that includes Boise, Idaho.



    The FCC's current policy is to align the expiration dates of all outstanding 38 GHz licenses such that all such licenses mature concurrently and then to renew all such licenses for a matching ten-year period. The initial term of all currently outstanding 38 GHz licenses, including the Wireless Licenses, expires in February 2001. While the Company believes that all of its Wireless Licenses will be renewed based upon FCC custom and practice establishing a presumption in favor of licensees that have complied with their regulatory obligations during the initial license period, there can be no assurance that any Wireless License will be renewed upon expiration of its initial term. See "Risk Factors -- Finite Initial Term of Wireless Licenses; Potential License Renewal Costs; Fluctuations in the Value of Wireless Licenses; Buildout Requirements for Milliwave and Other New Licenses; Transfer of Control."


    CAP SERVICES

    The Company markets and provides wireless local access CAP services. Utilizing its Wireless Licenses, the Company offers numerous wireless telecommunications services to support a wide range of local access and dedicated service needs with a high degree of reliability. The technology and service applications in this field are evolving rapidly, and the Company believes that its Wireless Fiber service offerings will expand over time to include a broad range of voice, data and video applications. The Company currently offers Wireless Fiber services for the following applications, among others:

    Local By-Pass for Long Distance Carriers. Long distance carriers can utilize the Company's Wireless Fiber services to connect certain call termination or origination points in a particular licensed area to such carriers' POPs in the licensed area (see diagram on next page) at more economical rates than those generally charged by LECs and to connect two or more of their respective POPs in a single licensed area. Long distance carriers using Wireless Fiber services may benefit from both the lower cost afforded by such services and the wide-band capacity compared to LEC facilities, which, in many instances, are based in part on copper infrastructure and are, therefore, narrow-band. By utilizing the Company's Wireless Fiber services, long distance carriers can avoid the capacity barrier inherent in copper wire connections that typically has prevented them from providing their customers with end-to-end, full digital service available under a fiber optic- or wireless-based system. Wireless Fiber services also may be utilized to provide such carriers with viable, cost-efficient paths to serve as physically diverse routes (redundant and back-up capacity) for traffic in situations where primary routes are incapacitated and/or network reliability concerns demand alternate telecommunications paths.

                  LOCAL BYPASS FOR THE LONG DISTANCE INDUSTRY

                  [ARTWORK]

    Wireless Complement to CAP and LEC Networks. Currently, CAPs typically compete with LECs by utilizing their own fiber optic cable rings and lease the other facilities necessary to complete their networks from the LECs. Due to the large capital investment required to construct such networks, CAPs generally build their networks in limited, densely populated areas and offer services primarily to large customers such as long distance carriers, medium- to large-size businesses, government agencies and institutions. CAPs can utilize Wireless Fiber services to bypass facilities typically leased by them from the LECs (see diagram on next page). CAPs also can utilize the Company's Wireless Fiber services to facilitate the build out and enhance the reliability of their own local telecommunications networks and expand their marketing opportunities. The Company believes that the relative ease and low cost of installation of Wireless Fiber services in comparison to fiber optic-based facilities can provide CAPs with the ability to expand their networks to reach some customers in areas where demand levels are insufficient to justify the cost and time involved in constructing fiber optic capacity. CAPs, as well as LECs, also can utilize the Company's Wireless Fiber services to extend their own networks to provide services to areas within a licensed area to which it is not cost-efficient to run fiber optic cable or to which such cable simply has not yet been run. CAPs and LECs also may utilize the Company's Wireless Fiber services to provide redundant and back-up capacity to their own existing networks.

                      WIRELESS COMPLEMENT TO FIBER NETWORK

         [ARTWORK]

    Backbone Interconnection and Redundancy for CMRS Service Providers. Wireless Fiber services can be utilized by providers of mobile telecommunications services, such as PCS, cellular and specialized mobile radio carriers, for interconnecting traffic (backbone network traffic) between and among cell sites, repeaters, MTSOs and the wired local networks (see diagram on next page). The Company also anticipates that entities that acquired licenses in the PCS auctions, or which will acquire licenses in subsequent PCS auctions conducted by the FCC, also will find Wireless Fiber services attractive to carry their backbone network traffic. By utilizing Wireless Fiber services for their backbone network needs, CMRS carriers can maintain greater control over their systems by monitoring traffic carried over the Wireless Fiber services component of their systems, reduce costs of construction of their networks, increase the flexibility of their services and reduce the lead time involved in the provision of services in their respective licensed areas. Wireless Fiber services also can be used by CMRS carriers to provide redundant and back-up capacity for the fiber optic and/or copper wire portions of their backbone networks.

                         CELLULAR/PCS SITE INTERCONNECT

       [ARTWORK]

    Dedicated Private Network Services. The Company also markets its Wireless Fiber services to businesses, government agencies and institutions with multiple locations within the Company's licensed areas and which generate heavy telecommunications traffic between such locations. These entities can utilize Wireless Fiber services to establish their own independent telecommunications systems for dedicated private network services (see diagram below). Wireless Fiber services present entities with (i) a method for providing telecommunications connections between their buildings on a cost-effective basis, (ii) a viable alternative to the LECs' networks that frequently use low-capacity copper wire for "last mile" delivery, generally allowing for faster, more reliable data transmissions, (iii) greater control over their local telecommunications traffic and costs and (iv) greater security because of the private line nature of the Company's Wireless Fiber services.

                            END USER PRIVATE NETWORK

                                  [ARTWORK]

    Network and Internet Access. The ability to access and distribute information quickly has become critical to business and government end users. Data traffic is becoming an increasing portion of overall telecommunications traffic because of the proliferation of LANs, WANs, Internet services and video teleconferencing. The Company's Wireless Fiber capacity enables it to provide high-speed data transmission services to end users.

    The Company recently introduced dedicated WAN services. The Company's high-speed data telecommunications services permit businesses to transport data between buildings and between personal computers or workstations. These dedicated services allow personal computers and workstations on one LAN to communicate with personal computers and workstations on another LAN at the same speed at which these LANs operate. The Company's WAN services are offered at a variety of capacities to allow customers to choose the level which meets their needs.

    The expanding demand for Internet access and the growing importance of audio, video and graphic Internet applications to both businesses and consumers also has created a growing market opportunity for the Company. The Company can offer Internet service providers timely, reliable and affordable access at high speed data rates. The Company can provide wireless broadband links between customers and their Internet service providers and between Internet service providers' POPs and the Internet backbone. In addition to accommodating standard voice and data requirements, 45 Mbps data transmission rates can allow end users to receive real time, full motion video and 3-D graphics and to utilize highly interactive applications on the Internet and other networks. The Company is actively pursuing relationships with Internet service providers. In June 1996, the Company entered into an agreement with Digex, a provider of Internet access services that primarily serves other Internet access providers, as well as commercial, governmental and institutional end users. Pursuant to the Digex Agreement, the Company has the right of first refusal to provide all of Digex's local access and/or customer interconnection requirements through the use of the Company's Wireless Fiber services or the resale of other facilities, as appropriate.

    Potential Interactive Video Applications. The inherent qualities of 38 GHz also may offer substantial opportunities for broadband interactive video applications appropriate for highly customized commercial demands. While the specific service offerings utilizing 38 GHz for video applications are still in development, the ability to commercially utilize certain aspects of this technology appears to be possible. The narrow-beam characteristics of 38 GHz, allowing for frequency reuse within a small area, coupled with its broadband capacity and multichannel capabilities may offer a significant market opportunity in the future as the appropriate technologies emerge, although there can be no assurance of the consumer acceptance or commercial viability of such video services. In June 1996, the Company entered into an agreement with Source Media, a provider of interactive technology and programming. Pursuant to this agreement, the Company has the exclusive right, in the 38 GHz spectrum, to use Source Media's technology and programming in connection with entertainment and information services the Company may offer.

    Marketing. The Company began marketing its Wireless Fiber services in December 1994. Wireless Fiber services currently are marketed by the Company primarily to long distance carriers, CAPs, CMRS service providers and LECs, as well as businesses, government agencies and institutions. The Company has entered into master service agreements with each of Electric Lightwave, MCImetro and Century Telephone. The master service agreements contemplate that the carriers will utilize the Company's Wireless Fiber services as a component of their own networks and set forth the general terms of the relationship between the Company and each carrier, including the initial term of the relationship, basic pricing schedules and service and installation parameters. The Company also recently began to provide Wireless Fiber services to the City of New York as a back-up disaster recovery system for certain of its facilities, providing the city with redundancy in the event that its land-based telecommunications service fails for any reason.

    The Company currently markets its CAP services (i) by performing field demonstrations and testing of Wireless Fiber services, (ii) by providing potential customers with Wireless Fiber services at reduced rates, in order to educate such customers about the efficacy and reliability of such services,
(iii) by appearing at trade shows and advertising in trade publications, (iv) through national sales agents and direct sales and (v) directly to WinStar Gateway's existing long distance customers.

    CLEC SERVICES

    An integral part of the Company's CLEC business strategy is the creation of a Wireless Fiber-based infrastructure on a city-by-city basis that will allow the Company to provide a broad range of local exchange services within cities covered by the Wireless Licenses. This infrastructure will utilize the Company's Wireless Fiber capabilities, together with switches that will be acquired by the Company and facilities leased or purchased from other carriers, to originate and terminate local traffic. The Company believes that its Wireless Fiber capabilities will provide it with a critical economic advantage over many other service providers because of the high costs such service providers encounter in connecting fiber-optic lines to end users. In building its infrastructure, the Company is following a building-centric network plan, pursuant to which the Company is identifying strategically-located buildings in areas covered by its Wireless Licenses that can serve as hubs for its network in each city. These hub sites will be connected via Wireless Fiber links to end user customers and fiber optic facilities leased or purchased from other carriers. The Company believes that the establishment of a limited number of hub buildings (generally less than a dozen) in each metropolitan area where it has Wireless Licenses will allow it to address the vast majority of all commercial buildings targeted by the Company in that area.

    The Company intends to install 10 main switches and 31 remote nodes during the next three years and plans to install its first main switch in New York City by October 1996. The Company intends to have at least five additional major metropolitan areas serviced by its own switches or remote nodes by the first quarter of 1997.


    The Company has commenced a program designed to obtain, by the end of 1999, authorization to operate as a CLEC in virtually every state where the Company has Wireless Licenses, which will allow the Company to file tariffs and provide local exchange services in such states once authorization is granted. The Company currently is authorized to operate as a CLEC in California, Connecticut, Florida, Georgia, Illinois, Massachusetts, Michigan, New York, Tennessee, Texas and Washington, is in the process of seeking authorization to operate as a CLEC in four additional states, and intends to seek such authorization in nine additional states during 1996. It also is in the process of negotiating interconnection agreements with various local exchange providers, including incumbent LECs and certain other local carriers, which will allow the Company to offer local exchange services on an unbundled basis to its customers.



    Implementation of the Company's CLEC strategy requires significant up-front capital expenditures to obtain necessary Roof Rights for hub buildings, to purchase 38 GHz radios and install Wireless Fiber links on hub buildings and to purchase and install main switches and remote nodes in up to 41 cities through 1999. See "Risk Factors -- Risks Related to CLEC Strategy; Anticipated Initial Negative Operating Margins in CLEC Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


    Marketing. The Company plans to offer a broad range of communications and information services including local, long distance, enhanced, frame relay, mobile, Internet access and targeted information services.

    The Company has commenced offering local exchange services on a limited, resale basis in New York City to various customers and it is anticipated that the Company will begin offering such services in at least five additional cities during the next nine months. As the Company commences its CLEC business in each city, in order to gain initial market penetration in that city, it initially intends to resell the local exchange services of other service providers, such as fiber carriers and the incumbent LECs, until such time that it has established the Wireless Fiber and switch-based infrastructure required to provide its own local exchange services in that city. Over the next three years, the Company intends to commence marketing its local exchange services in substantially all markets covered by its Wireless Licenses.

    The Company is targeting small and medium-sized businesses, especially those in buildings in which the Company's Wireless Fiber capacity can be utilized, for economic competitive advantage, to originate and/or terminate customers local telecommunications traffic. The buildings the Company is initially targeting each have more than 100,000 square feet of space and are not currently served by other CAPs or CLECs. The Company estimates that there are more than 8,000 buildings in this target group, populated by approximately 9.7 million people using more than 2.1 million phone lines, and that these buildings represent an aggregate local exchange service market of greater than $3.3 billion per annum. These estimates do not include multi-dwelling residential buildings, universities, hospitals or buildings occupied by a single occupant, and account only for voice lines and not data lines.

    The Company also intends to market its services to residences in multiple dwelling units, such as apartment buildings. The Company intends to enter into the residential segment of the local exchange services market primarily by entering into partnerships and agency arrangements with shared tenant services providers and possibly partnerships or alliances with other telecommunications services providers.

    In coordination with the plan to build its CLEC networks on a city-by-city basis, the Company is hiring numerous engineering, installation, maintenance, customer service personnel, and marketing and sales personnel in order to create a direct sales force which will provide a high level of service to the business and multi-dwelling residential markets. A sales force has been deployed in New York and the Company is in the process of developing sales forces in five additional cities during the next nine months and currently plans to have a sales force in all metropolitan areas covered by the Wireless Licenses by the end of 1999. The Company also is developing joint marketing, reselling and agency relationships. For example, pursuant to the Digex Agreement, the Company will purchase from Digex, during the next six years, a minimum of $5 million of Internet access services with the right to purchase additional amounts, in each case on a discounted basis. The Company will resell these Internet access services under the Company's own brand name, including through the bundling of such services with the Company's other telecommunications services.

    The Company seeks to make its CLEC business an attractive choice for potential customers by (i) offering a broad range of telecommunications services that specifically address its target customers' needs, while providing levels of customer satisfaction that exceed those provided by larger competitors and (ii) exploiting the Company's Wireless Fiber service whenever feasible for economical origination and termination of customer traffic, thereby allowing for attractive pricing of services.

    LONG DISTANCE SERVICES

    The Company resells long distance services through its wholly-owned subsidiary, WinStar Gateway, which has its own tariffs with the FCC and agreements with major long distance carriers (AT&T, MCI, WorldCom, Inc. and U.S. Long Distance, Inc.), which allow it to utilize their networks. The Company's current customer base encompasses primarily residential customers and small- and medium-sized businesses. The Company has been able to sell Wireless Fiber services to a limited number of its long distance customers and expects to be able to sell its Wireless Fiber services to a greater percentage of such customers in the future. In addition to providing basic long distance services, the Company provides toll-free services, international call-back, prepaid phone cards and certain enhanced services.

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    The Company's agreements with certain major long distance carriers are for between one- and four-year terms and provide the Company with access to long distance carriers' networks at rates which are typically discounted, varying with monthly traffic generated by the Company through each carrier. Generally, the Company is obligated to generate certain minimum monthly usage through each network and, if such traffic is less than the minimum monthly usage commitment, may be required to pay an underutilization fee in addition to its monthly bill equal to a certain percentage of the difference between such minimum commitments and the traffic actually generated by the Company. The Company has never paid or been required to pay any underutilization charges. During 1995, the Company established a reserve for possible underutilization charges.

    Marketing. The Company, like many long distance carriers, historically has experienced high customer turnover rates, primarily because a large portion of its customer base consists of residential customers who, as a group, are generally less loyal to telecommunications providers than larger customers, such as businesses. The Company believes customer turnover rates have recently increased (and will continue to increase) in the long distance industry generally, as well as for the Company. In order to reduce customer turnover rates, the Company is increasing its direct sales force and expanded its marketing focus, which had been primarily on residential customers, to emphasize small- to medium-sized businesses through the introduction of products and services readily marketable to business customers, including prepaid phone card services and a broad array of toll-free services, including services which allow toll-free calls to be originated nationwide. The Company also offers business customers several flexible billing services such as master account billing (which enables customers to aggregate billing for several locations for management and accounting purposes and to qualify for volume discounts), project accounting codes (which reflect accounting codes of the customer on the billing statement) and computerized call detail reports (which provide call detail to customers on computer disks or tape for direct input into the customer's computer for accounting or rebilling). The Company recently has increased its customer service staff and will be seeking to reduce the turnover rate of its residential customers through improved customer service and more diverse service offerings.

    The Company markets its telecommunications services primarily through independent sales representatives and resellers, and to a lesser extent, through direct marketing to resellers and commercial accounts. Independent sales representatives typically enter into agreements with the Company providing for payments of commissions on business generated. The use of independent sales representatives entails the risk that such representatives will engage in unauthorized switching of long distance carriers. See "--Government Regulation of Telecommunications Operations." The Company also markets its services to end users through print advertising and direct mail advertising in selected markets.

COMPETITION IN THE TELECOMMUNICATIONS INDUSTRY

    LOCAL TELECOMMUNICATIONS MARKET

    The local telecommunications market is intensely competitive and currently is dominated by the RBOCs and LECs. The Company has been marketing local access services as a CAP only since December 1994 and local exchange services as a CLEC only since April 1996, and the Company has not obtained a significant market share in any of the areas where it offers such services, nor does it expect to do so given the size of the local telecommunications services market, the intense competition and the diversity of customer requirements. In each area covered by the Wireless Licenses, the services offered by the Company compete with those offered by the LECs, such as the RBOCs, which currently dominate the provision of local services in their markets. The LECs have long-standing relationships with their customers, have the potential to subsidize competitive services with revenues from a variety of business services and benefit from existing state and federal regulations that currently favor the LECs over the Company in certain respects. While legislative and regulatory changes have provided increased business opportunities for competitive telecommunications providers such as the Company, these same

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decisions have given the LECs increased flexibility in their pricing of services. This may allow the LECs to offer special discounts to the Company's (and other CLECs') customers and potential customers. Further, as competition increases in the local telecommunications market, general pricing competition and pressures will increase significantly. As LECs lower their rates, other telecommunications providers will be forced by market conditions to charge less for their services in order to compete.

    In addition to competition from the LECs, the Company also faces competition from a growing number of new market entrants, such as other CAPs and CLECs, competitors offering wireless telecommunications services, including leading telecommunications companies, such as AT&T Wireless, and other entities that hold or have applied for 38 GHz licenses or which may acquire such licenses or other wireless licenses from others or the FCC. There is at least one other CAP and/or CLEC in each metropolitan area covered by the Company's Wireless Licenses, including, in many such areas, companies such as IntelCom, MCImetro, MFS, Teleport and Time Warner. Many of these entities (and the LECs) already have existing infrastructure which allows them to provide local telecommunications services at potentially lower marginal costs than the Company currently can attain and which could allow them to exert significant pricing pressure in the markets where the Company provides or seeks to provide telecommunications services. In addition, many CAPs and CLECs have acquired or plan to acquire switches so that they can offer a broad range of local telecommunications services.

    The Company currently faces competition from other entities which offer, or are licensed to offer, 38 GHz services, such as ART and BizTel, and could face competition in certain aspects of its existing and proposed businesses from competitors providing wireless services in other portions of the radio spectrum, such as CAI, a provider of wireless Internet access services, and CellularVision, a provider of wireless television services which, in the future, also may provide wireless Internet access and other local telecommunications services. In many instances, these service providers hold 38 GHz licenses or licenses for other frequencies in geographic areas which encompass or overlap the Company's market areas. Additionally, some of these entities enjoy the substantial backing of, or include among their stockholders, major telecommunications entities, such as Ameritech with respect to ART, Teleport with respect to BizTel, and NYNEX and Bell Atlantic with respect to CAI. Due to the relative ease and speed of deployment of 38 GHz and some other wireless-based technologies, the Company could face intense price competition from these and other wireless-based service providers. Furthermore, a NPRM issued by the FCC contemplates an auction of the lower 16 channels in the 38 GHz spectrum band, which have not been previously available for commercial use. The grant of additional licenses by the FCC in the 38 GHz band, or other portions of the spectrum with similar characteristics, as well as the development of new technologies, could result in increased competition. The Company believes that, assuming the adoption of the NPRM as currently proposed, additional entities having greater resources than the Company could acquire licenses to provide 38 GHz services.

    The Company also may face competition from cable companies, electric utilities, LECs operating outside their current local service areas and long distance carriers in the provision of local telecommunications services. The great majority of these entities provide transmission services primarily over fiber optic-, copper-based and/or microwave networks, which, unlike the Company's Wireless Fiber services, enjoy proven market acceptance for the carriage of telecommunications traffic. Moreover, the consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, which are expected to accelerate as a result of the passage of the Telecommunications Act, could give rise to significant new or stronger competitors to the Company. For example, Time Warner recently entered into a nine-state interconnection agreement with Bell South. There can be no assurance that the Company will be able to compete effectively in any of its markets.

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
    The Company's Internet access services also are likely to face competition from cable television operators deploying cable modems, which provide high speed data capability over installed coaxial cable television networks. Although cable modems currently are not widely available and do not provide for data transfer rates that are as rapid as those which can be provided by Wireless Fiber services, the Company believes that the cable industry may support the deployment of cable modems to residential cable customers through methods such as price subsidies. Notwithstanding the cable industry's interest in rapid deployment of cable modems, the Company believes that in order to provide broadband capacity to a significant number of business and government users, cable operators will be required to spend significant time and capital in order to upgrade their existing networks to a more advanced hybrid fiber coaxial network architecture. However, there can be no assurance that cable modems will not emerge as a source of competition to the Company's Internet access business. Further, Internet access services based on existing technologies such as ISDN and, in the future, on such technologies as ADSL and HDSL will likely provide additional sources of competition to the Company's Internet access services. Additionally, the Company believes that many LECs and CLECs already are promoting other Internet access services.

    LONG DISTANCE MARKET

    The long distance market has relatively insignificant barriers to entry, numerous entities competing for the same customers and a high (and increasing) average churn rate (especially among residential customers, which the Company historically has emphasized in its long distance reselling business, and customers acquired from other service providers, which acquisitions are part of the Company's ongoing long distance business strategy), as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. The Company competes with major carriers such as AT&T, MCI and Sprint, as well as other national and regional long distance carriers and resellers, many of whom own substantially all of their own facilities and are able to provide services at costs lower than the Company's current costs since the Company generally leases its access facilities. The Company believes that the RBOCs also will become significant competitors in the long distance telecommunications industry. The Company believes that the principal competitive factors affecting its market share are pricing, customer service, accurate billing, clear pricing policies and, to a lesser extent, variety of services. The ability of the Company to compete effectively will depend upon its ability to maintain high quality, market-driven services at prices generally perceived to be equal to or below those charged by its competitors. In 1995, the FCC announced a decision pursuant to which AT&T no longer will be regulated as a dominant long distance carrier. This decision is expected to increase AT&T's flexibility in competing in the long distance telecommunications services market and, in particular, will eliminate the longer advance tariff notice requirements previously applicable only to AT&T. To maintain its competitive posture, the Company believes that it must be in a position to reduce its prices in order to meet reductions in rates, if any, by others. Any such reductions could adversely affect the Company. In addition, LECs have been obtaining additional pricing flexibility. This may enable LECs to grant volume discounts to larger long distance companies, which also would put the Company's long distance business at a disadvantage in competing with larger providers.

GOVERNMENT REGULATION OF TELECOMMUNICATIONS OPERATIONS

    The Company's telecommunications services are subject to varying degrees of federal, state and local regulation. The FCC exercises jurisdiction over all telecommunications services providers to the extent such services involve the provision of jurisdictionally interstate or international telecommunications, including the resale of long distance services, the provision of local access services necessary to connect callers to long distance carriers, and the use of electromagnetic spectrum (i.e., wireless services). The state regulatory commissions retain nonexclusive jurisdiction over the provision of telecommunications services to the extent such services involve the provision of jurisdictionally intrastate telecommunications. Municipalities also may regulate limited aspects of the Company's business

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
by, for example, imposing zoning requirements or permit right-of-way procedures, and certain taxes or franchise fees.

    The Telecommunications Act is intended to remove the formal barriers between the long distance and local telecommunications services markets, allowing service providers from each market (as well as providers of cable television and other services) to compete in all communications markets. The Telecommunications Act will permit the RBOCs to compete in the provision of interLATA long distance services. Additionally, the FCC must promulgate new regulations over the next several years to address mandates contained in the Telecommunications Act, which may change the regulatory environment significantly. The Telecommunications Act generally requires LECs to provide competitors with interconnection and nondiscriminatory access to the LEC network on more favorable terms than have been available in the past. However, such interconnection and the terms thereof are subject to negotiations with each LEC, which may involve considerable delays, and may not necessarily be obtained on terms and conditions that are acceptable to the Company. In such instances, although the Company may petition the proper regulatory agency to arbitrate disputed issues, there can be no assurance that the Company will be able to obtain acceptable interconnection agreements.

    The Company is unable to predict what effect the Telecommunications Act will have on the telecommunications industry in general and on the Company in particular. No assurance can be given that any regulation will broaden the opportunities available to the Company or will not have a material adverse effect on the Company and its operations. Further, there can be no assurance that the Company will be able to comply with additional applicable laws, regulations and licensing requirements or have sufficient resources to take advantage of the opportunities which may arise from this dynamic regulatory environment.

    The allocation of jurisdiction between federal and state regulators over dedicated circuits that carry both interstate and intrastate traffic (including private line and special access services) poses jurisdictional questions. Although the FCC does not generally rule on the jurisdictional nature of a carrier's traffic, under current FCC practice, non-switched telecommunications services are considered jurisdictionally interstate (subject to FCC jurisdiction) unless more than 90% of the traffic is intrastate in nature. Currently, the Company's dedicated service offerings are primarily jurisdictionally interstate in nature. The Company believes that these services include virtually all service between a long distance carrier's POP and a POP of that long distance carrier or another long distance carrier, and between an end user and a long distance carrier's POP.

    Under the FCC's streamlined regulation of non-dominant carriers, the Company must file tariffs with the FCC for certain interstate services on an ongoing basis, although the Telecommunications Act provides the FCC with the statutory authority to forbear from filing tariffs and the FCC is considering whether to do so. The Company currently is not subject to price-cap or rate-of-return regulation and it may install and operate non-radio facilities for the transmission of interstate communications without prior FCC authorization.

    The Company, as an operator of millimeter wave radio facilities, also is subject to ongoing semi-annual reporting requirements to the FCC with respect to the deployment of its wireless local telecommunications services in its licensed areas during the license period. In addition, the Company has filed tariffs with the FCC as required with respect to its provision of interstate service and recently has filed for certification (or similar authority for purposes of providing intrastate service) in a number of the states where it is licensed by the FCC. The Company has received certification or other appropriate regulatory authority to provide intrastate non-switched service in 22 states and has applied for authority in nine additional states.

    Certain decisions by the FCC (the "Local Network Interconnect Decisions") restructured the interstate competitive access services market. The FCC ordered the RBOCs and all but one of the LECs having in excess of $100 million in gross annual revenue for regulated services to provide expanded

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
interconnection and collocation with, or virtual collocation to, their central offices and serving wire centers to any CAP, long distance carrier or end user seeking such interconnection for the provision of interstate access services. Subject to few exceptions, LECs must offer interconnection in their central offices at cost-based rates. Consequently, the Company can reach most business customers in its MSAs via LEC facilities, and thereby significantly expand its customer base.

    In conjunction with its decision to require interconnection, the FCC provided LECs with a degree of increased pricing flexibility for special access and switched access services. Some forms of pricing flexibility apply on a geographic-specific basis or on a central office-by-central office basis. The Company anticipates that this pricing flexibility will result in LECs lowering their prices in high density zones, the probable arena of competition with the Company. To the extent that LECs are provided increased flexibility to lower their rates, the Company's ability to compete for certain services and its operating results may be adversely affected.

    In a concurrent proceeding on transport rate structure and pricing, the FCC adopted interim pricing rules that restructure local telephone company switched transport rates in order to facilitate competition for switched services. No assurance can be given that any benefits expected to be realized by the Company as a result of the Local Network Interconnect Decisions will in fact be realized, nor may the timing of any such benefits be predicted.


    Some of the Company's services may be classified as intrastate and therefore subject to state regulation. In all states where the Company is offering CAP or CLEC service, the Company (through its state-specific operating subsidiaries) is certified or otherwise operating with appropriate state authorization. The Company, through WinStar Gateway, provides intrastate long distance service pursuant to certification, registration or (where appropriate) on a deregulated basis in 42 states and is currently seeking intrastate authority in the remaining continental states. The Company expects that as its business and product lines expand and as more procompetitive regulation of the local telecommunications industry is implemented, it will offer additional intrastate service. The Company is seeking to expand the scope of its intrastate service in various jurisdictions, a process which depends upon regulatory action and, in some cases, legislative action in the individual states. Interstate and intrastate regulatory requirements are changing rapidly and will continue to change.


    Under current regulatory schemes, entities can compete with LECs in almost all states for the provision of (i) local access services, (ii) dedicated access services, (iii) private network services, including WAN services, for businesses and other entities and (iv) long distance toll services. The remaining local telecommunications services are either not currently subject to competition or only recently have been opened to competition in most states. Accordingly, the widespread provision of basic local exchange services to customers by entities other than the incumbent LECs generally will require significant regulatory changes.


    Many states already have instituted regulatory changes encouraging increased competition in various aspects of the local exchange services market, while other states are considering such changes. A number of state legislatures and regulatory bodies recently have enacted legislation and regulations to enhance competition in the local exchange markets. The Company anticipates that this trend will continue and will provide opportunities for broader entrance into the local exchange markets for the Company and others. The Company currently is authorized to operate as a CLEC in California, Connecticut, Florida, Georgia, Illinois, Massachusetts, Michigan, New York, Tennessee, Texas and Washington; is in the process of seeking authorization to operate as a CLEC in four additional states; and intends to seek such authorization in nine additional states during 1996. It also is in the process of negotiating interconnection agreements with various local exchange service providers, including incumbent LECs, under which the Company will be able to obtain services on an unbundled basis.


    Although the Company believes that it is in substantial compliance with all material laws, rules and regulations governing its operations and has obtained, or is in the process of obtaining, all licenses

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
and approvals necessary and appropriate to conduct its operations, changes in existing laws and regulations, including those relating to the provision of wireless local telecommunications services via 38 GHz and/or the future granting of 38 GHz licenses, or any failure or significant delay in obtaining necessary regulatory approvals, could have a material adverse effect on the Company. On November 13, 1995, the FCC released an order freezing the acceptance for filing of new applications for 38 GHz frequency licenses. On December 15, 1995, the FCC announced the issuance of an NPRM, pursuant to which it proposed to amend its current rules relating to 38 GHz, including, among other items, the imposition of minimum construction and usage requirements and an auction procedure for issuance of licenses in the 37-40 GHz band where mutually exclusive applications have been filed. In addition, the FCC ordered that those applications that are subject to mutual exclusivity with other applicants or that were placed on public notice by the FCC after September 13, 1995 would be held in abeyance and not processed by the FCC pending the outcome of the proceeding initiated by the NPRM.

    Pursuant to an international treaty to which the United States is a signatory, the 38.6-40.0 GHz band is allocated on a co-primary basis to the Fixed Satellite Services ("FSS") and the 37.5-40.5 GHz band is allocated on a co-primary basis to the Mobile Satellite Services ("MSS"). The FCC has not proposed rules to implement the treaty provisions, although comments and a petition for rule making recently have been filed with the FCC by Motorola Satellite Communications Inc. ("Motorola") requesting that such rules be considered and, in particular, power flux density limits. On May 21, 1996, the FCC placed on public notice for comment the petition to allocate the 37.5-38.6 GHz bands to the FSS and to establish Technical Rules for the 37.5-38.6 GHz band. In addition, Motorola requested the FCC to adopt the power flux density limitations of the ITU Radio Regulations for the 37.5 to 40.5 GHz band in order to allow FSS systems and terrestrial microwave operators to co-exist on a co-primary basis. There can be no assurance that any proposed or final rules will not have a material adverse effect on the Company.


    The FCC is considering substantial mandatory reductions in the rates charged by LECs to long distance service providers for local "access" (i.e., the transmission of a long distance call from the caller's location to the long distance provider's POP and from the terminating POP to the recipient of the call). CAPs, such as the Company, provide local access at rates that are discounted from the rates charged by LECs. If the FCC were to mandate reductions in LECs' local access charges, CAPs might be forced to substantially reduce the rates they charge long distance providers, resulting in lower gross margins (which, in the case of the Company, are currently negative).



    Additionally, providers of long distance services, including the major interexchange carriers as well as resellers, such as the Company, are coming under intensified regulatory scrutiny for marketing activities by them or their agents that result in alleged unauthorized switching of customers from one long distance service provider to another. The FCC and a number of state authorities are seeking to introduce more stringent regulations or take other actions to curtail the intentional or erroneous switching of customers, which could include, among other things, the imposition of fines, penalties and possible operating restrictions on entities which engage or have engaged in unauthorized switching activities. In addition, the Telecommunications Act requires the FCC to prescribe regulations imposing procedures for verifying the switching of customers and additional remedies on behalf of carriers for unauthorized switching of their customers. The effect, if any, of the adoption of any such proposed regulations or other actions on the long distance industry and the manner of doing business therein, cannot be anticipated. Statutes and regulations which are or may become applicable to the Company as it expands could require the Company to alter methods of operations, at costs which could be substantial, or otherwise limit the types of services offered by the Company.


NEW MEDIA BUSINESS

    The Company formed WinStar New Media based on its belief that the ability to deliver entertainment and information content to consumers will play an increasingly important role in

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consumers' choice of a telecommunications provider. The Company actively seeks opportunities to acquire the rights or means to market and distribute information and entertainment content and services that are marketable to traditional markets and which also can enhance the marketability of the Company's telecommunications services. The Company believes that in the future, it will be able to bundle content that it controls with various telecommunications services its offers to provide higher-margin products and services.

    In December 1994, the Company consummated the acquisition of Non Fiction Films, Inc. ("NFF"), a producer of documentary programming. NFF's productions to date include ten hours of programming for the Arts and Entertainment Network's award winning Biography(R) series and "Divine MagicTM: The World of the Supernatural," a ten-part series that traces ancient beliefs, miracles and mysticism from their early beginnings.

    In April 1996, NFF acquired an 80% equity interest in Fox/Lorber, an independent distributor of films, entertainment series and documentaries. Fox/Lorber distributes its content to television and home video markets domestically and abroad. Its home video division emphasizes the distribution of foreign and art films and has a home video library of over 100 titles. Its television division emphasizes the distribution of educational and entertainment program series, sports-related programs and documentaries to broadcast and cable stations abroad and in the United States and Canada. Under the terms of an agreement between NFF and the holder of the remaining 20% equity interest in Fox/Lorber, NFF has the right to require such holder to sell, and such holder has the right to require NFF to purchase, the remaining 20% equity interest based upon certain criteria.

    In April 1996, WinStar New Media acquired a 65% equity interest in TWL. Under the agreement, WinStar New Media has the right to require the stockholders of TWL who own the remaining 35% equity interest in TWL to sell, and such stockholders have the right to require WinStar New Media to purchase, the remaining 35 percent equity interest based upon certain criteria. TWL operates the SportsFan. SportsFan is a multimedia sports programming and production company which provides live sports programming to more than 200 sports and talk format radio stations across the United States, up to 24 hours a day, including to stations in 90 of the top 100 United States markets. SportsFan owns and operates The Pete Rose Show and the Bob Golic Show, among others, and also has developing interests in television and on-line distribution channels.

    The industry in which the Company's new media subsidiary competes consists of a very large number of entities producing, owning or controlling news, sports, entertainment, educational and informational content and services, including telecommunications companies, television broadcast companies, sports franchises, film and television studios, record companies, newspaper and magazine publishing companies, universities and on-line computer services. Competition is intense for timely and highly marketable or usable information and entertainment content. Almost all of the entities with which the Company's new media subsidiary competes have significantly greater presence in the various media markets and greater resources than the Company, including existing content libraries, financial resources, personnel and existing distribution channels. There can be no assurance that the Company will be able to successfully compete in the emerging new media industry.

CONSUMER PRODUCTS

    The Company's consumer products business is operated through its subsidiary, WinStar Global Products. WinStar Global Products designs, markets and distributes personal care products, including hair brushes and certain hair accessories, and bath products, including gels, lotions, bath oils and home fragrance products including potpourri and candles.

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
    MARKETING AND DISTRIBUTION

    WinStar Global Products' customers are primarily large retailers, including mass merchandisers, discount stores, department stores, national and regional drug store chains and other regional chains. WinStar Global Products' customers sell through more than 20,000 individual retail outlets. Its current customer list includes the following national and regional chain stores: Walmart, Revco Drug Stores, CVS, Mervyn's, Target, Ames, Marshalls, Eckerd Drug, Family Dollar Stores, Sally Beauty Supply, Fay Drug, Arbor Drug and American Drug Stores.

    A significant portion of WinStar Global Products' sales is made by its in-house sales force. The remainder of WinStar Global Products' sales typically are made by independent sales representatives who receive a commission from WinStar Global Products on all orders generated by them. Independent sales representatives generally carry the product lines of several noncompeting manufacturers and distributors, many of whom are much larger than WinStar Global Products.

    SOURCING

    WinStar Global Products currently utilizes a combination of domestic and foreign suppliers and contract manufacturers and internal assembling for its consumer product lines. WinStar Global Products generally purchases its hair brushes and combs from foreign manufacturers, and packages these products in its Fairfield, New Jersey facility. WinStar Global Products purchases components for its bath and body product line from both foreign and domestic sources, and assembles and packages products in its Fairfield, New Jersey facility. WinStar Global Products does not have any binding agreements with any of its manufacturers or suppliers. Therefore, any of such entities can terminate their relationship with WinStar Global Products at any time. WinStar Global Products does not believe that the termination of any such relationship or relationships would have a material adverse impact on its operations since management believes it would have alternative sources for its products and components at comparable prices. There can be no assurance of this, however, or that, in the event that WinStar Global Products were to experience difficulties with its present manufacturers, suppliers and subassemblers, it would not experience a temporary delay in obtaining the products or components it needs elsewhere.

    COMPETITION

    The consumer products industry is subject to changes in styles and consumer tastes. An unanticipated change in consumer preferences inconsistent with WinStar Global Products' merchandise lines could have a serious and adverse effect upon its operations. WinStar Global Products' product lines are subject to intense competition with numerous manufacturers and distributors of hair, beauty and bath products. Mass merchandisers, drug store chains, and other mass volume retailers typically utilize freestanding pegboard fixtures or pegboard wall fixtures, as well as in-line shelving and end-cap displays, to display their products. Competition for shelf and wall space for product placement is intense, as many companies seek to have their products strategically placed within the store. Competition also exists with respect to product name recognition and pricing, since retailers and consumers often choose products on the basis of name brand, cost and value. Many of WinStar Global Products' competitors have greater product and name recognition than it does, as well as much larger and more sophisticated sales forces, product development, marketing and advertising programs and facilities. WinStar Global Products generally competes by attempting to offer quality, service and products to its customers at reasonable prices.

EMPLOYEES

    As of May 31, 1996 the Company had approximately 390 full-time and 130 part-time employees. The Company is not a party to any collective bargaining agreements and never has experienced a strike or work stoppage. The Company considers its relations with its employees to be good.

PROPERTIES

    The Company's corporate headquarters are located at 230 Park Avenue, Suite 3126, New York, New York 10169. These headquarters are situated in approximately 11,500 square feet of space which the Company subleases for an average rent of approximately $304,000 per annum under a sublease which expires in April 2000. The Company has executed a lease for additional space of approximately 6,000 square feet at 230 Park Avenue for a rent of $188,176 per annum, which lease becomes effective June 1, 1996 and expires in April 2000. The Company maintains leases on other properties used in the operations of its subsidiaries. The Company believes that its insurance coverage on its properties is adequate and that the Company, and each of its subsidiaries, as the case may be, is in compliance with the related leases.

LEGAL PROCEEDINGS


    In January 1995, the Company's directors, certain other persons and the Company (as a nominal defendant) were named in one or more of four actions brought by various stockholders of the Company in the Court of Chancery of the State of Delaware in and for New Castle County. These actions subsequently were consolidated into a single lawsuit. The complaint alleges that certain transactions including (i) the payment of consideration to certain directors and others in connection with the Company's acquisition of WinStar Gateway and (ii) the payment of compensation (including the granting of options and the issuance of warrants) to certain directors and others involved self dealing, waste of corporate assets, or otherwise were unfair to the Company and, in each case, were in violation of the fiduciary obligations of the directors to the Company. The Company believes that the allegations set forth in the complaints are based on misstatements of fact and misunderstandings of relevant facts, and further believes that there are meritorious defenses to all of the allegations. In order to halt the expense, inconvenience and distraction of continued litigation regarding this action, the Company recently entered into a settlement agreement with the plaintiffs pursuant to which the Company has agreed to amend its bylaws to formalize certain corporate governance changes and to pay certain legal fees of plaintiffs' counsel. The final settlement agreement is subject to approval of the Delaware Chancery Court, which has scheduled a settlement hearing for August 5, 1996.



    In April 1996, an action was commenced against WinStar Gateway in the Circuit Court of Jefferson County, Alabama (Civil Action No. CV9602367). The plaintiffs, James Schaffer and Linda Kelly, on behalf of themselves and other Alabama residents similarly situated, allege that their long distance service was switched to WinStar Gateway and away from their previous providers without their consent and through misleading practices. The plaintiffs seek monetary relief, the exact amount of which cannot be determined. WinStar Gateway has removed the action to federal court in Alabama and also has moved to have the complaint dismissed. In the event the action is not disposed of by motion, the Company intends to resolve the action as expeditiously and economically as possible, which may include the diligent defense of the action or settlement. The Company believes that it has meritorious defenses to the allegations raised in the action. In the event WinStar Gateway is not successful in the defense of the action, or if WinStar Gateway elects to settle the action, the Company believes that any judgment against WinStar Gateway, or settlement entered into by it, will not have a material adverse effect on the Company, its financial condition or its results of operations.



    WinStar Gateway occasionally receives inquiries from state authorities arising with respect to consumer complaints concerning the provision of telecommunications services, including allegations of unauthorized switching of long distance carriers and misleading marketing. The Company believes such inquiries are common in the long distance industry and addresses such inquiries in the ordinary course of business. WinStar Gateway recently has experienced an increased level of consumer and regulatory complaints, a substantial majority of which arose from the activities of several independent marketing companies involving contest programs and the use of executed LOAs to switch long distance carriers. The inquiries primarily arose from allegations of unauthorized or misleading switching of long distance carriers. In order to eliminate further complaints from these programs, on May 10, 1996, WinStar Gateway adopted a policy of mandatory independent verification for 100% of LOAs received from these programs and, effective as of June 10, 1996, no longer accepts LOAs from these programs. WinStar Gateway also has initiated discussions with the FCC and a number of state regulatory authorities with respect to the resolution of any issues arising from the terminated programs. The Company does not believe that resolution of these issues will have a material adverse effect on the Company, its financial condition or its results of operations.



    In June 1996, the Company, as plaintiff, commenced an action for declaratory judgment against Nelson Thibodeaux, a former officer of WinStar Gateway, in the Federal District Court for the Southern District of New York. The Company decided to commence this action after Mr. Thibodeaux notified the Company of his belief that he was entitled to the issuance of certain shares of Common Stock (or payment of the cash value thereof) having an aggregate market value in excess of $27 million under the terms of stock options granted to him during his employment with WinStar Gateway. Specifically, Mr. Thibodeaux has based his beliefs on standard anti-dilution language contained in his stock option agreements which was designed and intended to adjust the number of shares purchasable thereunder in the event of a merger or capital restructuring of the Company. As the Company has never been the subject of a merger or capital restructuring, Mr. Thibodeaux was immediately notified of the Company's belief that his claim was without merit in law or fact. To expedite resolution of these issues, the Company currently is seeking declaratory judgment that it has no obligation to Mr. Thibodeaux. Further, because the Company believes that any and all claims that may be advanced by Mr. Thibodeaux with regard to the foregoing issue would be frivolous, the Company has notified Mr. Thibodeaux and his counsel of its intention to seek sanctions and such other remedies as may be available against Mr. Thibodeaux and his counsel in the event that Mr. Thibodeaux and his counsel seek to assert any defense to the Company's action for declaratory judgment or otherwise proceed with respect to the issue.


CORPORATE INFORMATION

    The Company was incorporated under the laws of the State of Delaware in September 1990 and its principal offices are located at 230 Park Avenue, New York, New York 10169. The Company's phone number is (212) 687-7577. The Company is a holding company and provides its products and services through its wholly-owned subsidiaries WinStar Wireless (incorporated in Delaware in February
1994), WinStar Wireless Fiber Corp. ("Wireless Fiber Corp.") (incorporated in Delaware in March 1995), WinStar Telecom (incorporated in Delaware in February
1996), WinStar Gateway (incorporated in Delaware in May 1992), WinStar New Media (incorporated in Delaware in March 1994), NFF (incorporated in Delaware in July
1994) and WinStar Global Products (incorporated in Delaware in February 1987).

                                   MANAGEMENT

    The following table sets forth certain information with respect to the executive officers and directors of the Company.

                                                 NAME                      AGE
                                                 ---    ------------------------------------------
William J. Rouhana, Jr.(1)(2)(3)(4)...........   44     Chairman of the Board of Directors and
                                                          Chief Executive Officer
Nathan Kantor(5)..............................   53     President, Chief Operating Officer and
                                                          Director
Steven G. Chrust(6)...........................   46     Vice Chairman of the Board of Directors
Fredric E. von Stange(6)......................   41     Executive Vice President, Chief Financial
                                                          Officer and Director
Bert Wasserman(2)(5)..........................   62     Director
William J. vanden Heuvel(1)(3)(4).............   65     Director
William Harvey(3)(6)..........................   53     Director
Steven B. Magyar(1)(2)(3)(4)..................   46     Director
Timothy R. Graham.............................   46     Executive Vice President and Secretary

- ------------

(1) Term expires at annual meeting of stockholders in 1997

(2) Member of Audit Committee

(3) Member of Compensation Committee

(4) Member of Nominating Committee

(5) Term expires at annual meeting of stockholders in 1996

(6) Term expires at annual meeting of stockholders in 1998

    Mr. Rouhana has been a director of the Company since its inception, its Chairman of the Board since February 1991, and its Chief Executive Officer since May 1994. Mr. Rouhana was President and Chief Executive Officer of WinStar Companies, Inc. ("WinStar Companies") from 1983 until November 1995. Through WinStar Companies, he served, from August 1987 to February 1989, as Vice Chairman of the Board and Chief Operating Officer of Management Company Entertainment Group, Inc., a diversified distributor of entertainment products and, thereafter, as its Vice Chairman of the Board until May 1990. Since August 1992, Mr. Rouhana has been a director of TII Industries, Inc. ("TII Industries"), a telecommunications equipment manufacturing company. From May 1991 through September 1994, he was director of Lancit Media Productions, Ltd., a creator of children's television programming. Mr. Rouhana was in private legal practice from 1977 to 1984, specializing in the financing of entities involved in the development of entertainment products and information services. Mr. Rouhana is Vice Chairman of the Board of Governors of the United Nations Association and is a member of certain other associations, including Business Executives for National Security. He is a Phi Beta Kappa graduate of Colby College, a Thomas J. Watson Fellow (1972-1973) and a graduate of Georgetown University School of Law. Mr. Rouhana is the brother-in-law of Fredric E. von Stange.

    Mr. Kantor has been a director of the Company since October 1994 and President and Chief Operating Officer of the Company since September 1995. Since its formation in November 1990, Mr. Kantor had been the President of ITC Group, Inc. ("ITC"), a company which specializes in the development of emerging competitive telecommunications companies. Mr. Kantor, through ITC, coordinated all of the Company's telecommunications operations from June 1994 to September 1995 when he became President and Chief Operating Officer of the Company, at which time services provided by ITC to the Company ceased. Mr. Kantor also is currently the Chairman of the Board and Chief Executive Officer of Image Telecommunications Corp. ("Image Telecom"), a company involved in the development of information and video servers. From January 1985 to December 1990, he was President of MCI Telecommunications Corporation (Northeast Division). Mr. Kantor was a founder of MCI International, Inc., and served as its President and Chief Operating Officer from its founding in July 1982 to December 1984. Mr. Kantor is a graduate of Florida State University and the United States Military Academy at West Point.

    Mr. Chrust has been a director of the Company since January 1994 and has been employed by the Company as its Vice Chairman of the Board since January 1995, in which capacity he is responsible for strategic planning, financing and corporate development. He has been the President of SGC Advisory Services, Inc. ("SGC"), a discretionary money-management services firm specializing in the telecommunications and technology sector, since he founded it in October 1992. From August 1987 to September 1992, Mr. Chrust was a director of AMNEX, Inc., an operator services long distance company, and served as its Chairman of the Board, Chief Executive Officer and President between October 1990 and October 1992. From August 1985 through December 1989, Mr. Chrust was the Executive Vice President of Executone Information Systems, Inc., a telecommunications equipment company. Mr. Chrust was Director of Technology Research and a stockholder of Sanford C. Bernstein & Co., Inc., a Wall Street investment firm, where he was ranked in the top tier of telecommunications analysts for more than ten years and as the first-ranked analyst in that sector for five consecutive years. He was associated with Sanford C. Bernstein & Co., Inc., from 1970 through 1985. From November 1993 until February 1996, Mr. Chrust was a director of American Communications Services, Inc., a fiber optic-based competitive access provider. Mr. Chrust is a graduate of Baruch College.

    Mr. von Stange has been a director of the Company since its inception, its Executive Vice President since January 1993, and its Chief Financial Officer since March 1994. Mr. von Stange was Executive Vice President of WinStar Companies, a merchant bank and a principal stockholder of the Company from 1983 until November 1995. From December 1988 to October 1989, Mr. von Stange was Chairman of the Board of Yankee Bargain Stores, Inc. ("Yankee"), and resumed that position from July 1991 to December 1991. Mr. von Stange was a director of Yankee from December 1988 until December 1991. Mr. von Stange is a graduate of The Wharton School, University of Pennsylvania. He is the brother-in-law of William J. Rouhana, Jr.

    Mr. Wasserman has been a director of the Company since June 1995. Mr. Wasserman was Executive Vice President and Chief Financial Officer of Time Warner from January 1990 to December 1994 and was also a director of Time Warner from January 1990 to March 1993. Mr. Wasserman was a member of the Office of the President and was also a director of Warner Communications, Inc. ("Warner Communications"), from 1981 to 1990, when that company merged with Time Warner, and had served Warner Communications in various capacities beginning in 1966. Mr. Wasserman serves as a member of various boards, including: several investment companies in the Dreyfus Family of Funds; Lillian Vernon Corp., a catalog seller of home products; Mountasia Entertainment International, Inc., an operator of family recreation centers; The New German Fund, a New York Stock Exchange listed mutual fund operated by Deutsche Bank AG; and IDT Corp., a provider of telecommunications services, including Internet access and long distance services. Mr. Wasserman also served as a director on the Chemical Bank National Advisory Board until Chemical Bank merged with Chase Manhattan Bank in March 1996. He is a graduate of Baruch College and Brooklyn Law School.

    Mr. vanden Heuvel has been a director of the Company since June 1995. Since 1984, Ambassador vanden Heuvel has served as Senior Advisor to Allen & Co., an investment banking firm, as well as counsel to the law firm Stroock & Stroock & Lavan. He served as a director of Time Warner from 1981 to 1993 and currently is a director of Zemex Corp., a New York Stock Exchange listed company engaged in the mining and exploitation of industrial minerals. Ambassador vanden Heuvel also has been a member of the IRC Group, a Washington D.C. based consulting group comprised of former United States ambassadors, since 1981. He has been Chairman of the Board of Governors of the United Nations Association since 1993. From 1979 to 1981, Ambassador vanden Heuvel served as United

States Deputy Permanent Representative to the United Nations. From 1977 to 1979, he served as United States Ambassador to the European Office of the United Nations and various other international organizations. He was Special Assistant to United States Attorney General Robert F. Kennedy from 1961 to 1964. Ambassador vanden Heuvel is a graduate of Deep Springs College, Cornell University and Cornell Law School.

    Mr. Harvey has been a director of the Company since June 1994. In 1972 and 1991, respectively, Mr. Harvey founded New Electronic Media Science, Inc. ("NEMS"), and Next Century Media, Inc. ("Next Century"), marketing, media and research consulting companies specializing in the marketing, entertainment and interactive media industries. Mr. Harvey has served as Chief Executive Officer and President of both NEMS and Next Century since their respective inceptions. Through NEMS and Next Century, Mr. Harvey has worked with major television and cable networks, several RBOCs, major film studios, IBM, AT&T, advertising agencies, videotex companies and advertisers on the integration of advertising into various new media. Mr. Harvey invented the marketing tool known as the Area Dominant Influence ("ADI") for Arbitron and co-founded International Ratings Services, Inc., the first company to provide United States movie studios, including Warner Brothers, Columbia and CBS International, with ratings for their television programs broadcast in foreign countries. Since 1979, Mr. Harvey has also been the publisher of "The Marketing Pulse," a monthly advertising and media trade newsletter.

    Mr. Magyar has been a director of the Company since June 1993. Since May 1994, Mr. Magyar has been operating a private business he owns which specializes in financial services for high net worth individuals and business owners. From 1989 to May 1994, Mr. Magyar was a regional vice president of CIGNA and during the preceding fifteen years held various sales and sales management positions with CIGNA. Mr. Magyar has served on CIGNA's strategic business development committee and has been a guest lecturer at New York University. Mr. Magyar also is a Certified Life Underwriter and Chartered Financial Consultant with the American College of Insurance. Mr. Magyar is a member of the General Agents and Managers Association, the National Association of Underwriters and the American Society of CLU and ChFC. Mr. Magyar is a graduate of Colby College.

    Mr. Graham has served as Executive Vice President of the Company since October 1994. From October 1990 through September 1994, Mr. Graham was engaged in the private practice of law and served in various capacities with National Capital Management Corporation, a company engaged through its subsidiaries in various businesses, such as the ownership of real estate rental properties, industrial manufacturing and insurance matters, including as Corporate Secretary and as President of its primary real estate and insurance subsidiaries. During that period, Mr. Graham also acted in various capacities for WinStar Services, Inc. ("WinStar Services"), a wholly-owned subsidiary of WinStar Companies. Prior to 1990, Mr. Graham was a partner in the law firm of Nixon, Hargrave, Devans & Doyle, specializing in corporate finance, regulatory and business law. Mr. Graham was a Securities Law Editor of Barrister Magazine, an American Bar Association publication, from 1985 to 1986 and has authored a number of publications, including "Public Offerings in the United States by Foreign Companies" and "Financing of Foreign Companies through United States Securities Markets." Mr. Graham is a director of TII Industries and National Capital Management Corporation. Mr. Graham also is a member of the Board of Advisors of the Instructional Television Station of the Archdiocese of New York. Mr. Graham is a graduate of Fordham Law School and the Georgetown University School of Foreign Service.


    The Board of Directors of the Company is divided into three classes, each of which generally serves for a term of three years, with only one class of directors being elected in each year. The term of office of the first class of directors (Class I), currently consisting of Steven G. Chrust, Fredric E. von Stange and William Harvey, will expire in 1998, the term of office of the second class of directors (Class II), currently consisting of Bert W. Wasserman and Nathan Kantor, will expire in 1999, and the term of office of the third class of directors (Class III), currently consisting of William J. Rouhana, Jr., William

J. vanden Heuvel and Steven B. Magyar, will expire in 1997. In each case, each director will hold office until the next annual meeting of stockholders at which his class of directors is to be elected, or until his successor is duly qualified and appointed.

    The responsibilities of the Audit Committee, which currently is composed of William J. Rouhana, Jr., Bert Wasserman and Steven B. Magyar, include, in addition to such other duties as the Board may specify, (i) recommending to the Board the appointment of independent accountants; (ii) reviewing the timing, scope and results of the independent accountant's audit examination and the related fees; (iii) reviewing periodic comments and recommendations by the Company's independent accountants and the Company's response thereto;
(iv) reviewing the scope and adequacy of internal accounting controls and internal auditing activities; and (v) making recommendations to the Board with respect to significant changes in accounting policies and procedures.

    The responsibilities of the Compensation Committee, which currently is composed of William J. Rouhana, Jr., Steven B. Magyar, William Harvey and William J. vanden Heuvel, include, in addition to such other duties as the Board may specify, (i) reviewing and recommending to the Board the salaries, compensation and benefits of the executive officers and key employees of the Company, (ii) reviewing any related party transactions on an ongoing basis for potential conflicts of interest and (iii) administering the Company's stock option plans.

    The responsibilities of the Nominating Committee, which currently is composed of William J. Rouhana, Jr., William J. vanden Heuvel and Steven B. Magyar, include, in addition to such other duties as the Board may specify, considering and recommending to the Board nominees for directors.

DIRECTOR COMPENSATION

    The Company pays each outside director $500 for attendance at each meeting of a committee of which such director is a member and $1,000 for attendance at each meeting of the Board of Directors. On January 13th of each year, persons who are directors at such date are granted options to purchase 10,000 shares of Common Stock at a per-share exercise price equal to the last sale price of a share of Common Stock on the last trading day prior to such grant.

                             PRINCIPAL STOCKHOLDERS


    The table and accompanying footnotes set forth certain information as of June 30, 1996 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and each of the Company's next four most highly compensated executive officers and (iv) all directors and executive officers of the Company as a group (based upon information furnished by such persons). Shares of Common Stock issuable upon exercise of options which currently are exercisable or exercisable within 60 days of the date of this Prospectus are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. Unless otherwise indicated, the address for the persons listed below is c/o WinStar Communications, Inc., 230 Park Avenue, Suite 3126, New York, New York 10169.



                                                                                          PERCENT
                                                                                     BENEFICIALLY OWNED
                                                                                    --------------------
                                                                                     BEFORE      AFTER
                                                               NUMBER OF SHARES      STOCK       STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED    OFFERING    OFFERING
- -----------------------------------------------------------   ------------------    --------    --------
William J. Rouhana, Jr.....................................        2,064,669(1)        7.3%        6.4%
Nathan Kantor..............................................          765,600(2)        2.7         2.4
Steven G. Chrust...........................................          419,000(3)        1.5         1.3
Fredric E. von Stange......................................          830,833(4)        3.0         2.6
Steven B. Magyar...........................................           50,706(5)       *           *
  Two Pine Point
  Lloyd Harbor, New York 11742
William J. vanden Heuvel...................................           60,000(6)       *           *
  812 Park Avenue
  New York, New York 10021
Bert W. Wasserman..........................................           60,000(7)       *           *
  126 East 56th Street
  New York, New York 10022
William Harvey.............................................           20,000(8)       *           *
  c/o Next Century Media, Inc.
  11 North Chestnut Street
  New Paltz, New York 12561
Timothy R. Graham..........................................          385,852(9)        1.4         1.2
Keystone Investment Management Company.....................        2,166,800           7.9         6.9
  200 Berkeley Street
  Boston, Massachusetts 02116
All Directors and Executive Officers as a Group (9                 4,656,660(10)      15.9        14.0
persons)...................................................


- ------------

* Less than 1%.

 (1) Includes 350,000 shares of Common Stock issuable upon exercise of certain options. Does not include 150,000 shares of Common Stock issuable upon exercise of other options which become exercisable in March 1997. Mr. Rouhana has agreed that, during the term of Nathan Kantor's employment agreement with the Company, he would vote all shares of Common Stock he controls in favor of Mr. Kantor as a director of the Company.

 (2) Includes (i) 447,396 shares of Common Stock issuable upon exercise of certain options. Does not include 350,000 shares of Common Stock issuable upon exercise of other options which become exercisable in three equal annual installments commencing in September 1996 and 78,000 shares of Common Stock issuable upon exercise of options which become exercisable in December 1996.

                                         (footnotes continued on following page)

 (3) Includes (i) 12,000 shares of Common Stock owned by the pension plan for SGC Advisory Services, Inc., a telecommunications consulting firm of which Mr. Chrust is President and owner, and (ii) 325,000 shares issuable upon exercise of certain options owned by Mr. Chrust or members of his family. Does not include 480,000 shares issuable upon exercise of other options which become exercisable in four equal annual installments commencing in January 1997.

 (4) Includes 200,000 shares of Common Stock issuable upon exercise of certain options. Does not include 75,000 shares of Common Stock issuable upon exercise of other options which become exercisable in March 1997.

 (5) Includes (i) 1,000 shares of Common Stock owned by Mr. Magyar's spouse, over which Mr. Magyar disclaims beneficial ownership, and (ii) 30,000 shares of Common Stock issuable upon exercise of certain options.

 (6) Includes 50,000 shares of Common Stock issuable upon exercise of certain options. Does not include 20,000 shares of Common Stock issuable upon exercise of other options which become exercisable in June 1997. Also includes 500 shares owned by Mr. vanden Heuvel's spouse, as to which he disclaims beneficial ownership.

 (7) Includes 50,000 shares of Common Stock issuable upon exercise of certain options. Does not include 20,000 shares of Common Stock issuable upon exercise of other options which become exercisable in June 1997.

 (8) Represents 20,000 shares of Common Stock issuable upon exercise of options.

 (9) Includes 210,000 shares of Common Stock issuable upon exercise of certain options. Does not include 50,000 shares of Common Stock issuable upon exercise of other options which become exercisable in October 1997.

(10) Includes shares referred to as being included in notes (1) through (9). Excludes shares referred to in such notes as being excluded.

                            DESCRIPTION OF THE NOTES

    The Senior Notes are to be issued under an Indenture, to be dated as of the Closing Date (the "Senior Notes Indenture"), between WinStar Communications, Inc. (for the purposes of this Description of Notes, "WCI"), as issuer, and United States Trust Company of New York, as Trustee (in such capacity, the "Senior Notes Trustee"). The Senior Subordinated Notes are to be issued under an Indenture, to be dated as of the Closing Date (the "Senior Subordinated Notes Indenture" and, together with the Senior Notes Indenture, the "Indentures"), between WCI, as issuer, and United States Trust Company of New York, as Trustee (in such capacity, the "Senior Subordinated Notes Trustee," and, together with the Senior Notes Trustee, the "Trustees"). Any references herein to a "Trustee" means the Senior Notes Trustee or the Senior Subordinated Notes Trustee, as the context may require. Copies of the forms of Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summary of certain provisions of the Indentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indentures, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. Whenever particular defined terms of the Indentures not otherwise defined herein are referred to, such defined terms are incorporated herein by reference.

GENERAL

    The Senior Notes will be unsubordinated, unsecured obligations of WCI,
limited to $100 million aggregate principal amount, and will mature on July   ,
2006. The Senior Subordinated Notes will be senior subordinated, unsecured obligations of WCI, limited to $100 million aggregate principal amount, and will
mature on July   , 2006. Until July   , 2001, interest on the Notes will accrue
and be compounded semi-annually on each Semi-Annual Accrual Date but will not be
payable in cash. From and after July   , 2001, interest on the sum of the
principal amount of each Note and accrued but unpaid interest thereon for all periods prior to the next preceeding Semi-Annual Accrual Date will be payable
semiannually (to Holders of record at the close of business on the       or
      immediately preceding the Interest Payment Date) on July   and January
of each year, commencing January   , 2002.

    Although for United States federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a Holder of Notes as such discount is amortized from the date of issuance of the Notes, Holders of Notes will not receive any payments on the Notes until January
  , 2002. For a description of certain tax matters related to an investment in the Notes, see "Certain United States Federal Income Tax Considerations."

    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of WCI in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Senior Notes Trustee at 114 West 47th Street, New York, New York 10036-1532, with respect to the Senior Notes, and the Senior Subordinated Notes Trustee at the same address, with respect to the Senior Subordinated Notes); provided that, at the option of WCI, payment of interest may be made by check mailed to the respective addresses of the Holders of Notes as each such address appears in the Security Register.

    The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples thereof. See "--Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but WCI may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.


    The Company intends to invest approximately $35 million of the proceeds from the Stock Offering in Unrestricted Subsidiaries promptly after consummation of the Offerings. Such $35 million subsequently may be utilized without regard to the restrictions imposed by the Indentures, including for investments in highly leveraged subsidiaries, for minority investments and for investments in assets which are not "Telecommunications Assets."


OPTIONAL REDEMPTION

    The Notes will be redeemable, at WCI's option, in whole or in part, at any
time or from time to time, on or after July   , 2001 and prior to maturity, upon
not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed as a percentage of the sum of principal
amount and accrued and unpaid interest for all periods prior to July   , 2001),
plus accrued and unpaid interest, if any, for the period beginning on July   ,
2001 to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the
12-month period commencing July   , of the years set forth below:

                                                                                          SENIOR
                                                                SENIOR NOTE            SUBORDINATED
                                                                 REDEMPTION          NOTE REDEMPTION
YEAR                                                               PRICE                  PRICE
- --------------------------------------------------------   ----------------------    ----------------
2001....................................................                  %                      %
2002....................................................                  %                      %
2003 and thereafter.....................................           100.000%               100.000%

    In the case of any partial redemption, selection of the Senior Notes or Senior Subordinated Notes, as the case may be, for redemption will be made by the relevant Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed or, if such notes are not listed on a national securities exchange, on a pro rata basis, by lot or such other method as such Trustee, in its sole discretion, shall deem fair and appropriate; provided, however, that no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note or Senior Subordinated Note, as the case may be, in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Note or Senior Subordinated Note, as the case may be.

RANKING


    The Senior Notes will be unsecured, unsubordinated indebtedness of WCI, will rank pari passu in right of payment with all existing and future unsecured, unsubordinated indebtedness, and will be senior in right of payment to all existing and future subordinated indebtedness, of WCI, including the Senior Subordinated Notes and the Old Convertible Notes. At March 31, 1996, on a pro forma as adjusted basis giving effect to the Transactions, WCI would have had (on an unconsolidated basis) approximately $477.6 million of indebtedness, including capitalized lease obligations, $298.0 million of which would have been senior indebtedness and $20.6 million of which would have been secured by substantially all of the assets of WCI and its subsidiaries, and there would have been no indebtedness junior to the Senior Notes, except for the Senior Subordinated Notes and the Old Convertible Notes. WCI is a holding company and the Senior Notes will be effectively subordinated to all liabilities of the subsidiaries of WCI, including trade payables. On March 31, 1996, on the same pro as adjusted forma basis, the subsidiaries of WCI would have had approximately $57.0 million of liabilities (excluding intercompany payables to WCI or any of its subsidiaries), including $38.8 million of indebtedness. WCI may incur substantial amounts of additional indebtedness in the future. See "Risk Factors--Significant Capital Requirements."


    The Senior Subordinated Notes will be unsecured, senior subordinated indebtedness of WCI. The payment of the Senior Subordinated Obligations will, to the extent set forth in the Senior Subordinated Notes Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness, including, without limitation, WCI's obligations under the Senior Notes, the Old Senior Notes and its guarantees under the Equipment Lease Financing, the Everest Notes, the Century Credit Facility and the CIT Credit Facility. As of the Closing Date, there will be no indebtedness of WCI outstanding pari passu with or junior to the Senior Subordinated Notes, except for the Old Convertible Notes, which will be pari passu with the Senior Subordinated Notes. See "Risk Factors--Substantial Indebtedness; Ability to Service Indebtedness" and "--Holding Company Structure; Ranking of the Notes; Secured Indebtedness" and "Capitalization."


    "Senior Subordinated Obligations" is defined to mean any principal of, premium, if any, or interest on the Senior Subordinated Notes payable pursuant to the terms of the Senior Subordinated Notes or upon acceleration, to the extent relating to the purchase of Senior Subordinated Notes or amounts corresponding to such principal, premium, if any, or interest on the Senior Subordinated Notes.

    To the extent any payment of Senior Indebtedness (whether by or on behalf of WCI, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes of the Senior Subordinated Notes Indenture as if such declaration, invalidity or setting aside had not occurred. Upon any payment or distribution of assets or securities of WCI of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of WCI, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Holders of the Senior Subordinated Notes or the Senior Subordinated Notes Trustee on behalf of the Holders of the Senior Subordinated Notes shall be entitled to receive any payment by WCI on account of Senior Subordinated Obligations, or any payment to acquire any of the Senior Subordinated Notes for cash, property or securities, or any distribution with respect to the Senior Subordinated Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, WCI of any Senior Subordinated Notes upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of WCI of any kind or character, whether in cash, property or securities, to which the Holders of the Senior Subordinated Notes or the Senior Subordinated Notes Trustee on behalf of the Holders of the Senior Subordinated Notes would be entitled, but for the subordination provisions of the Senior Subordinated Notes Indenture, shall be made by WCI or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders of the Senior Subordinated Notes or the Senior Subordinated Notes Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the Senior Notes Trustee under the Senior Notes Indenture or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

    No direct or indirect payment by or on behalf of WCI of Senior Subordinated Obligations, whether pursuant to the terms of the Senior Subordinated Notes or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Senior Subordinated Notes Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations may be made by or on behalf of WCI upon or in respect of the Senior Subordinated Notes for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 159 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Senior Subordinated Notes Trustee from such trustee of, or other representatives for, such holders). Not more than one Payment Blockage Period may be commenced with respect to the Senior Subordinated Notes during any period of 360 consecutive days. Notwithstanding anything in the Senior Subordinated Notes Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

    By reason of the subordination provisions described above, in the event of liquidation or insolvency, creditors of WCI who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than Holders of the Senior Subordinated Notes.

    "Senior Indebtedness" under the Senior Subordinated Notes Indenture means the following obligations of WCI, whether outstanding on the date of the Senior Subordinated Notes Indenture or thereafter Incurred: (i) all Indebtedness and all other monetary obligations of WCI under the Senior Notes and the Old Senior Notes, (ii) all other Indebtedness of WCI (other than the Senior Subordinated Notes and the Old Convertible Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Senior Subordinated Notes and (iii) all fees, expenses and indemnities payable in connection with the Senior Notes and the Old Senior Notes (including any agreement pursuant to which the Senior Notes were issued and any agreement pursuant to which the Old Senior Notes were issued); provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of WCI that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to WCI, (b) any Indebtedness of WCI to a Subsidiary of WCI or to a joint venture in which WCI has an interest, (c) any Indebtedness of WCI, to the extent not permitted by the "Limitation on Indebtedness" covenant or the "Limitation on Senior Subordinated Indebtedness" covenant described below, (d) any repurchase, redemption or other obligation in respect of Redeemable Stock,
(e) any Indebtedness to any employee of WCI or any of its Subsidiaries, (f) any liability for federal, state, local or other taxes owed or owing by WCI or (g) any trade payables. Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of WCI and its Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

    "Designated Senior Indebtedness" under the Senior Subordinated Notes Indenture is defined to mean the Senior Notes, the Old Senior Notes and any Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount of at least $25.0 million and that is specifically designated by WCI in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

    The Senior Notes Indenture will specifically designate the Senior Notes as "Designated Senior Indebtedness" for purposes of the Old Convertible Notes Indenture.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indentures. Reference is made to the relevant Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

    "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of WCI and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than WCI or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to WCI or any of its Restricted Subsidiaries by such other Person, including, without limitation, an Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with WCI or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by WCI or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below, any amount paid as, or accrued for, cash dividends on Preferred Stock of WCI or any Restricted Subsidiary owned by Persons other than WCI and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

    "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of WCI and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of WCI and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than licenses issued by the FCC), all as set forth on the quarterly or annual consolidated balance sheet of WCI and its Restricted Subsidiaries, prepared in conformity with GAAP and most recently filed with the Commission pursuant to the "Commission Reports and Reports to Holders" covenant; provided that the value of any licenses issued by the FCC shall, in the event of an auction for similar licenses, be equal to the fair market value ascribed thereto in good faith by the Board of Directors and evidenced by a Board Resolution. As used in the Indentures, references to financial statements of WCI and its Restricted Subsidiaries shall be adjusted to exclude Unrestricted Subsidiaries if the context requires.

    "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

    "Asset Acquisition" means (i) an investment by WCI or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of WCI or shall be merged into or consolidated with WCI or any of its Restricted Subsidiaries; or (ii) an acquisition by WCI or any of its Restricted Subsidiaries of the property and assets of any Person other than WCI or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

    "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale- leaseback transactions) in one transaction or a series of related transactions by WCI or any of its Restricted Subsidiaries to any Person other than WCI or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of WCI or any of its Restricted Subsidiaries or (iii) any other property or assets of WCI or any of its Restricted Subsidiaries outside the ordinary course of business of WCI or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the relevant Indenture applicable to mergers, consolidations and sales of assets of WCI; provided that the following shall not be included within the meaning of "Asset Sale": (A) sales or other dispositions of inventory, receivables and other current assets; (B) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of WCI or its Restricted Subsidiaries and (C) a substantially simultaneous exchange of, or a sale or disposition (other than 85% or more for cash or cash equivalents) by WCI or any of its Restricted Subsidiaries of, licenses issued by the FCC or applications or bids therefor; provided that the consideration received by WCI or any such Restricted Subsidiary in connection with such exchange, sale or disposition shall be equal to the fair market value of licenses so exchanged, sold or disposed of, as determined by the Board of Directors.

    "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

    "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of the Indenture, including, without limitation, all Common Stock and Preferred Stock.

    "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

    "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than the Permitted Investor, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 50% of the total voting power of the Voting Stock of WCI on a fully diluted basis or (ii) individuals who on October 23, 1995 constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by WCI's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on October 23, 1995 or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

    "Closing Date" means the date on which the Senior Notes or the Senior Subordinated Notes, as the case may be, are originally issued under the applicable Indenture.

    "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for WCI and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by WCI or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

    "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by WCI or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by WCI and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

    "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of WCI and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of WCI or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

    "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "Everest Notes" means the secured notes issued by WinStar Wireless in May of 1995 (originally in the principal amount of $7.5 million) that are convertible into Common Stock of WCI.

    "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors (whose determination shall be conclusive) and evidenced by a Board Resolution.

    "FCC" means the United States Federal Communications Commission and any state or local telecommunications authority, department, commission or agency (and any successors thereto).

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Senior Notes, the Senior Subordinated Notes, the Old Senior Notes or the Old Convertible Notes, and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including, with respect to the Company and its Restricted Subsidiaries, an "incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of the Company; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

    "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (whether negotiable or non-negotiable), (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables, (v) all obligations of such Person as lessee under Capitalized Leases,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations that are included in any of clauses (i) through (viii) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness and (B) that Indebtedness shall not include any liability for federal, state, local or other taxes.

    "Indebtedness to EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of WCI and its Restricted Subsidiaries on a consolidated basis ("Consolidated Indebtedness") as at the date of determination (the "Transaction Date") to (ii) the Consolidated EBITDA of WCI for the then most recent four full fiscal quarters for which reports have been filed pursuant to the "Commission Reports and Reports to Holders" covenant described below (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"); provided that (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (including any Indebtedness Incurred on the Transaction Date), to the extent outstanding on the Transaction Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Transaction Date (the "Reference Period"), WCI or any of the Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such Reference Period or (z) if during such Reference Period WCI or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of WCI shall be calculated on a pro forma basis as if such Asset Acquisition and any Incurrence of Indebtedness to finance such Asset Acquisition had taken place on the first day of such Reference Period.

    "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of WCI or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock held by WCI and the Restricted Subsidiaries of any Person that has ceased to be a Restricted Subsidiary by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of WCI at the time that such Restricted Subsidiary of WCI is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of WCI and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

    "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse

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to WCI or any Restricted Subsidiary of WCI) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of WCI and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by WCI or any Restricted Subsidiary of WCI as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to WCI or any Restricted Subsidiary of WCI) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable by WCI or any of its subsidiaries as a result thereof.

    "Offer to Purchase" means an offer to purchase Senior Notes or Senior Subordinated Notes by WCI from the Holders that is required by the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenants of the Indentures and which is commenced by mailing a notice to the relevant Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Senior Notes or Senior Subordinated Notes, as the case may be, validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Senior Note or Senior Subordinated Note, as the case may be, not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless WCI defaults in the payment of the purchase price, any Senior Note or Senior Subordinated Note, as the case may be, accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Senior Note or Senior Subordinated Note, as the case may be, purchased pursuant to the Offer to Purchase will be required to surrender the Senior Note or Senior Subordinated Note, as the case may be, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side thereof completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Senior Notes or Senior Subordinated Notes, as the case may be, delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Notes or Senior Subordinated Notes, as the case may be, purchased; and (vii) that Holders whose Senior Notes or Senior Subordinated Notes, as the case may be, are being purchased only in part will be issued new Senior Notes or Senior Subordinated Notes, as the case may be, equal in principal amount (and accrued and unpaid interest) to the unpurchased portion thereof; provided that each Senior Note or Senior Subordinated Note, as the case may be, purchased and each new Senior Note or Senior Subordinated Note, as the case may be, issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, WCI shall
(i) accept for payment on a pro rata basis Senior Notes or Senior Subordinated Notes, as the case may be, or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Notes or Senior Subordinated Notes, as

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the case may be, or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the relevant Trustee all Senior Notes or Senior Subordinated Notes, as the case may be, or portions thereof so accepted together with an Officers' Certificate specifying the Senior Notes or Senior Subordinated Notes, as the case may be, or portions thereof accepted for payment by WCI. The Paying Agent shall promptly mail to the Holders of Senior Notes or Senior Subordinated Notes, as the case may be, so accepted for payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Senior Note or Senior Subordinated Note, as the case may be, equal in principal amount to any unpurchased portion of the Senior Note or Senior Subordinated Note, as the case may be, surrendered; provided that each Senior Note or Senior Subordinated Note, as the case may be, purchased and each new Senior Note or Senior Subordinated Note, as the case may be, issued shall be in a principal amount of $1,000 or integral multiples thereof. WCI will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The relevant Trustee shall act as the Paying Agent for an Offer to Purchase. WCI will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that WCI is required to repurchase Senior Notes or Senior Subordinated Notes, as the case may be, pursuant to an Offer to Purchase.

    "Old Convertible Notes" means the 14% Convertible Senior Subordinated Discount Notes due 2005 of WCI.

    "Old Senior Notes" means the 14% Senior Discount Notes due 2005 of WCI.


    "Permitted Investment" means (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, WCI or a Restricted Subsidiary; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees in a principal amount not to exceed $1 million at any one time outstanding; (v) stock, obligations or securities received in satisfaction of judgments; (vi) Investments, to the extent that the consideration provided by WCI or any of its Restricted Subsidiaries consists solely of Capital Stock (other than Redeemable Stock) of WCI; (vii) notes payable to WCI that are received by WCI as payment of the purchase price for Capital Stock (other than Redeemable Stock) of WCI; and
(viii) acquisitions of a minority equity interest in entities engaged in the telecommunications business; provided that (A) the acquisition of a majority equity interest in such entities is not permitted under U.S. law without FCC consent, (B) the Company or one of its Restricted Subsidiaries has the right to acquire Capital Stock representing a majority of the voting power of the Voting Stock of such entity upon receipt of FCC consent and (C) in the event that such consent has not been obtained within 18 months of funding such Investment, the Company or one of its Restricted Subsidiaries has the right to sell such minority equity interest in the seller thereof for consideration consisting of the consideration originally paid by the Company and its Restricted Subsidiaries for such minority equity interest.


    "Permitted Investor" means Mr. William J. Rouhana, Jr.

    "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-

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money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and a bank's unexercised right of set-off with respect to deposits made in the ordinary course; (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of WCI or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with the "Limitation on Indebtedness" covenant described below, (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of WCI and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of WCI or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of WCI or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of WCI or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against WCI or any Restricted Subsidiary of WCI that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed to protect WCI or any of its Restricted Subsidiaries from fluctuations in the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by WCI or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of WCI and its Restricted Subsidiaries prior to the Closing Date; and (xviii) Liens on or sales of receivables.

    "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes (unless the redemption price is, at WCI's option, without conditions precedent, payable solely in Common Stock (other than Redeemable Stock) of WCI) or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described below and such Capital Stock

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


specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to WCI's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described below.

    "Restricted Subsidiary" means any Subsidiary of WCI other than an Unrestricted Subsidiary.

    "Semi-Annual Accrual Date" means each July       and January       ,
commencing with the first such date to occur after the Closing Date.

    "Senior Notes" means the Senior Notes of WCI due July 2006.

    "Senior Subordinated Notes" means the Senior Subordinated Notes of WCI due July 2006.

    "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of WCI that, together with its Subsidiaries, (i) for the most recent fiscal year of WCI, accounted for more than 10% of the consolidated revenues of WCI and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of WCI and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of WCI for such fiscal year.

    "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

    "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which Voting Stock representing more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

    "Telecommunications Assets" means any (i) entity or business substantially all the revenues of which are derived from (a) providing transmission of sound, data or video; (b) the sale or provision of phone cards, "800" services, voice mail, switching, enhanced telecommunications services, telephone directory or telephone number information services or telecommunications network intelligence; or (c) any business ancillary or directly related to the businesses referred to in clause (a) or (b) above and (ii) any assets used primarily to effect such transmission or provide the products or services referred to in clause (a) or (b) above and any directly related or ancillary assets including, without limitation, licenses and applications, bids and agreements to acquire licenses, or other authority to provide transmission services previously granted, or to be granted, by the FCC; provided that "Telecommunications Assets" shall not include (A) any entity or business that, during its most recent fiscal year derived, or in its current fiscal year is expected by the Board of Directors to derive, more than $3 million in revenues from, or spend more than $3 million on, the production of entertainment or information product and (B) any asset consisting of any entertainment or information product.


    "Telecommunications Subsidiary" means (i) WinStar Gateway, WinStar Wireless, Winstar Telecom, WinStar Milliwave, Inc., Winstar Locate, Inc. and Wireless Fiber Corp., and, in each case, its successors and (ii) any other Restricted Subsidiary of WCI that holds more than a de minimis amount of Telecommunications Assets.


    "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States or any agency thereof or obligations fully and unconditionally guaranteed by the United States or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally

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recognized statistical rating organization (as defined in Rule 436 under the
Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above; (iv) commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of WCI) organized and in existence under the laws of the United States, any state thereof or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; provided that, notwithstanding the foregoing, the maturity of any of the foregoing that is applied to provide security in favor of the Indebtedness referred to in clause (v) of the second paragraph of the "Limitation on Liens" covenant may occur as late as the earliest date that such Indebtedness may be redeemed at the option of the obligor with respect to such Indebtedness; and provided further that WCI shall cause such Liens referred to in such clause (v) to be incurred no later than the first anniversary of the Closing Date.

    "Transaction Date" means, with respect to the Incurrence of any Indebtedness by WCI or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

    "Unrestricted Subsidiary" means (i) any Subsidiary of WCI that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of WCI (including any newly acquired or newly formed Subsidiary of WCI), other than a Guarantor, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, WCI or any Restricted Subsidiary; provided that neither WCI nor its Restricted Subsidiaries has any Guarantee of any Indebtedness of such Subsidiary outstanding at the time of such designation and either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the "Limitation on Restricted Payments" covenant described below. Notwithstanding the foregoing, WinStar New Media Company Inc., Non Fiction Films Inc. and WinStar Global Products, Inc. and their Subsidiaries are Unrestricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of WCI; provided that immediately after giving effect to such designation (x) WCI could Incur $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant described below and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. Anything to the contrary contained in the Indentures notwithstanding, no Telecommunications Subsidiary may be designated an Unrestricted Subsidiary.

    "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

    "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

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COVENANTS

  Limitation on Indebtedness

    (a) Under the terms of each of the Indentures, WCI will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date); provided that WCI may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5:1.

    Notwithstanding the foregoing, WCI and any Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness of WCI outstanding at any time in an aggregate principal amount not to exceed $125.0 million, less any amount of Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below; (ii) Indebtedness (A) to WCI evidenced by an unsubordinated promissory note or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to WCI or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii), (v), (vi) or (vii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Senior Notes or Senior Subordinated Notes, as the case may be, or Indebtedness that is pari passu with, or subordinated in right of payment to, the Senior Notes or Senior Subordinated Notes, as the case may be, shall only be permitted under this clause (iii) if (A) in case the Senior Notes or Senior Subordinated Notes, as the case may be, are refinanced in part or the Indebtedness to be refinanced is pari passu with the Senior Notes or Senior Subordinated Notes, as the case may be, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Senior Notes or Senior Subordinated Notes, as the case may be, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Senior Notes or Senior Subordinated Notes, as the case may be, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Senior Notes or Senior Subordinated Notes, as the case may be, at least to the extent that the Indebtedness to be refinanced is subordinated to the Senior Notes or Senior Subordinated Notes, as the case may be, and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of WCI be refinanced by means of any Indebtedness of any Restricted Subsidiary of WCI pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business,
(B) under Currency Agreements and Interest Rate Agreements; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of WCI or any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of WCI (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of WCI for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by WCI or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of WCI not to exceed, at any one time outstanding, two times the Net Cash Proceeds received by WCI

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after October 23, 1995 from the issuance and sale of its Capital Stock (other than Redeemable Stock and Preferred Stock that provides for the payment of dividends in cash), less the amount of any investment made pursuant to clause
(ii) of the second paragraph of the "Limitation on Investments in Non-Telecommunications Assets" covenant; provided that such Indebtedness (x) does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes and (y) (A) in the case of the Senior Notes, is subordinated to the Senior Notes at least to the extent that the Senior Subordinated Notes are subordinated to Senior Indebtedness and (B) in the case of the Senior Subordinated Notes, is pari passu with or subordinated to the Senior Subordinated Notes at least to the extent that the Senior Subordinated Notes are subordinated to Senior Indebtedness; (vi) Indebtedness of any Restricted Subsidiary Incurred pursuant to any credit agreement of such Restricted Subsidiary in effect on October 23, 1995 (and refinancings thereof), up to the amount of the commitment under such credit agreement on October 23, 1995; (vii) Indebtedness to the extent such Indebtedness is secured by Liens permitted under clause (vi) of the second paragraph of the "Limitation on Liens" covenant described below; (viii) Indebtedness of any Restricted Subsidiary not to exceed, at any one time outstanding, 62.5% of the accounts receivable net of reserves and allowances for doubtful accounts, determined in accordance with GAAP, of such Restricted Subsidiary and its Restricted Subsidiaries (without duplication); provided that such Indebtedness is not Guaranteed by WCI or any of its Restricted Subsidiaries; and (ix) Indebtedness of WCI, to the extent the proceeds thereof are immediately used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control.

    (b) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, WCI, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

    (c) WCI will not, and will not permit any Restricted Subsidiary to, incur any Guarantee of Indebtedness of any Unrestricted Subsidiary.

  Limitation on Senior Subordinated Indebtedness


    Under the terms of the Senior Subordinated Notes Indenture, WCI will not Incur any Indebtedness, other than the Senior Subordinated Notes, that is expressly made subordinated in right of payment to any Senior Indebtedness unless such Indebtedness, by its terms and by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding is expressly made pari passu with, or subordinate in right of payment to, the Senior Subordinated Notes pursuant to provisions substantially similar to those contained in Article 10 of the Senior Subordinated Notes Indenture; provided, however, that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Indebtedness. The Senior Subordinated Notes Indenture provides that the Senior Subordinated Notes are pari passu with the Old Convertible Notes.


  Limitation on Restricted Payments

    Under the terms of each of the Indentures, WCI will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) other than such Capital Stock held by WCI or any of its Restricted Subsidiaries (and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries), (ii) repurchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of WCI (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than any Wholly Owned Restricted Subsidiaries of WCI, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance,

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or other acquisition or retirement for value, of Indebtedness of WCI that is subordinated in right of payment to the Senior Notes or Senior Subordinated Notes, as the case may be, or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) except with respect to any Investment (other than an Investment consisting of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary), WCI could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) (determined by excluding income resulting from transfers of assets by WCI or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following October 23, 1995 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed pursuant to the "Commission Reports and Reports to Holders" covenant plus (2) the aggregate Net Cash Proceeds received by WCI after October 23, 1995 from the issuance and sale permitted by the Indentures of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of WCI, or from the issuance to a Person who is not a Subsidiary of WCI of any options, warrants or other rights to acquire Capital Stock of WCI (in each case, exclusive of any convertible Indebtedness, Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), less the amount of any investment made pursuant to clause (ii) of the second paragraph of the "Limitation on Investments in Non-Telecommunications Assets" covenant plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and other than reductions in Investments made pursuant to (A) clauses (vi) or (vii) of the second paragraph of this "Limitation on Restricted Payments" covenant or
(B) the "Limitation on Investments in Non-Telecommunications Assets" covenant) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to WCI or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by WCI and its Restricted Subsidiaries in such Person.

    The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;
(ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Senior Notes or Senior Subordinated Notes, as the case may be, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of the "Limitation on Indebtedness" covenant; (iii) the repurchase, redemption or other acquisition of Capital Stock of WCI (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock or options, warrants or other rights to acquire such Capital Stock (in each case other than Redeemable Stock) of WCI; (iv) the making of any principal payment or repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of WCI (including, in the case of the Senior Notes, the Senior Subordinated Notes and the Old Convertible Notes) which is subordinated in right of payment to the Senior Notes or Senior Subordinated Notes, as the case may be, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of WCI (other than Redeemable Stock); (v) payments or distributions, in the nature of satisfaction of dissenters'

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rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of WCI; (vi) Investments, not to exceed $15 million at any one time outstanding; (vii) Investments, not to exceed $15 million at any one time outstanding, in entities, substantially all of the assets of which consist of Telecommunications Assets; (viii) (A) cash payments in lieu of the issuance of fractional shares of Common Stock upon conversion (including mandatory conversion) of the Old Convertible Notes provided for in the Old Convertible Notes Indenture and (B) with respect to the Senior Notes Indenture, cash payments on the Senior Subordinated Notes and the Old Convertible Notes required to be made under the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants in the Senior Subordinated Notes Indenture and the Old Convertible Notes Indenture; (ix) cash payments in lieu of the issuance of fractional shares of Common Stock of WCI upon conversion of any class of Preferred Stock of WCI; provided that this exception shall not be available with respect to more than two such conversions with respect to any such class of Preferred Stock by any given Affiliate of WCI; and (x) Investments in entities that own licenses granted by the FCC; provided that (A) such Investments are made pursuant to a senior promissory note, in an amount equal to such Investment, that by its terms is payable in full at or before any required repayment of principal on the Senior Notes or Senior Subordinated Notes, as the case may be, (B) such promissory note is secured equally and ratably with (or prior to) any other secured Indebtedness of such entity, (C) such Investment is made and used for the purpose of effecting, and does not exceed the amount reasonably required to effect, the minimum build-out with respect to such licenses that is required by the FCC as a prerequisite to the transfer of a majority equity interest in such entity to WCI or one of its Restricted Subsidiaries, as determined in good faith by the Board of Directors and (D) WCI, at the time such Investment is made, has a contractual right to, and intends (subject in all cases to compliance with applicable FCC rules and regulations) to, acquire such majority equity interest; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein. Any Investments made other than in cash shall be valued, in good faith, by the Board of Directors. Any Investment made pursuant to clause (vi) or (vii) of this paragraph shall be deemed to be no longer outstanding (and repaid in full) if and when the Person in which such Investment is made becomes a Restricted Subsidiary of WCI.

    Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) or
(iv) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of WCI are used for the redemption, repurchase or other acquisition of the Senior Notes or Senior Subordinated Notes, as the case may be, or Indebtedness that is pari passu with the Senior Notes or Senior Subordinated Notes, as the case may be, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

    Under the terms of each of the Indentures, WCI will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by WCI or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to WCI or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary, (iii) make loans or advances to WCI or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary or (iv) transfer any of its property or assets to WCI or

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any other Restricted Subsidiary that owns, directly or indirectly, any Capital
Stock of such Restricted Subsidiary.

    The foregoing provisions shall not prohibit any encumbrances or restrictions: (i) existing on the Closing Date in the Indentures or any other agreement in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by WCI or any Restricted Subsidiary, at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of WCI or any Restricted Subsidiary not otherwise prohibited by the Indenture or
(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of WCI or any Restricted Subsidiary in any manner material to WCI or any Restricted Subsidiary; or (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary. Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent WCI or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of WCI or any of its Restricted Subsidiaries that secure Indebtedness of WCI or any of its Restricted Subsidiaries.

  Limitation on the Issuance and Sale of Capital Stock of Restricted
Subsidiaries

    Under the terms of each of the Indentures, WCI will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to WCI or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law, (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iv) issuances or sales of Common Stock of Restricted Subsidiaries, other than the Telecommunications Subsidiaries, if within six months of each such issuance or sale, WCI or such Restricted Subsidiary applies an amount not less than the Net Cash Proceeds thereof (if any) in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

  Limitation on Issuances of Guarantees by Restricted Subsidiaries

    Under the terms of each of the Indentures, WCI will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of WCI ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against WCI or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted

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Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is
(A) pari passu with the Senior Notes or Senior Subordinated Notes, as the case may be, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Senior Notes or Senior Subordinated Notes, as the case may be, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Senior Notes or Senior Subordinated Notes, as the case may be.

    Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of WCI of all of WCI's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

  Limitation on Transactions with Shareholders and Affiliates

    Under the terms of each of the Indentures, WCI will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of WCI or with any Affiliate of WCI or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to WCI or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

    The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which WCI or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to WCI or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between WCI and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable fees to directors of WCI who are not employees of WCI; (iv) any payments or other transactions pursuant to any tax-sharing agreement between WCI and any other Person with which WCI files a consolidated tax return or with which WCI is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant (other than pursuant to clause (iv) of the definition of "Permitted Investment" or clause (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant). Notwithstanding the foregoing, any transaction covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through (iv) of this paragraph, the aggregate amount of which exceeds $250,000 in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

  Limitation on Liens

    Under the terms of each of the Indentures, WCI will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary (collectively, "Protected Property"), without making effective provision for all of the Senior Notes or Senior Subordinated Notes, as the case may be, and all other amounts due under the Indentures to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Senior Notes or Senior Subordinated Notes, as the case may be, prior to) the obligation or liability secured by such Lien. The security interest in any Protected Property granted in favor of the Senior Notes under this paragraph shall be prior to the security interest granted in favor of the Senior Subordinated Notes under this paragraph.

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    The foregoing limitation does not apply to (i) Liens existing on the Closing
Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of WCI or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to WCI or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to WCI or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of WCI or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens on up to $7.5 million (plus up to six months interest on the Everest Notes) of Temporary Cash Investments at any one time, in favor of the holders of the Everest Notes, in their capacity as such holders; (vi) purchase money Liens upon equipment acquired or held by WCI or any of its Restricted Subsidiaries taken or retained by the seller of such inventory or equipment to secure all or a part of the purchase price therefor; provided that such Liens do not extend to or cover any property or assets of WCI or any Restricted Subsidiary other than the inventory or equipment acquired; or (vii) Permitted Liens.

  Limitation on Sale-Leaseback Transactions

    Under the terms of the Senior Notes Indenture, WCI will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby WCI or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which WCI or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

    The foregoing restriction does not apply to any sale- leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between WCI and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; (iv) the assets or properties are sold and leased back within 30 days of the date that the account payable with respect to the acquisition by WCI or any Restricted Subsidiary of such assets or properties is due and payable; or
(v) WCI or such Restricted Subsidiary, within six months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or
(B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

  Limitation on Investments in Non-Telecommunications Assets

    Under the terms of each of the Indentures, WCI will not, and will not permit any Restricted Subsidiary to, (i) make any Investment in any Unrestricted Subsidiary that is an entity or business, or that owns or has rights with respect to assets, in each case of the type described in the proviso of the definition of "Telecommunications Assets" or (ii) acquire or own (directly or indirectly), other than through an Unrestricted Subsidiary, any entity, business, asset or right with respect to an asset, in each case described in the proviso of the definition of "Telecommunications Assets."

    Notwithstanding the foregoing, and subject to the "Limitation on Restricted Payments" covenant, WCI and its Restricted Subsidiaries may make any Investment in any Unrestricted Subsidiary which owns, intends to acquire or has rights with respect to assets other than Telecommunications Assets in an amount not to exceed (i) $15 million plus (ii) an amount not to exceed the Net Cash Proceeds received by WCI after October 23, 1995 from the issuance and sale, permitted by the Indentures, of its Capital Stock (other than Redeemable Stock and Preferred Stock that provides for the payment of dividends in cash) to a Person that is not a Subsidiary of WCI, less the amount of (A) any Investment made pursuant to the first paragraph of the "Limitation on Restricted Payments" covenant and (B) one-half of the amount of any Indebtedness Incurred pursuant to clause (v) of the second paragraph of the

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"Limitation on Indebtedness" covenant; provided that the use of such proceeds with respect to assets other than Telecommunications Assets must be included as a possible use of proceeds in the disclosure provided to the purchasers of such Capital Stock and such Investment is made within 12 months after such issuance; and provided further that no Default or Event of Default shall have occurred and be continuing or occur as a result of the actions set forth herein.

  Limitation on Asset Sales

    Under the terms of each of the Indentures, WCI will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by WCI or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by WCI or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of WCI and its Subsidiaries has been prepared), then WCI shall or shall cause the relevant Restricted Subsidiary to (i) within six months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of WCI, or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than WCI or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, WCI and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the six-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such six-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."


    If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, WCI must commence, not later than the one hundred and fifth Business Day after the first day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount of the
Notes and accrued and unpaid interest for the period prior to July   , 2001, on
the Notes, plus, in each case, accrued and unpaid interest from July   , 2001
(if any) to the date of purchase; provided, however, that no Offer to Purchase shall be required to be commenced with respect to the Senior Subordinated Notes until the Business Day following the payment date with respect to the Offer to Purchase Senior Notes and need not be commenced if the Excess Proceeds remaining after application to the Senior Notes purchased in such Offer to Purchase applicable thereto are less than $2 million; and provided further, however, that no Senior Subordinated Notes may be purchased under this "Limitation on Asset Sales" covenant unless WCI shall have purchased all Senior Notes tendered pursuant to the Offer to Purchase applicable thereto.


REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

    WCI must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all the Notes then outstanding, at a purchase price equal to 101% of the

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principal amount of the Notes and accrued and unpaid interest for the period
prior to July   , 2001 on the Notes, plus accrued and unpaid interest from July
  , 2001 (if any) to the date of purchase. Prior to the mailing of the notice to Holders of Notes commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, WCI covenants to (i) repay in full all indebtedness of WCI that would prohibit the repurchase of the Notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of WCI to permit the repurchase of the Notes. WCI shall first comply with the covenant in the preceding sentence before it shall repurchase Notes pursuant to this "Repurchase of Notes upon a Change of Control" covenant.

    Under the terms of both Indentures, WCI may not repurchase any Senior Subordinated Notes pursuant to this covenant until it has repurchased all Senior Notes tendered pursuant to the Offer to Purchase Senior Notes as a result of such Change of Control. However, if WCI is unable to repay all of its indebtedness that would prohibit repurchase of the Notes or is unable to obtain the consents of the holders of indebtedness, if any, of WCI outstanding at the time of a Change of Control whose consent would be so required to permit the repurchase of Notes or otherwise fails to purchase any Notes validly tendered, then WCI will have breached such covenant. This breach will constitute an Event of Default under the relevant Indenture if it continues for a period of 30 consecutive days after written notice is given to WCI by the relevant Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Notes or Senior Subordinated Notes, as the case may be, outstanding. In addition, the failure by WCI to repurchase Notes at the conclusion of the Offer to Purchase will constitute an Event of Default without any waiting period or notice requirements.

    There can be no assurance that WCI will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of WCI which might be outstanding at the time). The above covenant requiring WCI to repurchase the Notes will, unless the consents referred to above are obtained, require WCI to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

COMMISSION REPORTS AND REPORTS TO HOLDERS

    Whether or not WCI is required to file reports with the Commission, if any Notes are outstanding, WCI shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act. See "Available Information." WCI shall supply the Trustee and each Holder of Senior Notes or Senior Subordinated Notes, as the case may be, or shall supply to the relevant Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports or other information.

EVENTS OF DEFAULT

    The following events will be defined as "Events of Default" in each of the
Indentures: (i) default in the payment of principal of (or premium, if any, on) any Senior Note or Senior Subordinated Note, as the case may be, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not, in the case of the Senior Subordinated Notes, such payment is prohibited by the provisions described above under "Ranking"; (ii) default in the payment of interest on any Senior Note or Senior Subordinated Note, as the case may be, when the same becomes due and payable, and such default continues for a period of 30 days, whether or not, in the case of the Senior Subordinated Notes, such payment is prohibited by the provisions described under "Ranking";
(iii) WCI defaults in the performance of or breaches any other covenant or agreement of WCI in the Senior Notes Indenture or Senior Subordinated Notes Indenture, as the case may be, or under the Senior Notes or Senior Subordinated Notes, as the case may be, and such default or breach continues for a period of 30 consecutive days after written notice by the relevant Trustee or the Holders of 25% or more in aggregate principal amount of Senior Notes or Senior Subordinated Notes, as the case may be; (iv) there occurs

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
with respect to any issue or issues of Indebtedness of WCI or any Significant Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (v) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against WCI or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (vi) a court having jurisdiction in the premises enters a decree or order for (a) relief in respect of WCI or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of WCI or any Significant Subsidiary or for all or substantially all of the property and assets of WCI or any Significant Subsidiary or (c) the winding up or liquidation of the affairs of WCI or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (vii) WCI or any Significant Subsidiary (a) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of WCI or any Significant Subsidiary or for all or substantially all of the property and assets of WCI or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors.

    If an Event of Default (other than an Event of Default specified in clause
(vi) or (vii) above that occurs with respect to WCI) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Notes or Senior Subordinated Notes, as the case may be, then outstanding, by written notice to WCI (and to the relevant Trustee if such notice is given by the Holders), may, and the relevant Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest, if any, on the Senior Notes or Senior Subordinated Notes, as the case may be, to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest, if any, shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (iv) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (iv) shall be remedied or cured by WCI or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (vi) or (vii) above occurs with respect to WCI, the principal of, premium, if any, and accrued interest, if any, on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of either Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Senior Notes or Senior Subordinated Notes, as the case may be, by written notice to WCI and to the relevant Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (A) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Senior Notes or Senior Subordinated Notes, as the case may be, that have become due solely by such declaration of acceleration, have been cured or waived and (B) the rescission would not

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
conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

    The Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes or Senior Subordinated Notes, as the case may be, may direct the time, method and place of conducting any proceeding for any remedy available to the relevant Trustee or exercising any trust or power conferred on the relevant Trustee. However, such Trustee may refuse to follow any direction that conflicts with law or the relevant Indenture, that may involve such Trustee in personal liability, or that such Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Senior Notes or Senior Subordinated Notes, as the case may be, not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Senior Notes or Senior Subordinated Notes, as the case may be. A Holder may not pursue any remedy with respect to the relevant Indenture or the Senior Notes or Senior Subordinated Notes, as the case may be, unless: (i) the Holder gives the relevant Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Senior Notes or Senior Subordinated Notes, as the case may be, make a written request to the relevant Trustee to pursue the remedy; (iii) such Holder or Holders offer the relevant Trustee indemnity satisfactory to such Trustee against any costs, liability or expense; (iv) such Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Senior Notes or Senior Subordinated Notes, as the case may be, do not give the relevant Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Senior Note or Senior Subordinated Note, as the case may be, to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Senior Notes or Senior Subordinated Notes, as the case may be, which right shall not be impaired or affected without the consent of the Holder.

    The Indentures will require certain officers of WCI to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of WCI and its Restricted Subsidiaries' performance under the Indenture and that, to the best knowledge of such officer, WCI has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. WCI will also be obligated to notify the relevant Trustee of any default or defaults in the performance of any covenants or agreements under the Senior Notes Indenture or Senior Subordinated Notes Indenture, as the case may be.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Under the terms of the Indentures, WCI shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person, or WCI) shall be issued or distributed to the stockholders of
WCI) or permit any Person to merge with or into WCI unless: (i) WCI shall be the continuing Person, or the Person (if other than WCI) formed by such consolidation or into which WCI is merged or that acquired or leased such property and assets of WCI shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of WCI on all of the Senior Notes or Senior Subordinated Notes, as the case may be, and under the relevant Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, WCI or any Person becoming the successor obligor of the Senior Notes

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or Senior Subordinated Notes, as the case may be, shall have a Consolidated Net
Worth equal to or greater than the Consolidated Net Worth of WCI immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis WCI, or any Person becoming the successor obligor of the Senior Notes or Senior Subordinated Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; provided that this clause (iv) shall not apply to the merger of a corporation, the sole material asset of which consists of Common Stock of WCI (and options, warrants or other rights to purchase or acquire such Common Stock), into WCI, if (a) the Chief Executive Officer of WCI delivers to the relevant Trustee a certificate, in the form attached to the Indentures as Schedule I, to the effect that to his best knowledge there are no liabilities, contingent or otherwise, of such corporation and (b) the only consideration received by the stockholders of such corporation in connection with such merger consists of Common Stock of WCI (and options, warrants or other rights to purchase or acquire such Common Stock), in the aggregate in an amount not to exceed the amount thereof held by such corporation immediately prior to such merger; and (v) WCI delivers to the relevant Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and, if applicable, (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of WCI, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of WCI; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

DEFEASANCE


    Defeasance and Discharge. The Indentures will provide that WCI will be deemed to have paid and will be discharged from any and all obligations in respect of the Senior Notes or Senior Subordinated Notes, as the case may be, on the 123rd day after the deposit referred to below, and the provisions of such Indenture will no longer be in effect with respect to the Senior Notes or Senior Subordinated Notes, as the case may be, (except for, among other matters, certain obligations to register the transfer or exchange of the Senior Notes or Senior Subordinated Notes, as the case may be, to replace stolen, lost or mutilated Senior Notes or Senior Subordinated Notes, as the case may be, to maintain paying agencies, to hold monies for payment in trust) if, among other things, (A) WCI has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Senior Notes or Senior Subordinated Notes, as the case may be, on the Stated Maturity of such payments in accordance with the terms of the relevant Indenture and the Senior Notes or Senior Subordinated Notes, as the case may be, (B) WCI has delivered to the relevant Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of WCI's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which WCI or any of its Subsidiaries is a party or by which WCI or any of its Subsidiaries is bound, (D) if at such time the Senior Notes or Senior Subordinated Notes, as the case may be, are listed on a national securities exchange, WCI has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge and (E) in the case of the Senior Subordinated Notes, WCI is not prohibited from making payments on the Senior Subordinated Notes by the provisions described above under "Ranking."

    Defeasance of Certain Covenants and Certain Events of Default. The Indentures further will provide that their provisions will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause
(c) under "Events of Default" with respect to such covenants and clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets," and clauses (d) and
(e) under "Events of Default" shall be deemed not to be Events of Default, and, with respect to the Senior Subordinated Notes, the provisions described above under "Ranking" with respect to the assets held by the Senior Subordinated Notes Trustee referred to below shall not apply, upon, among other things, the deposit with the relevant Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Senior Notes or Senior Subordinated Notes, as the case may be, on the Stated Maturity of such payments in accordance with the terms of the relevant Indenture and the Senior Notes or Senior Subordinated Notes, as the case may be, the satisfaction of the provisions described in clauses (B)(ii), (C), (D) and, in the case of the Senior Subordinated Notes, (E) of the preceding paragraph and the delivery by WCI to the relevant Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

    Defeasance and Certain Other Events of Default. In the event WCI exercises its option to omit compliance with certain covenants and provisions of either Indenture with respect to the Senior Notes or Senior Subordinated Notes, as the case may be, as described in the immediately preceding paragraph and the Senior Notes or Senior Subordinated Notes, as the case may be, are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the relevant Trustee will be sufficient to pay amounts due on the Senior Notes or Senior Subordinated Notes, as the case may be, at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Senior Notes or Senior Subordinated Notes, as the case may be, at the time of the acceleration resulting from such Event of Default. However, WCI will remain liable for such payments.

MODIFICATION AND WAIVER

    Modifications and amendments of the Indentures may be made by WCI and the relevant Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (ii) reduce the principal amount of, or premium, if any, or interest on, any Note, (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption
Date) of any Note, (v) reduce the above- stated percentage of outstanding Senior Notes or Senior Subordinated

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Notes, as the case may be, the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes or (vii) reduce the percentage or aggregate principal amount of outstanding Senior Notes or Senior Subordinated Notes, as the case may be, the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

BOOK-ENTRY; DELIVERY AND FORM

    The Notes will be initially represented by a global Senior Note or global Senior Subordinated Note, as the case may be, issued in fully registered form without interest coupons (each, a "Global Note") and will be deposited with, or on behalf of, the Depositary and registered in the name of a nominee of the Depositary. Transfers between participants in the Depositary will be effected in the ordinary way in accordance with the Depositary's rules and will be settled in same-day funds.

    The Depositary has advised the Company and the Underwriters that the Depositary intends to follow the procedures described below:

        The Depositary will act as securities depository for the Global Notes. Each Global Note will be issued as a fully registered security registered in the name of Cede & Co. (the Depositary's nominee).

        The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to the Depositary and its Participants are on file with the Commission.

        Purchases of Notes must be made by or through Direct Participants, which will receive a credit for the Notes on the Depositary's records. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participant's records. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

        Conveyance of Notes and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                                      104
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        Redemption notices shall be sent to Cede & Co. If less than all of the
    Notes are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither the Depositary nor Cede & Co. will consent or vote with respect to the Notes. Under its usual procedures, the Depositary mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Principal, premium (if any), and interest payments on the Notes will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the Paying Agent, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to the Depositary of principal, premium (if any) and interest are the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

    The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    So long as the Depositary for a Global Note, or its nominee, is the registered owner of such Global Note, the Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under the related Indenture. Except as set forth below, owners of beneficial interests in such Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or Holders thereof under such Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of the Depositary and, if such person is not a Participant, those of the Participant through which such person owns its interests, in order to exercise any rights of a Holder under the relevant Indenture or such Note.

    The Indentures provide that the Depositary, as a Holder, may appoint agents and otherwise authorize Participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the relevant Indenture, including the right to sue for payment of principal or interest pursuant to Section 316(b) of the Trust Indenture Act. The Company understands that under existing industry practices, when the Company requests any action of Holders or when a Beneficial Owner desires to give or take any action which a Holder is entitled to give or take under the related Indenture, the Depositary generally will give or take such action, or authorize the relevant Participants to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners owning through them.

    The Company understands that the Depositary will assist its Participants and their customers (Beneficial Owners) in taking any action a Holder is entitled to take under the relevant Indenture or exercise any rights available to Cede & Co., as the holder of record of the Notes, including the right to demand acceleration upon an Event of Default or to institute suit for the enforcement of payment or

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
interest pursuant to Section 316(b) of the Trust Indenture Act. The Depositary has advised the Company that it will act with respect to such matters upon written instructions from a Participant to whose account with the Depositary the relevant beneficial ownership in the Notes is credited. The Company understands that a Participant will deliver such written instructions to the Depositary upon itself receiving similar written instructions from either Indirect Participants or Beneficial Owners, as the case may be. Under Rule 6 of the rules and procedures filed by the Depositary with the Commission pursuant to Section 17 of the Exchange Act, Participants are required to indemnify the Depositary against all liability the Depositary may sustain, without fault on the part of the Depositary or its nominee, as a result of any action they may take pursuant to the instructions of the Participant in exercising any such rights.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

    Principal, premium, if any, and interest payments on Notes registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the Holder of a Global Note representing such Notes. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    If the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 60 days or if an Event of Default under the relevant Indenture has occurred and is continuing, the Company will issue Notes in definitive registered form, without coupons, in denominations of $1,000 of principal amount at maturity and any integral multiple thereof, in exchange for the Global Note representing such Notes. In addition, the Company may at any time and in its sole discretion determine not to have any Notes in registered form represented by a Global Note and, in such event, will issue Notes in definitive registered form in exchange for the Global Note representing such Notes. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in definitive form of Notes represented registered in its name. Upon the exchange of a Global Note for Notes in definitive form, such Global Note will be cancelled by the Trustee.

NO PERSONAL LIABILITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

    The Indentures provide that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of WCI in such Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of WCI or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

    The Indentures provide that, except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Indentures and provisions of the Trust Indenture Act, incorporated by reference therein contain limitations on the rights of the Trustees, should they become creditors of WCI, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustees are permitted to engage in other transactions; provided, however, that if either Trustee acquires any conflicting interest, it must eliminate such conflict or resign.

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
                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    In October 1995, the Company raised net proceeds of $214.5 million from the 1995 Debt Placement. There will not be any accrual of cash interest on the Old Notes prior to October 15, 2000 or payment of cash interest on the Old Notes prior to April 15, 2001. From and after October 15, 2000, the Old Notes will bear interest at the rate of 14% per annum, payable semi-annually in cash commencing April 15, 2001. The Old Notes mature on October 15, 2005. At maturity, the Old Senior Notes will have an aggregate principal amount of $294.2 million and the Old Convertible Notes will have an aggregate principal amount of $147.1 million.

    The Old Convertible Notes are convertible, at the option of the holder, into Common Stock ("Conversion Shares") at any time on or after October 23, 1996. The number of Conversion Shares issuable by the Company upon conversion is equal to the accreted value of the Old Convertible Notes being converted (on the date of conversion) divided by $20.625, subject to adjustment in certain events ("Conversion Price"). In addition, if the closing sale price of the Common Stock on the Nasdaq National Market during the twelve-month periods from October 15, 1995 through October 15, 1999 has exceeded certain closing sale prices during such periods ranging from $37.50 to $44.00 for at least 30 consecutive trading days ("Market Criteria") and a registration statement with respect to the Conversion Shares is effective and available, all of the Old Convertible Notes automatically will be converted into Conversion Shares at the close of business on the last day of the 30-day period; provided, however, that if the Market Criteria is satisfied prior to October 15, 1996, the conversion will not occur until October 23, 1996 and will occur only if the closing sale price of the Common Stock is at least $37.50 on such date. The Company is obligated to cause to be declared effective a registration statement registering the issuance or resale of the Conversion Shares on or prior to October 23, 1996. If such registration statement is not declared effective on or prior to October 23, 1996, the Conversion Price will be decreased to $20.06.

    The Old Note Indentures contain certain covenants which are substantially similar to the covenants contained in the New Note Indentures.

    In September 1995, WinStar Wireless entered into an equipment lease financing (the "Equipment Lease Financing") with ML Investors Services, Inc. ("ML") pursuant to which ML has agreed to make up to $10.0 million of equipment financing available to WinStar Wireless until September 1996. As of the date of this Prospectus, ML has made available only $7.0 million under the Equipment Lease Financing. The balance of $3.0 million may be drawn by WinStar Wireless only if ML agrees to make such funds available, which it is not obligated to do. As of March 31, 1996, WinStar Wireless leased equipment having a value of approximately $7.0 million under the Equipment Lease Financing. Pursuant to a master lease agreement between WinStar Wireless and ML (the "Lease") entered into in connection with the Equipment Lease Financing. WinStar Wireless may lease transceivers and related network equipment from ML or its assignee for payments at the rate of 2.2753% per month of the equipment value (a return of approximately 13% per annum to the lessor) and are non-cancelable for sixty months. After twelve months, Winstar Wireless may purchase the equipment at scheduled rates which decline over the term of the Lease and which provide for a return of approximately 15% per annum to the lessor. WinStar Wireless' obligations under the Lease are guaranteed by the Company. As additional consideration for providing the Equipment Lease Financing, the Company has agreed to issue ML five-year options to purchase shares of Common Stock at the rate of one share of Common Stock for each $100 of the Equipment Lease Financing amount made available at a price equal to the market price on the day prior to the date of grant. Pursuant to such agreement, the Company has issued to ML options to purchase 55,000 shares of Common Stock at an exercise price of $17.125 per share and options to purchase 15,000 shares of Common Stock at an exercise price of $18.0625 per share.

    In May 1995, the Company, WinStar Wireless and Everest Capital Fund L.P. ("Fund"), Everest Capital International Ltd. ("Capital" and, along with Fund the "Purchasers") and Everest Capital

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
Limited, agent for the Purchasers ("Agent"), entered into a note and warrant purchase agreement, pursuant to which WinStar Wireless issued $7.5 million of notes (the "Everest Notes"), which are convertible into shares of the Company's Common Stock, and warrants to purchase up to 550,000 shares of Common Stock (the "Everest Financing"). The Everest Notes bear interest at the rate of 7% per annum, payable in cash on a semi-annual basis, and are payable in May 2000. The Everest Notes are secured by a lien on all of the assets of WinStar Wireless and Wireless Fiber Corp. and are guaranteed by the Company and Wireless Fiber Corp. To secure its guaranty, the Company pledged all of the outstanding shares of common stock of WinStar Wireless and Wireless Fiber Corp. Under the Everest Notes, WinStar Wireless may not pay any dividends to the Company and may not issue any capital stock. The Purchasers agreed to subordinate their liens to any liens granted by the Company to secure up to $30.0 million of equipment-related financing prior to February 29, 1996 and up to an additional $20.0 million of such financing prior to February 28, 1997. Any liens securing indebtedness above such amounts, and any liens granted after February 28, 1997, require the consent of the Purchasers.

    At any time, the unpaid principal amount of and accrued interest on the Everest Notes are convertible, at the option of the Purchasers, into shares of Common Stock at a conversion price of $7.00 per share. On December 28, 1995, the Purchasers exercised their option to convert $3.75 million of principal and approximately $25,000 of interest due under the Everest Notes into 539,255 shares of Common Stock. After December 15, 1996, WinStar Wireless may force conversion of the Everest Notes if the last sale price of the Common Stock is above 175% of the then conversion price (currently $12.25) for 20 consecutive trading days. The warrants issued to the Purchasers were divided into three classes: EC-A Warrants, EC-B Warrants and EC-C Warrants. The 300,000 aggregate amount of EC-A Warrants are exercisable through May 24, 2000 at an exercise price of $12.00 per share. The 100,000 EC-B Warrants are exercisable through May 24, 2000 at an exercise price of $13.00 per share. The 150,000 EC-C Warrants were exercised in July 1995 by Everest at an exercise price of $.01 per share.

    In November 1994, WinStar Gateway entered into a Loan and Security Agreement ("CIT Loan Agreement") with The CIT Group/Credit Finance, Inc. ("The CIT Group"), pursuant to which The CIT Group agreed to make a $5.0 million (less $100,000 until WinStar Gateway has maintained three consecutive calendar months with positive net income from operations) revolving credit facility (the "CIT Credit Facility") available to WinStar Gateway until November 1996. Pursuant to the terms of the CIT Loan Agreement, borrowings are limited to 90% of most eligible accounts receivable, with availability of certain types of accounts receivable limited to 80% and 50% (less appropriate reserves as determined by The CIT Group). In addition, WinStar Gateway is prohibited from paying dividends to the Company. The Company also is party to a keepwell agreement requiring the Company to make a monthly contribution to WinStar Gateway in an amount equal to WinStar Gateway's net income (loss), plus its depreciation and amortization, minus its capital expenditures, if such amount is less than zero for a particular month. Borrowings bear interest at a rate of 3.0% in excess of the prime commercial lending rate of The Chase Manhattan Bank, N.A. ("Chase Manhattan") and are secured by a lien on all of WinStar Gateway's assets as well as a guarantee from the Company as to the first $2.2 million in borrowings. The CIT Loan Agreement also provides for an annual fee of $50,000 as well as certain underutilization fees. As additional consideration for providing the CIT Credit Facility, the Company issued to The CIT Group warrants to purchase 50,000 shares of Common Stock until November 3, 1998 at an exercise price of $6.975 per share, which warrants have been exercised.

    In August 1994, WinStar Global Products entered into a Loan and Security Agreement ("Century Loan Agreement") with Century Business Credit Corporation ("Century"), pursuant to which Century agreed to make a $6.0 million revolving credit facility (the "Century Credit Facility") available, at its sole discretion, to WinStar Global Products until September 1996. Pursuant to the terms of the Century Loan Agreement, borrowings are limited to 80% of eligible accounts receivable and 45% of eligible inventory. In addition, WinStar Global Products is prohibited from paying dividends to the Company and may not make capital expenditures in any fiscal year in an amount in excess of $150,000.

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
Borrowings bear interest at a rate 3.5% in excess of the prime commercial lending rate of Chase Manhattan and are secured by a lien on all of WinStar Global Products' assets as well as a guarantee from the Company as to the first $3.0 million in borrowings. The Century Loan Agreement also provides for annual facility fees as well as an overadvance facility of $1.5 million (included in the $6.0 million of aggregate availability) which bears interest at a rate of 3.5% in excess of the prime commercial lending rate. In May 1995, as additional consideration for providing the Century Credit Facility, the Company issued to Century an option to purchase 25,000 shares of Common Stock at an exercise price of $5.75 per share until May 30, 1998, which options have been exercised.

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
            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    In the opinion of Graubard Mollen & Miller, tax counsel to the Company, the following discussion accurately summarizes the material United States federal income tax consequences to beneficial owners from the purchase, ownership and disposition of the Notes. This discussion is based on current provisions of the Internal Revenue Code (the "Code"), applicable final, temporary and proposed Treasury Regulations ("Treasury Regulations"), judicial authorities, and current administrative rulings and pronouncements of the Service and upon the facts concerning the Company and its subsidiaries as of the date hereof. There can be no assurance that the Service will not take a contrary view, and no ruling from the Service has been or will be sought by the Company. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.

    This summary and the above referenced opinion do not purport to deal with all aspects of taxation that may be relevant to particular holders of the Notes in light of their personal investment or tax circumstances, or to certain types of investors (including insurance companies, financial institutions, broker-dealers or tax-exempt organizations) subject to special treatment under the United States federal income tax laws. This discussion does not deal with special tax situations, such as the holding of the Notes as part of a straddle with other investments or situations in which the functional currency of a holder who is a U.S. Holder (as defined below) is not the United States dollar. In addition, this discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code.

    As used in the discussion which follows, the term "U.S. Holder" means a beneficial owner of Notes that, for United States federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The term "Non-U.S. Holder" means a Holder of Notes, that is, for United States federal income tax purposes, not a U.S. Holder.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

TAX CONSEQUENCES TO U.S. HOLDERS

    ORIGINAL ISSUE DISCOUNT. The Notes are being issued with original issue discount, as defined in the Code. The amount of original issue discount on a debt instrument, within the meaning of Section 1273 of the Code, is the excess (if any) of its "stated redemption price at maturity" over its issue price. The issue price of the Senior Notes and the Senior Subordinated Notes will be the respective offering price to the purchasers (not including any sales to a bond house, broker, or similar person or organization acting in the capacity of an underwriter, placement agent or wholesaler) at which a substantial amount of each of the Notes is sold. According to the Treasury Regulations, the issue price of the Notes does not change even if part of the issue is subsequently sold at a different price. The "stated redemption price at maturity" of a debt instrument is the sum of its principal amount plus all other payments required thereunder, other than payments of "qualified stated interest" (defined generally as stated interest that is unconditionally payable in cash or in property (other than the debt instruments of the issuer), at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments). Because interest on the Notes is not payable until January
      , 2002, the stated interest on the Notes will not be treated as qualified stated interest, but will, for United States federal income tax purposes, be added to the stated redemption price at maturity of the Notes. As a result, the Notes

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
will be treated as having been issued with original issue discount equal to the excess of their stated redemption price at maturity over their issue price.

    Each U.S. Holder of a Note (regardless of whether such U.S. Holder is a cash or an accrual basis taxpayer) will be required to include in such U.S. Holder's gross income in each year, in advance of the receipt of cash payments on such Note, that portion of the original issue discount, computed on a constant yield basis, attributable to each day during such year on which the U.S. Holder held the Note. In general, under Section 1272 of the Code, the amount of original issue discount that a holder of a debt instrument with original issue discount must include in gross income for United States federal income tax purposes will be the sum of the daily portions of original issue discount with respect to such debt instrument for each day during the taxable year or portion of a taxable year in which such holder holds the debt instrument. The daily portion is determined under a constant yield method by allocating to each day of an accrual period a pro rata portion of an amount equal to the "adjusted issue price" of the debt instrument at the beginning of the accrual period multiplied by the yield to maturity of the debt instrument (stated in a manner appropriately taking into account the length of the actual period). Accrual periods with respect to a Note may be of any length selected by the U.S. Holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the final or first day of any accrual period. The yield to maturity of a debt instrument is the discount rate that, when applied to all payments due under the debt instrument produces a present value equal to the issue price of the debt instrument. The "adjusted issue price" is the issue price of the debt instrument increased by the accrued original issue discount for all prior accrual periods (and decreased by the amount of cash payments made in all prior accrual periods, other than qualified stated interest payments).

    By their terms, the Notes can be redeemed by the Company at a declining premium and thereafter for an amount equal to their principal amount plus accrued and unpaid interest. Under the Treasury Regulations and for the purposes of calculating original issue discount, the Company will be deemed to have called the Notes if the exercise of such right would reduce the yield on the Note. For purposes of those calculations, the yield on the Notes is determined by using any date on which the Notes may be redeemed as the maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount payable at maturity. If the Company does not actually redeem the Notes, then the yield and maturity of the Notes are redetermined (solely for purposes of computing the accrual of original issue discount) by treating the Notes as reissued.

    U.S. Holders of Notes should be aware that, because of the above original issue discount rules, a U.S. Holder of a Note will be required for United States federal income tax purposes to include amounts in ordinary income in advance of the receipt of the cash attributable to such income.

    ACQUISITION PREMIUM. If a U.S. Holder of a Note acquired such Note at a cost in excess of its "adjusted issue price" (as defined above) but less than its stated redemption price at maturity, such Note will have an acquisition premium to the extent of such excess. Under the acquisition premium rules of the Code and the Treasury Regulations promulgated thereunder, the amount of the original issue discount which such U.S. Holder must include in its gross income with respect to such Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

    MARKET DISCOUNT. If a U.S. Holder purchases Notes for an amount that is less than the revised issue price of the Notes at the time of acquisition, the amount of such difference will be treated as "market discount" for United States federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, Notes as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Notes at the time of such payment or disposition. If a holder

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
makes a gift of a Note, accrued market discount, if any, will be recognized as if such holder had sold such Note for a price equal to its fair market value. In addition, the holder may be required to defer, until the maturity of the Notes or the earlier disposition of the Notes in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Notes.

    Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Notes, unless a holder elects to accrue market discount on a constant interest method. A holder of Notes may elect to include market discount in income currently as it accrues (on either a straight-line basis or constant interest method), in which case the rules described above regarding the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Service.

    AMORTIZABLE BOND PREMIUM. Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess will constitute amortizable bond premium that the holder may elect, under Section 171 of the Code, to amortize under the constant yield method over the period from its acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce its tax basis in the related obligation by the amount of the aggregate amortization allowable for amortizable bond premium. Amortizable bond premium will be treated under the Code as an offset to interest income on the related debt instrument for United States federal income tax purposes, subject to the promulgation of Treasury Regulations altering such treatment.

    SALE OR OTHER DISPOSITION. In general, a U.S. Holder of Notes will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of such Notes measured by the difference between (i) the amount of cash and the fair market value of property received (except to the extent attributable to accrued interest on the Notes previously taken into account) and (ii) the U.S. Holder's adjusted tax basis in the Notes. A U.S. Holder's adjusted tax basis for determining gain or loss on the sale or other disposition of a Note will initially equal the cost of the Note to such U.S. Holder and will be increased by any accrued original issue discount and any market discount includable in such U.S. Holder's gross income and decreased by the amount of any cash payments received by such U.S. Holder regardless of whether such payments are denominated as principal or interest (other than payments of qualified stated interest). Subject to the market discount rules discussed above, any such gain or loss will generally be long-term capital gain or loss, provided the Notes have been held for more than one year.

    ELECTIONS. A U.S. Holder of Notes, subject to certain limitations, may elect to include all interest and discount on the Notes in gross income under the constant yield method. For this purpose, interest includes stated and unstated, original issue discount, de minimus original issue discount, de minimis market discount and market discount, as adjusted by any amortizable bond premium or acquisition premium. Any such election, if made in respect of a market discount bond, will constitute an election to include market discount in income currently on all market discount bonds acquired by such U.S. Holder on or after the first day of the first taxable year to which the election applies. See "--Market Discount." U.S. Holders should consult with their tax advisors regarding any tax elections they intend to make with respect to any Notes.

    APPLICABLE HIGH YIELD DISCOUNT RULES. The Notes will constitute "applicable high yield discount obligations" ("AHYDOs") if the yield to maturity of such Notes equals or exceeds the sum of the applicable federal rate in effect at the time of the issuance of the Notes (the "AFR") plus five percentage points. Under Sections 163(e) and 163(i) of the Code, a corporation that is an issuer of debt obligations subject to the AHYDO rules may not deduct any portion of original issue discount on the obligations until such portion is actually paid. A debt obligation is generally subject to the AHYDO

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rules if (i) its maturity date is more than five years from the date of issue,
(ii) its yield to maturity equals or exceeds the sum of the AFR plus five percentage points and (iii) it bears "significant original issue discount." A debt obligation will bear significant original issue discount for this purpose if, as of the close of any accrual period ending more than five years after issuance, the total amount of income includable by a holder with respect to the debt instrument exceeds the sum of (i) the total amount of "interest" paid under the obligation before the close of such accrual period and (ii) the product of the issue price of the debt instrument and its yield to maturity. In addition, if the yield to maturity of the Notes exceeds the sum of the AFR plus six percentage points, a portion of original issue discount under the Notes, equal to the product of the total original issue discount under the Notes times the ratio of (a) the excess of the yield to maturity over the sum of the AFR plus six percentage points to (b) the yield to maturity, will not be deductible by the issuer and will be treated for some purposes as dividends to the holders of the Notes (to the extent that such amounts would have been treated as dividends to the holders of the Notes if they had been distributions with respect to the issuer's stock). Amounts treated as dividends will be nondeductible by the issuer, and may qualify for the dividend received deduction for corporate U.S. Holders, but will be treated as original issue discount and not as dividends for withholding tax purposes.

    INFORMATION REPORTING AND BACKUP WITHHOLDING

    The "backup" withholding and information reporting requirements may apply to certain payments of principal and interest (including original issue discount) on a Note and to certain payments of proceeds on the sale or retirement of a Note. The Company, its agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at a rate of 31% if the U.S. Holder, among other things,
(i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the payor responsible for backup withholding, (ii) furnishes to such payor an incorrect TIN, (iii) fails to provide such payor with a certified statement, signed under penalties of perjury, that the TIN provided to the payor is correct and that the U.S. Holder is not subject to backup withholding or (iv) fails to report properly interest and dividends on his tax return. A holder who does not provide the Company or the applicable reporting entity with his or her correct TIN may be subject to penalties under the Code.

    Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Service.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

    PORTFOLIO INTEREST EXEMPTION

    A Non-U.S. Holder will generally, under the portfolio interest exemption of the Code, not be subject to United States federal income taxes and/or United States federal withholding tax, on payments of principal, if any, on the Notes, and original issue discount on the Notes or interest paid on the Notes, provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not (a) a bank receiving original issue discount or interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or (b) a controlled foreign corporation that is related to the Company through stock ownership, (iii) such original issue discount or interest is not effectively connected with a United States trade or business and (iv) either (a) the beneficial owner of the Notes certifies to the Company or its agent, under penalties of perjury, that it is not a U.S. Holder (i.e., a holder other than a Non-U.S. Holder) and provides a completed IRS Form W-8 ("Certificate of Foreign Status") or (b) a securities clearing organization, bank or other financial institution which holds customers' securities in the ordinary course of its trade or business (a "financial institution") and

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
holds the Notes, certifies to the Company or its agent, under penalties of perjury, that it has received Form W-8 from the beneficial owner or that it has received from another financial institution a Form W-8 and furnishes the payor with a copy thereof. If any of the situations described in proviso (i), (ii) or
(iv) of the preceding sentence do not exist, interest on the Notes when received is subject to United States withholding tax at the rate of 30% unless an income tax treaty between the United States and the country of which the Non-U.S. Holder is a tax resident provides for the elimination or reduction in the rate of United States federal withholding tax.

    If a holder of a Note who is a Non-U.S. Holder is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from United States federal withholding tax as discussed in the preceding paragraph (or by reason of the delivery of a properly completed Form 4224), will be subject to United States federal income tax on such interest (including original issue discount) and on any gain realized on the sale, exchange or other disposition of a Note in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, unless it qualifies for a lower rate under an applicable income tax treaty.

    FEDERAL ESTATE TAX

    Notes owned or treated as owned by an individual who is neither a United States citizen nor a United States resident (as defined for United States federal estate tax purposes) at the time of death will be excluded from the individual's gross estate for the United States federal estate tax purposes and will not be subject to United States federal estate tax if the nonresident qualifies for the portfolio interest exemption discussed above.

    SALE OF NOTES

    A Non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized in connection with the sale, exchange or retirement of Notes, unless (i) (a) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States or,
(b) if a tax treaty applies, the gain is generally attributable to the United States permanent establishment maintained by the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the Notes as a capital asset, such holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, or (iii) the Non-U.S. Holder is subject to tax pursuant to provisions of the Code applicable to United States expatriates.

    INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

    In general, there is no United States information reporting requirement or backup withholding tax on payments to Non-U.S. Holders who provide the appropriate certification described above regarding qualification for the portfolio interest exemption from United States federal income tax for payments of interest (including original interest discount) on the Notes.

    In general, backup withholding and information reporting will not apply to a payment of the gross proceeds of a sale of Notes effected at a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a U.S. person, a controlled foreign corporation or a foreign person, 50% or more of whose gross income for certain periods is derived from activities that are effectively connected with the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption. Temporary United States Treasury regulations provide that the Treasury is considering whether backup withholding should be required in such circumstances. Under proposed United States Treasury regulations not currently in effect, backup withholding will not apply to such payments absent actual knowledge that the payee is a United States person. Recently proposed Treasury Regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (iv)(a) and (b) under "Portfolio Interest Exemption" above. The Proposed Regulations also would require, in the case of Notes held by foreign partnerships, that (i) the certification described in clause (iv)(a) and (b) under "Portfolio Interest Exemption" above be provided by the partners rather than by the foreign partnership and (ii) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions they will include if and when adopted in temporary or final form. Non-U.S. Holders should consult their tax advisors regarding the application of these rules to their particular situations, the availability of an exemption therefrom, the procedure for obtaining such an exemption, if available, and the possible application of the proposed United States Treasury regulations addressing the withholding and the information reporting rules.

    Payment by the Company of principal on the Notes or payment by a United States office of a broker of the proceeds of a sale of Notes is subject to both backup withholding and information reporting unless the beneficial owner provides a completed IRS Form W-8 which certifies under penalties of perjury that it is a Non-U.S. Holder who meets all the requirements for exemption from United States federal income tax on any gain from the sale, exchange or retirement of the Notes. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM FROM THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITER

    Under the terms and subject to the conditions in the Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), Morgan Stanley & Co. Incorporated (the "Underwriter") has agreed to purchase, and the Company has agreed to sell to the Underwriter, the Notes.

    The Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Notes offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriter is obligated to take and pay for all of the Notes offered hereby if any are taken.

    The Underwriter proposes to offer part of the Notes directly to the public at the Price to Public set forth on the cover page hereof and part to certain
dealers at a price which represents a concession not in excess of .   % of the
public offering price for the Senior Notes and .   % of the public offering
price for the Senior Subordinated Notes. The Underwriter may allow, and such dealers may reallow, a concession to certain other dealers not in excess of
 .   % of the public offering price for the Senior Notes and .   % of the public
offering price for the Senior Subordinated Notes. After the initial offering of the Notes, the offering price and other selling terms may from time to time be varied by the Underwriter.

    The Company does not intend to apply for listing of the Notes on any national securities exchange, but has been advised by the Underwriter that it currently intends to make a market in the Notes, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Notes and any such market making may be discontinued at any time without notice, at its sole discretion. Accordingly, no assurance can be given as to the liquidity of, or the existence of trading markets for, the Notes.

    The Company and the Underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The legality of the securities offered hereby and certain tax matters are being passed upon for the Company by Graubard Mollen & Miller, New York, New York. Certain partners and employees of Graubard Mollen & Miller own shares of Common Stock. Certain legal matters will be passed upon for the Underwriter by Shearman & Sterling, New York, New York.

                                    EXPERTS


    The consolidated financial statements and financial statement schedule of the Company as of December 31, 1995 and February 28, 1995, and for the ten months ended December 31, 1995 and for the two years in the period ended February 28, 1995, the financial statements of Avant-Garde Telecommunications, Inc. as of February 28, 1995 and for the two years in the period ended February 28, 1995 and the financial statements of Milliwave Limited Partnership as of December 31, 1995 and for the period April 25, 1995 (inception) through December 31, 1995 included in this Prospectus, have been audited by Grant Thornton LLP, independent certified public accountants, to the extent and for the periods indicated in their reports thereon, and are included herein in reliance upon the authority of such firm as experts in giving such reports.


    The financial statements of the Microwave Division of Local Area Telecommunications, Inc. as of December 31, 1995 and 1994, and for each of the years then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the Division's ability to continue as a going concern as discussed in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, is required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, all reports filed by the Company via the Commission's Electronic Data Gathering and Retrieval System (EDGAR) can be obtained from the Commission's Internet web site located at www.sec.gov. The Common Stock of the Company is traded on the Nasdaq National Market (Symbol: WCII), and such reports, proxy statements and other information concerning the Company also can be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the securities offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information about the Company and the securities offered hereby, reference is made to the Registration Statement and to the financial statements, exhibits and schedules filed therewith. The statements contained in this Prospectus about the contents of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of each such document may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Commission.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES:
  Report of Independent Auditors.....................................................    F-2
  Consolidated Balance Sheets as of March 31, 1996 (unaudited), December 31, 1995 and
   February 28, 1995.................................................................    F-3
  Consolidated Statements of Operations, Three Months Ended March 31, 1996 and 1995
    (unaudited), Ten Months Ended December 31, 1995 and 1994 (unaudited as to 1994),
    and Years Ended February 28, 1995 and 1994,......................................    F-4
  Consolidated Statements of Stockholders' Equity, Ten Months Ended December 31,
    1995, and Years Ended February 28, 1995 and 1994.................................    F-5
  Consolidated Statements of Cash Flows, Three Months Ended March 31, 1996 and 1995
    (unaudited), Ten Months Ended December 31, 1995, and Years Ended February 28,
    1995 and 1994....................................................................    F-8
  Notes to Consolidated Financial Statements.........................................    F-9

THE MICROWAVE DIVISION OF LOCAL AREA TELECOMMUNICATIONS, INC.:
  Report of Independent Auditors.....................................................   F-34
  Balance Sheets as of March 31, 1996 (unaudited), December 31, 1995 and 1994........   F-35
  Statements of Operations, Three Months Ended March 31, 1996 and 1995 (unaudited)
   and Years Ended December 31, 1995 and 1994........................................   F-36
  Statements of Divisional (Deficit) Surplus, Three Months Ended March 31, 1996
   (unaudited) and Years Ended December 31, 1995 and 1994............................   F-37
  Statements of Cash Flows, Three Months Ended March 31, 1996 and 1995 (unaudited)
   and Years Ended December 31, 1995 and 1994........................................   F-38
  Notes to Financial Statements......................................................   F-39

AVANT-GARDE TELECOMMUNICATIONS, INC.:
  Report of Independent Auditors.....................................................   F-43
  Balance Sheet as of February 28, 1995..............................................   F-44
  Statements of Operations, Period March 1, 1995 to July 17, 1995 (unaudited) and
    Years Ended February 28, 1995 and 1994...........................................   F-45
  Statements of Cash Flows, Period March 1, 1995 to July 17, 1995 (unaudited) and
    Years Ended February 28, 1995 and 1994...........................................   F-46
  Notes to Financial Statements......................................................   F-47

MILLIWAVE LIMITED PARTNERSHIP:
  Report of Independent Auditors.....................................................   F-50
  Balance Sheets as of March 31, 1996 (unaudited) and December 31, 1995..............   F-51
  Statement of Changes in Partners' Capital, April 25, 1995 (inception) through
   December 31, 1995.................................................................   F-52
  Notes to Financial Statements......................................................   F-53

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:.....................   F-56
  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1996......   F-57
  Unaudited Pro Forma Condensed Consolidated Statement of Operations, Three Months
   Ended March 31, 1996..............................................................   F-58
  Unaudited Pro Forma Condensed Consolidated Statement of Operations, Ten Months
   Ended December 31, 1995...........................................................   F-59
  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements...........   F-60

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
  WINSTAR COMMUNICATIONS, INC.

    We have audited the accompanying consolidated balance sheets of WinStar Communications, Inc. and Subsidiaries as of December 31, 1995 and February 28, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WinStar Communications, Inc. and Subsidiaries as of December 31, 1995 and February 28, 1995, and the consolidated results of their operations and their consolidated cash flows for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994, in conformity with generally accepted accounting principles.



GRANT THORNTON LLP


New York, New York
March 8, 1996

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                      MARCH 31,      DECEMBER 31,    FEBRUARY 28,
                                                         1996            1995            1995
                                                     ------------    ------------    ------------
                                                     (UNAUDITED)
 ASSETS
Current assets
  Cash and cash equivalents.......................   $176,130,544    $138,105,824    $  3,156,354
  Short term investments..........................     27,372,707      73,594,849         --
                                                     ------------    ------------    ------------
    Total cash, cash equivalents and short term
investments.......................................    203,503,251     211,700,673       3,156,354
  Investments in marketable equity securities.....      6,158,250       6,515,250         --
  Accounts receivable, net of allowance for
    doubtful accounts of $878,000, $800,000 and
    $824,000......................................      9,746,373       8,683,860       4,035,007
  Notes receivable................................        374,908         199,635         706,329
  Inventories.....................................      7,895,211       7,391,686       4,232,927
  Prepaid expenses and other current assets.......      2,819,192       3,568,448         983,380
                                                     ------------    ------------    ------------
      Total current assets........................    230,497,185     238,059,552      13,113,997
Property and equipment, net.......................     18,089,226      15,898,005       2,663,068
Notes receivable..................................      4,029,280       3,488,948       2,289,002
Investments and advances..........................        322,733         322,733       7,866,927
Licenses, net.....................................     12,443,408      12,556,281         --
Intangible assets, net............................      3,071,629       3,033,505       3,213,785
Deferred financing costs..........................     10,515,964      10,525,301         --
Other assets......................................      1,503,366       1,478,530         362,673
                                                     ------------    ------------    ------------
      Total assets................................   $280,472,791    $285,362,855    $ 29,509,452
                                                     ------------    ------------    ------------
                                                     ------------    ------------    ------------
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Loans payable...................................   $  8,876,316    $  8,287,461    $    --
  Accounts payable and accrued expenses...........     11,169,254      13,513,369       5,732,039
  Capitalized lease obligations...................      1,437,852       1,355,255         332,239
                                                     ------------    ------------    ------------
      Total current liabilities...................     21,483,422      23,156,085       6,064,278
Senior notes payable..............................    159,194,067     153,971,508         --
Convertible notes payable.........................     79,597,033      76,985,754         --
Other notes payable...............................      3,436,314       3,416,288       4,410,753
Capitalized lease obligations.....................      5,809,745       6,081,299         754,525
                                                     ------------    ------------    ------------
      Total liabilities...........................    269,520,581     263,610,934      11,229,556
                                                     ------------    ------------    ------------
Commitments and contingencies
Stockholders' equity:
  Preferred stock.................................        688,900         688,900         732,691
  Common stock, $.01 par value; authorized
    75,000,000 shares, issued 29,740,306,
    29,707,792, and 20,146,934 shares; outstanding
    27,233,543, 27,201,029, and 20,146,934
    shares........................................        297,404         297,079         201,470
  Additional paid-in capital......................    103,989,159     103,836,510      42,583,679
  Accumulated deficit.............................    (52,009,885)    (41,311,075)    (25,237,944)
                                                     ------------    ------------    ------------
                                                       52,965,578      63,511,414      18,279,896
Less: Treasury stock..............................    (39,677,743)    (39,677,743)        --
     Deferred compensation........................       (996,875)     (1,100,000)        --
     Unrealized loss on investments in marketable
      equity securities...........................     (1,338,750)       (981,750)        --
                                                     ------------    ------------    ------------
      Total stockholders' equity..................     10,952,210      21,751,921      18,279,896
                                                     ------------    ------------    ------------
      Total liabilities and stockholders'
       equity.....................................   $280,472,791    $285,362,855    $ 29,509,452
                                                     ------------    ------------    ------------
                                                     ------------    ------------    ------------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                       FOR THE THREE MONTHS ENDED    FOR THE TEN MONTHS ENDED       FOR THE YEARS ENDED
                                               MARCH 31,                   DECEMBER 31,                FEBRUARY 28,
                                       --------------------------   --------------------------   -------------------------
                                              (UNAUDITED)                          (UNAUDITED)
                                           1996          1995           1995          1994          1995          1994
                                       ------------   -----------   ------------   -----------   -----------   -----------
Net sales............................  $ 14,509,042   $ 6,157,949   $ 29,771,472   $22,018,106   $25,564,760   $15,625,019
Cost of sales........................     8,573,271     4,598,541     19,546,351    14,761,290    17,702,570    10,712,090
                                       ------------   -----------   ------------   -----------   -----------   -----------
 Gross profit........................     5,935,771     1,559,408     10,225,121     7,256,816     7,862,190     4,912,929
Selling, general and administrative
 expenses............................    10,191,903     3,769,658     19,266,466     9,974,189    12,688,859     6,887,913
Restructuring expense................       --            --             --            607,609       607,609       --
Depreciation.........................       361,510        58,994        770,284       137,055       177,158        92,537
                                       ------------   -----------   ------------   -----------   -----------   -----------
Operating loss.......................    (4,617,642)   (2,269,244)    (9,811,629)   (3,462,037)   (5,611,436)   (2,067,521)
Other (income) expense
 Interest expense....................     8,814,547       183,999      7,630,079       504,857       637,028       744,371
 Interest income.....................    (3,056,656)     (125,107)    (2,889,813)     (297,051)     (384,572)     (109,320)
 Amortization of intangibles.........       194,594        62,734        439,888       181,972       225,176       239,993
 Equity in loss of Avant-Garde.......       --            536,595        865,676       766,543     1,108,962       --
 Loss on discontinuation of product
  lines..............................       --            --             --            --            --            292,376
 Performance stock option expense....       --            --             --            --            --          5,316,667
 Other...............................       --            --             --            --             32,165      (161,986)
                                       ------------   -----------   ------------   -----------   -----------   -----------
Net loss before extraordinary item
 and income taxes....................   (10,570,127)   (2,927,465)   (15,857,459)   (4,618,358)   (7,230,195)   (8,389,622)
Extraordinary item:
 Gain from extinguishment of debt....       --            --             --            --            --            194,154
                                       ------------   -----------   ------------   -----------   -----------   -----------
Net loss before income taxes.........   (10,570,127)   (2,927,465)   (15,857,459)   (4,618,358)   (7,230,195)   (8,195,468)
Income taxes.........................       128,683       --             --            --            --            --
                                       ------------   -----------   ------------   -----------   -----------   -----------
 Net loss............................  $(10,698,810)  $(2,927,465)  $(15,857,459)  $(4,618,358)  $(7,230,195)  $(8,195,468)
                                       ------------   -----------   ------------   -----------   -----------   -----------
                                       ------------   -----------   ------------   -----------   -----------   -----------
Net loss per share:
 Before extraordinary item...........  $      (0.39)  $     (0.15)  $      (0.70)  $     (0.28)  $     (0.42)  $     (1.09)
 Extraordinary item..................       --            --             --            --            --               0.03
                                       ------------   -----------   ------------   -----------   -----------   -----------
 Net loss............................  $      (0.39)  $     (0.15)  $      (0.70)  $     (0.28)  $     (0.42)  $     (1.06)
                                       ------------   -----------   ------------   -----------   -----------   -----------
                                       ------------   -----------   ------------   -----------   -----------   -----------
 Weighted average shares
  outstanding........................    27,214,281    19,934,710     22,769,770    16,609,305    17,122,318     7,718,988
                                       ------------   -----------   ------------   -----------   -----------   -----------
                                       ------------   -----------   ------------   -----------   -----------   -----------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE TEN MONTHS ENDED DECEMBER 31, 1995

                                                                                                                    TREASURY
                                                                                                                     STOCK
                             PREFERRED STOCK                                                                       ----------
                ------------------------------------------
                                                                                                                     COMMON
                        B                      E                 COMMON STOCK         ADDITIONAL                     STOCK
                ------------------   ---------------------   ---------------------     PAID-IN      ACCUMULATED    ----------
                SHARES     AMOUNT     SHARES      AMOUNT       SHARES      AMOUNT      CAPITAL        DEFICIT        SHARES
                -------   --------   --------   ----------   ----------   --------   ------------   ------------   ----------
Balances at
 February 28,
  1995........   732.69   $732,691       0.00   $   --       20,146,934   $201,470   $ 42,583,679   $(25,237,944)      --
Issuances of
 common stock
 for cash
 (exercise of
 options and
  otherwise)..                                                3,172,427     31,724      5,552,392
Issuance of
 common stock
 for the
 acquisition
 of
Avant-Garde...                                                1,275,000     12,750      5,087,250
Issuance of
 Preferred
  Stock E.....                        932,040    6,000,008                               (360,000)
Warrants and
 common stock
 equivalents
 issued in
 connection
 with
 convertible
  notes.......                                                                            804,500
Common stock
 equivalents
 issued in
 connection
 with lease
financing.....                                                                            176,550
Conversion of
 preferred
 stock........  (146.16)  (146,160)  (932,040)  (6,000,008)     682,952      6,830      6,139,338
Preferred
 stock
 dividends....   102.37    102,369                                                                      (215,672)
Issuance of
 restricted
 stock to
 employee....                                                  150,000      1,500      1,236,000
Private
 Exchange
 transaction..                                                3,741,224     37,412     39,640,331                  (2,506,763)
Issuance of
 common stock
 in connection
 with the
 converson of
 convertible
 notes
 payable......                                                  539,255      5,393      3,408,928
Amortization
 of deferred
 compensation
 expense......
Change in
 market value
 of
 investments
 in marketable
 equity
 securities...
Other.........                                                                           (432,458)
Net loss......                                                                                       (15,857,459)
                -------   --------   --------   ----------   ----------   --------   ------------   ------------   ----------
Balances at
 December 31,
 1995.........   688.90   $688,900       0.00   $   --       29,707,792   $297,079   $103,836,510   $(41,311,075)  (2,506,763)
                -------   --------   --------   ----------   ----------   --------   ------------   ------------   ----------
                -------   --------   --------   ----------   ----------   --------   ------------   ------------   ----------


                                                                       UNREALIZED LOSS
                                 PREFERRED STOCK B                     ON INVESTMENTS         TOTAL
                               ---------------------     DEFERRED       IN MARKETABLE     STOCKHOLDERS'
                   AMOUNT      SHARES      AMOUNT      COMPENSATION   EQUITY SECURITIES      EQUITY
                ------------   -------   -----------   ------------   -----------------   -------------
Balances at
 February 28,
  1995........  $    --          --      $   --        $    --            $--             $  18,279,896
Issuances of
 common stock
 for cash
 (exercise of
 options and
 otherwise)...                                                                                5,584,116
Issuance of
 common stock
 for the
 acquisition
 of
 Avant-Garde..                                                                                5,100,000
Issuance of
 Preferred
 Stock E......                                                                                5,640,008
Warrants and
 common stock
 equivalents
 issued in
 connection
 with
 convertible
 notes........                                                                                  804,500
Common stock
 equivalents
 issued in
 connection
 with lease
 financing....                                                                                  176,550
Conversion of
 preferred
 stock........                                                                                 --
Preferred
 stock
 dividends....                                                                                 (113,303)
Issuance of
 restricted
 stock to
 employee.....                                           (1,237,500)                           --
Private
 Exchange
 transaction..   (36,348,065)  (688.90)   (3,329,678)                                          --
Issuance of
 common stock
 in connection
 with the
 converson of
 convertible
 notes
 payable......                                                                                3,414,321
Amortization
 of deferred
 compensation
 expense......                                              137,500                             137,500
Change in
 market value
 of
 investments
 in marketable
 equity
 securities...                                                             (981,750)           (981,750)
Other.........                                                                                 (432,458)
Net loss......                                                                              (15,857,459)
                ------------   -------   -----------   ------------         -------       -------------
Balances at
 December 31,
 1995.........  $(36,348,065)  (688.90)  $(3,329,678)  $ (1,100,000)      $(981,750)      $  21,751,921
                ------------   -------   -----------   ------------         -------       -------------
                ------------   -------   -----------   ------------         -------       -------------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED FEBRUARY 28, 1995

                                                    PREFERRED STOCK
                           ------------------------------------------------------------------
                                     B                      C                     D                 COMMON STOCK        ADDITIONAL
                           ---------------------   -------------------   --------------------   ---------------------     PAID-IN
                            SHARES      AMOUNT     SHARES     AMOUNT      SHARES     AMOUNT       SHARES      AMOUNT      CAPITAL
                           --------   ----------   -------   ---------   --------   ---------   ----------   --------   -----------
Balances at February 28,
 1994....................  1,203.79   $1,203,791    173.00   $ 173,000    225,000   $ 900,000    9,842,670   $ 98,427   $20,289,677
Exercise of Series A and
 Series B Warrants.......                                                                        3,291,417     32,914    10,657,038
Exercise of Series D and
 Series E Warrants.......                                                                        2,814,142     28,141     2,081,137
Conversion of Preferred
 Stock C.................                          (173.00)   (173,000)                             82,381        824       172,176
Conversion of Preferred
 Stock B.................   (533.00)    (533,000)                                                  177,665      1,777       531,223
Conversion of Preferred
 Stock D.................                                                (225,000)   (900,000)     225,000      2,250       897,750
Issuances of common stock
 for cash (exercise of
 options and
 otherwise)..............                                                                        3,685,087     36,852     7,767,569
Issuance of Prefered B
 stock dividend..........     61.90       61,900
Issuance of common stock
 for the acquisition of
 NFF, Inc................                                                                           28,572        285       199,715
Other....................                                                                                                   (12,606)
Net loss.................
                           --------   ----------   -------   ---------   --------   ---------   ----------   --------   -----------
Balances at February 28,
 1995....................    732.69   $  732,691     --      $  --          --      $  --       20,146,934   $201,470   $42,583,679
                           --------   ----------   -------   ---------   --------   ---------   ----------   --------   -----------
                           --------   ----------   -------   ---------   --------   ---------   ----------   --------   -----------


                                              TOTAL
                           ACCUMULATED    STOCKHOLDERS'
                             DEFICIT         EQUITY
                           ------------   -------------
Balances at February 28,
 1994....................  $(17,945,849)   $  4,719,046
Exercise of Series A and
 Series B Warrants.......                    10,689,952
Exercise of Series D and
 Series E Warrants.......                     2,109,278
Conversion of Preferred
 Stock C.................                      --
Conversion of Preferred
 Stock B.................                      --
Conversion of Preferred
 Stock D.................                      --
Issuances of common stock
 for cash (exercise of
 options and
 otherwise)..............                     7,804,421
Issuance of Prefered B
 stock dividend..........       (61,900)       --
Issuance of common stock
 for the acquisition of
 NFF, Inc................                       200,000
Other....................                       (12,606)
Net loss.................    (7,230,195)     (7,230,195)
                           ------------   -------------
Balances at February 28,
 1995....................  $(25,237,944)   $ 18,279,896
                           ------------   -------------
                           ------------   -------------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED FEBRUARY 28, 1994

                                                       PREFERRED STOCK
                                  ----------------------------------------------------------
                                            B                   C                  D             COMMON STOCK     ADDITIONAL
                                  ---------------------  ----------------  -----------------  ------------------    PAID-IN
                                   SHARES      AMOUNT    SHARES   AMOUNT   SHARES    AMOUNT    SHARES    AMOUNT     CAPITAL
                                  ---------  ----------  ------  --------  -------  --------  ---------  -------  -----------
Balances at February 28, 1993....  1,135.66  $1,135,662  222.60  $222,600        0  $  --     6,539,475  $65,394  $ 9,986,348
Issuances of common stock for
 cash............................                                                             1,687,436   16,875    3,197,684
Issuance of common stock for
 acquisition of WGN, Inc.........                                                             1,271,351   12,714    1,457,286
Issuance of common stock for
 acquisition of Inne
Dispensibles, Inc................                                                                39,506      395       99,605
Issuance of Preferred Stock D for
acquisition of Avant-Garde.......                                          225,000   900,000
Conversion of Preferred Stock
 C...............................                        (50.00)  (50,000)                       23,810      238       49,762
Conversion of Series D
 Warrants........................                                                               205,000    2,050      135,300
Issuance of common stock for
 services rendered...............                                                                63,406      634       48,096
Issuance of common stock to
 retire debt.....................                                                                50,000      500       56,531
Issuance of Preferred B stock
 dividend........................     68.13      68,129
Issuance of Preferred C stock
 dividends.......................                                                                10,789      108       19,272
Purchase and retirement of
 treasury stock..................                                                               (48,103)    (481)     (76,474)
Performance stock options........                                                                                   5,316,667
Net loss.........................
Adjustments......................                          0.40       400                                                (400)
                                  ---------  ----------  ------  --------  -------  --------  ---------  -------  -----------
Balances at February 28, 1994....  1,203.79  $1,203,791  173.00  $173,000  225,000  $900,000  9,842,670  $98,427  $20,289,677
                                  ---------  ----------  ------  --------  -------  --------  ---------  -------  -----------
                                  ---------  ----------  ------  --------  -------  --------  ---------  -------  -----------


                                                      TOTAL
                                   ACCUMULATED    STOCKHOLDERS'
                                     DEFICIT         EQUITY
                                   ------------   -------------
Balances at February 28, 1993....  $ (9,662,872)   $  1,747,132
Issuances of common stock for
 cash............................                     3,214,559
Issuance of common stock for
 acquisition of WGN, Inc.........                     1,470,000
Issuance of common stock for
 acquisition of Inne
Dispensibles, Inc................                       100,000
Issuance of Preferred Stock D for
acquisition of Avant-Garde.......                       900,000
Conversion of Preferred Stock
 C...............................                      --
Conversion of Series D
 Warrants........................                       137,350
Issuance of common stock for
 services rendered...............                        48,730
Issuance of common stock to
 retire debt.....................                        57,031
Issuance of Preferred B stock
 dividend........................       (68,129)       --
Issuance of Preferred C stock
 dividends.......................       (19,380)       --
Purchase and retirement of
 treasury stock..................                       (76,955)
Performance stock options........                     5,316,667
Net loss.........................    (8,195,468)     (8,195,468)
Adjustments......................                      --
                                   ------------   -------------
Balances at February 28, 1994....  $(17,945,849)   $  4,719,046
                                   ------------   -------------
                                   ------------   -------------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC, AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             THREE MONTHS
                                                                ENDED               TEN MONTHS           YEAR ENDED
                                                              MARCH 31,               ENDED             FEBRUARY 28,
                                                      --------------------------   DECEMBER 31,   -------------------------
                                                          1996          1995           1995          1995          1994
                                                      ------------   -----------   ------------   -----------   -----------
                                                             (UNAUDITED)
Cash flows from operating activities, net of the
 effects of the purchases of Avant-Garde in the ten
 months ended December 31, 1995, and of WGN in the
 year ended February 28, 1994
   Net loss.........................................  $(10,698,810)  $(2,927,465)  $(15,857,459)  $(7,230,195)  $(8,195,468)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization.................       846,205       131,271        860,103       432,502       223,088
      Amortization of licenses and intangibles......       192,413        62,985        439,888       225,176       239,993
      Provision for doubtful accounts...............       380,758       204,384        887,425       893,857       343,694
      Equity in unconsolidated results of
       Avant-Garde..................................       --            520,560        865,676     1,108,962       --
      Non cash interest expense.....................     7,853,864       --           6,151,090       --            --
      Extraordinary gain from extinguishment of
       debt.........................................       --            --             --            --           (194,154)
      Performance stock option expense..............       --            --             --            --          5,316,667
      Non cash loss on discontinuation of product
       lines........................................       --            --             --            --            292,376
      Other.........................................       --             32,952        177,735        78,374      (155,086)
      (Increase) decrease in operating assets:
         Accounts receivable........................    (1,443,271)    1,542,678     (5,526,618)   (1,409,862)   (1,438,263)
         Inventories................................      (503,525)   (1,116,507)    (3,158,759)   (1,729,395)     (337,781)
         Prepaid expenses and other current
          assets....................................       749,256       306,392     (2,478,501)     (440,188)     (249,496)
         Other assets...............................      (116,667)        4,552       (268,650)      (90,637)      (12,049)
      (Decrease) increase in accounts payable and
       accrued expenses.............................    (2,146,939)      396,591      6,306,466     1,635,189     1,531,892
                                                      ------------   -----------   ------------   -----------   -----------
Net cash used in operating activities...............    (4,886,716)     (841,607)   (11,601,604)   (6,526,217)   (2,634,587)
                                                      ------------   -----------   ------------   -----------   -----------
Cash flows from investing activities:
   Investments in and advances to Avant-Garde.......       --         (2,213,961)    (5,703,608)   (7,128,947)     (632,000)
   Acquisitions.....................................       --            --             --           (678,566)       27,679
   Decrease (increase) in short-term investments,
    net.............................................    46,222,142       --         (73,593,849)      --            --
   Increase in other investments....................       --            --          (7,497,000)      --            --
   Collections of notes receivable..................        34,331       180,000      1,003,859       360,000       600,000
   Increase in notes receivable.....................      (749,936)     (806,158)    (1,370,974)   (2,234,636)      --
   Purchase of property and equipment, net..........    (2,576,983)     (541,325)    (8,607,794)   (1,055,167)     (227,787)
   Cash proceeds from sale of skiwear brands........       --            --             --            --            276,695
   License acquisition costs........................      (118,729)      --            (129,413)      --            --
   Other............................................       --            294,736         (3,251)      (50,140)      --
                                                      ------------   -----------   ------------   -----------   -----------
Net cash provided by (used in) investing
 activities.........................................    42,810,825    (3,086,708)   (95,902,030)  (10,787,456)       44,587
                                                      ------------   -----------   ------------   -----------   -----------
Cash flows from financing activities:
   Proceeds from (repayment of) loans payable.......       588,855    (1,549,673)     3,849,233     1,695,447    (1,772,550)
   Proceeds from notes payable......................       --            --         221,946,330       --          1,966,498
   Repayment of notes payable.......................       --            --             --           (431,793)     (300,625)
   Payment of dividends.............................       --            --            (113,303)      --            --
   Debt financing costs.............................      (303,744)      --            (784,791)     (329,483)      --
   Proceeds from equipment lease financing..........       --            --           6,997,600       --            --
   Proceeds of cash collateral......................       --            --             --            --            100,000
   Payment of capital lease obligations.............      (308,572)      (60,779)      (700,828)     (250,871)     (115,249)
   Net proceeds from equity transactions............       124,072     2,533,832     11,258,863    19,067,386     2,800,739
                                                      ------------   -----------   ------------   -----------   -----------
Net cash provided by financing activities...........       100,611       923,380    242,453,104    19,750,686     2,678,813
                                                      ------------   -----------   ------------   -----------   -----------
Net increase (decrease) in cash and cash
 equivalents........................................    38,024,720    (3,004,935)   134,949,470     2,437,013        88,813
Cash and cash equivalents at beginning of period....   138,105,824     5,287,188      3,156,354       719,341       630,528
                                                      ------------   -----------   ------------   -----------   -----------
Cash and cash equivalents at end of period..........   176,130,544     2,282,253    138,105,824     3,156,354       719,341
Short-term investments at end of period.............    27,372,707       --          73,594,849       --            --
                                                      ------------   -----------   ------------   -----------   -----------
Cash, cash equivalents, and short-term investments
 at end of period...................................  $203,503,251   $ 2,282,253   $211,700,673   $ 3,156,354   $   719,341
                                                      ------------   -----------   ------------   -----------   -----------
                                                      ------------   -----------   ------------   -----------   -----------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION:

    The consolidated financial statements include the accounts of WinStar Communications, Inc. ("WCI") and its wholly owned subsidiaries, WinStar Wireless, Inc. ("WWI"); WinStar Wireless Fiber Corp. ("WWFC"); WinStar Gateway Network, Inc. (formerly Communications Gateway Network, Inc., "WGN"); WinStar Global Products, Inc. (formerly Beauty Labs, Inc., "WGP"); WinStar New Media Company, Inc. ("WNM"); and Non Fiction Films, Inc. ("NFF") (collectively referred to as the "Company"). All material intercompany transactions and accounts have been eliminated in consolidation.

NATURE OF BUSINESS:

    The Company provides local and long distance telecommunications services in the United States. The Company offers its Wireless FiberSM local telecommunications services on a point-to-point basis in many major metropolitan areas via its digital wireless capacity in the 38.6 to 40 gigahertz portion of the radio spectrum, where it has licenses granted by the Federal Communications Commission("FCC"). The Company's Wireless FiberSM services deliver high quality voice and data transmissions which meet or exceed telephone industry standards and provide transmission quality equivalent to that produced by fiber optic-based facilities. The Company also offers resale- and facilities-based long distance services and has authority in several states to provide local switched telecommunications services. As regulatory and competitive conditions permit, the Company intends to offer its customers integrated local and long distance telecommunications services, thereby participating in both the $90 billion local exchange market and the $60 billion long distance market in the United States. As a complement to its telecommunications operations, the Company acquires rights to distribute and otherwise control certain information and entertainment content and services. The Company also markets consumer products nationwide through a subsidiary acquired prior to the Company's entry into the telecommunications industry. The Company's telecommunications services are subject to varying degrees of federal, state and local regulation.

FISCAL YEAR:

    The Company changed its fiscal year end from February 28 to December 31, effective January 1, 1996. Accordingly, these financial statements present a transition period of the ten months ended December 31, 1995.

CASH AND CASH EQUIVALENTS:

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of money market fund investments, short-term certificates of deposit, and commercial paper. Exclusive of cash in banks, cash equivalents were approximately $137,370,000 at December 31, 1995, and approximate fair value.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
SHORT TERM INVESTMENTS:

    Short term investments are widely diversified and principally consist of certificates of deposit and money market deposits, U.S. government or government agency securities, commercial paper rated "A-1/P-1" or higher, and municipal securities rated "A" or higher with an original maturity of greater than three months and less than six months. Short term investments are considered held-to-maturity and are stated at amortized cost which approximates fair value. As of December 31, 1995, cash, cash equivalents and short term investments totaled $211,700,673.

INVENTORIES:

    Inventories in the merchandising division are valued at the lower of cost or market, principally using the first-in, first-out method.

    Film inventories include direct and indirect production costs, which are amortized to expense in the proportion that revenue recognized during the year for each film bears to the estimated total revenue to be received from all sources under the individual film forecast method. Management's estimate of forecasted revenues exceeds the unamortized costs on an individual program basis. Such forecasted revenue is subject to revision in future periods if warranted by changing market conditions.

PROPERTY AND EQUIPMENT:

    Property and equipment is stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets.

INTANGIBLE ASSETS:

    Intangible assets are being amortized by the straight-line method over their estimated useful lives.

    The Company's policy is to measure goodwill impairment by considering a number of factors as of each balance sheet date including: (i) current operating results of the applicable business, (ii) projected future operating results of the applicable business, (iii) the occurrence of any significant regulatory changes which may have an impact on the continuity of the business, and (iv) any other material factors that affect the continuity of the applicable business. The amortization period for goodwill is determined on a case-by-case basis for each acquisition from which goodwill arises based on a review of the nature of the business acquired as well as the factors cited above (Note 14).

INCOME TAXES:

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Pursuant to SFAS 109, deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and loss carryforwards and tax credit carryforwards for which income tax benefits are expected to be realized in future years. A valuation allowance is to be established to reduce deferred tax assets if it is more likely than not that all, or some portion, of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
REVENUE RECOGNITION:

    In the telecommunications division, sales are recorded upon placing of calls or rendering of other related services. In the merchandising division, sales are recorded upon shipment of merchandise and are presented in the accompanying consolidated statement of operations net of merchandise returns. The Company provides for future estimated returns of merchandise at the time of sale. Revenues from film productions are recognized when a program is accepted by the licensee and is available for broadcast.

NET LOSS PER COMMON SHARE:

    Net loss per common share is calculated by dividing the net loss by the weighted average number of shares of common stock outstanding. Stock options and warrants have not been included in the calculation as their inclusion would be antidilutive.

CONCENTRATION OF CREDIT RISK:

    Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade receivables. Concentration of credit risk with respect to these receivables is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across geographic areas. The Company routinely addresses the financial strength of its customers and, as a consequence, believes that its receivable credit risk exposure is limited.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The carrying amounts of cash and cash equivalents, short term investments, accounts and notes receivable, and accounts payable and accrued expenses approximate fair value, principally because of the short maturity of these items. Marketable equity securities are stated at quoted market value.

    The carrying amounts of the loans payable to financial institutions issued pursuant to the Company's subsidiaries' asset-based lending agreements approximate fair value because the interest rates on these investments change with market interest rates and the carrying amounts of the senior notes payable, convertible notes payable and capitalized lease obligations approximate fair value since the obligations were entered into principally in September and October, 1995.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS:

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED FINANCIAL STATEMENTS:

    The unaudited consolidated balance sheet as of March 31, 1996 and the unaudited consolidated statements of operations and statements of cash flows for the three months ended March 31, 1996 and 1995 are condensed financial statements in accordance with the rules and regulations of the Securities

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) and Exchange Commission. Accordingly, they omit certain information included in complete financial statements and should be read in connection with the information for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994. In the opinion of the Company, the accompanying unaudited consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position as of March 31, 1996 and results of operations and the cash flows for the three months ended March 31, 1996 and 1995.

NOTE 2--ACQUISITION OF AVANT-GARDE

    Avant-Garde Telecommunications, Inc. ("Avant-Garde") was a privately held company which held 30 millimeter wave radio licenses granted by the FCC in September 1993. These licenses cover many of the largest metropolitan areas in the United States, as well as other markets, and allow the licensee to deliver voice, data and video via the 38 GHz band. Avant-Garde was required to begin the provision of services authorized under such licenses by March 15, 1995, and on that date, Avant-Garde filed a certificate of completion for each license with the FCC.

    Through July 17, 1995, the Company owned 49% of Avant-Garde, which it acquired for $4,900,000, and accounted for its investment in Avant-Garde under the equity method. For the periods from March 1, 1995 to July 17, 1995, and the year ended February 28, 1995, Avant-Garde had net losses of approximately $1,778,000 and $2,302,000 respectively.

    In April 1995, the Company entered into a merger agreement with the holders of the remaining 51% of Avant-Garde, subject to FCC approval. In June 1995, the FCC granted Avant-Garde permission to transfer control of its licenses to the Company. On July 17, 1995, pursuant to the terms of the merger agreement, the Company exchanged 1,275,000 restricted shares of its common stock valued at $5,100,000 for the 51% of Avant-Garde that it did not already own. Avant-Garde was then merged into WinStar Wireless Fiber Corp., a wholly-owned subsidiary of the Company which is the sole surviving corporation.

    The acquisition of Avant-Garde has been treated as a "purchase" for purposes of generally accepted accounting principles, with the purchase allocated based on fair value of the assets acquired and liabilities assumed, including approximately $12,600,000 allocated to the licenses acquired. The amount allocated to licenses is being amortized over 40 years in accordance with industry practice. The accounts of Avant-Garde have been consolidated into the Company's financial statements as of the date of the acquisition.

    Unaudited pro-forma results of operations, which reflect the merger of Avant-Garde into the Company as if the merger occurred as of the beginning of each period, are as follows:

                                                        FOR THE
                                                         THREE        FOR THE TEN     FOR THE TWELVE
                                                      MONTHS ENDED    MONTHS ENDED     MONTHS ENDED
                                                       MARCH 31,      DECEMBER 31,     FEBRUARY 28,
                                                          1995            1995             1995
                                                      ------------    ------------    --------------
Net sales..........................................   $  6,161,027    $ 29,744,251     $ 25,572,218
Net loss...........................................     (3,488,205)    (16,769,516)      (8,422,780)
Net loss per share.................................   $      (0.16)   $      (0.72)    $      (0.46)

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--WGN ACQUISITION

    On March 10, 1993, the Company completed the exercise of an option to purchase an aggregate of 10,408 (51%) shares of the common stock of WGN for approximately $1,045,000, paid in cash and through the assumption of notes. WGN provides long-distance telephone service to businesses and residences. The option was exercised by the Company in portions, commencing in December 1992. The exercise of the option was financed primarily by a private placement of units which was also completed on March 10, 1993. The transaction was treated as a "purchase" for purposes of generally accepted accounting principles, with the purchase price allocated based on the fair value of the Company's proportionate ownership of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of the net assets acquired, aggregating approximately $828,000, has been recorded as goodwill.

    The assets purchased and liabilities assumed have been valued as follows:



                                                                   MARCH 10,
                                                                     1993
                                                                  ACQUISITION
                                                                  -----------

Current assets:
Cash...........................................................   $   451,490
Accounts receivable............................................       148,834
Other current assets...........................................         5,334
                                                                  -----------
Total current assets...........................................       605,658

Property and equipment.........................................       733,675
Intangible assets..............................................        18,386
Other assets...................................................         4,754
                                                                  -----------
Total assets...................................................     1,362,473
                                                                  -----------
Current liabilities:
Capitalized lease obligations..................................        97,517
Accounts payable and accrued expenses..........................       310,388
                                                                  -----------
Total current liabilities......................................       407,905

Capitalized lease obligations..................................       528,674
Minority interest..............................................       208,688
                                                                  -----------
Total liabilities..............................................     1,145,267
                                                                  -----------
Net assets at acquisition date.................................   $   217,206
                                                                  -----------
                                                                  -----------

    Through a stock exchange offer, the Company acquired the remaining 49% interest in WGN on August 6, 1993, and paid approximately $1,470,000 through an exchange of 127.135 shares of the Company's common stock for each WGN share outstanding. The exchange ratio was based on the closing price of the Company's common stock on July 16, 1993 of $1 5/32, as reported by NASDAQ. The purchase price was determined as a multiple of revenues. This transaction impacted the Company's financial statements as follows: (1) the elimination of the minority interest of WGN of $53,602, which was originally $208,688 on March 10, 1993, and was subsequently reduced by $155,086, the 49% minority interest in WGN's losses during the period March 10, 1993 through August 6, 1993, (2) the recording of the unallocated purchase price as goodwill aggregating $1,468,037, (3) the increase in equity of $1,470,000 resulting from the issuance of 1,271,351 shares of the Company's common stock, and (4) the increase in accounts payable of $51,639 for fees incurred in connection with this transaction.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 3--WGN ACQUISITION--(CONTINUED)
    Certain former stockholders of WGN (the "Affiliated Shareholders") were and are affiliated with WCI. At the formation of WGN in May 1992, the Affiliated Shareholders individually invested a combined total of approximately $82,000 in a WGN private placement in which they received a combination of promissory notes and an approximate 14% equity interest. One Affiliated Shareholder also received a 5% equity interest in return for services rendered in connection with the formation of WGN. As a result of the aforementioned acquisitions and subsequent exchange of notes and stock of WGN for securities of the Company, the Affiliated Shareholders received shares of the Company's common stock with an aggregate market value of approximately $283,000 and approximately $82,000 in notes from the aforementioned March 1993 private placement, all on the same basis as the other WGN shareholders.

    Unaudited pro forma results of operations, which reflect the combined operations of the Company and WGN as if the merger occurred as of the beginning of fiscal 1994, are as follows:



                                                             FOR THE YEAR ENDED
                                                             FEBRUARY 28, 1994
                                                             ------------------

Net sales.................................................      $ 15,651,885
Net loss before extraordinary item........................        (8,622,407)
Net loss per share before extraordinary item..............      $      (1.04)

NOTE 4--NFF ACQUISITION

    On July 8, 1994, WinStar NFF Inc. ("WNFF"), a newly incorporated and wholly-owned subsidiary of WCI, entered into an agreement with Non Fiction Films, Inc. ("NFF") pursuant to which WNFF purchased 95 shares, or 19%, of the common stock of NFF for a purchase price of $200,000 in cash. NFF is a producer of non-fiction programming for cable television and for other media. Additionally, the principal of NFF granted to WNFF an option to purchase all of the shares of NFF owned by such principal, thereby making NFF a wholly-owned subsidiary of WNFF. Effective December 1, 1994, WNFF exercised its option and purchased the remaining 81% of NFF for 28,572 shares of WCI common stock valued at $200,000. NFF was merged into WNFF, and the surviving corporation was renamed Non Fiction Films, Inc. The transaction was treated as a "purchase" for purposes of generally accepted accounting principles, with the purchase price allocated based on the fair value of the assets acquired and liabilities assumed. The total purchase price was $476,000 and the excess of the purchase price over the fair value of the net assets acquired, aggregating approximately $495,000 has been recorded as goodwill.

    Unaudited pro forma results of operations, which reflect the combined operations of the Company and NFF as if the merger occurred as of the beginning of the year ended February 28, 1995 are as follows:



                                                             FOR THE YEAR ENDED
                                                             FEBRUARY 28, 1995
                                                             ------------------

Net sales.................................................      $ 26,099,553
Net loss..................................................        (7,470,205)
Net loss per share........................................      $       (.44)

    No pro forma results of operations are shown for the year ended February 28, 1994, as NFF only commenced operations in March 1994.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5--PREFERRED STOCK E

    In April 1995, the Company completed a private placement of 932,040 shares of Series E Convertible Preferred Stock ("Preferred Stock E") at a price of $6.4375 per share for gross proceeds of $6,000,000. Preferred Stock E holders were entitled to dividends at the rate of 9% per annum, payable quarterly beginning on June 30, 1995. During the ten month period ended December 31, 1995, the entire 932,040 shares of Preferred Stock E were converted into 634,228 shares of common stock.

NOTE 6--RESTRUCTURING

    During the year ended February 28, 1995, the Company's WGN subsidiary restructured its operations by reducing its clerical and middle management staff, replacing senior management personnel, and discontinuing certain unprofitable programs initiated by previous management. In connection with this restructuring, the Company recorded an expense of approximately $608,000 during the year ended February 28, 1995, including $235,000 in benefits related to the termination of 19 employees. Of the amount recorded at February 28, 1995, $349,000 related to future cash outflows, with the balance representing charges related to amounts paid or to write-off of assets purchased prior to February 28, 1995. During the ten month period ended December 31, 1995, the Company incurred approximately $111,000 of the expected cash outflows, leaving a remaining liability balance of approximately $238,000 at December 31, 1995 and March 31, 1996.

NOTE 7--INVESTMENTS IN MARKETABLE EQUITY SECURITIES

    On December 13, 1995, the Company purchased 714,000 shares of a publicly traded interactive media and telecommunications services company at $10.50 per share, for a total cash consideration of $7,497,000. At December 31, 1995, the investment has been reflected at the market value of the shares held by the Company, $6,515,250. In accordance with the treatment of the investment as an available for sale security under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the $981,750 difference between the market value of the investment at December 31, 1995, and the original purchase price has been reflected in unrealized losses on long term investments, a component of stockholders' equity. At March 31, 1996, a $1,338,750 difference between the market value of the investment at March 31, 1996 and the original purchase price has been reflected in unrealized losses on long term investments, a component of stockholders' equity. The Company believes that this decrease in market value is temporary.

NOTE 8--NOTES RECEIVABLE

    Notes receivable at December 31, 1995 consist of the following:


Notes receivable--TWL(a).......................................   $3,008,948
Notes receivable--Robern Skiwear(b)............................      540,000
Other..........................................................      139,635
                                                                  ----------
Total..........................................................    3,688,583
Less: current portion..........................................      199,635
                                                                  ----------
Long-term notes receivable.....................................   $3,488,948
                                                                  ----------
                                                                  ----------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 8--NOTES RECEIVABLE--(CONTINUED)

- ------------

 (a)  WNM's stated business purpose is to capitalize upon opportunities in the media content industry by acquiring distribution and other rights in and from emerging companies in this field. On April 8, 1994, WNM entered into an agreement with The Winning Line, Inc.
      ("TWL"), a producer of sports programming. As subsequently amended, the agreement provides for WNM to make periodic cash advances to TWL, with such advances being collateralized by a first lien on all of the assets of TWL as well as by shares of TWL common stock owned by certain individuals. Advances made to date are payable on demand and bear interest at a rate of 12% or at a rate 3% in excess of the prime commercial lending rate (8.25% at December 31, 1995). WNM had the right, which was exercised in
      April 1996, to convert up to $970,000 of advances made, together with all accrued interest thereon, into 65% of TWL's then issued and outstanding shares of common stock
      (Note 28).
 (b)  In connection with the sale of its skiwear brands product line in April 1993 to Robern
      Skiwear, Inc., the Company has a note receivable from the buyer. The note bore interest at 8% per annum payable quarterly, through January 31, 1996. Effective February 1,
      1996, the note was modified such that interest now accrues at 9% per annum and is payable monthly. The $540,000 of outstanding principal is payable in 22 monthly installments of $19,054, inclusive of interest, beginning January 31, 1996, through
      October 31, 1997, with a final payment of $180,000 to be paid in a lump sum on November
      30, 1997. The note is guaranteed by the principals of Robern Skiwear, Inc. as well as certain other individuals.

NOTE 9--DISCONTINUATION OF PRODUCTS LINES

    As of February 28, 1994, the Company discontinued its remaining apparel and tennis racquet product lines as a result of lower-than-expected sales and continuing losses in these lines. Included as a loss on the discontinuation of product lines for the year ended February 28, 1994, is the writedown of the net assets of these product lines (primarily intangible assets) as well as the accrual of certain expenses incurred in the windup of these lines, amounting to $292,000 in total.

NOTE 10--PERFORMANCE STOCK OPTION EXPENSE

    In connection with the Company's initial public offering in April 1991, options to purchase 1,000,000 shares of common stock of the Company at $0.01 per share were granted to the original shareholders of the company (Note 22). Subsequent to February 28, 1994, the conditions for exercise of these options were met, and in connection therewith, the Company recorded a non-cash expense of $5,316,667 at February 28, 1994, representing the difference between the option price and the market price on the day the options actually became exercisable.

NOTE 11--GAIN FROM EXTINGUISHMENT OF DEBT

    On September 7, 1993, the Company paid the following in full satisfaction of an obligation of approximately $501,000: (i) $250,000 in cash, and (ii) 50,000 shares of the Company's common stock valued at $57,031. The gain of $194,154 on the payment of the indebtedness is classified in the statement of operations as an extraordinary item. No tax provision has been recorded as a result of the Company's tax loss carryforwards.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 12--INVENTORIES

    Components of inventories are as follows:

                                                           MARCH 31,     DECEMBER 31,    FEBRUARY 28,
                                                             1996            1995            1995
                                                          -----------    ------------    ------------

                                                          (UNAUDITED)

Finished goods.........................................   $ 1,715,871     $1,432,951      $ 1,190,670
Raw materials..........................................     4,423,420      4,017,655        2,092,101
Film inventories.......................................     1,755,920      1,941,080          950,156
                                                          -----------    ------------    ------------
                                                          $ 7,895,211     $7,391,686      $ 4,232,927
                                                          -----------    ------------    ------------
                                                          -----------    ------------    ------------

NOTE 13--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:


                                                   DECEMBER 31,    FEBRUARY 28,        ESTIMATED
                                                       1995            1995           USEFUL LIFE
                                                   ------------    ------------    -----------------
Machinery, equipment and software...............   $ 16,072,511     $ 2,963,690    5 to 10 years
Furniture and fixtures..........................        867,963         239,507    4 to 5 years
Leasehold improvements..........................        536,115         185,919    Life of the lease
                                                   ------------    ------------
                                                     17,476,589       3,389,116
Less accumulated depreciation and
 amortization...................................     (1,578,584)       (726,048)
                                                   ------------    ------------
                                                   $ 15,898,005     $ 2,663,068
                                                   ------------    ------------
                                                   ------------    ------------

NOTE 14--INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                        DECEMBER 31,    FEBRUARY 28,      ESTIMATED
                                                            1995            1995         USEFUL LIFE
                                                        ------------    ------------    -------------
Goodwill.............................................    $2,953,021      $ 2,953,021    20 years
Covenants not to compete.............................       668,397          668,397    5 to 10 years
Other................................................        39,460           39,460    3 to 5 years
                                                        ------------    ------------
                                                          3,660,878        3,660,878
Less accumulated amortization........................      (627,373)        (447,093)
                                                        ------------    ------------
                                                         $3,033,505      $ 3,213,785
                                                        ------------    ------------
                                                        ------------    ------------

    Licenses are amortized over a 40 year period. As of December 31, 1995, the value of licenses was $12,556,281, net of accumulated amortization of $256,039.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 15--LOANS PAYABLE

    Loans payable consist of the following:

                                                                      DECEMBER 31,    FEBRUARY 28,
                                                                          1995            1995
                                                                      ------------    ------------
Loan payable-financial institution(a)..............................    $3,153,821      $ 1,668,743
Loan payable-financial institution(b)..............................     4,338,099        2,742,010
Other(c)...........................................................       795,541          --
                                                                      ------------    ------------
                                                                       $8,287,461      $ 4,410,753(d)
                                                                      ------------    ------------
                                                                      ------------    ------------

- ------------

 (a)  In November 1994, WGN entered into a Loan and Security Agreement with a financial institution providing for the financing of WGN's receivables. Borrowings under this agreement are limited to 90% of most eligible accounts receivable, with availability of certain types of accounts receivable limited to 80% and 50%, subject to a maximum credit availability of $5,000,000. Borrowings bear interest at a rate ranging from 2.5%
      to 3% in excess of the prime commercial lending rate and are secured by a lien on all
      WGN assets as well as a guarantee from WCI as to the first $2,200,000 in borrowings.
      The agreement also calls for an annual fee of $50,000 as well as certain underutiliza-
      tion fees. This agreement expires November 3, 1996.

 (b)  In August 1994, WGP secured an asset based loan from a financial institution to finance its receivables and inventory. Borrowings under this loan are limited to 80% of eligible accounts receivable and 45% of eligible inventory, with a $1,500,000 overadvance facility, subject to a maximum credit availability of $6,000,000.
      Borrowings bear interest at a rate 3.5% in excess of the prime commercial lending rate and are secured by a lien on all WGP assets as well as a guarantee from WCI as to the first $3,000,000 in borrowings. The agreement also provides for annual facility fees.
      This agreement expires September 30, 1996.

 (c)  In April 1995, NFF secured a production loan from an Irish limited partnership. NFF issued a letter of credit to the creditor in the amount of $807,000 which may be presented at any time from March 1996 forward. The letter of credit is secured by an equal amount of investments in U.S. Treasury Bills on deposit with the financial institution which issued the letter of credit.

 (d)  Included in long-term other notes payable at February 28, 1995.

NOTE 16--CAPITAL LEASE OBLIGATIONS

    In September 1995, WinStar Wireless entered into a $10,000,000 equipment lease financing facility, of which $7,000,000 has been made available as of December 31, 1995. As of December 31, 1995, the Company has utilized substantially all of the amount available under this facility. Borrowings bear interest at a rate of 13% per annum and are payable over sixty months. After twelve months, WinStar Wireless has the option to purchase the equipment at a price that will provide a return of 15% to the lessor. As additional consideration, the Company has agreed to issue options to purchase up to 100,000 shares of stock to the lessor, of which options to purchase 70,000 shares of stock have been issued through December 31, 1995.

    The Company leases its transmission equipment utilized by WWI and its switch equipment utilized by WGN as well as certain computer and other equipment used by the Company. Such leases have been accounted for as capital leases in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases".

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 16--CAPITAL LEASE OBLIGATIONS--(CONTINUED)
    Future minimum lease payments on these capital leases are as follows:



    YEAR ENDING DECEMBER 31,
- --------------------------------------------------------------

       1996...................................................   $ 2,364,838
       1997...................................................     2,420,841
       1998...................................................     1,963,914
       1999...................................................     1,910,601
       2000...................................................     1,324,164
                                                                 -----------
                                                                   9,984,358
       Less amount representing interest......................    (2,547,805)
                                                                 -----------
       Present value of minimum lease payments................   $ 7,436,553
                                                                 -----------
                                                                 -----------

    The carrying value of assets under capital leases was $8,052,000 at December 31, 1995 and is included in property and equipment. Amortization of these assets is included in depreciation expense.

NOTE 17--SENIOR AND CONVERTIBLE NOTES PAYABLE

    In October 1995, the Company completed a $225 million private placement of debt securities with institutional investors (the "Debt Placement"). The transaction was structured as a unit offering with two components: $150 million of Senior Discount Notes due in 2005 (the "Senior Notes"), and $75 million of Convertible Senior Subordinated Discount Notes due in 2005 (the "Convertible Notes"), convertible at $20.625, a 10% premium over the closing price on October 18, 1995, the day of pricing. Both securities accrue interest at 14% per annum, with no interest payable during the first five years, and principal payable only at maturity in October 2005. After five years, both securities require the payment of interest only, in cash, until maturity. In addition, the Convertible Notes, including accretion thereon, will be automatically converted during the initial five year period if the market price of the Company's common stock exceeds certain levels for thirty consecutive trading days, ranging from $37.50 per share in the first year to $44.00 per share in the fifth year.

    Under the terms of the Debt Placement, the Company was obligated to consummate an exchange offer with respect to the Senior Notes by April 23, 1996, whereby these notes would be exchanged for new notes (the "New Notes") which would be identical in every respect to the original Senior Notes except that the New Notes would be registered under the Securities Act of 1933. Pursuant to such obligation, the Company filed an offer to exchange the Senior Notes for the New Notes on January 31, 1996, upon which all Senior Notes were subsequently converted. The Company is also obligated to cause to be declared effective a registration statement registering the issuance or resale of the shares underlying the convertible Notes (the "Conversion Shares") by October 23, 1996. If the exchange offer or the registration of the Conversion Shares does not take place prior to the respective deadlines, the Company will be obligated to pay additional interest on the Senior Notes and/or lower the conversion price on the Convertible Notes. The Company intends to file such registration statement in a timely manner. The terms of the Debt Placement also place certain restrictions on the ability of the Company to pay dividends, incur additional indebtedness, issue guarantees, sell assets, or enter into certain other specified transactions.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 18--OTHER NOTES PAYABLE

    In May 1995, WinStar Wireless completed a private placement of $7,500,000 of five year secured convertible notes (the "Notes"). The Notes bear interest at a rate of 7%, payable semiannually, with all principal due and payable on May 24, 2000. The Notes are guaranteed by the Company and are collateralized by a first lien on WinStar Wireless' assets and a pledge by the Company of its shares of WinStar Wireless and WinStar Wireless Fiber Corp. The noteholders' first lien and rights are subject to subordination to certain future secured equipment financing for WinStar Wireless. The Notes are convertible into common stock at a price of $7.00 per share. The noteholders also received 550,000 warrants and share equivalents, of which 300,000 warrants at an exercise price of $12.00 per share and 100,000 warrants at an exercise price of $13.00 per share were outstanding at December 31, 1995.

    The portion of the proceeds attributable to the warrants and share equivalents has been valued at $805,000 and has been accounted for as additional paid-in capital and as a reduction in convertible notes payable. The resulting debt discount is being amortized to interest expense over the life of the Notes.

    On December 28, 1995, the note holders converted $3,750,000 of the convertible notes and accrued interest thereon into 539,255 shares of common stock of the Company. In addition, the note holders have committed that they will convert all remaining outstanding Notes into common shares of the Company on or prior to December 15, 1996.

NOTE 19--COMMITMENTS AND CONTINGENCIES

  A. OPERATING LEASES

    The Company's manufacturing and warehousing facilities and offices, along with various equipment and roof access rights, are leased under operating leases expiring in 1996 through 2006.

    Future minimum lease payments on noncancellable operating leases are as follows:



       YEAR ENDING DECEMBER 31,
- ---------------------------------------------------------------

       1996....................................................   $1,546,000
       1997....................................................    1,316,000
       1998....................................................    1,314,000
       1999....................................................    1,306,000
       2000....................................................      884,000
       Thereafter..............................................    2,749,000
                                                                  ----------
                                                                  $9,115,000
                                                                  ----------
                                                                  ----------

    Rent expense for the ten month period ended December 31, 1995 and the years ended February 28, 1995 and 1994 was $1,044,000, $500,000 and $366,000,
respectively.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 19--COMMITMENTS AND CONTINGENCIES--(CONTINUED)
  B. EMPLOYMENT CONTRACTS

    Amounts due under employment contracts are as follows:



YEAR ENDING DECEMBER 31,
- ---------------------------------------------------------------

       1996....................................................   $2,450,000
       1997....................................................    1,750,000
       1998....................................................      861,000
       1999....................................................      525,000
       2000....................................................       54,000
                                                                  ----------
                                                                  $5,640,000
                                                                  ----------
                                                                  ----------

  C. LITIGATION

    In January 1995, the Company's directors, certain other persons, and the Company (as a nominal defendant) were named in one or more of four actions brought by various stockholders of the Company in the Court of Chancery of the State of Delaware in and for New Castle County. These actions subsequently were consolidated into a single lawsuit. The complaint alleges that certain transactions including (i) the payment of consideration to certain directors and others in connection with the Company's acquisition of WGN and (ii) the payment of compensation (including the granting of options and the issuance of warrants) to certain directors and others involved self dealing, waste of corporate assets or otherwise were unfair to the Company and, in each case, were in violation of the fiduciary obligations of certain directors to the Company.

    The Company believes that the allegations set forth in the complaint are based on misstatements of fact and misunderstandings of relevant facts and further believes that there are meritorious defenses to all of the allegations. The Company recently has entered into a settlement agreement with the plaintiffs pursuant to which the Company has agreed to amend its bylaws to formalize certain corporate governance changes and to payment of legal fees of plaintiffs' counsel. The settlement agreement is subject to notice to stockholders and approval of the Delaware Chancery Court. The Company believes that the resolution of this lawsuit will not have a material adverse impact on the Company's financial position.


    The Company occasionally receives inquiries from state authorities arising with respect to consumer complaints concerning the provision of telecommunications services, including allegations of unauthorized switching of long distance carriers and misleading marketing. The Company believes such inquiries are common in the long distance industry and addresses such inquiries in the ordinary course of business. The Company recently has experienced an increased level of consumer and regulatory complaints, a substantial majority of which arose from the activities of several independent marketing companies involving contest programs and the use of executed written letters of authorization ("LOAs") to switch long distance carriers. The inquiries primarily arose from allegations of unauthorized or misleading switching of long distance carriers. In order to eliminate further complaints from these programs, the Company, on May 10, 1996, adopted a policy of mandatory independent verification for one hundred percent of LOAs received from these programs and effective as of June 10, 1996 no longer accepts LOAs from these programs. The Company has also initiated discussions with the FCC and a number of state regulatory authorities with respect to the resolution of any issues arising from the terminated programs. The Company is also involved in

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 19--COMMITMENTS AND CONTINGENCIES--(CONTINUED) miscellaneous claims, inquiries and litigation arising in the ordinary course of business. The Company believes that these matters, taken individually or in the aggregate, would not have a material adverse impact on the Company's financial position.


    In June, 1996, the Company commenced an action for declaratory judgment against a former officer of WinStar Gateway, who recently notified the Company of his belief that he was entitled to the issuance of certain shares of Common Stock (or payment of the cash value thereof) having an aggregate market value in excess of $27 million under the terms of stock options granted to him during his employment with WinStar Gateway from the Company. He has based his beliefs on standard anti-dilution language contained in his stock option agreement which was designed and intended to adjust the number of shares purchasable thereunder in the event of a merger or capital restructuring of the Company. As the Company has never been subject of a merger or capital restructuring, the former officer was immediately notified of the Company's belief that his claim was without merit in law or fact. To expedite resolution of these issues, the Company currently is seeking declaratory judgment that it has no obligation to the former officer. Further, because the Company believes that any and all claims that may be advanced by the former officer with regard to the foregoing issue would be frivolous, the Company has notified the former officer and his counsel of its intention to seek Rule 11 sanctions and such other remedies as may be available against the former officer and his counsel in the event that the former officer and his counsel seek to assert any defense to the Company's action for declaratory judgment or otherwise proceed with respect to the issue.


  D. OTHER

    In November 1994, and as subsequently amended in December 1995, the Company entered into a non-exclusive, four year agreement with P-Com, Inc. ("P-Com"), a manufacturer and distributor of radio links, providing for the purchase of radio links from P-Com. The contract pricing structure includes provisions whereby the Company pays additional amounts above the agreed upon price for links purchased at the beginning of the contract period. These amounts will be recovered in the form of discounted radio links once certain volume levels have been reached. An annual minimum volume requirement must be met in order to maintain the agreed upon pricing structure. The contract is cancellable by the Company subject to certain conditions, primarily the acceptance of a minimum number of links and the guarantee of the next 90 days' purchases in accordance with an agreed upon schedule. As of December 31, 1995, the Company's noncancellable purchase commitment was approximately $15,600,000. These conditions to cancellation become more favorable to the Company as certain volume levels are reached.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 20--INCOME TAXES

    SFAS 109 requires the use of the liability method in accounting for income taxes. Temporary differences and carryforwards that give rise to deferred tax assets and liabilities are as follows:

                                                                  DECEMBER 31,    FEBRUARY 28,
                                                                      1995            1995
                                                                  ------------    ------------
Deferred tax assets
  Net operating loss carry forward.............................   $ 14,700,000    $  9,230,000
  Allowance for doubtful accounts..............................      1,025,000         440,000
  Other........................................................      2,275,000         380,000
                                                                  ------------    ------------
Gross deferred tax asset.......................................     18,000,000      10,050,000
  Valuation allowance..........................................    (18,000,000)    (10,050,000)
                                                                  ------------    ------------
      Net deferred tax assets..................................   $    --         $    --
                                                                  ------------    ------------
                                                                  ------------    ------------

    If not utilized, the net operating loss carryforwards will expire in various amounts through the year 2010. The tax loss carryforwards relating to WGP are limited by the Separate Return Limitation Year rules and Section 382 of the Internal Revenue Code with respect to the amount utilizable each year. The Company's remaining net operating loss carryforwards are also subject to limitation under the Internal Revenue Code. These limitations will reduce the Company's ability to utilize the net operating loss carryforwards included above. The amount of the limitation has not been quantified by the Company.

    SFAS 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. The valuation allowances at February 28, 1995, and December 31, 1995, primarily pertain to uncertainties with respect to future utilization of net operating loss carry forwards.

NOTE 21--STOCKHOLDERS' EQUITY

  COMMON STOCK:

    The authorized capital stock of WCI includes 75,000,000 shares of common stock, $.01 par value. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Although the Company has no present intention of paying any dividends, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation or dissolution of WCI, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of preferred shares.

    Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

  PREFERRED STOCK:

    The authorized capital stock of the Company includes 15,000,000 shares of preferred stock, $.01 par value, which may be issued from time to time in one or more series upon authorization by the Company's Board of Directors. There are currently no shares of preferred stock outstanding. The Board

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 21--STOCKHOLDERS' EQUITY--(CONTINUED) of Directors, without further approval of the stockholders, is authorized to fix the rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. In March 1994, all 173 outstanding shares of Preferred Stock C were converted into an aggregate of 82,381 shares of common stock of the Company. In addition, in accordance with the terms of the Preferred Stock C, the holders of the Preferred Stock C received 41,191 Series B Warrants upon conversion, all of which were subsequently exercised during the year ended February 28, 1995. In December 1994, all 225,000 outstanding shares of Preferred Stock D were automatically converted into 225,000 shares of common stock as a result of the market value of the Company's common stock having met certain criteria. In November 1995, all outstanding shares of Preferred Stock B were acquired in the Private Exchange transaction (Note 23). As of December 31, 1995, all classes of preferred stock other than Preferred Stock B have been retired.

  TREASURY STOCK:

    Included in treasury stock at cost are 2,506,763 shares of common stock and 689 shares of Preferred Stock B which were acquired in the Private Exchange transaction (Note 23).

NOTE 22--STOCK OPTIONS AND STOCK PURCHASE WARRANTS

    Options to purchase 1,000,000 shares of common stock of the Company at $.01 per share were issued at the time of the Company's initial public offering in April 1991 to the original shareholders of the Company. The options were exercisable at any time after April 3, 1993 and prior to April 3, 1996, or April 3, 1998 for one investor, if the market price of the Company's common stock exceeded $5.00 per share (the "Market Price") as adjusted, over a period of 40 consecutive business days at any time after April 3, 1992. Pursuant to certain antidilutive provisions in the option agreements, the number of shares subject to these options was increased to 1,253,931, and the Market Price was reduced to $3.99 per share. The Market Price was met and such options became exercisable in April 1994 (Note 10), and all such options were exercised during the year ended February 28, 1995. In addition, options to purchase 14,000 shares of common stock at $.01 per share were granted to an employee on June 30, 1991 in lieu of compensation.

    In 1990, the Board of Directors adopted a non-qualified common stock incentive plan, as amended, pursuant to which options to purchase an aggregate of 150,000 shares of common stock may be granted to key employees of the Company as selected by the Board of Directors. The exercise price for shares covered by options granted pursuant to this plan will not be less than the fair market value of the shares on the date of the grant. In 1992, the Board of Directors adopted and stockholders approved the 1992 Performance Equity Plan ("1992 Plan"), which authorizes the granting of awards up to 1,000,000 shares of common stock to the Company's key employees, officers, directors and consultants. Awards consist of stock options (both non-qualified and options intended to qualify as "incentive" stock options under the Internal Revenue Code), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards. The plan provides for automatic issuance of 10,000 stock options annually to each director on January 13, at the fair market value at that date, subject to availability. In June 1995, the Board of Directors adopted the 1995 Performance Equity Plan ("1995 Plan") which was approved by the stockholders of the Company at the Annual Meeting of Stockholders in September 1995. The 1995 Plan authorizes the granting of awards of up to 1,500,000 shares of Common Stock to the Company's key employees, officers, directors and consultants. The 1995 Plan is similar to the

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 22--STOCK OPTIONS AND STOCK PURCHASE WARRANTS--(CONTINUED)
1992 Plan, except that the 1995 Plan does not allow for annual automatic annual director grants. In addition to these three plans, the Company has granted options to certain individuals not under any plan (Note 28).

    The Company has granted options to purchase common stock as follows:

                                                                     NUMBER      PRICE PER SHARE
                                                                   ----------    ---------------
Balance, March 1, 1993..........................................    3,064,000      $1.63--$ 5.25
Granted.........................................................    2,570,067      $1.06--$ 6.17
Canceled........................................................     (616,500)     $1.69--$ 3.63
                                                                   ----------
Balance, February 28, 1994......................................    5,017,567      $1.06--$ 6.17
Granted.........................................................    2,851,360      $4.22--$ 9.50
Exercised.......................................................   (1,389,547)     $1.50--$ 4.90
Canceled........................................................     (235,050)     $1.69--$ 9.03
                                                                   ----------
Balance, February 28, 1995......................................    6,244,330      $1.06--$ 9.50

]Granted........................................................    3,896,000      $5.50--$19.75
Exercised.......................................................   (2,091,572)     $1.06--$ 6.88
Canceled........................................................     (708,133)     $2.13--$ 8.81
                                                                   ----------
Balance, December 31, 1995......................................    7,340,625      $1.06--$19.75
                                                                   ----------
                                                                   ----------

    In addition to the above, in May 1992, the Company granted to WinStar Venture II, Inc. ("WVII"), an affiliate of a Director of the Company, an option through August 31, 1998 to purchase shares of Series C preferred stock in the amount of $2,000,000 in return for WVII's guarantee of certain company debt.

    At December 31, 1995, options for 2,848,462 shares were exercisable at exercise prices ranging from $1.06 to $17.13 per share.

    Warrants to purchase the Company's common stock were issued as follows:

                                     SERIES A      SERIES B     SERIES C     SERIES D      SERIES E
                                    ----------    ----------    --------    ----------    ----------
Outstanding at February 28,
 1993............................    1,277,646     1,897,867     250,000        --            --
Issued in connection with private
 placement of debt...............       --            --           --        2,000,000        --
Other warrants issued............      135,804        79,807       --          200,000       200,000
Warrants exercised...............       --            --           --         (205,000)       --
                                    ----------    ----------    --------    ----------    ----------
Outstanding at February 28,
 1994............................    1,413,450     1,977,674     250,000     1,995,000       200,000
Warrants issued..................       --            41,191       --           --         1,000,000
Warrants exercised...............   (1,397,500)   (1,975,738)      --       (1,995,000)   (1,200,000)
Warrants expired.................      (15,950)      (43,127)   (250,000)       --            --
                                    ----------    ----------    --------    ----------    ----------
Outstanding at February 28,
 1995............................       --            --           --           --            --
                                    ----------    ----------    --------    ----------    ----------
                                    ----------    ----------    --------    ----------    ----------

    Each Series A Warrant entitled the registered holder to purchase one share of WCI's common stock for an exercise price of $3.00 per share and each Series B Warrant entitled the registered holder to purchase one share of common stock for an exercise price of $3.75 per share through April 3, 1994. In March and April 1994, approximately 1,337,000 Series A Warrants and approximately 1,921,000

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 22--STOCK OPTIONS AND STOCK PURCHASE WARRANTS--(CONTINUED)
Series B Warrants were exercised prior to their scheduled expiration. Proceeds to the Company, net of registration costs and fees to WinStar Services, Inc., were approximately $10,700,000. All remaining Series A and Series B Warrants, which were unregistered and did not expire on April 3, 1994, were exercised in May 1994.

    The Series C Warrants expired without having become exercisable upon issuance of the fiscal 1994 financial statements for the year ended February 28, 1994, because the conditions for the exercise of these warrants were not met.

    In connection with a private placement of debt, the Company on March 10, 1993 issued 2,000,000 Series D Warrants. Each Series D Warrant entitled the holder to purchase one share of common stock for $.67 during the five year period commencing March 10, 1993 and ending March 9, 1998. In connection with the same private placement, the Company in March 1994 issued 1,000,000 Series E Warrants, each of which entitled the holder to purchase one share of common stock at an exercise price of $2.24 per share. Series E Warrants were exercisable from April 1, 1994 through March 10, 1999. In addition to the above, the Company also issued 200,000 Series D Warrants and 200,000 Series E Warrants to a separate noteholder in return for an extension of that note payable on terms more favorable to the Company. In April 1994, the holders of the Series D and Series E Warrants exercised their warrants. The exercise price on the warrants was paid primarily by the warrant holders assigning their notes which they had acquired in the private placement, as well as any accrued interest thereon. The balance due from the warrant holders was satisfied by the return to the Company of that number of unexercised Series E Warrants which, when valued by reference to the fair market value of the common stock on that date, would satisfy such balance due. The net effect of this conversion was that the Company satisfied $1,996,650 in notes payable and $59,079 in accrued interest thereon, and issued approximately 2,814,000 shares of common stock for the exercise of 1,995,000 Series D Warrants and 1,200,000 Series E Warrants. The common shares which were issued upon exercise of all Series D and Series E Warrants were restricted shares.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 23--RELATED PARTY TRANSACTIONS

MANAGEMENT AGREEMENT

    The Company and WinStar Services, a wholly-owned subsidiary of WinStar Companies, a corporation of which two of the Company's directors are principal officers and stockholders, were parties to a five-year management agreement which provided, as amended, that WinStar Services would render financial, advisory and management services in connection with the capital, acquisition and planning needs of the Company. The Company agreed to pay WinStar Services as compensation for such services $200,000 per year plus certain contingent performance fees, in addition to reimbursement of all out-of-pocket expenses incurred by WinStar Services. In August 1993, the terms of the management agreement were extended to August 31, 1998, and the Company granted to WinStar Services options to purchase 500,000 shares of the Company's Common Stock at the then current market price of $2.13 per share which options were exercised in connection with the transaction between WinStar Companies, WinStar Services and WinStar Venture II, Inc. The expiration date for these options as well as for any options or warrants previously granted to WinStar companies and its subsidiaries was set at August 31, 1998. During the years ended February 28, 1995 and 1994, an aggregate of $254,560 and $254,095, respectively, was paid to WinStar Services by the Company as management fees and reimbursement of expenses. Additionally, the Company paid $481,039 and $78,040 in cash and issued notes amounting to $481,038 and $78,040 in payment of contingent performance fees to WinStar Services during the years ended February 28, 1995 and 1994, respectively. These contingent performance fees related to specific debt and equity financing and investment transactions in excess of $33.6 million. During the year ended February 28, 1995, all such notes were satisfied when they were used to pay for the exercise of warrants and stock options held by WinStar Services and its affiliates. See Private Exchange Transaction.

    The management agreement was terminated prospectively as of February 28, 1995.

PRIVATE EXCHANGE TRANSACTION

    On November 29, 1995, the Company acquired, in exchange for the issuance of 3,741,224 shares of its Common Stock ("Private Exchange"), substantially all of the assets of WinStar Companies, whose assets consisted of (i) all the outstanding capital stock of WinStar Services and WinStar Venture, two wholly-owned subsidiaries of WinStar Companies, and (ii) 389,580 shares of the Company's Common Stock owned by WinStar Companies. The sole assets of WinStar Services and WinStar Venture were 2,117,183 shares of the Company's Common Stock and other securities of the Company that were exercisable or convertible into 1,429,633 shares of the Company's Common Stock. Accordingly, the Company issued 3,741,224 shares of Common Stock and, in exchange, acquired 3,936,396 shares of Common Stock and Common Stock equivalents. All of the Common Stock and certain of the Common Stock equivalents received in the Private Exchange are included in Treasury Stock at December 31, 1995. WinStar Companies, WinStar Services and WinStar Venture had no liabilities at the time of the closing of the Private Exchange other than a liability previously assumed by the Company or liabilities for which the Company is being indemnified.

    The new shares of the Company's Common Stock issued in the Private Exchange represented that number of shares which had an aggregate market value based upon the average of the last sale price of the Company's Common Stock on the 30 trading days preceding November 15, 1995, the date as of which the exchange agreement regarding the above-described transaction was executed, equal to the market value of the Company's Common Stock (i) transferred by WinStar Companies to the Company,

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 23--RELATED PARTY TRANSACTIONS--(CONTINUED)
(ii) owned by WinStar Services and WinStar Venture and (iii) underlying certain other securities of the Company owned by WinStar Services and WinStar Venture which were convertible into or exercisable for shares of the Company's Common Stock, less the aggregate exercise price of such latter securities.

    The stockholders of WinStar Companies included several of the Company's current executive officers and directors. Simultaneously with the Private Exchange, WinStar Companies was dissolved and the new shares issued in the Private Exchange were issued directly to the stockholders of WinStar Companies in proportion to their equity ownership of WinStar Companies.

    The Private Exchange was considered and approved by a special committee of independent and disinterested directors of the Company and an opinion from an independent investment banking firm that the Private Exchange was fair to the Company and its stockholders was obtained in connection with the Private Exchange.

SGC CONSULTING AGREEMENT

    In November 1993, the Company entered into a consulting agreement with SGC, pursuant to which SGC received a monthly fee of $5,000 and immediately exercisable five-year options to purchase 50,000 shares of Common Stock for $2.75 per share. The President and Director of SGC is currently a Director and employee of the Company. In April 1994, the Company entered into a restated and amended consulting agreement with SGC. Pursuant to the new agreement, SGC provided consulting services to the Company and was paid a monthly fee of $17,500. SGC also received options to purchase 125,000 shares of Common Stock at a price of $4.50 per share, which vest in two equal annual installments beginning in April 1994. The Company granted certain registration rights for all shares, warrants and options issued to SGC or its President. Under this consulting agreement, SGC was entitled to receive a cash fee equal to 5% of the consideration paid in connection with certain transactions introduced to the Company by SGC. Fees and expenses paid to SGC during the ten months ended December 31, 1995, and the year ended February 28, 1995 were $0 and $119,000, respectively.

    In connection with investments by the Company in Avant-Garde and TWL, a producer of sports-related radio programming, both of which businesses were introduced to the Company by SGC, SGC was paid fees by Avant-Garde and by TWL. Additionally, in connection with the Company's acquisition of its equity interest in Avant-Garde, such Director was paid a fee by the principal of Avant-Garde equal to 4.0% of the total consideration received by such principal from the Company in connection with the acquisition. The Company paid no fees to SGC in connection with such transactions, but the fees received by SGC and such Director from Avant-Garde and TWL were credited against the monthly fees payable to SGC by the Company.

    The consulting agreement was terminated in January 1995 in connection with the execution of such Director's employment agreement with the Company.

AGREEMENT WITH ITC GROUP, INC.

    In May 1994, the Company, WWI and ITC entered into a two-year agreement pursuant to which ITC advised the Company on the operations of WWI, WWFC and WGN. ITC, together with the management and employees of WWI, developed and implemented a two-year operating plan ("Operating Plan") for the Company's wireless telecommunications business. Pursuant to the terms of the consulting agreement, ITC made its consultants available to the Company and its subsidiaries. The Company paid ITC an annual base consulting fee of $700,000 in monthly installments for the services

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 23--RELATED PARTY TRANSACTIONS--(CONTINUED) of a core management team, as well as supplemental fees at agreed upon rates for additional consulting services rendered by ITC as necessary from time to time. ITC also was entitled to receive a bonus of up to $2.0 million per year at such time that certain pretax income targets set forth in the Operating Plan were attained. No such bonus was paid during the year ended February 28, 1995. During the year ended February 28, 1995 and through September 1995, ITC was paid $1,553,249 and $1,046,084, respectively, in fees and expenses under the terms of the consulting agreement, providing up to 12 consultants at any given time. In connection with the consulting agreement, the Company granted options to purchase an aggregate of 500,000 shares of Common Stock for $4.41 per share to certain consultants of ITC. Of such options, 375,000 are presently exercisable. ITC and the Company executed a noncompetition agreement, pursuant to which ITC, and its key employees and consultants, must refrain from providing services to any segment of a business which provides wireless telecommunications services or otherwise competes with the Company; provided, however, that ITC may provide services to entities in connection with the provision of cellular and personal communication services. In October 1994, ITC's President was elected as a director of the Company.

    Effective September 5, 1995, ITC's President became President and Chief Operating Officer of the Company and certain core management personnel previously provided by ITC also became employees, and ITC ceased providing services to the Company under the consulting agreement. The Company's obligation to pay any future compensation to ITC under such agreement was terminated.

NOTE 24--SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest during the three months ended March 31, 1996, the ten months ended December 31, 1995, and the years ended February 28, 1995 and 1994 was $972,000, $1,270,000, $621,000, and $726,000, respectively.

    During the ten month period ended December 31, 1995, the Company completed the following material non-cash transactions: (i) the conversion of $3,750,000 of convertible notes plus accrued interest thereon; (ii) the conversion of Preferred Stock E; (iii) the acquisition of approximately $7,500,000 in property and equipment through various capitalized leases; (iv) the Private Exchange transaction; (v) the settlement of the Company's placement expenses from the gross proceeds of the Debt Placement; (vi) the acquisition of Avant-Garde.

    During the year ended February 28, 1995, the Company completed the following material non-cash transactions: (i) the conversion of the Series D and Series E Warrants through the assignment of notes payable and accrued interest (Note 22);
(ii) the satisfaction of approximately $600,000 in notes payable through the exercise of stock options; (iii) conversions of Preferred Stock B, C, and D;
(iv) the acquisition of approximately $740,000 in property and equipment through various capitalized leases; and (v) the purchase of Non Fiction Films, Inc., wherein the purchase price was satisfied in part through the issuance of 28,572 shares of common stock valued at $200,000.

    During the year ended February 28, 1994, the Company completed the following material non-cash transactions: (i) the sale of the net assets of the skiwear brands product line, net of cash received, for a $1,500,000 note receivable;
(ii) the private placement of $458,717 in notes for non-cash consideration;
(iii) the purchases, in March and August 1993, of WGN, whose net assets, including cash acquired, have been valued at $1,470,000 for 1,271,351 shares of the Company's common stock (Note 3); (iv) the exercise by an investor of 200,000 Series D warrants with a total exercise price of $134,000 through the releasing of $100,000 owed him by the Company, with the balance paid in cash;

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 24--SUPPLEMENTAL CASH FLOW INFORMATION--(CONTINUED)
(v) the purchase of certain assets of a bath products company, valued at $100,000 net of cash paid, for 39,506 shares of the Company's common stock; (vi) the sale of 287,043 shares of common stock for stock subscriptions receivable of $758,065, which amount was included in other current assets at February 28, 1994, and was realized in March 1994; and (vii) the acquisition of an investment in AGT valued at $1,691,950 for $232,000 in notes payable, $900,000 in Series D preferred stock and $27,950 in accounts payable, with the balance paid in cash.

NOTE 25--MAJOR CUSTOMERS

    No customer individually amounted to more than 10% of net sales for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994.

NOTE 26--BUSINESS SEGMENTS

    The Company's business segments are telecommunications, information services, and merchandising. The following table is a summary of these segments for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994. For the year ended February 28, 1994, information related to the telecommunications business segment relates only to the period from March 10, 1993 (date of acquisition of WGN) to February 28, 1994, and no amounts are shown for the information services segment, which commenced operations in the year ended February 28, 1995.

                                                                           TOTAL
                                          INFORMATION                    BUSINESS       GENERAL
                     TELECOMMUNICATIONS    SERVICES     MERCHANDISING    SEGMENTS      CORPORATE     CONSOLIDATED
                     ------------------   -----------   -------------   -----------   ------------   ------------
FOR THE TEN MONTHS
 ENDED DECEMBER 31,
 1995:
Net sales..........     $ 13,136,644      $ 2,648,203    $13,986,625    $29,771,472   $    --        $ 29,771,472
Operating income
 (loss)............       (6,944,690)         238,129        756,135     (5,950,426)    (3,861,203)    (9,811,629)
Depreciation and
 amortization......          586,114            3,097        166,929        756,140        103,963        860,103
Amortization of
 intangibles.......          344,228           20,706         74,954        439,888        --             439,888
Capital
 expenditures......        7,457,971           14,478        528,985      8,001,434        650,758      8,652,192
Identifiable assets
 at December 31,
 1995..............     $ 36,998,045      $20,194,679    $10,458,663    $67,651,387   $217,711,468   $285,362,855
FOR THE YEAR ENDED
 FEBRUARY 28, 1995:
Net sales..........     $ 14,909,225      $   473,392    $10,182,143    $25,564,760   $    --        $ 25,564,760
Operating income
 (loss)............       (3,422,937)        (117,605)       307,097     (3,233,445)    (2,377,991)    (5,611,436)
Depreciation and
 amortization......          263,839              744        153,731        418,314         14,188        432,502
Amortization of
 intangibles.......          128,117            6,165         90,894        225,176        --             225,176
Capital
 expenditures......        1,328,938            4,486        286,583      1,620,007        196,321      1,816,328
Identifiable assets
 at February 28,
 1995..............     $ 14,594,048      $ 4,218,579    $ 6,911,270    $25,723,897   $  3,785,555   $ 29,509,452

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 26--BUSINESS SEGMENTS--(CONTINUED)

                                                                           TOTAL
                                          INFORMATION                    BUSINESS       GENERAL
                     TELECOMMUNICATIONS    SERVICES     MERCHANDISING    SEGMENTS      CORPORATE     CONSOLIDATED
                     ------------------   -----------   -------------   -----------   ------------   ------------
FOR THE YEAR ENDED
 FEBRUARY 28, 1994:
Net sales..........     $  8,505,282      $   --         $ 7,119,737    $15,625,019   $    --        $ 15,625,019
Operating income
 (loss)............         (743,613)         --             222,611       (521,002)    (1,546,519)    (2,067,521)
Depreciation and
 amortization......          116,635          --             102,823        219,458          3,630        223,088
Amortization of
 intangibles.......           74,944          --             165,049        239,993        --             239,993
Capital
 expenditures......          274,940          --              25,531        300,471          6,591        307,062
Identifiable assets
 at February 28,
 1994..............     $  8,013,203      $   --         $ 5,118,512    $13,131,715   $  1,478,220   $ 14,609,935

NOTE 27--NEW ACCOUNTING STANDARDS NOT YET ADOPTED

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" ("SFAS No. 121"), which provides guidance on when to assess and how to measure impairment of long-lived assets, certain intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. The Financial Accounting Standards Board also issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which gives companies a choice of the method of accounting used to determine stock-based compensation. Companies may account for such compensation either by using the intrinsic value-based method provided in APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB No. 25") or the fair market value-based method provided in SFAS No. 123. These accounting standards are effective for financial statements for fiscal years beginning after December 15, 1995. As of January 1, 1996, the Company adopted SFAS No. 121 and SFAS No. 123. The adoption of SFAS No. 121 had no effect on the Company. The Company intends to continue to use the intrinsic value-based method provided in APB No. 25 to determine stock-based compensation, and therefore the sole effect of the adoption of SFAS No. 123 will be the obligation to comply with the new disclosure requirements provided thereunder.

NOTE 28--SUBSEQUENT EVENTS TO DECEMBER 31, 1995 (UNAUDITED)


AGREEMENT TO ACQUIRE MILLIWAVE LIMITED PARTNERSHIP:



    In June 1996, a subsidiary of the Company entered into certain agreements with Milliwave Limited Partnership ("Milliwave") whereby the Company would acquire Milliwave for a purchase price of $40 million in cash and 3.4 million shares of the Company's common stock (which had an aggregate market value of $85 million based on a $25 per share market price at the time the agreements were executed). The number of shares to be issued in connection with the acquisition is subject to upward or downward adjustment depending on the market price of the Company's Common Stock at the time the transaction is closed; provided, however, that the Company may determine not to consummate the transaction if the adjustment results in the Company being required to issue in excess of 4.5 million shares. The acquisition is subject to certain regulatory approvals, but is expected to be consummated in the second quarter of calendar year 1997. The Company also has

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 28--SUBSEQUENT EVENTS TO DECEMBER 31, 1995 (UNAUDITED)--(CONTINUED)

entered into a (i) services agreement with Milliwave pursuant to which it has agreed to provide services to Milliwave in connection with the buildout by Milliwave of its licensed areas in consideration for payment of monthly site access and management fees, as well as installation fees, and (ii) a two-year transmission path lease agreement with Milliwave permitting the Company to use up to 488 radio links in Milliwave's licensed areas.



AGREEMENT TO ACQUIRE PINNACLE NINE COMMUNICATIONS, LLC:



    In June 1996, the Company entered into an agreement to acquire the outstanding membership interests of Pinnacle Nine Communications, LLC which is the holder of three 38 GHz licenses. The acquisition is subject to certain regulatory approvals, but is expected to be consummated in the last quarter of 1996.


AGREEMENT TO ACQUIRE LOCAL AREA TELECOMMUNICATIONS, INC.:

    In April 1996, a subsidiary of the Company entered into an agreement to acquire certain assets of Local Area Telecommunications, Inc. ("Locate"), comprising its business as a competitive access provider of local digital microwave distribution services and facilities to large corporations and to interexchange and other common carriers. The purchase price for such assets will be $17,500,000, which will be paid in the form of a promissory note due six months after closing and bearing interest at the annual rate of eight percent. The Company may convert the note, in whole but not part, at its election, into that number of shares of Common Stock equal to (a) the principal amount and all accrued and unpaid interest on the note divided by (b) the average of the closing prices of the Common Stock for the five days ending on the date on which the Company gives written notice of its decision to convert the note. Locate has no rights of conversion. The Company has granted certain registration rights to Locate with respect to such shares of Common Stock in the event that the Company elects such conversion.

    Consummation of the purchase is subject to certain closing conditions including (i) expiration or termination of the waiting period under Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) consent of the Federal Communications Commission and certain state agencies to the transfer of control of, or the assignment of certain licenses and other authorizations to conduct business. The purchase is expected to close as soon as practicable after satisfaction of all closing conditions set forth in the purchase agreement.

    In connection with the purchase, the Company and Locate entered into a service agreement for a term commencing in April 1996 and terminating upon the earlier to occur of (i) the closing of the purchase or (ii) termination of the purchase agreement. Pursuant to the services agreement, the Company performs certain consulting and related services for Locate. As full compensation for performance of such services, Locate pays the Company a fee of $125,000 per month during the term of the agreement, subject to certain adjustments.

ACQUISITION OF 80% EQUITY INTEREST IN FOX LORBER ASSOCIATES, INC.:

    In April 1996, NFF acquired 80% of the outstanding common stock of Fox/Lorber Associates, Inc. ("Fox/Lorber"), an independent distributor of films, entertainment series and documentaries in the television and home video markets. The purchase price consisted of $150,000 in common stock of the Company and $300,000 in cash contributed by NFF to the working capital of Fox/Lorber.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 28--SUBSEQUENT EVENTS TO DECEMBER 31, 1995 (UNAUDITED)--(CONTINUED)
    NFF also purchased, in a separate, simultaneous transaction, all of the outstanding shares of Fox/Lorber's preferred stock, together with three promissory notes in the aggregate principal amount of $136,507 for an aggregate purchase price of $1,020,000 in the Company's Common Stock.

    The 20% minority shareholder has an option subject to certain earnings levels, to put his interest to the Company and the Company is obligated, under certain conditions, to provide up to $2,000,000 in working capital to Fox Lorber.

ACQUISITION OF 65% EQUITY INTEREST IN THE WINNING LINE, INC.:

    In April 1996, WNM converted $970,000 principal amount of loans (plus accrued interest) outstanding to The Winning Line, Inc. ("TWL"), into a 65% equity interest in TWL.

    TWL operates the SportsFan Radio Network ("SportsFan"). SportsFan is a multimedia sports programming and production company which provides live sports programming to more than 200 sports and talk format radio stations across the United States, up to 24 hours a day, including to affiliate stations in 90 of the top 100 United States markets.

    WNM has the right to require certain principals of TWL who own the remaining 35% equity interest in TWL to sell, and such principals have the right to require WNM to purchase the remaining 35% equity interest based upon certain criteria. At WNM's option, the purchase price in either instance can be paid in shares of the Company's common stock (Note 8).

STOCK OPTION PLAN:

    On April 26, 1996, the Board of Directors approved an amendment to the 1992 and 1995 Plans, increasing the number of shares of common stock available for grant to 1,500,000 and 3,500,000, respectively, subject to stockholder approval.

PUBLIC OFFERING:

    The Company has filed Registration Statements to offer to the public four million shares of the Company's common stock and $200 million of Senior Notes and Senior Subordinated Notes (the "Offering"). There can be no assurance that the Offering will be completed.

AGREEMENT WITH DIGEX, INC.:

    In June 1996, the Company entered into a six-year agreement with Digex, Inc. ("Digex"), a national provider of Internet access services. Pursuant to this agreement, the Company has the right of first refusal to provide all of Digex's local access and/or customer interconnection requirements through the use of the Company's Wireless Fiber or other services. The Company also will purchase from Digex, during the term of the agreement, a minimum of $5 million of Internet access services on a discounted basis.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Local Area Telecommunications, Inc.

    We have audited the accompanying balance sheets of the Microwave Division of Local Area Telecommunications, Inc. as of December 31, 1995 and 1994, and the related statements of operations, divisional (deficit) surplus and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Microwave Division of Local Area Telecommunications, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

    As discussed in Note 1 to the financial statements, the Microwave Division's recurring losses from operations and divisional deficit raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. As also discussed in Note 1, on April 1, 1996, the Company entered into an agreement to sell certain of the assets of the Microwave Division to WinStar Communications, Inc.

                                          Ernst & Young LLP

MetroPark, New Jersey
April 9, 1996

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                                 BALANCE SHEETS

                                                                             DECEMBER 31
                                                          MARCH       --------------------------
                                                        31, 1996         1995           1994
                                                       -----------    -----------    -----------
                                                       (UNAUDITED)
ASSETS
Current assets:
  Cash..............................................   $    71,961    $   441,994    $ 1,772,460
  Accounts receivable, net of allowance for doubtful
    accounts of $75,000, $90,000 and $73,000 at
March 31, 1996 and December 31, 1995 and 1994.......       441,906        538,269        526,391
  Inventories.......................................     3,366,607      3,353,641      2,895,981
  Prepaids and other current assets.................       148,191        171,752        619,885
                                                       -----------    -----------    -----------
Total current assets................................     4,028,665      4,505,656      5,814,717
Property and equipment, net.........................     9,409,962     10,015,056     11,531,900
Security deposits...................................        84,077         83,308         85,164
                                                       -----------    -----------    -----------
Total assets........................................   $13,522,704    $14,604,020    $17,431,781
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------
LIABILITIES AND DIVISIONAL (DEFICIT) SURPLUS
Current liabilities:
  Accounts payable and accrued expenses.............   $   528,941    $   874,001    $ 1,945,129
  Obligations under capital leases..................        80,050        107,816         65,535
  Interest payable..................................     2,059,013      1,645,708        641,579
  Notes payable.....................................    17,300,000     17,300,000
                                                       -----------    -----------    -----------
Total current liabilities...........................    19,968,004     19,927,525      2,652,243
Capital lease obligations, less current portion.....       233,862        233,862        210,295
Long-term debt......................................        25,000         25,000     13,050,000
                                                       -----------    -----------    -----------
Total liabilities...................................    20,226,866     20,186,387     15,912,538
Divisional (deficit) surplus........................    (6,704,162)    (5,582,367)     1,519,243
                                                       -----------    -----------    -----------
Total liabilities and divisional (deficit)
 surplus............................................   $13,522,704    $14,604,020    $17,431,781
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

                            See accompanying notes.

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                            STATEMENTS OF OPERATIONS

                                              THREE MONTHS ENDED
                                                   MARCH 31               YEAR ENDED DECEMBER 31
                                           -------------------------    --------------------------
                                              1996           1995          1995           1994
                                           -----------    ----------    -----------    -----------
                                                  (UNAUDITED)
Revenues:
  Sales of communication services.......   $   987,007    $1,097,650    $ 4,264,664    $ 4,946,988
  Sales of communications systems.......       225,530       680,729      2,656,718      1,842,828
  Installation charges..................         3,500         4,665        169,165         88,151
                                           -----------    ----------    -----------    -----------
                                             1,216,037     1,783,044      7,090,547      6,877,967
Operating expenses:
  Network services......................       673,540       616,601      2,320,374      2,381,922
  Cost of systems sold..................       158,159       493,243      1,714,429      1,302,601
  Selling, general and administrative...       456,187       530,355      2,582,894      2,780,982
  Depreciation and amortization.........       637,109       686,322      2,784,156      2,608,765
                                           -----------    ----------    -----------    -----------
                                             1,924,995     2,326,521      9,401,853      9,074,270
                                           -----------    ----------    -----------    -----------
Loss from operations....................      (708,958)     (543,477)    (2,311,306)    (2,196,303)
Other income (expense):
  Interest income.......................         2,407         4,974         11,736          7,370
  Interest expense......................      (480,080)     (350,004)    (1,587,851)    (1,012,434)
                                           -----------    ----------    -----------    -----------
                                              (477,673)     (345,030)    (1,576,115)    (1,005,064)
                                           -----------    ----------    -----------    -----------
  Net loss..............................   $(1,186,631)   $ (888,507)   $(3,887,421)   $(3,201,367)
                                           -----------    ----------    -----------    -----------
                                           -----------    ----------    -----------    -----------

                            See accompanying notes.

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                   STATEMENTS OF DIVISIONAL (DEFICIT) SURPLUS
                     THREE MONTHS ENDED MARCH 31, 1996 AND
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

Divisional surplus at December 31, 1993.........................   $ 4,692,407
  Net loss......................................................    (3,201,367)
  Net activity with Locate......................................        28,203
                                                                   -----------
Divisional surplus at December 31, 1994.........................     1,519,243
  Net loss......................................................    (3,887,421)
  Net activity with Locate......................................    (3,214,189)
                                                                   -----------
Divisional deficit at December 31, 1995.........................    (5,582,367)
  Net loss (unaudited)..........................................    (1,186,631)
  Net activity with Locate (unaudited)..........................        64,836
                                                                   -----------
Divisional deficit at March 31, 1996 (unaudited)................   $(6,704,162)
                                                                   -----------
                                                                   -----------

                            See accompanying notes.

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS

                                                 THREE MONTHS                   YEAR ENDED
                                               ENDED MARCH 31,                 DECEMBER 31
                                          --------------------------    --------------------------
                                             1996           1995           1995           1994
                                          -----------    -----------    -----------    -----------

                                                 (UNAUDITED)
OPERATING ACTIVITIES
Net loss...............................   $(1,186,631)   $  (888,507)   $(3,887,421)   $(3,201,367)
Adjustments to reconcile net loss to
  net cash used in operating
  activities:
  Depreciation and amortization........       637,109        683,822      2,784,156      2,608,765
  Changes in assets and liabilities:
    Accounts receivable................        96,363       (216,240)       (11,878)       142,512
    Inventory..........................       (12,966)       (51,785)      (457,660)      (228,059)
    Prepaids and other.................        22,792          9,559        449,989       (291,231)
    Accounts payable and accrued
     expenses..........................      (345,060)      (407,414)    (1,071,128)      (223,308)
    Interest payable...................       413,305        (89,422)     1,004,129          2,918
                                          -----------    -----------    -----------    -----------
Net cash used in operating
 activities............................      (375,088)      (959,987)    (1,189,813)    (1,189,770)
INVESTING ACTIVITIES
Capital expenditures...................       (32,015)      (137,719)    (1,164,712)      (432,099)
                                          -----------    -----------    -----------    -----------
Net cash used in investing
 activities............................       (32,015)      (137,719)    (1,164,712)      (432,099)
FINANCING ACTIVITIES
Cash overdraft.........................                      300,553
Payments made under capital lease
 obligation............................       (27,766)       (15,776)       (36,752)       (20,471)
Payments made on long-term debt........                                     (25,000)    (7,500,000)
Proceeds from issuance of long-term
 debt..................................                                   4,300,000     10,500,000
Payments to Locate.....................                   (1,499,988)    (6,073,442)    (3,109,794)
Payments from Locate...................        64,836        540,457      2,859,253      2,952,997
                                          -----------    -----------    -----------    -----------
Net cash provided by (used in)
  financing activities.................        37,070       (674,754)     1,024,059      2,822,732
                                          -----------    -----------    -----------    -----------
Net (decrease) increase in cash........      (370,033)    (1,772,460)    (1,330,466)     1,200,863
Cash at beginning of period............       441,994      1,772,460      1,772,460        571,597
                                          -----------    -----------    -----------    -----------
Cash at end of period..................   $    71,961    $   --         $   441,994    $ 1,772,460
                                          -----------    -----------    -----------    -----------
                                          -----------    -----------    -----------    -----------
NON-CASH FINANCING ACTIVITIES
Acquisition of equipment under capital
 leases................................                                 $   102,600    $   296,300
Issuance of Locate's common stock to
 retire debt...........................                                                    185,000

                            See accompanying notes.

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994
                      MARCH 31, 1996 AND 1995 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Basis of Presentation

    Local Area Telecommunications, Inc. (the Company), a subsidiary of MobileMedia Corporation (MobileMedia), was incorporated on October 21, 1981. The Company's Microwave Division (the Division) is engaged in operations pertaining to the installation, servicing and maintenance of digital microwave radio systems for business use within major metropolitan areas. The Division provides voice, data and image transmission between dispersed locations through point-to-point, point-to-multipoint and point-to-point short-haul digital microwave radio. The Division also designs, installs and sells microwave infrastructures used in cellular communication systems and other networks.

    The accompanying financial statements of the Microwave Division of Local Area Telecommunications, Inc. include all of the microwave operations of Local Area Telecommunications, Inc., including an allocated share of common expenses and specifically identifiable assets, liabilities and long-term debt. These financial statements have been prepared from the accounting records of Local Area Telecommunications, Inc. and are presented on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Division incurred net losses of $3,769,387 and $3,201,367 for the years ended December 31, 1995 and 1994, respectively, and as of December 31, 1995 had a divisional deficit of $5,432,367. The continued operations of the Division are dependent upon the receipt of additional funding from MobileMedia and/or other sources. There can be no assurance that such funding will be received.

    In October 1994, following a comprehensive review of the operations of the Company, the Company's Board of Directors developed a plan to sell substantially all of the assets of the Company by October 1995, retaining an investment banker to market the assets. At December 31, 1994, in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations-- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", the Company accrued losses in anticipation of disposal prior to December 31, 1995. At December 31, 1995, the Microwave Division remained unsold and the Company accrued additional losses expected to be incurred due to the delay in consummating the disposal. The accrued losses at December 31, 1995 and 1994 have been recorded in the Company's accounts, and the accompanying financial statements do not reflect any allocation therefrom.

    On April 1, 1996, the Company entered into an agreement (the "Sale Agreement") to sell the assets of the Microwave Division, excluding cash, accounts receivable and certain security deposits, to WinStar Communications, Inc. (WinStar) in exchange for the assumption of certain liabilities and $17.5 million in the form of notes bearing interest at 8% (the WinStar Notes). The WinStar Notes are convertible into common stock of WinStar at the option of WinStar.

    Consummation of the sale noted above is subject to regulatory approval. There can be no assurance, however, that the sale will be consummated or that, if consummated, it will be consummated on the terms described above.

    In connection with the Sale Agreement, the Company entered into a service agreement ("Services Agreement") for a term commencing in April 1996 and terminating upon the earlier to occur of (i) the closing of the Sale Agreement, or (ii) termination of the Sale Agreement. Pursuant to the Services Agreement, WinStar performs certain consulting and related services for the Company. As full

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) compensation for WinStar's performance of such services, the Company pays WinStar a fee of $125,000 per month during the term of the agreement, subject to certain adjustments.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim Financial Statements

    The interim financial information as of March 31, 1996 and the three months ended March 31, 1996 and 1995 contained herein is unaudited but, in the opinion of management, includes all adjustments of a normal recurring nature which are necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year.

Inventories

    Inventories consist of the cost of communications equipment not yet placed in service plus the net book value of equipment previously in service which the Company anticipates returning to service within one year. All inventory is recorded at the lower of average cost or market.

Property and Equipment

    Property and equipment additions, as well as the labor costs associated with the installation thereof, are capitalized at cost. Depreciation is computed on the straight-line method based upon estimated useful lives ranging from 5 to 10 years.

Revenue Recognition

    The Company recognizes revenue for communication services when the services are provided. Sales of communication systems are recognized upon delivery and installation.

Impairment of Long-Lived Assets

    In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Division adopted Statement No. 121 as of January 1, 1996, which had no effect on the Division's financial position or results of operations.

Income Taxes

    The Division is included in the consolidated federal income tax return of MobileMedia. No consolidated federal income tax expense or benefit is allocated to the Division.

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. PROPERTY AND EQUIPMENT

    The components of property and equipment were as follows:

                                                                             DECEMBER 31
                                                          MARCH       --------------------------
                                                        31, 1996         1995           1994
                                                       -----------    -----------    -----------
                                                       (UNAUDITED)

Equipment placed in service.........................   $26,504,158    $26,472,594    $26,641,661
Furniture and fixtures..............................     1,691,465      1,715,051      1,452,478
                                                       -----------    -----------    -----------
                                                        28,195,623     28,187,645     28,094,139
Less accumulated depreciation.......................    18,785,661     18,172,589     16,562,239
                                                       -----------    -----------    -----------
                                                       $ 9,409,962    $10,015,056    $11,531,900
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

    Included in equipment placed in service is certain equipment obtained under capital leases. At March 31, 1996, this equipment has a gross book value of approximately $429,000 and a net book value of approximately $366,000.

3. NOTES PAYABLE

    Notes payable, all of which are unsecured, consisted of the following:

                                                          MARCH              DECEMBER 31
                                                        31, 1996         1995           1994
                                                       -----------    -----------    -----------
                                                       (UNAUDITED)
12% super senior note payable.......................   $ 7,300,000    $ 7,300,000    $ 3,000,000
10% senior notes payable, due March 31, 1996........     7,500,000      7,500,000      7,500,000
10% senior note payable, due September 15, 1996.....     2,500,000      2,500,000      2,500,000
12% Subordinated Note...............................        25,000         25,000         50,000
                                                       -----------    -----------    -----------
                                                       $17,325,000    $17,325,000    $13,050,000
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------

    In December 1994, the Division refinanced $7,500,000 of its $10,000,000 10% note payable, due September 15, 1996 with two $3,750,000 10% senior notes payable (the Senior Notes), due January 1, 1996. On April 28, 1995, the due dates of the two $3,750,000 Senior Notes were extended to March 31, 1996.

    In December 1994, the Division borrowed $3,000,000 from a MobileMedia shareholder in exchange for a 12% super senior note payable due January 1, 1996. During 1995, the Division borrowed $4,300,000 in exchange for six additional 12% super senior notes (collectively, the "Super Senior Notes").

    As of April 9, 1996, neither the Senior Notes nor the Super Senior Notes (collectively, the "Notes") were repaid. It is anticipated that the Notes will be exchanged for WinStar Notes acquired by the Company pursuant to the Sale Agreement (Note 1).

    Total interest paid for the three months ended March 31, 1996 and 1995, and for the years ended December 31, 1995 and 1994 was approximately $67,000, $439,000, $586,000 and $1,269,000, respectively.

                           THE MICROWAVE DIVISION OF
                      LOCAL AREA TELECOMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

4. RELATED PARTY TRANSACTIONS

    For the three months ended March 31, 1996 and 1995, and for the years ended December 31, 1995 and 1994, the Division had sales to MobileMedia of approximately $9,000, $18,000, $70,000 and $721,000, respectively.

    In December 1995, on behalf of the Division, the Company acquired certain vehicles, totaling approximately $103,000, under capital lease agreements (the Agreements) with Roos Capital Planners, Inc., a related party. The Agreements require the Company to make 36 monthly installments of $4,000.

5. COMMITMENTS AND CONTINGENCIES

    On behalf of the Division, the Company leases space under cancellable and noncancellable operating leases which expire at various dates through 2000. Total rental expense for the three months ended March 31, 1996 and 1995, and for the years ended December 31, 1995 and 1994 was approximately $402,000, $373,000, $1,586,000 and $1,811,000, respectively. Additionally, the Company is obligated under capital leases for certain equipment.

    Future minimum payments under capital leases and noncancellable operating leases with initial terms of one year or more consists of the following as of December 31, 1995:

                                                                        CAPITAL     OPERATING
                                                                         LEASES       LEASES
                                                                        --------    ----------
1996.................................................................   $147,900    $  630,000
1997.................................................................    147,900       538,000
1998.................................................................    122,708        18,000
1999.................................................................                    8,000
2000.................................................................                    3,000
                                                                        --------    ----------
Total future minimum payments........................................    418,508    $1,197,000
                                                                                    ----------
                                                                                    ----------
Less amount representing interest....................................     76,830
                                                                        --------
Present value of net minimum lease payments (including current
  portion of $107,816)...............................................   $341,678
                                                                        --------
                                                                        --------

    The Company has employment agreements with certain executives through December 31, 1996 requiring the payment of $428,645 per year in compensation with increases of 5% per annum. Additionally, payments of $1,500,000 may be required in certain circumstances by the Company in the event of the termination of employment of the executives within six months from the date of sale of the Company, as defined in the employment agreements. Also, if the earnings before interest, depreciation, taxes and amortization of MobileMedia increase by more than 30% and 50%, the Chief Executive Officer is entitled to a payment of $350,000 for each noted percentage increase. Based on the specified performance criteria, $350,000 was expensed in each of 1994 and 1995, and is included in the results of operations of the Division.

                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

Board of Directors
  AVANT-GARDE TELECOMMUNICATIONS, INC.

    We have audited the accompanying balance sheet of Avant-Garde
Telecommunications, Inc. as of February 28, 1995, and the related statements of operations, and cash flows for each of the two years in the period ended February 28, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avant-Garde
Telecommunications, Inc. as of February 28, 1995, and the results of its operations and its cash flows for each of the two years in the period ended February 28, 1995, in conformity with generally accepted accounting principles.



GRANT THORNTON LLP

New York, New York
July 28, 1995

                      AVANT-GARDE TELECOMMUNICATIONS, INC.
                                 BALANCE SHEET
                               FEBRUARY 28, 1995

ASSETS
  Cash.........................................................................   $       237
  Accounts receivable..........................................................       --
  Other current assets.........................................................        97,140
                                                                                  -----------
    Total current assets.......................................................        97,377
  Property and equipment, net..................................................     3,149,911
  Other assets.................................................................       432,683
                                                                                  -----------
    Total assets...............................................................   $ 3,679,971
                                                                                  -----------
                                                                                  -----------
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
  Accounts payable and accrued expenses........................................   $ 2,765,578
                                                                                  -----------
  Due to affiliate.............................................................     3,350,510
                                                                                  -----------
  Total liabilities............................................................     6,116,088
                                                                                  -----------
Stockholders' Deficiency
  Preferred stock, $.001 par value; authorized 50,000 shares, no shares issued
    and outstanding............................................................       --
  Common stock, $.001 par value; authorized 200,000 shares, issued and
    outstanding 2,250 shares...................................................             2
  Additional paid-in capital...................................................            20
  Accumulated deficit..........................................................    (2,436,139)
                                                                                  -----------
    Total stockholders' deficiency.............................................    (2,436,117)
                                                                                  -----------
    Total liabilities and stockholders' deficiency.............................   $ 3,679,971
                                                                                  -----------
                                                                                  -----------

                       See Notes to Financial Statements

                     AVANT--GARDE TELECOMMUNICATIONS, INC.
                            STATEMENTS OF OPERATIONS

                                                                              FOR THE YEAR ENDED
                                                         FOR THE PERIOD          FEBRUARY 28,
                                                           MARCH 1 TO      ------------------------
                                                         JULY 17, 1995        1995          1994
                                                         --------------    -----------    ---------
                                                          (UNAUDITED)
Revenues..............................................    $     17,779     $     7,458    $  --
                                                         --------------    -----------    ---------
Expenses:
  Selling, general, and administrative expenses.......       1,704,294       2,277,094      134,797
  Depreciation........................................          59,250          25,872       --
                                                         --------------    -----------    ---------
Total expenses........................................       1,763,544       2,302,966      134,797
                                                         --------------    -----------    ---------
Operating loss........................................      (1,745,765)     (2,295,508)    (134,797)
Interest expense (income), net........................        --                 6,039         (205)
Amortization of intangibles...........................          31,978         --            --
                                                         --------------    -----------    ---------
Net loss..............................................      (1,777,743)     (2,301,547)    (134,592)
Accumulated deficit, beginning of period..............      (2,436,139)       (134,592)      --
                                                         --------------    -----------    ---------
Accumulated deficit, end of period....................    $ (4,213,882)    $(2,436,139)   $(134,592)
                                                         --------------    -----------    ---------
                                                         --------------    -----------    ---------

                       See Notes to Financial Statements

                     AVANT--GARDE TELECOMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                              FOR THE YEAR ENDED
                                                         FOR THE PERIOD          FEBRUARY 28,
                                                           MARCH 1 TO      ------------------------
                                                         JULY 17, 1995        1995          1994
                                                         --------------    -----------    ---------
                                                          (UNAUDITED)
Cash flows from operating activities:
  Net loss............................................    $ (1,777,743)    $(2,301,547)   $(134,592)
  Adjustments to reconcile net loss to cash used by
    operating activities:
  Depreciation........................................          59,250          25,872       --
  Amortization of intangibles.........................          31,978         --            --
  (Increase) decrease in operating assets
    Accounts receivable...............................          (9,660)             22       --
    Other current assets..............................             168         (97,140)      --
  Increase (decrease) in accounts payable and accrued
   expenses...........................................        (913,593)        921,890       43,688
                                                         --------------    -----------    ---------
Net cash used in operating activities.................      (2,609,600)     (1,450,903)     (90,904)
                                                         --------------    -----------    ---------
Cash flows from investing activities
  Purchase of property and equipment..................      (2,447,761)     (1,375,783)      --
  Investment in other assets..........................        (458,371)       (432,683)      --
                                                         --------------    -----------    ---------
Net cash used in investing activities.................      (2,906,132)     (1,808,466)      --
                                                         --------------    -----------    ---------
Cash flows from financing activities
  Increase in due to affiliate........................       5,515,815       3,245,510      105,000
                                                         --------------    -----------    ---------
Net increase (decrease) in cash.......................              83         (13,859)      14,096
Cash at beginning of period...........................             237          14,096       --
                                                         --------------    -----------    ---------
Cash at end of period.................................    $        320     $       237    $  14,096
                                                         --------------    -----------    ---------
                                                         --------------    -----------    ---------

                       See Notes to Financial Statements

                      AVANT-GARDE TELECOMMUNICATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The financial statements include the accounts of Avant-Garde
Telecommunications, Inc. ("Company"), prepared in accordance with generally accepted accounting principles.

NATURE OF BUSINESS:

    The Company develops, markets and delivers local telecommunication services in the United States. The local telecommunications market has become increasingly open to competition as a result of recent technological developments and procompetitive regulatory initiatives. The Company, based in Washington, D.C., holds 30 licenses, each encompassing four 100-MHz millimeter wave radio channels. These licenses allow the Company to deliver voice, data and video over 400 MHz of exclusive bandwidth in the 38 GHz band. These licenses were issued to the Company on September 16, 1993. Under the terms of its licenses, the Company was required to begin the provision of services authorized under such licenses by March 15, 1995. On March 15, 1995, the Company filed a certificate of completion for each license with the Federal Communications Commission ("FCC").

PROPERTY AND EQUIPMENT:

    Property and equipment is stated at cost. When assets are placed into service, depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, which ranges from 3 to 8 years.

OTHER ASSETS:

    Certain costs, associated directly with meeting FCC license requirements have been capitalized. These costs will be amortized over a 3 year period beginning June 1, 1995, when the licenses are deemed to have been placed in service. The amount capitalized is $417,000 as of February 28, 1995.

UNAUDITED FINANCIAL STATEMENTS:

    In the opinion of the Company, the accompanying unaudited statements of operations and statements of cash flows for the period of March 1 to July 17, 1995 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results of operations and the cash flows for the period of March 1, 1995 to July 17, 1995.

NOTE 2--DUE TO AFFILIATE

    In February and April, 1994, WinStar Wireless, Inc. ("Wireless"), a wholly-owned subsidiary of WinStar Communications, Inc. ("WCII"), purchased a 49% interest in the company from its majority stockholder for $4,900,000 in cash and stock. Wireless also obtained an option to acquire an additional 31% of the Company from the majority stockholder. The Company entered into a management agreement (the "Agreement") with Wireless at that time. Under the terms of the Agreement, Wireless has managed the operations of the company since February 1994, subject to the direction of the majority shareholder, including the development of a strategic business plan and financing all of the operations of the Company, including capital expenditures. The Agreement provided for a management fee to Wireless equal to 20% of the Company's gross receipts, subject to a minimum fee of $10,000 per month. All amounts advanced by Wireless to the Company, as well as accrued management fees

                      AVANT-GARDE TELECOMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 2--DUE TO AFFILIATE--(CONTINUED)
payable, are included in Due to Affiliate in the accompanying balance sheets and are non-interest bearing.

    On April 10, 1995, WCII entered into an agreement with all of the Company's shareholders pursuant to which WCII agreed to acquire the remaining 51% of the Company in exchange for 1,275,000 restricted shares of WCII's common stock valued at $5,100,000. This agreement was contingent upon the Company obtaining consent from the FCC to transfer control of its licenses. On June 26, 1995, such consent was granted by the FCC, and on July 17, 1995, this agreement was consummated and the transfer took place. Pursuant to the terms of the agreement, the Company merged into WinStar Wireless Fiber Corporation, a wholly-owned subsidiary of WCII which is the sole surviving corporation.

NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:



                                                              FEBRUARY 28, 1995
                                                              -----------------

Communications Network.....................................      $ 2,532,103
Computer Systems and Equipment.............................          592,901
Furniture, Fixtures & Equipment............................           48,230
Other......................................................            2,549
                                                              -----------------
                                                                 $ 3,175,783
Accumulated Depreciation...................................          (25,872)
                                                              -----------------
                                                                 $ 3,149,911
                                                              -----------------
                                                              -----------------

NOTE 4--P-COM CONTRACT

    In November 1994, the Company entered into a non-exclusive, three year agreement with P-Com, Inc. ("P-Com"), a manufacturer and distributor of radio links, providing for the purchase of radio links from P-Com. The contract pricing structure includes provisions relating to the volume of purchases under the agreement. An annual minimum volume requirement must be met in order to maintain the agreed upon pricing structure. The contract is cancelable by the Company subject to certain conditions, such as the guarantee of the next 90 days' purchases in accordance with an agreed upon schedule as well as the payment of certain deferred billings. As of February 28, 1995, the Company's noncancellable purchase commitment was approximately $7,250,000. These conditions to cancellation become more favorable to the Company as certain volume levels are reached.

    Certain amounts paid under the contract are prepayments for future purchases and are included in communications equipment in property and equipment but are not being depreciated. In future periods, as certain volume levels are attained, these amounts may be recovered. This prepaid amounts as of February 28, 1995 is $822,500.

                      AVANT-GARDE TELECOMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 5--INCOME TAXES

    The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

    The temporary differences which result in deferred tax assets consist of net operating loss carryforwards. The tax effect of this temporary difference is as follows:



                                                              FEBRUARY 28, 1995
                                                              -----------------

Net operating loss carryforwards...........................       $ 826,000
Valuation allowance........................................        (826,000)
                                                              -----------------
                                                                  $--
                                                              -----------------
                                                              -----------------

    Due to losses incurred by the Company, a full valuation of the deferred tax asset has been provided because realization of this future benefit cannot currently be assured. The Company's net operating loss carryforwards of approximately $3,534,000 will begin to expire in 2009, if not utilized. The Company's ability to utilize its net operating losses deductions to offset future taxable income is limited due to the change in control as defined in Internal Revenue Code Section 382.

NOTE 6--COMMITMENTS

    In May 1995, Wireless completed a private placement of $7,500,000 of five year secured convertible notes (the "Notes"). These Notes are guaranteed by the Company, and the security for the Notes includes a pledge by Wireless of its shares of the Company.

                        REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

THE PARTNERS
  MILLIWAVE LIMITED PARTNERSHIP

    We have audited the accompanying balance sheet of Milliwave Limited Partnership (a Florida limited partnership) as of December 31, 1995 and the related statement of changes in partners' capital for the period April 25, 1995 (inception) through December 31, 1995. These financial statements are the responsibility of the management of Milliwave Limited Partnership. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Milliwave Limited Partnership as of December 31, 1995, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP


New York, New York
June 27, 1996

                         MILLIWAVE LIMITED PARTNERSHIP
                                 BALANCE SHEETS

                                                                         MARCH 31,     DECEMBER 31,
                                                                           1996            1995
                                                                        -----------    ------------
                                                                        (UNAUDITED)
                               ASSETS
CURRENT ASSETS
  Cash...............................................................    $  200,876      $ 11,222
                                                                        -----------    ------------
      Total current assets...........................................       200,876        11,222
  Licenses...........................................................       359,462       317,581
                                                                        -----------    ------------
      Total assets...................................................    $  560,338      $328,803
                                                                        -----------    ------------
                                                                        -----------    ------------

                  LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
  Accounts payable...................................................    $   85,338      $ 53,803
  Loans payable--partners............................................       200,000
                                                                        -----------    ------------
      Total current liabilities......................................       285,338        53,803
PARTNERS' CAPITAL....................................................       275,000       275,000
                                                                        -----------    ------------
      Total liabilities and partners' capital........................    $  560,338      $328,803
                                                                        -----------    ------------
                                                                        -----------    ------------

        The accompanying notes are an integral part of these statements.

                         MILLIWAVE LIMITED PARTNERSHIP
                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                       APRIL 25, 1995 (INCEPTION) THROUGH
                               DECEMBER 31, 1995




Cost of contributed license applications...........................   $122,654
Cash contributed...................................................    152,346
                                                                      --------
Partners' capital at December 31, 1995.............................   $275,000
                                                                      --------
                                                                      --------

        The accompanying notes are an integral part of these statements.

                         MILLIWAVE LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                DECEMBER 31, 1995 AND MARCH 31, 1996 (UNAUDITED)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

    Milliwave Limited Partnership (a Florida limited partnership, hereinafter referred to as the "Partnership") was formed on April 25, 1995 to apply for and obtain licenses from the Federal Communications Commission ("FCC") and to exploit such licenses for commercial purposes. Through March 31, 1996, the Partnership has had no operations, other than the application for licenses from the FCC.

    A summary of the significant accounting policies applied in the preparation of the accompanying balance sheet follows:

1. Income Taxes

    No provision for Federal, state or local income taxes has been provided as the Partnership is not a taxable entity and the partners are individually liable for the taxes on their shares of the Partnership's income.

2. Use of Estimates

    In preparing financial statements in conformity with generally accepted accounting principles, the Partnership is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Unaudited Financial Statements

    In the opinion of the Partnership, the accompanying unaudited balance sheet as of March 31, 1996 includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position of the Partnership as of March 31, 1996.

NOTE 2--NATURE OF BUSINESS AND LICENSES

    The Partnership holds 88 licenses granted by the FCC. These licenses allow the Partnership to deliver communication services over the 38 GHz band specified in the licenses. The licenses were issued at various dates through March 15, 1996. Under the terms of the licenses, the Partnership must construct a minimum of one radio link per licensed service area within eighteen months of the date of grant or risk revocation of the licenses by the FCC. The Partnership is required to complete its minimum construction requirement for the licenses granted at various dates from August 1996 through September 1997. At March 31, 1996 and December 31, 1995, the Partnership has capitalized $359,462 and $317,581, respectively, of license costs consisting of filing, application and legal fees relative to the licenses. (Reference is made to Note 5.)

                         MILLIWAVE LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                DECEMBER 31, 1995 AND MARCH 31, 1996 (UNAUDITED)

NOTE 3--LOANS PAYABLE--PARTNERS

    Loans payable--partners consist of the following:

                                                                    MARCH 31,
                                                                      1996
                                                                   (UNAUDITED)
                                                                   -----------
Loan payable--limited partners..................................    $  200,000
                                                                   -----------
                                                                   -----------

    In March 1996, the Partnership issued two $100,000 promissory notes to two limited partners bearing interest at 5.86% per annum. The notes were to mature on December 31, 1996 but were repaid in June 1996 out of the proceeds of a sale of limited partnership interests. (Reference is made to Note 4.)

NOTE 4--PARTNERS' CAPITAL

    For the period May 1994 through the formation of the Partnership in April 1995, one of the partners incurred $122,654 in license application costs, which were contributed to the Partnership at cost and included in the capital of the Partnership.

    The balance of the capital contributed during the period ended December 31, 1995 represented cash contributed of $152,346.

    On May 30, 1996, the Partnership amended and restated its limited partnership agreement to provide for Series A and Series B Limited Partners. Concurrent with the amendment, the Partnership sold $5,000,000 of Series B Limited Partnership interests.

NOTE 5--COMMITMENTS AND CONTINGENCIES

    Subsequent to December 31, 1995, the Partnership entered into purchase orders to purchase radio links from P-Com, Inc. amounting to approximately $570,000.

    On November 13, 1995, the FCC released an order freezing the acceptance for filing of new applications for 38 GHz frequency licenses. On December 15, 1995, the FCC announced the issuance of an NPRM, pursuant to which it proposed to amend its current rules relating to 38 GHz including, among other items, the imposition of minimum construction requirements and an auction procedure for issuance of licenses in the 37-40 GHz band. In addition, the FCC ordered that those applications that are subject to mutual exclusivity with other applicants or that were placed on public notice by the FCC after September 13, 1995 would be held in abeyance and not processed by the FCC pending the outcome of the proceeding initiated by the NPRM. Final rules with respect to the changes proposed by the NPRM have not been adopted and the changes proposed by the NPRM have been, and are expected to continue to be, the subject of numerous comments by members of the telecommunications industry and others. Consequently, there can be no assurance that the NPRM will result in the issuance of rules consistent with the rules initially proposed in the NPRM. Until final rules are adopted, the rules currently in existence remain in effect with respect to outstanding licenses.

                         MILLIWAVE LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                DECEMBER 31, 1995 AND MARCH 31, 1996 (UNAUDITED)

NOTE 6--WINSTAR COMMUNICATIONS, INC. AGREEMENT


In June 1996, the Partnership entered into an agreement with WinStar Communications, Inc. ("WinStar") whereby WinStar would acquire the Partnership for a purchase price of $40 million in cash and 3.4 million shares of WinStar common stock. At the date of signing the agreement, the market value of the common stock was approximately $85,000,000. The number of shares issued is subject to adjustment, depending on WinStar's stock price on the date of closing of the transaction with a maximum of 4.5 million shares and an ability for WinStar to issue fewer than 3.4 million shares if the stock price exceeds certain levels. The acquisition is subject to FCC approval, but is expected to be consummated in the second quarter of calendar year 1997. The Partnership also has entered into a (i) services agreement with Winstar pursuant to which Winstar has agreed to provide services to the Partnership in connection with the buildout of its licensed areas in consideration for payment of monthly site access and management fees, as well as installation fees, and (ii) a two-year transmission path lease agreement with Winstar permitting its use of up to 488 radio links in the Partnerships' licensed areas.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed consolidated balance sheet has been prepared by taking the March 31, 1996 consolidated balance sheets of WinStar Communications, Inc. and subsidiaries (the "Company") and the balance sheets of Milliwave Limited Partnership ("Milliwave"), the Microwave Division of Local Area Telecommunications, Inc. ("Locate"), The Winning Line, Inc. ("TWL"), and Fox Lorber Associates, Inc. ("Fox/Lorber"), and giving effect to the acquisitions of 65% of TWL, 80% of Fox/Lorber, and certain assets of Locate by the Company as if they occurred on March 31, 1996. The following unaudited pro forma "as adjusted" balance sheet gives effect to each of these acquisitions as well as to the Stock Offering and Debt Offering as if they occurred on March 31, 1996. The unaudited pro forma condensed consolidated balance sheet has been prepared for information purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had these transactions taken place on March 31, 1996.



    The following unaudited pro forma condensed consolidated statements of operations for the ten month period ended December 31, 1995 and for the three months ended March 31, 1996 give effect to the Company's acquisition of Milliwave, certain assets of Locate, 65% of TWL, 80% of Fox/Lorber, and the remaining 51% of Avant-Garde Telecommunications, Inc. ("AGT"), as well as the Everest Financing and issuance of the Old Notes, as if they occurred as of the beginning of the respective periods. The following unaudited pro forma "as adjusted" statements of operations for the ten month period ended December 31, 1995 and for the three month period ended March 31, 1996 give effect to these acquisitions and financings as well as to the Stock Offering and Debt Offering as if they occurred as of the beginning of the respective periods. The revenues and results of operations included in the following unaudited pro forma condensed consolidated statements of operations are not indicative of anticipated results of operations for periods subsequent to the transactions, nor are they considered necessarily to be indicative of the results of operations for the periods specified had the transactions actually been completed at the beginning of each respective period.



    These financial statements should be read in conjunction with the notes to the unaudited pro forma condensed consolidated financial statements, which follow, the consolidated financial statements of the Company and the financial statements of Milliwave, Locate and AGT and the related notes thereto, appearing elsewhere in the Prospectus.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1996

                                          THE COMPANY,     MILLIWAVE,      LOCATE,          TWL,         FOX/LORBER,
                                           HISTORICAL      HISTORICAL    HISTORICAL      HISTORICAL      HISTORICAL
                                          ------------     ---------     -----------     -----------     -----------
 ASSETS
Current assets
Cash and cash equivalents.............    $176,130,544     $ 200,876     $    71,961     $    11,126     $   175,293
Short term investments................      27,372,707        --             --              --              --
                                          ------------     ---------     -----------     -----------     -----------
 Total cash, cash equivalents and
short term investments................     203,503,251       200,876          71,961          11,126         175,293
Investments in marketable equity
securities............................       6,158,250        --             --              --              --
Accounts receivable, net..............       9,746,373        --             441,906         335,869       3,978,467
Notes receivable......................         374,908        --             --              --              --
Inventories...........................       7,895,211        --           3,366,607         --            1,642,336
Prepaid expenses and other current
assets................................       2,819,192        --             148,191          24,552          82,899
                                          ------------     ---------     -----------     -----------     -----------
  Total current assets................     230,497,185       200,876       4,028,665         371,547       5,878,995
Property and equipment, net...........      18,089,226        --           9,409,962         166,918         194,990
Notes receivable......................       4,029,280        --             --              --              --
Investments and advances..............         322,733                       --              --               76,996
Licenses, net.........................      12,443,408       359,462         --              --              --
Intangible assets, net................       3,071,629        --             --              --               68,187
Deferred financing costs..............      10,515,964        --             --              --              --
Other assets..........................       1,503,366        --              84,077          54,390         223,559
                                          ------------     ---------     -----------     -----------     -----------
   Total assets.......................    $280,472,791     $ 560,338     $13,522,704     $   592,855     $ 6,442,727
                                          ------------     ---------     -----------     -----------     -----------
                                          ------------     ---------     -----------     -----------     -----------
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Loans payable.........................    $  8,876,316     $ 200,000     $17,300,000     $ 3,619,055     $   820,380
Accounts payable and accrued
expenses..............................      11,169,254        85,338       2,587,954       1,092,584       7,444,263
Capitalized lease obligations.........       1,437,852        --              80,050         --               17,000
                                          ------------     ---------     -----------     -----------     -----------
  Total current liabilities...........      21,483,422       285,338      19,968,004       4,711,639       8,281,643
Old senior notes payable..............     159,194,067        --             --              --              --
New senior notes offered hereby.......         --             --             --              --              --
New senior subordinated notes offered
hereby................................         --             --             --              --              --
Old convertible notes payable.........      79,597,033        --             --              --              --
Other notes payable...................       3,436,314        --              25,000         --              167,270
Capitalized lease obligations.........       5,809,745        --             233,862         --                3,013
                                          ------------     ---------     -----------     -----------     -----------
  Total liabilities...................     269,520,581       285,338      20,226,866       4,711,639       8,451,926
                                          ------------     ---------     -----------     -----------     -----------
Commitments and contingencies
Stockholders' equity:
Preferred stock.......................         688,900        --             --              --            3,151,800
Common stock, $.01 par value;
 authorized 75,000,000 shares, issued
 29,740,306 and outstanding 27,233,543
 shares, pro forma issued 33,207,739
 and outstanding 30,700,976 shares,
 and pro forma as adjusted issued
 37,207,739 and outstanding 34,700,976
shares................................         297,404        --             --              746,291         290,118
Partners' capital.....................                       275,000
Additional paid-in capital............     103,989,159        --             --              --              --
Accumulated deficit...................     (52,009,885)       --          (6,704,162)     (4,865,075)     (5,042,854)
                                          ------------     ---------     -----------     -----------     -----------
                                            52,965,578       275,000      (6,704,162)     (4,118,784)     (1,600,936)
Less: Treasury stock..................     (39,677,743)       --             --              --             (408,263)
   Deferred compensation..............        (996,875)       --             --              --              --
   Unrealized loss on investments in
      marketable equity securities....      (1,338,750)       --             --              --              --
                                          ------------     ---------     -----------     -----------     -----------
Total stockholders' equity............      10,952,210       275,000      (6,704,162)     (4,118,784)     (2,009,199)
                                          ------------     ---------     -----------     -----------     -----------
Total liabilities and stockholders'
equity................................    $280,472,791     $ 560,338     $13,522,704     $   592,855     $ 6,442,727
                                          ------------     ---------     -----------     -----------     -----------
                                          ------------     ---------     -----------     -----------     -----------

                                         PRO FORMA                            PRO FORMA
                                        ADJUSTMENTS                          ADJUSTMENTS
                                         INCREASE/           PRO FORMA        INCREASE/
                                         (DECREASE)         AS ADJUSTED       (DECREASE)
                                            FOR                 FOR            FOR THE            PRO FORMA
                                        ACQUISITIONS        ACQUISITIONS      OFFERINGS          AS ADJUSTED
                                        ------------        ------------     ------------        ------------
 ASSETS
Current assets
Cash and cash equivalents.............  $(40,000,000)(e)    $136,492,839     $297,198,750(f)     $433,691,589
                                        $    (25,000)(b)
                                             (71,961)(a)
Short term investments................       --               27,372,707                           27,372,707
                                        ------------        ------------     ------------        ------------
 Total cash, cash equivalents and
short term investments................   (40,096,961)        163,865,546      297,198,750         461,064,296
Investments in marketable equity
securities............................                         6,158,250                            6,158,250
Accounts receivable, net..............      (441,906)(a)      14,060,709                           14,060,709
Notes receivable......................                           374,908                              374,908
Inventories...........................                        12,904,154                           12,904,154
Prepaid expenses and other current
assets................................      (200,312)(c)       2,503,394                            2,503,394
                                            (148,191)(a)
                                            (222,937)(d)
                                        ------------        ------------     ------------        ------------
  Total current assets................   (41,110,307)        199,866,961      297,198,750         497,065,711
Property and equipment, net...........                        27,861,096                           27,861,096
Notes receivable......................      (970,000)(c)         435,725                              435,725
                                          (2,623,555)(d)
Investments and advances..............                           399,729                              399,729
Licenses, net.........................   124,725,000(e)      142,565,213                          142,565,213
                                           5,037,343(a)
Intangible assets, net................     3,090,724(b)       10,184,404                           10,184,404
                                           3,953,864(c)
Deferred financing costs..............       --               10,515,964        7,925,000(f)       18,440,964
Other assets..........................       (64,080)(c)       1,717,235                            1,717,235
                                             (84,077)(a)
                                        ------------        ------------     ------------        ------------
   Total assets.......................  $ 91,954,912        $393,546,327     $305,123,750        $698,670,077
                                        ------------        ------------     ------------        ------------
                                        ------------        ------------     ------------        ------------
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Loans payable.........................  $ 17,500,000(a)     $ 27,285,688     $                   $ 27,285,688
                                            (136,508)(b)
                                            (970,000)(c)
                                         (17,300,000)(a)
                                          (2,623,555)(d)
Accounts payable and accrued
expenses..............................        23,033(b)       19,162,223          850,000(f)       20,012,223
                                            (429,312)(c)
                                          (2,587,954)(a)
                                            (222,937)(d)
Capitalized lease obligations.........                         1,534,902                            1,534,902
                                        ------------        ------------     ------------        ------------
  Total current liabilities...........    (6,747,233)         47,982,813          850,000          48,832,813
Old senior notes payable..............                       159,194,067          --              159,194,067
New senior notes offered hereby.......       --                  --           100,000,000(f)      100,000,000
New senior subordinated notes offered
hereby................................       --                  --           100,000,000(f)      100,000,000
Old convertible notes payable.........                        79,597,033          --               79,597,033
Other notes payable...................       (25,000)(a)       3,603,584                            3,603,584
Capitalized lease obligations.........                         6,046,620                            6,046,620
                                        ------------        ------------     ------------        ------------
  Total liabilities...................    (6,772,233)        296,424,117      200,850,000         497,274,117
                                        ------------        ------------     ------------        ------------
Commitments and contingencies
Stockholders' equity:
Preferred stock.......................    (3,151,800)(b)         688,900                              688,900
Common stock, $.01 par value;
 authorized 75,000,000 shares, issued
 29,740,306 and outstanding 27,233,543
 shares, pro forma issued 33,207,739
 and outstanding 30,700,976 shares,
 and pro forma as adjusted issued
 37,207,739 and outstanding 34,700,976
shares................................        34,000(e)          332,078           40,000(f)          372,078
                                            (289,444)(b)
                                            (746,291)(c)
Partners' capital.....................      (275,000)(e)
Additional paid-in capital............     1,169,326(b)      190,124,485      104,233,750(f)      294,358,235
                                          84,966,000(e)
Accumulated deficit...................     5,042,854(b)      (52,009,885)                         (52,009,885)
                                           6,704,162(a)
                                           4,865,075(c)
                                        ------------        ------------     ------------        ------------
                                          98,318,882         139,135,578      104,273,750         243,409,328
Less: Treasury stock..................       408,263(b)      (39,677,743)                         (39,677,743)
   Deferred compensation..............                          (996,875)                            (996,875)
   Unrealized loss on investments in
      marketable equity securities....                        (1,338,750)                          (1,338,750)
                                        ------------        ------------     ------------        ------------
Total stockholders' equity............    98,727,145          97,122,210      104,273,750         201,395,960
                                        ------------        ------------     ------------        ------------
Total liabilities and stockholders'
equity................................  $ 91,954,912        $393,546,327     $305,123,750        $698,670,077
                                        ------------        ------------     ------------        ------------
                                        ------------        ------------     ------------        ------------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                                                                                        PRO FORMA
                                                                                                       ADJUSTMENTS
                                                                                                        INCREASE/       PRO FORMA
                                                                                                        (DECREASE)     AS ADJUSTED
                                THE COMPANY,   MILLIWAVE,      LOCATE,        TWL,       FOX/LORBER,       FOR             FOR
                                 HISTORICAL    HISTORICAL    HISTORICAL    HISTORICAL    HISTORICAL    ACQUISITIONS    ACQUISITIONS
                                ------------   -----------   -----------   -----------   -----------   ------------    ------------
Net sales.....................  $ 14,509,042       $--       $ 1,216,037    $  391,108   $ 1,779,879    $              $ 17,896,066
Cost of sales.................     8,573,271        --           831,699       338,628     1,115,958                     10,859,556
                                                    --
                                ------------                 -----------   -----------   -----------   ------------    ------------
   Gross profit...............     5,935,771        --           384,338        52,480       663,921        --            7,036,510
Selling, general and
 administrative expenses......    10,191,903        --           456,187       475,729       647,472                     11,771,291
Depreciation..................       361,510        --           637,109         8,250         7,000                      1,013,869
                                                    --
                                ------------                 -----------   -----------   -----------   ------------    ------------
Operating loss................    (4,617,642)       --          (708,958)     (431,499)        9,449        --           (5,748,650)
Other (income) expense
 Interest expense.............     8,492,345        --           480,080       104,969        21,044       (132,810)(a)   8,965,628
 Interest income..............    (2,734,454)       --            (2,407)      --            --             520,000(m)   (2,216,861)
 Amortization of
intangibles...................       194,594        --           --              1,800         1,500        119,807(b)      317,701
                                                    --
                                ------------                 -----------   -----------   -----------   ------------    ------------
Net loss before income
taxes.........................   (10,570,127)       --        (1,186,631)     (538,268)      (13,095)      (506,997)    (12,815,118)
Income taxes..................       128,683     --              --            --            --                             128,683
                                                    --
                                ------------                 -----------   -----------   -----------   ------------    ------------
Net loss......................  $(10,698,810)      $--       $(1,186,631)   $ (538,268)  $   (13,095)   $  (506,997)   $(12,943,801)
                                                    --
                                                    --
                                ------------                 -----------   -----------   -----------   ------------    ------------
                                ------------                 -----------   -----------   -----------   ------------    ------------
Net loss per share............  $      (0.39)                                                                          $       (.42)
                                ------------                                                                           ------------
                                ------------                                                                           ------------
                                                                                                             67,433(g)
Weighted average shares
outstanding...................    27,214,281                                                              3,400,000(n)   30,681,714
                                ------------                                                           ------------    ------------
                                ------------                                                           ------------    ------------

                                 PRO FORMA
                                ADJUSTMENTS
                                 INCREASE/
                                 (DECREASE)
                                    FOR
                                    THE           PRO FORMA
                                 OFFERINGS       AS ADJUSTED
                                ------------     ------------
                                <C
Net sales.....................  $                $ 17,896,066
Cost of sales.................                     10,859,556

                                ------------     ------------
   Gross profit...............       --             7,036,510
Selling, general and
 administrative expenses......                     11,771,291
Depreciation..................                      1,013,869

                                ------------     ------------
Operating loss................       --            (5,748,650)
Other (income) expense
 Interest expense.............     7,073,125(k)    16,038,753
 Interest income..............                     (2,216,861)
 Amortization of
intangibles...................                        317,701

                                ------------     ------------
Net loss before income
taxes.........................    (7,073,125)     (19,888,243)
Income taxes..................                        128,683

                                ------------     ------------
Net loss......................  $ (7,073,125)    $(20,016,926)

                                ------------     ------------
                                ------------     ------------
Net loss per share............                   $       (.58)
                                                 ------------
                                                 ------------

Weighted average shares
outstanding...................     4,000,000(l)    34,681,714
                                ------------     ------------
                                ------------     ------------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE TEN MONTH PERIOD ENDED DECEMBER 31, 1995

                                                                                                                      PRO FORMA
                                                                                                                     ADJUSTMENTS
                                                                                                                      INCREASE/
                                                              AGT,                                                    (DECREASE)
                                                           HISTORICAL,                                             FOR ACQUISITIONS
                             THE COMPANY,   MILLIWAVE,     MARCH 1 TO       LOCATE,        TWL,       FOX/LORBER,     AND PRIOR
                              HISTORICAL    HISTORICAL    JULY 17, 1995   HISTORICAL    HISTORICAL    HISTORICAL      FINANCINGS
                             ------------   -----------   -------------   -----------   -----------   -----------  ----------------
Net sales..................  $ 29,771,472     $--          $     17,779   $ 7,090,547   $ 1,381,319   $ 7,534,876   $ (2,189,994)(c)
                                                                                                                         (45,000)(e)
Cost of sales..............    19,546,351      --              --           4,034,803       957,190     5,679,399     (1,568,699)(c)
                             ------------   -----------   -------------   -----------   -----------   -----------  ----------------
 Gross profit..............    10,225,121      --                17,779     3,055,744       424,129     1,855,477       (666,295)
Selling, general and
 administrative expenses...    19,266,466      --             1,704,294     2,582,894     1,470,831     2,296,448        (70,000)(d)
                                                                                                                        (651,101)(c)
                                                                                                                         (45,000)(e)
Depreciation...............       770,284      --                59,250     2,784,156        25,000        27,521       (450,786)(c)
                             ------------   -----------   -------------   -----------   -----------   -----------  ----------------
Operating loss.............    (9,811,629)     --            (1,745,765)   (2,311,306)   (1,071,702)     (468,492)       550,592
Other (income) expense
 Interest expense               7,309,258      --              --           1,587,851       244,454        79,174       (197,782)(a)
                                                                                                                        (239,413)(c)
                                                                                                                      21,705,785(i)
                                                                                                                         155,421(j)
 Interest income...........    (2,568,992)     --              --             (11,736)      --            --
 Amortization of
intangibles................       439,888      --                31,978       --              7,045         5,619        399,357(b)
                                                                                                                            (937)(c)
 Other expense.............       --           --              --             --            --            126,188        (21,031)(c)
 Equity in loss of AGT.....       865,676      --              --             --            --            --            (865,676)(f)
                             ------------   -----------   -------------   -----------   -----------   -----------  ----------------
Net loss...................  $(15,857,459)    $--          $ (1,777,743)  $(3,887,421)  $(1,323,201)  $  (679,473) $ (20,385,132)
                             ------------   -----------   -------------   -----------   -----------   -----------  ----------------
                             ------------   -----------   -------------   -----------   -----------   -----------  ----------------
Net loss per share.........  $      (0.70)
                             ------------
                             ------------
                                                                                                                        3,400,000(n)
                                                                                                                          575,000(h)
Weighted average shares
outstanding................    22,769,770                                                                                  67,433(g)
                                                                                                                    ----------------
                                                                                                                    ----------------


                                                 PRO FORMA
                                PRO FORMA       ADJUSTMENTS
                               AS ADJUSTED       INCREASE/
                             FOR ACQUISITIONS    (DECREASE)
                                AND PRIOR         FOR THE       PRO FORMA
                                FINANCINGS       OFFERINGS     AS ADJUSTED
                             ----------------   ------------   ------------
Net sales..................    $   43,560,999   $              $ 43,560,999

Cost of sales..............        28,649,044                    28,649,044
                             ----------------   ------------   ------------
 Gross profit..............        14,911,955                    14,911,955
Selling, general and
 administrative expenses...        26,554,832                    26,554,832

Depreciation...............         3,215,425                     3,215,425
                             ----------------   ------------   ------------
Operating loss.............       (14,858,302)                  (14,858,302)
Other (income) expense
 Interest expense                  30,644,748     24,207,500(k)   54,852,248

 Interest income...........        (2,580,728)                   (2,580,728)
 Amortization of
  intangibles..............           882,950                       882,950

 Other expense.............           105,157                       105,157
 Equity in loss of AGT.....         --                              --
                             ----------------   ------------   ------------
Net loss...................    $  (43,910,429)  $(24,207,500)  $(68,117,929)
                             ----------------   ------------   ------------
                             ----------------   ------------   ------------
Net loss per share.........    $        (1.64)                 $      (2.21)
                             ----------------                  ------------
                             ----------------                  ------------

Weighted average shares
 outstanding...............        26,812,203      4,000,000(l)   30,812,203
                             ----------------   ------------   ------------
                             ----------------   ------------   ------------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


    The adjustments below were prepared based on data currently available and in some cases are based on estimates or approximations. It is possible that the actual amounts to be recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying unaudited pro forma condensed consolidated financial statements. It is therefore possible that the entries presented below will not be the amounts actually recorded at the closing date. Deferred income taxes have not been considered in the pro forma balance sheet because they are not expected to be material at the time of the consummation of the acquisitions.


BALANCE SHEET AT MARCH 31, 1996

    (a) To record the issuance of $17,500,000 in notes payable in payment for certain assets of Locate, to eliminate assets and liabilities not acquired or assumed and division deficiency, and to allocate the excess of the purchase price over the fair value of the assets acquired to the licenses acquired.

    (b) To record the acquisition of 80% of Fox/Lorber as follows:



                                                                  INCREASE/
                                                                  (DECREASE)
                                                                  ----------

Reduce cash for payment of closing costs.......................   $  (25,000)
Allocate excess purchase price to goodwill.....................    3,090,724
                                                                  ----------
      Total asset adjustments..................................   $3,065,724
                                                                  ----------
                                                                  ----------
Reduce notes payable acquired from minority shareholder and
 canceled......................................................   $ (136,508)
Accrue additional closing costs................................       73,000
Reduce miscellaneous accruals..................................      (49,967)
Acquire and cancel preferred stock.............................   (3,151,800)
Eliminate subsidiary equity....................................    5,160,999
Record issuance of 67,433 shares of the Company's common stock
 at approximately $17.375 per share............................    1,170,000
                                                                  ----------
      Total liability and equity adjustments...................   $3,065,724
                                                                  ----------
                                                                  ----------

    (c) To record the acquisition of 65% of TWL as follows:



                                                                  INCREASE/
                                                                 (DECREASE)
                                                                 -----------

Eliminate notes and interest receivable converted into equity
  in TWL......................................................   $(1,170,312)
Allocate excess purchase price to goodwill....................     3,953,864
Other.........................................................       (64,080)
                                                                 -----------
      Total asset adjustments.................................   $ 2,719,472
                                                                 -----------
                                                                 -----------
Accrue additional closing costs...............................   $    20,000
Eliminate management fees payable by TWL to the Company.......      (249,000)
Eliminate subsidiary equity...................................     2,948,472
                                                                 -----------
      Total liability and equity adjustments..................   $ 2,719,472
                                                                 -----------
                                                                 -----------

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    (d) To eliminate the remaining $2,623,555 in notes and $222,937 in interest payable by TWL to the Company.



    (e) To record the acquisition of Milliwave Limited Partnership as follows:





                                                                 INCREASE/
                                                                (DECREASE)
                                                               -------------

Record cash payment to Milliwave partners...................   $ (40,000,000)
Allocate excess purchase price to licenses..................     124,725,000
                                                               -------------
      Total asset adjustments...............................   $  84,725,000
                                                               -------------
                                                               -------------
Eliminate Partners' Capital accounts........................   $    (275,000)
Record the issuance of 3,400,000 shares of the Company's
  common stock at an assumed price of $25.00 per share
      Common Stock..........................................          34,000
      Additional Paid in Capital............................      84,966,000
                                                               -------------
  Total equity adjustments..................................   $  84,725,000
                                                               -------------
                                                               -------------



The number of WinStar common shares issued is subject to adjustment, depending on the Company's stock price on the date of closing of the Transaction.



    (f) To record the Stock Offering of 4,000,000 shares of common stock (at an assumed public offering price of $27.625 per share), the $200 million Debt Offering and related fees and expenses.


STATEMENTS OF OPERATIONS FOR THE TEN MONTHS ENDED DECEMBER 31, 1995 AND FOR THE THREE MONTHS ENDED MARCH 31, 1996

    (a) To eliminate interest expense incurred by Locate on liabilities not assumed by the Company, offset in part by an adjustment to record interest expense at 8% per annum on a $17.5 million promissory note to be issued by the Company in connection with the acquisition of certain assets of Locate.

    (b) To record amortization of the excess of the purchase price over the net book value of the assets acquired in the Locate, TWL and Fox/Lorber transactions.

    (c) To adjust the historical results of operations to a ten month period. The historical results of operations reflected in the December 31, 1995 unaudited pro forma condensed consolidated statement of operations for Locate and Fox/Lorber are for the twelve months ended December 31, 1995 and September 30, 1995, respectively, and these adjustments are made to restate these historical results for the ten months ended on those respective dates. Had the historical results of operations and the pro forma adjustments been restated in all instances to reflect twelve months of activity, the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 would reflect net sales of $49.4 million, an operating loss of $16.1 million, and a net loss of $51.5 million.

    (d) To eliminate management fee expense incurred by TWL and payable to the Company.

    (e) To eliminate management fees charged by the Company to AGT pursuant to a management agreement.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    (f) To eliminate the Company's proportionate share of AGT's results for the period, recorded previously under the equity method.

    (g) To record shares issued in accordance with the Fox/Lorber acquisition agreement as being outstanding for the entire period.

    (h) To record shares issued in accordance with the AGT merger agreement as being outstanding for the entire period.

    (i) To record interest expense on $225 million in Old Notes issued in October 1995, bearing interest at 14% per annum compounding semiannually, as if the Old Notes were issued at the beginning of the period.

    (j) To record interest expense on the Everest Financing as if it occurred at the beginning of the period.

    (k) To record interest expense on $200 million of New Notes issued in the Debt Offering, at an assumed interest rate of 13.5% on the New Senior Notes and 14% on the New Senior Subordinated Notes, including amortization of debt offering costs and other related fees, as if the New Notes were issued as of the beginning of the respective periods. If the interest rate on the New Notes changed by 0.5%, interest expense would change by approximately $0.9 million and $0.3 million for the ten months ended December 31, 1995 and the three months ended March 31, 1996, respectively.

    (l) To record the issuance of the Common Stock issued in the Stock Offering as if such shares were outstanding for the entire respective periods.


    (m) To eliminate interest income, at an assumed rate of 5.2% per annum, on $40 million cash, assuming such cash was paid at the beginning of the period in connection with the Milliwave Limited Partnership acquisition.



    (n) To record 3,400,000 shares of the Company's Common Stock issued in connection with the Milliwave Limited Partnership acquisition at an assumed price of $25.00 per share.

                                    BACK COVER



                             [WINSTAR COMMUNICATIONS INC. LOGO]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the Notes offered hereby, other than underwriting discounts and commissions:


SEC registration fee..........................................   $ 68,965.51
NASD filing fee...............................................     20,500.00
Printing and engraving expenses...............................    100,000.00
Legal fees and expenses.......................................    125,000.00
Accounting fees and expenses..................................     75,000.00
Miscellaneous.................................................     35,534.49
                                                                 -----------
    Total.....................................................   $425,000.00
                                                                 -----------
                                                                 -----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by law.

    Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

    "Section 145. Indemnification of officers, directors, employees and agents; insurance.

    (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under sections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses incurred by an officer or director in defending a civil or criminal action, suite or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith an in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.
(A) EXHIBITS



EXHIBIT
 NUMBER                                       DESCRIPTION
- --------   ----------------------------------------------------------------------------------
 1.1       Form of Underwriting Agreement (Previously filed)
 2.1       Agreement by and among the Company, WinStar New Media, TWL, and the principals of
           TWL relating to certain financing provided by the Company to TWL and related matters (Incorporated by reference to Exhibit 2.3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1994)
 2.2       First Amendment to Agreement by and among the Company, WinStar New Media, TWL and the principals of TWL (Incorporated by reference to Exhibit 2.2 to the Company's
           Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
 2.3       Second Amendment to Agreement by and among the Company, WinStar New Media, TWL and the principals of TWL (Incorporated by reference to Exhibit 2.2 to the Company's
           Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
 2.4       Merger Agreement by and among WinStar Wireless, WinCom Corp., Avant-Garde, Leo
           George and The Larry D. Hudson Trust (Incorporated by reference to Exhibit 2.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
 2.5       Preferred Stock E Subscription Agreement between the Company and GFL Ultra Fund
           Limited ("GFL") for the purchase by GFL of 932,040 shares of Preferred Stock E
           (Incorporated by reference to Exhibit 2.6 to the Company's Annual Report on Form
           10-KSB for the fiscal year ended February 28, 1995)
 2.6       Agreement and Plan of Merger by and among the Company, WinStar NFF Inc. ("WinStar
           NFF") and Non Fiction Films Inc. ("NFF") (Incorporated by reference to Exhibit 2.7 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February
           28, 1995)
 3.1       Restated Certificate of Incorporation of the Company (Incorporated by reference to
           Exhibit 3.1 to the Company's Registration Statement on Form S-18 (No. 33-37024))
 3.2       Amendment to Certificate of Incorporation of the Company effecting name change from "Robern Apparel, Inc." to "Robern Industries, Inc." (Incorporated by
           reference to Exhibit 3.1(b) to the Company's Registration Statement on Form S-4
           (No. 33-52716))
 3.3       Second Amendment to Certificate of Incorporation of the Company effecting name change from "Robern Industries, Inc." to "WinStar Communications, Inc."
           (Incorporated by reference to Exhibit 3.1(b) to the Company's Registration
           Statement on Form S-1 (No. 33-43915))
 3.4       Certificate of Designations, Preferences and Rights of Series B Preferred Stock
           (Incorporated by reference to Exhibit 3.3 to the Company's Registration Statement
           on Form S-1 (No. 33-43915))
 3.5       Certificate of Designations, Preferences and Rights of Series E Preferred Stock
           (Incorporated by reference to Exhibit 3.6 to the Company's Annual Report on Form
           10-KSB for the fiscal year ended February 28, 1995)
 3.6       By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to the Company's
           Registration Statement on Form S-18 (No. 33-37024))
 3.7       Certificate of Incorporation of WinStar Wireless (Incorporated by reference to
           Exhibit 7 to the Company's Current Report on Form 8-K, dated February 11, 1994)
 3.8       By-Laws of WinStar Wireless (Incorporated by reference to Exhibit 8 to the
           Company's Current Report on Form 8-K, dated February 11, 1994)
 3.9       Certificate of Incorporation of WinStar Gateway (Incorporated by reference to
           Exhibit 3.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1993)
 3.10      Amendment to Certificate of Incorporation of WinStar Gateway effecting name change from "Communications Gateway Network, Inc." to "WinStar Gateway Network, Inc."
           (Incorporated by reference to Exhibit 3.11 to the Company's Annual Report on Form
           10-KSB for the fiscal year ended February 28, 1995)


EXHIBIT
 NUMBER                                       DESCRIPTION
- --------   ----------------------------------------------------------------------------------
 3.11      By-Laws of WinStar Gateway (Incorporated by reference to Exhibit 3.6 to the
           Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1993)
 3.12      Certificate of Incorporation of WinStar New Media (Incorporated by reference to
           Exhibit 3.9 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1994)
 3.13      Amendment to Certificate of Incorporation of WinStar New Media effecting name change from "WinStar Interactive Media Company, Inc." to "WinStar New Media
           Company, Inc." (Incorporated by reference to Exhibit 3.14 to the Company's Annual
           Report on Form 10-KSB for the fiscal year ended February 28, 1995)
 3.14      By-Laws of WinStar New Media (Incorporated by reference to Exhibit 3.10 to the
           Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1994)
 3.15      Certificate of Incorporation of WinCom Corp. (Incorporated by reference to Exhibit
           3.16 to the Company's Annual Report on Form 10-KSB for the fiscal year ended
           February 28, 1995)
 3.16      Amendment to Certificate of Incorporation of WinCom Corp. effecting name change to
           "WinStar Wireless Fiber Corp." (Incorporated by reference to Exhibit 3.17 the
           Company's Registration Statement on Form S-3 (No. 33-95242))
 3.17      Certificate of Merger effecting merger of Avant-Garde Telecommunications, Inc.
           into Wireless Fiber Corp (Incorporated by reference to Exhibit 3.18 the Company's
           Registration Statement on Form S-3 (No. 33-95242))
 3.18      By-Laws of WinCom Corp. (Incorporated by reference to Exhibit 3.17 to the
           Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
 3.19      Certificate of Incorporation of WinStar Global Products (Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-18 of WinStar Global
           Products (No. 33-12549))
 3.20      Amendment to Certificate of Incorporation of WinStar Global Products to change its name from "Beauty Labs, Inc." to "WinStar Global Products, Inc." (Incorporated by
           reference to Exhibit 3.19 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
 3.21      By-Laws of WinStar Global Products (Incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-18 of WinStar Global Products (No. 33-12549))
 3.22      Certificate of Incorporation of WinStar NFF Inc. ("WinStar NFF") (Incorporated by
           reference to Exhibit 3.21 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
 3.23      By-laws of WinStar NFF (Incorporated by reference to Exhibit 3.22 to the Company's
           Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
 3.24      Certificate of Merger of NFF with and into WinStar NFF, with WinStar NFF as the merger's surviving entity (Incorporated by reference to Exhibit 3.23 to the
           Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
 3.25      Amendment to Certificate of Incorporation of WinStar NFF changing its name from
           "WinStar NFF Inc." to "Non Fiction Films Inc." (Incorporated by reference to
           Exhibit 3.24 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
 3.26      Certificate of Incorporation of WinStar Telecommunications, Inc. (Incorporated by
           reference to Exhibit 3.26 of the Company's Transitional Report on Form 10-KSB for
           the ten months ended December 31, 1995)
 3.27      By-laws of WinStar Telecommunications, Inc. (Incorporated by reference to Exhibit
           3.27 of the Company's Transitional Report on Form 10-KSB for the ten months ended
           December 31, 1995)
 4.1       Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.3 to the Registration Statement of Company on Form S-18 (No.33-37024))
 4.2       Specimen of Preferred Stock B Certificate (Incorporated by reference to Exhibit
           4.4 to the Company's Registration Statement on Form S-1 (No. 33-43915))


EXHIBIT
 NUMBER                                       DESCRIPTION
- --------   ----------------------------------------------------------------------------------
 4.3       Specimen of Preferred Stock C Certificate (Incorporated by reference to Exhibit
           4.4(a) to the Company's Registration Statement on Form S-1 (No. 33-43915))
 4.4       Specimen of Preferred Stock E Certificate (Incorporated by reference to Exhibit
           4.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended
           February 28, 1995)
 4.6       EC-A Warrants issued to Everest Capital Fund, L.P. ("Fund") for 130,500 shares of
           Common Stock and to Everest Capital International, L.P. ("Capital") for 169,500
           shares of Common Stock (Incorporated by reference to Exhibit 4.6 to the Company's
           Registration Statement on Form S-3 (No. 33-95242))
 4.7       EC-B Warrants issued to Fund for 43,500 shares of Common Stock and to Capital for
           56,500 shares of Common Stock (Incorporated by reference to Exhibit 4.7 to the
           Company's Registration Statement on Form S-3 (No. 33-95242))
 4.8       EC-C Warrants issued to Fund for 65,250 shares of Common Stock and to Capital for
           84,750 shares of Common Stock (Incorporated by reference to Exhibit 4.8 to the
           Company's Registration Statement on Form S-3 (No. 33-95242))
 4.9       Form of Senior Notes Indenture (To be filed by amendment)
 4.10      Form of Senior Subordinated Notes Indenture (To be filed by amendment)
 5.1       Opinion of Graubard Mollen & Miller (To be filed by amendment)
10.1       Agreement between the Company and ITC Group (Incorporated by reference to Exhibit
           10.9 to the Company's Annual Report on Form 10-KSB for the fiscal year ended
           February 28, 1995)
10.2       Lease for 230 Park Avenue, New York, New York facilities (Incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
10.2(a)    Lease for additional space at 230 Park Avenue, New York, New York 10169
           (Incorporated by reference to Exhibit 10.2(a) to the Company's Transitional Report
           on Form 10-KSB for the ten months ended December 31, 1995)
 10.3      Lease for 60 Oser Avenue, Hauppauge, New York facilities ((Incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-4
           (No. 33-52716))
 10.4      Lease for 144 Fairfield Road, Fairfield, New Jersey facilities (Incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
 10.5      Lease for 5221 North O'Connor Boulevard, Irving, Texas facilities (Incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-1, as
           amended on Form SB-2 (No. 33-43915))
 10.6      Lease for 500 South Ervay Street, Dallas, Texas facilities (Incorporated by reference to Exhibit 10.11(a) to the Company's Registration Statement on Form S-1,
           as amended on Form SB-2 (No. 33-43915))
 10.7      Lease for 7799 Leesburg Pike, Tysons Corner, Virginia facilities (Incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
 10.7(a)   Amendment to Leesburg Pike Lease (Incorporated by reference to Exhibit 10.7(a) of the Company's Transitional Report on Form 10-KSB for the ten months ended December
           31, 1995)
 10.8      Common Stock Incentive Plan (1990) (Incorporated by reference to Exhibit 10.19 to the Company's Registration Statement on Form S-18 (No. 33-37024))
 10.9      1992 Performance Equity Plan (Incorporated by reference to Exhibit 10.53 to the
           Company's Registration Statement on Form S-18 (No. 33-37024))
 10.10     Asset Purchase Agreement by and among Inne Dispensables Inc., a wholly-owned subsidiary of WinStar Global Products ("Inne Dispensables"), Savonnerie, Inc.
           ("Savonnerie") and John Todd (Incorporated by reference to Exhibit 10.81 to the
           Company's Registration Statement on Form S-1, as amended by Form SB-2 (No. 33-
           43915))


EXHIBIT
 NUMBER                                       DESCRIPTION
- --------   ----------------------------------------------------------------------------------
10.11      Assignment of Trademarks from Savonnerie to WinStar Global Products (Incorporated by reference to Exhibit 10.82 to the Company's Registration Statement on Form S-1,
           as amended on Form SB-2 (No. 33-43915))
10.12      Loan and Security Agreement between WinStar Gateway and The CIT Group/Credit
           Finance, Inc. ("CIT") (Incorporated by reference to Exhibit 10.22 to the Company's
           Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.13      Stock Purchase Warrant issued by the Company to CIT in connection with Exhibit
           10.12 above (Incorporated by reference to Exhibit 10.23 to the Company's Annual
           Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.14      Registration Rights Agreement between the Company and CIT in connection with
           Exhibits 10.12 and 10.13 above (Incorporated by reference to Exhibit 10.24 to the
           Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
10.15      Guaranty and Surety Agreement between the Company and CIT in connection with
           Exhibit 10.12 above (Incorporated by reference to Exhibit 10.25 to the Company's
           Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.16      Subordination Agreement between the Company and CIT in connection with Exhibit
           10.12 above (Incorporated by reference to Exhibit 10.26 to the Company's Annual
           Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.17      Keepwell Agreement between the Company and CIT in connection with Exhibit 10.12 above (Incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.18      Agreement between CIT and Zero Plus Dialing, Inc. regarding Escrow and Disbursing
           Agreement with Texas Commerce Bank and Assignment of Outstanding Accounts
           Receivable in connection with Exhibit 10.22 above (Incorporated by reference to
           Exhibit 10.28 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.19      Loan and Security Agreement between Century Business Credit Corporation
           ("Century") and WinStar Global Products (Incorporated by reference to Exhibit
           10.29 to the Company's Annual Report on Form 10-KSB for the fiscal year ended
           February 28, 1995)
10.20      Supplement Letter of Credit Security Agreement between Century and WinStar Global
           Products in connection with Exhibit 10.19 above (Incorporated by reference to
           Exhibit 10.30 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.21      Trademark Collateral Security Agreement between Century and WinStar Global
           Products in connection with Exhibit 10.19 above (Incorporated by reference to
           Exhibit 10.31 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.22      Trademark Assignment of Security by WinStar Global Products to Century in
           connection with Exhibits 10.19 and 10.21 above (Incorporated by reference to
           Exhibit 10.32 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.23      Trademark Collateral Security Agreement between Century and Inne Dispensables in connection with Exhibit 10.19 above (Incorporated by reference to Exhibit 10.33 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
10.24      Trademark Assignment of Security by Inne Dispensables Inc. to Century in
           connection with Exhibits 10.19 and 10.23 above (Incorporated by reference to
           Exhibit 10.34 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.25      Landlord's Waiver and Consent with respect to the facilities at 60 Oser Avenue,
           Hauppauge, New York in connection with Exhibit 10.19 above (Incorporated by reference to Exhibit 10.35 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)


EXHIBIT
 NUMBER                                       DESCRIPTION
- --------   ----------------------------------------------------------------------------------
10.26      Intercreditor and Subordination Agreement between the Company and Century in connection with Exhibit 10.19 above (Incorporated by reference to Exhibit 10.36 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
10.27      Guaranty of Inne Dispensables in connection with Exhibit 10.19 above (Incorporated by reference to Exhibit 10.37 to the Company's Annual Report on Form 10-KSB for
           the fiscal year ended February 28, 1995)
10.28      Limited Guaranty of the Company in connection with Exhibit 10.19 above
           (Incorporated by reference to Exhibit 10.38 to the Company's Annual Report on Form
           10-KSB for the fiscal year ended February 28, 1995)
10.29      Guaranty Security Agreement between Inne Dispensables and Century in connection with Exhibit 10.27 above (Incorporated by reference to Exhibit 10.39 to the
           Company's Annual Report on Form 10-KSB for the fiscal year ended February 28,
           1995)
10.30      Executive Incentive Compensation Program (Incorporated by reference to Exhibit
           10.40 to the Company's Annual Report on Form 10-KSB for the fiscal year ended
           February 28, 1995)
10.31      Agreement Terminating the Management Agreement between the Company and WinStar
           Services, Inc. (Incorporated by reference to Exhibit 10.41 to the Company's Annual
           Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.32      Note and Warrant Purchase Agreement by and among the Company, WinStar Wireless and
           Avant-Garde and the Fund and Capital (the Fund and Capital collectively referred to herein as the "Purchasers") and Everest Capital Limited ("Agent") (Incorporated
           by reference to Exhibit 10.42 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.33      Promissory Notes payable to Fund for $3,262,500 and to Capital for $4,237,500
           (Incorporated by reference to Exhibit 10.43 to the Company's Registration
           Statement on Form S-3 (No. 33-95242))
10.34      Conversion Rights Agreement among the Company, WinStar Wireless and the Purchasers
           (Incorporated by reference to Exhibit 10.44 to the Company's Registration
           Statement on Form S-3 (No. 33-95242))
10.35      Registration Rights Agreement between the Company and the Purchasers (Incorporated by reference to Exhibit 10.45 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.36      Security Agreement and Conditional Assignment between WinStar Wireless and the
           Agent (Incorporated by reference to Exhibit 10.46 to the Company's Registration
           Statement on Form S-3 (No. 33-95242))
10.37      Security Agreement between Avant-Garde and the Agent (Incorporated by reference to
           Exhibit 10.47 to the Company's Registration Statement on Form S-3 (No. 33-95242))
10.38      Guarantee from the Company to the Agent on behalf of the Purchasers (Incorporated by reference to Exhibit 10.48 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.39      Guarantee from Avant-Garde to the Agent on behalf of the Purchasers (Incorporated by reference to Exhibit 10.49 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.40      Pledge Agreement between the Company and the Agent (Incorporated by reference to
           Exhibit 10.50 to the Company's Registration Statement on Form S-3 (No. 33-95242))
10.41      Pledge Agreement between the Avant-Garde, Leo I. George, as Voting Trustee, and
           the Agent (Incorporated by reference to Exhibit 10.51 to the Company's
           Registration Statement on Form S-3 (No. 33-95242))
10.42      Lease for 12 Gardner Road, Fairfield, New Jersey facilities (Incorporated by reference to Exhibit 10.52 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.43      Agreement between the Company, WinStar Wireless and P-Com, Inc. (Incorporated by
           reference to Exhibit 10.11 to the Registration Statement on Form S-1 of P-Com,
           Inc. (No. 33-88492) on file with the Commission)


EXHIBIT
 NUMBER                                       DESCRIPTION
- --------   ----------------------------------------------------------------------------------
10.44      Employment Agreement between the Company and Nathan Kantor, together with voting stipulation given by William J. Rouhana, Jr. to Mr. Kantor (Incorporated by
           reference to Exhibit 10.54 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.45      Form of Stock Option Agreement between the Company and Nathan Kantor for the purchase of 350,000 shares of Common Stock (Incorporated by reference to Exhibit
           10.55 to the Company's Registration Statement on Form S-3 (No. 33-95242))
10.46      Form of Stock Option Agreement between the Company and Nathan Kantor for the purchase of 350,000 additional shares of Common Stock (Incorporated by reference to Exhibit 10.56 to the Company's Registration Statement on Form S-3 (No.
           33-95242))
10.47      Employment Agreement between the Company and William J. Rouhana, Jr. (Incorporated
           by reference to Exhibit 10.57 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.48      Employment Agreement between the Company and Fredric E. von Stange (Incorporated by reference to Exhibit 10.58 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.49      Facility Agreement between ML Investors Services, Inc. ("ML") and WinStar Wireless
           (Incorporated by reference to Exhibit 10.59 to the Company's Registration
           Statement on Form S-3 (No. 33-95242))
10.50      Master Lease Agreement between ML and WinStar Wireless (Incorporated by reference to Exhibit 10.60 to the Company's Registration Statement on Form S-3 (No.
           33-95242))
10.51      Form of Stock Option Agreement between the Company and ML (Incorporated by reference to Exhibit 10.61 to the Company's Registration Statement on Form S-3
           (No. 33-95242))
10.52      Lease Guaranty between the Company and ML (Incorporated by reference to Exhibit
           10.62 to the Company's Registration Statement on Form S-3 (No. 33-95242))
10.53      Service Agreement between WinStar Wireless and AT&T (Incorporated by reference to
           Exhibit 10.63 to the Company's Registration Statement on Form S-3 (No. 33-95242))
           (confidentiality granted under Rule 406 promulgated under the Act; accordingly, certain information has been omitted from this exhibit and filed separately with the Commission)
10.54      Placement Agreement between the Company and Morgan Stanley & Co. Incorporated, entered into in connection with the 1995 Debt Placement (Incorporated by reference to Exhibit 1 to the Current Report on Form 8-K, dated October 23, 1995)
10.55      Senior Notes Indenture, including form of Restricted Global Senior Note, entered into in connection with the 1995 Debt Placement (Incorporated by reference to
           Exhibit 2 to the Current Report on Form 8-K, dated October 23, 1995)
10.56      Convertible Notes Indenture, including form of Restricted Global Convertible
           Notes, entered into in connection with the 1995 Debt Placement (Incorporated by reference to Exhibit 3 to the Current Report on Form 8-K, dated October 23, 1995)
10.57      Senior Notes Registration Rights Agreement, entered into in connection with the
           1995 Debt Placement (Incorporated by reference to Exhibit 4 to the Current Report on Form 8-K, dated October 23, 1995)
10.58      Convertible Notes Registration Rights Agreement, entered into in connection with the 1995 Debt Placement (Incorporated by reference to Exhibit 5 to the Current
           Report on Form 8-K, dated October 23, 1995)
10.59      Employment Agreement between WinStar Global Products and Joseph Dwyer
           (Incorporated by reference to Exhibit 10.4 to the Company's Registration Statement
           on Form S-4 (No. 33-52716))
10.60      Employment Agreement between the Company and Doreen F. Davidson (Incorporated by reference to Exhibit 10.29(a) to the Company's Registration Statement on Form S-1,
           as amended on Form SB-2 (No. 33-43915))
10.61      Employment Agreement between WinStar Wireless and Leo I. George (Incorporated by reference to Exhibit 10.4 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)


EXHIBIT
 NUMBER                                       DESCRIPTION
- --------   ----------------------------------------------------------------------------------
10.62      Employment Agreement between NFF and Stuart B. Rekant (Incorporated by reference to Exhibit 10.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1995)
10.63      Employment Agreement between WinStar New Media and Stuart B. Rekant (Incorporated by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
10.64      Employment Agreement between WinStar Telecommunications Group and David Ackerman
           (Incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form
           10-KSB for the fiscal year ended February 28, 1995)
10.65      Employment Agreement between the Company and Amy Newmark (Incorporated by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-KSB for the
           fiscal year ended February 28, 1995)
10.66      Exchange Agreement, dated November 15, 1995, between the Company and WinStar
           Companies, Inc. (Incorporated by reference to Exhibit 10.69 to the Company's
           Current Report on Form 8-K, dated December 11, 1995)
10.67      Letter from Everest Capital electing to convert certain debt of the Company into shares of Common Stock (Incorporated by reference to Exhibit 10.67 to the
           Company's Transitional Report on Form 10-KSB for the ten months ended December 31,
           1995)
10.68      Agreement and Plan of Reorganization by and among Non Fiction Films Inc., the
           Company, GFL, Fox/Lorber Associates, a wholly-owned subsidiary of GFL, and Richard
           Lorber (Incorporated by reference to Exhibit 10.67 to the Company's Quarterly
           Report on Form 10-Q for the quarter ended March 31, 1996)
10.69      Security Agreement between Fox/Lorber and WinStar New Media (Incorporated by reference to Exhibit 10.68 to the Company's Quarterly Report on Form 10-Q for the
           quarter ended March 31, 1996)
10.70      Purchase and Sale Agreement by and among the Company, WinStar Locate, MobileMedia
           Corporation and Local Area Telecommunications, Inc., a wholly-owned subsidiary of
           MobileMedia (Incorporated by reference to Exhibit 10.69 to the Company's Quarterly
           Report on Form 10-Q for the quarter ended March 31, 1996)
10.72      Agreement between the Company and Source Media (Filed herewith)
10.73      Purchase Agreement between and among Pinnacle Seven Communications, Inc. ("P7C"),
           Pinnacle Eight Communications, Inc. ("P8C"), Pinnacle Nine Communications, LLC
           ("P9C") and WinPinn Corp. (Filed herewith)
10.74      Service Agreement by and between WinStar Wireless, P7C and P9C (Filed herewith)
10.75      Transmission Path Lease Agreement between P7C, P9C and WinStar Wireless (Filed herewith)
10.76      Agreement and Plan of Merger among Milliwave Limited Partnership ("Milliwave"),
           WinStar Milliwave, Inc. and the Company (To be filed by amendment)
10.77      Services Agreement between WinStar Wireless and Milliwave (To be filed by amendment)
10.78      Transmission Path Lease Agreement between Milliwave and WinStar Wireless (To be filed by amendment)
12.1       Ratio of Earnings to Fixed Charges (Filed herewith)
17.1       Letter of Resignation delivered by Richard Russano to the Company pursuant to which he resigns as a director of the Company (Incorporated by reference to
           Exhibit 17.1 to the Company's Registration Statement on Form S-3 (No. 33-95242))
21.1       Schedule of Company's Subsidiaries (Incorporated by reference to the Company's
           Transitional Report on Form 10-KSB for the ten months ended December 31, 1995)
23.1       Consent of Grant Thornton LLP with respect to the Company (Filed herewith)
23.2       Consent of Grant Thornton LLP with respect to Avant-Garde (Filed herewith)
23.3       Consent of Grant Thornton LLP with respect to Milliwave (Filed herewith)
23.4       Consent of Ernst & Young LLP (Filed herewith)
23.5       Consent of Graubard Mollen & Miller (To be included in Exhibit 5.1)
24.1       Power of Attorney (Previously filed)

EXHIBIT
 NUMBER                                       DESCRIPTION
- --------   ---------------------------------------------------------------------
25.1       Statement of Eligibility of Trustee (Previously filed)


(B) SCHEDULES

  S-1    Report of Independent Certified Public Accountants on Schedules
  S-2    Schedule II-Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (i) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 3, 1996.


                                          WINSTAR COMMUNICATIONS, INC.

                                          By: /s/ WILLIAM J. ROUHANA, JR.
                                              ..................................

                                              William J. Rouhana, Jr.
                                             Chairman of the Board and Chief
                                              Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                TITLE                        DATE
- -------------------------------------  -------------------------------------   --------------

/s/ WILLIAM J. ROUHANA, JR.            Chief Executive Officer and Chairman    July 3, 1996
 .....................................    of the Board
       William J. Rouhana, Jr.

                  *                    Executive Vice President, Director,     July 3, 1996
 .....................................    Chief Financial Officer and
        Fredric E. von Stange            Principal Accounting Officer

                  *                    Vice Chairman of the Board              July 3, 1996
 .....................................
            Steven Chrust

                  *                    President, Chief Operating Officer      July 3, 1996
 .....................................    and Director
            Nathan Kantor

                  *                    Director                                July 3, 1996
 .....................................
           William Harvey

                  *                    Director                                July 3, 1996
 .....................................
            Steven Magyar

                  *                    Director                                July 3, 1996
 .....................................
      William J. vanden Heuvel

                  *                    Director                                July 3, 1996
 .....................................
           Bert Wasserman



*By: /s/ WILLIAM J. ROUHANA, JR.
     ............................
     William J. Rouhana, Jr.
    as attorney-in-fact

                        REPORT OF INDEPENDENT CERTIFIED
                        PUBLIC ACCOUNTANTS ON SCHEDULES

Board of Directors
  WINSTAR COMMUNICATIONS, INC.

    In connection with our audit of the consolidated financial statements of WinStar Communications, Inc. and Subsidiaries referred to in our report dated March 8, 1996, which is included in the Propectus constituting Part I of this Registration Statement, we have also audited Schedule II as of December 31, 1995, February 28, 1995 and 1994 and for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994.

    In our opinion, this schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be set forth therein.

GRANT THORNTON LLP

New York, New York
March 8, 1996

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
- -------------------------------------------------------------------------------------------------------------------

         COLUMN A                   COLUMN B              COLUMN C                COLUMN D             COLUMN E
- ---------------------------   --------------------    -----------------    ----------------------    --------------
                                                      ADDITIONS CHARGED
                              BALANCE AT BEGINNING      TO COSTS AND                                 BALANCE AT END
        DESCRIPTION                OF PERIOD              EXPENSES               DEDUCTIONS            OF PERIOD
- ---------------------------   --------------------    -----------------    ----------------------    --------------
Reserves deducted from
  assets to which they
  apply:

Ten months ended December
  31, 1995
  Allowance for doubtful
accounts (a)...............         $823,709              $ 887,425               $911,403(b)           $799,731
                                  ----------          -----------------         ----------           --------------
                                  ----------          -----------------         ----------           --------------

Year ended February 28,
  1995
  Allowance for doubtful
accounts (a)...............         $357,843              $ 893,857               $427,991(b)           $823,709
                                  ----------          -----------------         ----------           --------------
                                  ----------          -----------------         ----------           --------------

Year ended February 28,
  1994
  Allowance for doubtful
accounts (a)...............         $196,015              $ 343,694               $181,866(b)           $357,843
                                  ----------          -----------------         ----------           --------------
                                  ----------          -----------------         ----------           --------------

- ------------

(a) Deducted from accounts receivable.

(b) Uncollectible accounts receivable charged against allowance.

                                 EXHIBIT INDEX


EXHIBIT NO.                                 DESCRIPTION                                  PAGE NO.
- -----------   ------------------------------------------------------------------------   --------
   10.72      Agreement between the Company and Source Media..........................
   10.73      Purchase Agreement between and among Pinnacle Seven Communications, Inc.
              ("P7C"), Pinnacle Eight Communications, Inc. ("P8C"), Pinnacle Nine
              Communications, LLC ("P9C") and WinPinn Corp............................
   10.74      Service Agreement by and between WinStar Wireless, P7C and P9C..........
   10.75      Transmission Path Lease Agreement between P7C, P9C and WinStar
              Wireless................................................................
   12.1       Ratio of earnings to fixed charges......................................
   23.1       Consent of Grant Thornton LLP with respect to the Company...............
   23.2       Consent of Grant Thornton LLP with respect to Avant-Garde...............
   23.3       Consent of Grant Thornton LLP with respect to Milliwave.................
   23.4       Consent of Ernst & Young LLP............................................